    AS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION ON OCTOBER 11, 2005

                                       Registration Statement No. 333-__________

                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                             ----------------------

                                    FORM S-3

                          REGISTRATION STATEMENT UNDER
                           THE SECURITIES ACT OF 1933

                             ----------------------

                           CRUSADE MANAGEMENT LIMITED
                              (ABN 90 072 715 916)
             (Exact name of registrant as specified in its charter)

                           NEW SOUTH WALES, AUSTRALIA
                (State or other jurisdiction of incorporation or
                                  organization)
                                 Not applicable
                     (I.R.S. employer identification number)

                                     LEVEL 4
                             4-16 MONTGOMERY STREET
                                KOGARAH NSW 2217
                                    AUSTRALIA
                             TELEPHONE 612 99521315
               (Address, including zip code, and telephone number,
                      including area code, of registrant's
                          principal executive offices)

                             ----------------------

                              CT CORPORATION SYSTEM
                                111 EIGHTH AVENUE
                                   13TH FLOOR
                               NEW YORK, NY 10011
                             TELEPHONE: 212-590-9100
 (Name, address, including zip code, and telephone number, including area code, of agent for service)

                             ----------------------

                                   COPIES TO:

      MICHAEL H.S. BOWAN                              MARC KLYMAN, ESQ.
       COMPANY SECRETARY                        MAYER, BROWN, ROWE & MAW LLP
  CRUSADE MANAGEMENT LIMITED                      71 SOUTH WACKER DRIVE
LEVEL 4, 4-16 MONTGOMERY STREET                  CHICAGO, ILLINOIS 60606
   KOGARAH NSW 2217, AUSTRALIA

         Approximate date of commencement of proposed sale to the public: from time to time after this Registration Statement becomes effective.

         If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box. [ ]

         If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the
Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, please check the following box. [X]

         If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [ ]

         If this Form is a post-effective amendment filed pursuant to Rule
462(c) under the Securities Act, check the following box and list the Securities
Act registration statement number of the earlier effective registration statement for the same offering. [ ]

         If delivery of the prospectus is expected to be made pursuant to Rule
434, please check the following box. [ ]

                         CALCULATION OF REGISTRATION FEE

----------------------------------------------------------------------------------------------------------------------
                                                      PROPOSED               PROPOSED
         TITLE OF EACH                                 MAXIMUM                MAXIMUM
      CLASS OF SECURITIES         AMOUNT TO BE     OFFERING PRICE       AGGREGATE OFFERING           AMOUNT OF
        TO BE REGISTERED         REGISTERED(1)        PER UNIT                 PRICE              REGISTRATION FEE
----------------------------------------------------------------------------------------------------------------------

Asset-Backed Notes                 $1,000,000           100%                $1,000,000                $117.70
----------------------------------------------------------------------------------------------------------------------

  (1) Estimated solely for the purpose of calculation of the registration fee.

                             ----------------------

         THE REGISTRANT HEREBY AMENDS THIS REGISTRATION STATEMENT ON SUCH DATE
OR DATES AS MAY BE NECESSARY TO DELAY ITS EFFECTIVE DATE UNTIL THE REGISTRANT
SHALL FILE A FURTHER AMENDMENT WHICH SPECIFICALLY STATES THAT THIS REGISTRATION
STATEMENT SHALL THEREAFTER BECOME EFFECTIVE IN ACCORDANCE WITH SECTION 8(A) OF
THE SECURITIES ACT OF 1933 OR UNTIL THE REGISTRATION STATEMENT SHALL BECOME
EFFECTIVE ON SUCH DATE AS THE COMMISSION, ACTING PURSUANT TO SAID SECTION 8(A),
MAY DETERMINE.

                                       ii

                     PROSPECTUS SUPPLEMENT DATED [_________]
                       (TO PROSPECTUS DATED [__________])

                                 US$[__________]

                      CRUSADE GLOBAL TRUST NO. [__] OF [__]
                                 Issuing Entity

                                 [Crusade logo]

                 CRUSADE MANAGEMENT LIMITED (ABN 90 072 715 916)
                                     Manager

                   ST.GEORGE BANK LIMITED (ABN 92 055 513 070)
                         Depositor, Sponsor and Servicer

          PERPETUAL TRUSTEES CONSOLIDATED LIMITED (ABN 81 004 029 841)
                                 Issuer Trustee

                                   ----------

                       MORTGAGE BACKED FLOATING RATE NOTES

          The Class A-1 notes (also referred to as the US$ notes) will be collateralized by a pool of housing loans secured by properties located in
Australia.

          The US$ notes are not deposits and neither the US$ notes nor the underlying housing loans are insured or guaranteed by any governmental agency or instrumentality. The US$ notes represent obligations of the issuer trustee in its capacity as trustee of the Crusade Global Trust No. [__] of [__] only and do not represent obligations of or interests in, and are not guaranteed by any other entity, including St.George Bank Limited, any of its affiliates or the issuer trustee in its personal capacity.

          Distributions on the US$ notes will be on the [__]th day or, if the
[__]th day is not a business day, then the next business day, unless that business day falls in the next calendar month, in which case the quarterly payment date will be the preceding business day, of each of [__], [__], [__] and
[__]. The first quarterly payment date will be in [__].

          Credit enhancement for the US$ notes is described under "Summary of the Notes--Credit Enhancements."

   INVESTING IN THE US$ NOTES INVOLVES RISKS. SEE "RISK FACTORS" ON PAGE [__].

                      INITIAL                               UNDERWRITING    PROCEEDS
                     PRINCIPAL      INITIAL      PRICE TO   DISCOUNTS AND   TO ISSUER
                     BALANCE*    INTEREST RATE    PUBLIC     COMMISSIONS     TRUSTEE
                     ---------   -------------   --------   -------------   ---------

Class A-1 notes...     $[___]    LIBOR + [__]%   100.0000%      [__]%         [__]%

----------
*    Approximate initial principal balance.

          Delivery of the US$ notes in book-entry form through The Depository
Trust Company, Clearstream, Luxembourg and the Euroclear System will be made on or about [______].

          NEITHER THE SECURITIES AND EXCHANGE COMMISSION NOR ANY STATE
SECURITIES COMMISSION HAS APPROVED OR DISAPPROVED OF THESE NOTES OR DETERMINED
IF THIS PROSPECTUS SUPPLEMENT IS ACCURATE OR COMPLETE. ANY REPRESENTATION TO THE
CONTRARY IS A CRIMINAL OFFENSE.

                                 [UNDERWRITERS]

                   THE DATE OF THIS PROSPECTUS IS [_________].

                                 [To be updated]

                                                                            PAGE
                                                                            ----

   Principal Distributions Prior to the Stepdown
      Date or After a Trigger Event .....................................     60
   Principal Distributions On and After the Stepdown
      Date For So Long As No Trigger Event Exists .......................     61
   Redraws and Further Advances .........................................     62

                                      -ii-

                                 [To be updated]

                                                                            PAGE
                                                                            ----

                                       iii

         IMPORTANT NOTICE ABOUT INFORMATION PRESENTED IN THIS PROSPECTUS
                          SUPPLEMENT AND THE PROSPECTUS

          We describe the US$ notes in two separate documents that progressively provide more detail: (1) the prospectus, which provides general information, some of which may not apply to the US$ notes; and (2) this prospectus supplement, which describes the specific terms of the US$ notes and may be different from the information in the prospectus.

          If the description of the terms of the US$ notes varies between this prospectus supplement and the prospectus, you should rely on the information in this prospectus supplement. Neither this prospectus supplement nor the prospectus contains all of the information included in the registration statement. The registration statement also includes copies of various contracts and documents referred to in this prospectus supplement and the prospectus.

          You may obtain copies of these documents for review. See "Available
Information" in the prospectus.

          We include cross-references in this prospectus supplement and in the prospectus to captions in these materials where you can find further related discussions. The preceding Table of Contents and the Table of Contents included in the prospectus provide the pages on which these captions are located.

          In this prospectus supplement, the terms "we", "us" and "our" refer to
Crusade Management Limited.

          NO DEALER, SALESMAN OR OTHER PERSON HAS BEEN AUTHORIZED TO GIVE ANY
INFORMATION OR TO MAKE ANY REPRESENTATIONS NOT CONTAINED IN THIS PROSPECTUS
SUPPLEMENT AND THE PROSPECTUS AND, IF GIVEN OR MADE, THAT INFORMATION OR THOSE
REPRESENTATIONS MUST NOT BE RELIED UPON AS HAVING BEEN AUTHORIZED BY THE ISSUER
TRUSTEE, THE SERVICER, THE MANAGER, THE SECURITY TRUSTEE, THE NOTE TRUSTEE, THE
CURRENCY SWAP PROVIDER, ANY MORTGAGE INSURER OR THE UNDERWRITERS. THIS
PROSPECTUS SUPPLEMENT AND THE PROSPECTUS DO NOT CONSTITUTE AN OFFER TO SELL, OR
A SOLICITATION OF AN OFFER TO BUY, THE SECURITIES OFFERED BY THIS PROSPECTUS
SUPPLEMENT AND THE PROSPECTUS TO ANYONE IN ANY JURISDICTION IN WHICH THE PERSON
MAKING THAT OFFER OR SOLICITATION IS NOT QUALIFIED TO DO SO OR TO ANYONE TO WHOM
IT IS UNLAWFUL TO MAKE ANY SUCH OFFER OR SOLICITATION. NEITHER THE DELIVERY OF
THIS PROSPECTUS SUPPLEMENT AND THE PROSPECTUS NOR ANY SALES MADE UNDER THIS
PROSPECTUS SUPPLEMENT AND THE PROSPECTUS WILL, UNDER ANY CIRCUMSTANCES, CREATE
AN IMPLICATION THAT INFORMATION IN THOSE DOCUMENTS IS CORRECT AS OF ANY TIME
SINCE THE DATE OF THIS PROSPECTUS SUPPLEMENT OR THE PROSPECTUS.

             DISCLAIMERS WITH RESPECT TO SALES TO NON-U.S. INVESTORS

          This section applies only to the offering of the US$ notes in countries other than the United States of America. The issuer trustee's responsibility for, and liability in respect of, this prospectus supplement and the prospectus is limited accordingly. In the section of this prospectus supplement titled "Disclaimers with Respect to Sales to Non-U.S. Investors,"
references to Perpetual Trustees Consolidated Limited are to that company in its capacity as trustee of the Crusade Global Trust No. [*] of [*], and not its
personal capacity. Perpetual Trustees Consolidated Limited is not responsible or liable for this prospectus supplement or the prospectus in any capacity. Crusade
Management Limited is responsible for this prospectus supplement and the prospectus.

          Other than in the United States of America, no person has taken or will take any action that would permit a public offer of the US$ notes in any country or jurisdiction. The US$ notes may be offered non-publicly in other jurisdictions. The US$ notes may not be offered or sold, directly or indirectly, and neither this prospectus supplement nor the prospectus nor any form of application, advertisement or other offering material may be issued, distributed or published in any country or jurisdiction, unless permitted under all applicable laws and regulations. The underwriters have represented that all offers and sales by them have been in compliance, and will comply, with all applicable restrictions on offers and sales of the US$ notes. You should inform yourself about and observe any of these restrictions. For a description of further restrictions on offers and sales of the US$ notes, see "Plan of
Distribution."

          This prospectus supplement and the prospectus do not and are not intended to constitute an offer to sell or a solicitation of any offer to buy any of the US$ notes by or on behalf of Perpetual Trustees Consolidated Limited in any jurisdiction in which the offer or solicitation is not authorized or in which the person making the offer or solicitation is not qualified to do so or to any person to whom it is unlawful to make an offer or solicitation in such jurisdiction.

          None of St.George Bank Limited, in its individual capacity and as seller, servicer, [standby fixed-floating rate swap provider and standby basis swap provider], Perpetual Trustees Consolidated Limited, in its individual capacity and as issuer trustee, P.T. Limited, as security trustee,
[_____________], as note trustee, principal paying agent, calculation agent and note registrar, St.George Custodial Pty Limited, as custodian, [_____________], as currency swap provider, the underwriters, or [_____________], [_____________]
or [_____________] as mortgage insurers accept any responsibility for any information contained in this prospectus and have not separately verified the information contained in this prospectus supplement or the prospectus and make no representation, warranty or undertaking, express or implied, as to the accuracy or completeness of any information contained in this prospectus supplement or the prospectus or any other information supplied in connection with the US$ notes.

          St.George Bank Limited, in its individual capacity and as seller, servicer, [standby fixed-floating rate swap provider and standby basis swap provider], Perpetual Trustees Consolidated Limited, in its individual capacity and as issuer trustee, Crusade Management Limited, as manager, [fixed floating rate swap provider and basis swap provider], P.T. Limited, as security trustee,
[_____________], as note trustee, principal paying agent, calculation agent and note registrar, St.George Custodial Pty Limited, as custodian, [_____________], as

                                      S-2

currency swap provider, [_____________], [_____________] and [_____________] as
mortgage insurers and the underwriters do not recommend that any person should purchase any of the US$ notes and do not accept any responsibility or make any representation as to the tax consequences of investing in the US$ notes.

          Each person receiving this prospectus supplement acknowledges that he or she has not relied on the entities listed in the preceding paragraph nor on any person affiliated with any of them in connection with his or her investigation of the accuracy of the information in this prospectus supplement or the prospectus or his or her investment decisions; acknowledges that this prospectus and any other information supplied in connection with the US$ notes is not intended to provide the basis of any credit or other evaluation;
acknowledges that the underwriters have expressly not undertaken to review the financial condition or affairs of the trust or any party named in this prospectus supplement or the prospectus during the life of the US$ notes; should make his or her own independent investigation of the trust and the US$ notes;
and should seek its own tax, accounting and legal advice as to the consequences of investing in any of the US$ notes.

          No person has been authorized to give any information or to make any representations other than those contained in this prospectus supplement or the prospectus in connection with the issue or sale of the US$ notes. If such information or representation is given or received, it must not be relied upon as having been authorized by Perpetual Trustees Consolidated Limited or any of
the underwriters.

          Neither the delivery of this prospectus supplement or the prospectus nor any sale made in connection with this prospectus supplement or the prospectus will, under any circumstances, create any implication that:

          o    there has been no material change in the affairs of the trust or any party named in this prospectus since the date of this
               prospectus supplement or the prospectus or the date upon which this prospectus supplement or the prospectus has been most recently amended or supplemented; or

          o    any other information supplied in connection with the US$ notes is correct as of any time subsequent to the date on which it is supplied or, if different, the date indicated in the document containing the same.

          Perpetual Trustees Consolidated Limited's liability to make payments of interest and principal on the notes is limited to its right of indemnity from the assets of the trust. All claims against Perpetual Trustees Consolidated
Limited in relation to the notes may only be satisfied out of the assets of the trust and are limited in recourse to the assets of the trust.

          None of the rating agencies have been involved in the preparation of this prospectus supplement or the prospectus.

                                      S-3

                    NOTICE TO RESIDENTS OF THE UNITED KINGDOM

          THIS PROSPECTUS SUPPLEMENT AND THE PROSPECTUS MAY NOT BE COMMUNICATED
IN THE UNITED KINGDOM OTHER THAN TO PERSONS AUTHORIZED TO CARRY ON A REGULATED
ACTIVITY UNDER THE FINANCIAL SERVICES AND MARKETS ACT 2000, AS AMENDED (THE
"FSMA") OR OTHERWISE HAVING PROFESSIONAL EXPERIENCE IN MATTERS RELATING TO
INVESTMENTS AND QUALIFYING AS INVESTMENT PROFESSIONALS UNDER ARTICLE 19, OR TO
PERSONS QUALIFYING AS HIGH NET WORTH PERSONS UNDER ARTICLE 49, OF THE FINANCIAL
SERVICES AND MARKETS ACT 2000 (FINANCIAL PROMOTION) ORDER 2005, OR TO ANY OTHER
PERSON TO WHICH IT IS OTHERWISE LAWFUL TO COMMUNICATE THIS PROSPECTUS SUPPLEMENT
OR THE PROSPECTUS. NEITHER THE US$ NOTES NOR THIS PROSPECTUS SUPPLEMENT NOR THE
PROSPECTUS ARE AVAILABLE TO OTHER CATEGORIES OF PERSONS IN THE UNITED KINGDOM
AND NO-ONE FALLING OUTSIDE SUCH CATEGORIES IS ENTITLED TO RELY ON, AND MUST NOT
ACT ON, ANY INFORMATION IN THIS PROSPECTUS SUPPLEMENT OR THE PROSPECTUS. THE
TRANSMISSION OF THIS PROSPECTUS SUPPLEMENT OR THE PROSPECTUS TO ANY PERSON IN
THE UNITED KINGDOM OTHER THAN THE CATEGORIES STATED ABOVE IS UNAUTHORIZED AND
MAY CONTRAVENE THE FINANCIAL SERVICES AND MARKETS ACT 2000.

                                   DISCLAIMERS

o    The notes do not represent deposits or other liabilities of St.George Bank
     Limited or associates of St.George Bank Limited.

o    The holding of the notes is subject to investment risk, including possible delays in repayment and loss of income and principal invested.

o    Neither St.George Bank Limited, any associate of St.George Bank Limited,
     Perpetual Trustees Consolidated Limited, P.T. Limited, [_____________], as
     note trustee, principal paying agent, calculation agent and note registrar, nor any underwriter in any way stands behind the capital value or the performance of the notes or the assets of the trust except to the limited extent, if any, provided in the transaction documents for the trust.

o    None of St.George Bank Limited, in its individual capacity and as seller, servicer, [standby basis swap provider and standby fixed floating rate swap provider], Perpetual Trustees Consolidated Limited, as issuer trustee,
     Crusade Management Limited, as manager, [basis swap provider and fixed-floating rate swap provider], P.T. Limited, as security trustee,
     [_____________], as note trustee, principal paying agent, calculation agent and note registrar, St.George Custodial Pty Limited, as custodian,
     [_____________], as currency swap provider or any of the underwriters guarantees the payment of interest or the repayment of principal due on the notes.

o    None of the obligations of Perpetual Trustees Consolidated Limited, in its
     capacity as trustee of the trust, or Crusade Management Limited, as manager, are guaranteed in any way by St.George Bank Limited or any associate of St.George Bank Limited or by

                                      S-4

Perpetual Trustees Consolidated Limited in its personal capacity or as trustee of any other trust.

                                      S-5

--------------------------------------------------------------------------------

                                     SUMMARY

          This summary highlights selected information from this document and does not contain all of the information that you need to consider in making your investment decision. This summary contains an overview of some of the concepts and other information to aid your understanding. All of the information contained in this summary is qualified by the more detailed explanations in other parts of this prospectus supplement and the prospectus.

                           PARTIES TO THE TRANSACTION

TRUST AND ISSUING ENTITY:.....   Crusade Global Trust No. [*] of [*]

ISSUER TRUSTEE:...............   Perpetual Trustees Consolidated Limited
                                 (ABN 81 004 029 841), in its capacity as
                                 trustee of the Trust

MANAGER:......................   Crusade Management Limited (ABN 90 072 715
                                 916), 4-16 Montgomery Street, Kogarah, New
                                 South Wales 2217, Australia 612-9320-5605

NOTE TRUSTEE:.................   [The Bank of New York]

SECURITY TRUSTEE:.............   P.T. Limited (ABN 67 004 454 666)

SELLER AND DEPOSITOR:.........   St.George Bank Limited (ABN 92 055 513 070)

SERVICER AND SPONSOR:.........   St.George Bank Limited

CUSTODIAN:....................   St.George Custodial Pty Limited (ABN 87 003 347
                                 411)

PRINCIPAL PAYING AGENT:.......   [____________________________]

CALCULATION AGENT:............   [____________________________]

NOTE REGISTRAR:...............   [____________________________]

RESIDUAL INCOME BENEFICIARY:..   Crusade Management Limited

UNDERWRITERS:.................   [____________________________]
                                 [____________________________]

REDRAW FACILITY PROVIDER:.....   [____________________________]

MORTGAGE INSURERS:............   [____________________________],
                                 [____________________________] and
                                 [____________________________]

FIXED-FLOATING RATE SWAP
PROVIDER:.....................   [____________________________]

--------------------------------------------------------------------------------

                                      S-6

--------------------------------------------------------------------------------

STANDBY FIXED-FLOATING RATE
SWAP PROVIDER:................   [____________________________]

BASIS SWAP PROVIDER:..........   [____________________________]

STANDBY BASIS SWAP PROVIDER...   [____________________________]

CURRENCY SWAP PROVIDER:.......   [____________________________]

RATING AGENCIES:..............   [Moody's Investors Service, Inc. (Moody's)]
                                 [Standard & Poor's Ratings Group (S&P)]
                                 [Fitch Australia Pty Ltd (Fitch Ratings)]

--------------------------------------------------------------------------------

                                      S-7

                               STRUCTURAL DIAGRAM

                    [Insert diagram of specific transaction]

                                      S-8

                              Summary of the Notes

          In addition to the US$ notes, the issuer trustee will also issue Class
A-2 notes, Class B notes and Class C notes collateralized by the same pool of housing loans. The Class A-2 notes, the Class B notes and the Class C notes have not been registered in the United States and are not being offered by this prospectus supplement and are described herein solely for the information of investors in the Class A-1 notes. The Class A-1 notes and the Class A-2 notes collectively are referred to as the Class A notes. When used in this prospectus supplement, the term "US$ notes" will mean the Class A-1 notes and the term "US$
noteholders" will mean the holders of the US$ notes. When used in this prospectus supplement, the term "notes" will mean the Class A notes, the Class B notes and the Class C notes.

------------------------------------------------------------------------------------------------------------------------
                                      CLASS A-1              CLASS A-2               CLASS B              CLASS C
------------------------------------------------------------------------------------------------------------------------

Aggregate Initial Principal           US$[*]                  A$[*]                   A$[*]                 A$[*]
Amount*
------------------------------------------------------------------------------------------------------------------------
% of Total:                            [*]%                   [*]%                    [*]%                   [*]%
------------------------------------------------------------------------------------------------------------------------
Anticipated Ratings:                    AAA                    AAA                     AA                    AA-
   [Fitch Ratings]
------------------------------------------------------------------------------------------------------------------------
   [Moody's Investors                   Aaa                    Aaa                 Not rated              Not rated
   Service, Inc.]
------------------------------------------------------------------------------------------------------------------------
   [Standard & Poor's                   AAA                    AAA                     AA                     A
   Ratings Group]
------------------------------------------------------------------------------------------------------------------------
Interest rate up to but         three-month LIBOR+   three-month Australian   three-month            three-month
excluding the optional          [*]%                 bank bill rate plus a    Australian bank bill   Australian bank
redemption date                                      margin                   rate plus a margin     bill rate plus a
                                                                                                     margin
------------------------------------------------------------------------------------------------------------------------
Interest rate on and from the   three-month LIBOR+   three-month Australian   three-month            three-month
optional redemption date        [*]%                 bank bill rate plus a    Australian bank bill   Australian bank
                                                     margin                   rate plus a margin     bill rate plus a
                                                                                                     margin
------------------------------------------------------------------------------------------------------------------------
Interest Accrual Method:        actual/360           actual/365               actual/365             actual/365
------------------------------------------------------------------------------------------------------------------------
Quarterly Payment Dates:        [*]th day or, if the [*]th day is not a business day, then the next business day, unless that business day falls in the next calendar month, in which case the quarterly payment date will be the preceding business day, of each of [*], [*],[*] and [*].
                                The first quarterly payment date will be in [*].
------------------------------------------------------------------------------------------------------------------------
Final Scheduled Quarterly       The quarterly payment date falling in[*] [*].
Payment Date**
------------------------------------------------------------------------------------------------------------------------
Clearance/Settlement:           DTC/Euroclear/                        Offered in       Offered in       Offered in
                                Clearstream, Luxembourg               Australia only   Australia only   Australia only
------------------------------------------------------------------------------------------------------------------------
Cut-Off Date:                                                     Close of business [*]
------------------------------------------------------------------------------------------------------------------------
Pricing Date:                                                   On or about September [*]
------------------------------------------------------------------------------------------------------------------------
Closing Date:                                                   On or about September [*]
------------------------------------------------------------------------------------------------------------------------
Final Maturity Date:                                  The quarterly payment date falling in [*][*]
------------------------------------------------------------------------------------------------------------------------
*    All amounts are approximate.

**   Assuming that there are no prepayments on the housing loans, that the issuer trustee is not directed to exercise its right of optional redemption of the notes and the other modeling assumptions contained in "Prepayment and Yield Considerations" occur.

------------------------------------------------------------------------------------------------------------------------

The issuance of a class of notes is conditioned on obtaining a rating specified above for that class of notes.

                                       S-9

STRUCTURAL OVERVIEW

          St.George Bank established the Crusade Global Trust Programme pursuant to a master trust deed dated March 14, 1998 among St.George Bank, Crusade
Management Limited and the issuer trustee. The master trust deed provides the general terms and structure for securitizations under the program. A supplementary terms notice among Perpetual Trustees Consolidated Limited, as issuer trustee, St.George Bank, as seller and servicer, Crusade Management
Limited, as manager, St.George Custodial Pty Limited, as custodian,
[_____________________], as note trustee, and P.T. Limited, as security trustee, will set out the specific details of the Crusade Global Trust No. [*] of [*] and the notes, which may vary from the terms set forth in the master trust deed.
Each securitization under the program is a separate transaction with a separate trust. The assets of the Crusade Global Trust No. [*] of [*] will not be available to pay the obligations of any other trust, and the assets of other trusts will not be available to pay the obligations of the Crusade Global Trust
No. [*] of [*]. See "Description of the Trusts" in the prospectus.

          The Crusade Global Trust No. [*] of [*] involves the securitization of housing loans originated by St.George Bank or its predecessors and secured by mortgages over residential property located in Australia. The housing loans have been originated by St.George Bank in its own name and under certain trade names, for example, Bank SA, a division of St.George Bank Limited. References herein to
St.George Bank as an originator include those housing loans originated by
St.George Bank in its own name and under certain trade names. St.George Bank will equitably assign the housing loans to the trust, which will in turn issue the notes to fund the acquisition of the housing loans, the liquidity reserve and other Authorized Investments.

          The issuer trustee will grant a first ranking floating charge over all of the assets of the trust under the security trust deed in favor of P.T.
Limited, as security trustee, to secure the issuer trustee's payment obligations to the noteholders and its other creditors. A first ranking floating charge is a first priority security interest over a class of assets, but does not attach to specific assets unless or until it crystallizes, which means it becomes a fixed charge. The charge will crystallize if, among other events, an event of default occurs under the security trust deed. While the charge is a floating charge, the issuer trustee may dispose of or create interests in the assets of the trust in accordance with the transaction documents or in the ordinary course of its business. Once the floating charge crystallizes, the issuer trustee will no longer be able to dispose of or create interests in the assets of the trust without the consent of the security trustee. For a description of floating charges and crystallization, see "Description of the Transaction Documents--The
Security Trust Deed--Nature of the Charge" in the prospectus.

          Payments of interest and principal on the notes will come only from the housing loans and other assets of the trust. The assets of the parties to the transaction are not available to meet the payments of interest and principal on the notes. If there are losses on the housing loans, the trust may not have sufficient assets to repay the notes.

CREDIT ENHANCEMENTS

          Payments of interest and principal on the Class A notes will be supported by the following forms of credit enhancement.

                                      S-10

SUBORDINATION AND ALLOCATION OF LOSSES

          The Class B notes and the Class C notes will always be subordinated to the Class A-1 notes and the Class A-2 notes in their right to receive interest payments. Prior to the stepdown date, or if a trigger event or an event of default and enforcement of the charge under the security trust deed has occurred, the Class B notes and the Class C notes will be fully subordinated to the Class A notes in their right to receive principal payments.

          On and after the stepdown date, and for so long as no trigger event, or an event of default and enforcement of the charge under the security trust deed has occurred, the principal payments on the Class A, the Class B and the
Class C notes will be made as described under "Description of the
Notes--Principal Distributions On and After the Stepdown Date For So Long as No
Trigger Event Exists".

          The Class B notes and the Class C notes will bear all losses on the housing loans before the Class A-1 notes and the Class A-2 notes. Any losses allocated to the Class A notes will be allocated pro rata between the Class A-1 notes and the Class A-2 notes. The support provided by the Class B notes and the
Class C notes is intended to enhance the likelihood that the Class A-1 notes and the Class A-2 notes will receive expected quarterly payments of interest and principal. The following chart describes the initial support provided by the
Class B notes and the Class C notes:

                        INITIAL
             CREDIT     SUPPORT
CLASS(ES)   SUPPORT   PERCENTAGE
---------   -------   ----------
A           B and C      [*]%

          The initial support percentage in the preceding table is the initial principal balance of the Class B notes and the Class C notes, as a percentage of the housing loan pool balance as of the cut-off date.

MORTGAGE INSURANCE POLICIES

          [Description of mortgage insurance policies.] See "The Mortgage
Insurance Policies."

EXCESS INTEREST COLLECTIONS

          Any interest collections on the housing loans remaining after payments of interest on the notes and the trust's expenses will be available to cover any losses on the housing loans that are not covered by the mortgage insurance policies.

LIQUIDITY ENHANCEMENT

          To cover possible liquidity shortfalls in the payment obligations of the trust, the issuer trustee will have liquidity enhancement in the form of principal draws and the liquidity reserve.

PRINCIPAL DRAWS

          The manager must direct the issuer trustee to allocate principal collections on the housing loans to cover any shortfalls in the interest payment obligations of the trust on a payment date.

LIQUIDITY RESERVE

          As at the closing date, A$[*] (representing [*]% of the A$ Equivalent of proceeds raised from issuing the notes) will be deposited into a liquidity account in Australian dollars which will be used to cover any shortfalls in the interest payment obligations of the issuer trustee on a payment date after application of principal

                                      S-11

draws. See "Description of the Notes--Liquidity Reserve."

REDRAWS

          Under the terms of each variable rate housing loan, a borrower may, at the discretion of St.George Bank, redraw previously prepaid principal. A borrower may redraw an amount equal to the difference between the scheduled principal balance of his or her loan and the current principal balance of the loan. St.George Bank will be reimbursed for any redraws it advances to borrowers from principal collections on the housing loans or, if not available, from amounts on deposit up to the Redraw Retention Amount, or if not available, from drawings under a redraw facility, at the direction of the manager. See
"St.George Residential Loan Program" in the prospectus and "The Redraw
Facility."

          Thus, if a redraw is funded from principal collections, the trust will have less funds available to pay principal to the noteholders on the next quarterly payment date, but will have a corresponding greater amount of assets with which to make future payments. The amount that St.George Bank may advance to a borrower in respect of a particular housing loan from time to time is limited to approximately the amount of principal that has been prepaid on that loan at that time.

FURTHER ADVANCES

          Under the terms of each variable rate housing loan, a borrower may, at the discretion of St.George Bank, obtain a further advance which results (unlike a redraw) in the principal balance of the housing loan exceeding the scheduled principal balance of the housing loan prior to its funding. A borrower may obtain a further advance where the applicable underwriting and credit criteria have been satisfied and:

          o    the further advance is made not more than one year after the closing date;

          o    the aggregate amount of that further advance and other further advances made on or before the relevant funding date does not exceed 5% of the total initial Invested Amount of all notes; and

          o    certain additional restrictions have been met.

See "St.George Residential Loan Program--Special Features of the Housing
Loans--Further Advances" in the prospectus. St.George Bank will be reimbursed for any such further advances to borrowers from principal collections on the housing loans or, if not available, from amounts on deposit up to the Redraw
Retention Amount, or if not available, from drawings under a redraw facility, at the direction of the manager. See "The Redraw Facility." Alternatively, if the specified restrictions with respect to providing a further advance are unable to be met, even though the applicable underwriting and credit criteria have been satisfied and the further advance is still to be provided, St.George Bank will arrange to have the housing loan removed as an asset of the trust in consideration of payment to the issuer trustee of an amount equal to the then
Unpaid Balance of that housing loan.

          Thus, if the issuer trustee funds a further advance from principal collections, the trust will have less funds available to pay principal to the noteholders on the next quarterly payment date, but will have a corresponding greater amount of assets with which to make future payments. If the

                                      S-12

housing loan is removed as an asset of the trust, the trust will have more funds available to pay principal to noteholders on the next payment date, but will have a correspondingly smaller amount of assets with which to make future payments because the outstanding principal balance on the housing loans will decrease by the outstanding principal balance of such removed housing loan.

REPURCHASES AND SUBSTITUTIONS OF HOUSING LOANS

          If St.George Bank, the manager or the issuer trustee becomes aware that a representation or warranty from St.George Bank relating to any housing loan or mortgage is incorrect, it must notify the other parties and the rating agencies. If that notice is received not later than ten business days before 120 days after the closing date, and the breach is not waived or remedied to the satisfaction of the manager and the issuer trustee within ten business days of the notice or such longer time as the issuer trustee and manager permits then, without any action being required by either party, St.George Bank will be obligated to repurchase the affected housing loan and mortgage for an amount equal to its Unpaid Balance.

          The issuer trustee must, at the manager's direction and option, at any time replace a housing loan which has been repurchased by the seller following a breach of representation using the funds received from the repurchase to purchase a substitute housing loan from the seller. The seller may elect to sell a substitute housing loan to the issuer trustee, which the issuer trustee will acquire if the manager directs it to do so, provided the substitute housing loan satisfies the requirements set forth under "Description of the
Trusts--Substitution of Housing Loans" in the prospectus.

          The issuer trustee must, at the manager's direction, at any time:

          o    replace a housing loan;

          o    allow a borrower to replace the property securing a housing loan;
               or

          o    allow a borrower to refinance a housing loan to purchase a new property;

subject in each case to satisfaction of the conditions set forth under
"Description of the Trusts--Substitution of Housing Loans" in the prospectus.

HEDGING ARRANGEMENTS

          To hedge its interest rate and currency exposures, the issuer trustee will enter into the following hedge arrangements:

          o    a basis swap to hedge the basis risk between the interest rate on the housing loans which are subject to a discretionary variable rate of interest and the floating rate obligations of the trust, which includes the issuer trustee's payments under the currency swap.

          o    a fixed-floating rate swap to hedge the basis risk between the interest rate on the housing loans which are subject to a fixed rate of interest and the floating rate obligations of the trust, which includes the issuer trustee's payments under the currency swap.

          o    a currency swap to hedge the currency risk between, on one hand, a portion of the collections on the housing loans and the

                                      S-13

               amounts received by the issuer trustee under the basis swap and the fixed-floating rate swap, which are denominated in Australian dollars, and on the other hand the obligation of the trust to pay interest and principal on the Class A-1 notes, which are
               denominated in U.S. dollars, together with the basis risk
               between, on the one hand, amounts in respect of interest
               calculated under the fixed-floating rate swap and the basis swap by reference to the Australian bank bill rate and, on the other hand, amounts in respect of interests calculated under the Class
               A-1 notes by reference to LIBOR.

OPTIONAL REDEMPTION

          The issuer trustee will, if the manager directs it to do so, redeem all of the notes on or after the quarterly payment date when the total initial principal balance of the notes, as reduced by principal payments and losses allocated against the notes, is equal to or less than 10% of the total initial principal balance of the notes. If the issuer trustee redeems the notes, the noteholders will receive a payment equal to the total initial principal balance of the notes as reduced by principal payments, or, if noteholders owning all of the outstanding principal balance of the notes so agree, the total initial principal balance of the notes, as reduced by principal payments and losses allocated against the notes, in each case together with accrued interest to, but excluding, the date of redemption.

FINAL REDEMPTION OF THE NOTES

          Each note will be finally redeemed, and the obligations of the issuer trustee with respect to the payment of the Principal Amount of that note will be finally discharged, upon the first to occur of:

          o    the date on which the outstanding principal balance of the note is reduced to zero;

          o    the date upon which the relevant noteholder renounces in writing all of its rights to any amounts payable under or in respect of that note;

          o    the date on which all amounts received by the note trustee with respect to the enforcement of the security trust deed are paid to the principal paying agent;

          o    the payment date immediately following the date on which the issuer trustee completes a sale and realization of all of the assets of the trust in accordance with the master trust deed and the supplementary terms notice; and

          o    the final maturity date of the notes.

THE HOUSING LOAN POOL

          The housing loan pool will consist of fixed rate and variable rate residential housing loans secured by mortgages on owner-occupied and non-owner-occupied one-to-four family residential properties. The housing loans will have original terms to stated maturity of no more than 30 years. The pool of housing loans has the following characteristics:

                                      S-14

         SELECTED HOUSING LOAN POOL DATA AS OF CLOSE OF BUSINESS ON [*]

Number of Housing Loan Groups................................................[*]
Housing Loan Pool Size.....................................................A$[*]
Average Housing Loan Group Balance.........................................A$[*]
Maximum Housing Loan Group Balance.........................................A$[*]
Minimum Housing Loan Group Balance.........................................A$[*]
Total Valuation of the Properties..........................................A$[*]
Maximum Remaining Term to Maturity in months.................................[*]
Weighted Average Remaining Term to Maturity in months........................[*]
Weighted Average Seasoning in months.........................................[*]
Weighted Average Current Loan-to-Value Ratio................................[*]%
Maximum Current Loan-to-Value Ratio.........................................[*]%
Percentage of Investment Loans..............................................[*]%
Percentage of Interest-Based Repayment Loans................................[*]%
[Weighted Average Coupon Rate..............................................[*]%]

                                      S-15

Loan groups comprise one or more loans to a borrower secured by the same collateral securities.

          The original loan-to-value ratio of a housing loan is calculated by comparing the initial principal amount of the housing loan to the most recent valuation of the property that is currently securing the housing loan. Thus, if collateral has been released from the mortgage securing a housing loan or if the property securing the housing loan has been revalued, the original loan-to-value ratio may not reflect the actual loan-to-value ratio at the origination of that housing loan.

          Before the issuance of the notes, housing loans may be added to or removed from the housing loan pool (including housing loans substituted for housing loans that are removed from the housing loan pool). This addition, removal or substitution of housing loans may result in changes in the housing loan pool characteristics shown in the preceding table and could affect the weighted average lives and yields of the notes. The seller will not add, remove or substitute any housing loans prior to the closing date if this would result in a change of more than 5% in any of the characteristics of the pool of housing loans described in the above table, unless a revised prospectus supplement is delivered to prospective investors.

          [The Class A notes, the Class B notes and the Class C notes are the only securities that will be issued in respect of the trust that are backed by the housing loans relating to the trust.]

FEES OF THE SERVICER AND THE MANAGER

          The servicer will receive a quarterly fee equal to [ ]% per annum of the aggregate outstanding principal balance of the housing loans on the first day of each quarterly collection period. This fee will be payable in arrears on the related quarterly payment date. The manager will receive a quarterly fee for each quarterly collection period equal to [0.09%] per annum of the aggregate outstanding principal balance of the housing loans on the first day of each quarterly collection period payable in arrears on the related quarterly payment date. The servicer's fees and the manager's fees will be paid from available income, principal draws, liquidity draws and, if necessary, principal collections, prior to payments on the notes.

WITHHOLDING TAX

          Payments of principal and interest on the US$ notes will be reduced by any applicable withholding taxes assessed against the trust. The issuer trustee is not obligated to pay any additional amounts to the US$ noteholders to cover any withholding taxes.

          If the Commonwealth of Australia requires the withholding of amounts from payment of principal or interest to the US$ noteholders or if the issuer trustee ceases to receive the total amount of interest payable by borrowers on the housing loans due to taxes, duties, assessments or other governmental charges the manager may direct the issuer trustee to redeem all of the notes.
However, US$ noteholders owning 75% of the aggregate outstanding principal balance of the US$ notes may direct the issuer trustee not to redeem the notes.
See "Description of the Notes--Redemption of the Notes for Taxation or Other
Reasons" in the prospectus.

U.S. TAX STATUS

          In the opinion of Mayer, Brown, Rowe & Maw LLP, special tax counsel for the manager, the US$ notes will be characterized as debt for U.S. federal income tax purposes. Each US$ noteholder, by acceptance of a US$ note, agrees to treat the notes as indebtedness. See "United

                                      S-16

States Federal Income Tax Matters" in the prospectus.

LEGAL INVESTMENT

          The US$ notes will not constitute "mortgage-related securities" for the purposes of the Secondary Mortgage Market Enhancement Act of 1984. No
representation is made as to whether the notes constitute legal investments under any applicable statute, law, rule, regulation or order for any entity whose investment activities are subject to investment laws and regulations or to review by regulatory authorities. You are urged to consult with your own legal advisors concerning the status of the US$ notes as legal investments for you.
See "Legal Investment Considerations" in the prospectus.

ERISA CONSIDERATIONS

          Subject to the considerations in "ERISA Considerations" in the prospectus, the US$ notes will be eligible for purchase by retirement plans subject to the U.S. Employee Retirement Income Security Act of 1974, as amended
("ERISA"). Investors should consult their counsel with respect to the consequences under ERISA and the U.S. Internal Revenue Code of 1986, as amended
(the "CODE") of the plan's acquisition and ownership of the US$ notes.

DENOMINATIONS

          The US$ notes will be issued in minimum denominations of US$100,000 and US$1 in excess thereof.

BOOK-ENTRY REGISTRATION

          Persons acquiring beneficial ownership interests in the US$ notes will hold their US$ notes through the Depository Trust Company in the United States or Clearstream, Luxembourg or Euroclear outside of the United States. Transfers within the Depository Trust Company, Clearstream, Luxembourg or Euroclear will be in accordance with the usual rules and operating procedures of the relevant system. Crossmarket transfers between persons holding directly or indirectly through the Depository Trust Company, on the one hand, and persons holding directly or indirectly through Clearstream, Luxembourg or Euroclear, on the other hand, will take place in the Depository Trust Company through the relevant depositories of Clearstream, Luxembourg or Euroclear.

COLLECTIONS

          The issuer trustee will receive for each monthly and quarterly collection period the following amounts, which are known as collections:

          o    payments of interest, principal and fees and prepayments of principal under the housing loans;

          o    proceeds from the enforcement of the housing loans and registered mortgages relating to those housing loans;

          o    amounts received under mortgage insurance policies;

          o    amounts received from the seller, servicer or custodian for breaches of representations or undertakings; and

          o    interest on amounts in the collection account.

          Collections will be allocated between income and principal.
Collections attributable to interest, less some amounts, are known as available income. The collections attributable to principal, less some amounts, are known as principal collections.

                                      S-17

          Available income is normally used to pay fees, expenses and interest on the notes. Principal collections are normally used to pay principal on the notes. However, if there is not enough available income to pay fees, expenses and interest on the notes, principal collections will be treated as income and applied in the income stream to pay unpaid fees, expenses and interest on the notes. If there is an excess of available income after payment of fees, expenses and interest on the notes, the excess income will be used to reimburse any principal charge offs on the notes.

INTEREST ON THE NOTES

          Interest on the notes is payable quarterly in arrears on each quarterly payment date. If payments are made by the issuer trustee to the principal paying agent after 1:00 p.m. New York time in the case of the US$
notes on a quarterly payment date, then payments by the principal paying agent to the applicable Class A noteholders will not be made on the quarterly payment date, but will be made on the next business day after that quarterly payment date. Interest will be paid pro rata between the Class A-1 notes and the Class
A-2 notes. Interest will be paid on the Class B notes and the Class C notes only after the payments of interest on the Class A-1 notes and the Class A-2 notes are made. Interest on a note in a class of notes (or, in the case of any note in book-entry form, interest on the beneficial ownership interest in a class of notes held by each beneficial owner of such note) is calculated for each interest period as follows:

          o    at the interest rate for notes of that class;

          o    on the aggregate principal amount of all notes of that class at the beginning of that interest period; and

          o    on the basis of the actual number of days in that interest period and a year of 360 days for the Class A-1 notes or 365 days for the Class A-2 notes, the Class B notes and the Class C notes,

               allocated ratably in accordance with the principal amount of such note (or, in the case of any note in book-entry form, the
               principal amount of the beneficial ownership interest in such class of notes held by each beneficial owner of such note).

PRINCIPAL ON THE NOTES

          Principal on the notes will be payable on each quarterly payment date to the extent of funds available to be applied for that purpose. If funds are available, but if payments are made by the issuer trustee to the principal paying agent after 1:00 p.m. New York time in the case of the US$ notes on a quarterly payment date, then payments by the principal paying agent to the applicable Class A noteholders will not be made on the quarterly payment date, but will be made on the next business day after that quarterly payment date. Up to the stepdown date or if a trigger event exists, principal will be paid pari passu and rateably between each class of Class A notes. Before the stepdown date or if a trigger event exists, the Class B notes will not receive any principal payments unless all of the Class A notes have been repaid in full and the Class
C notes will not receive any principal payments unless all the Class B notes have been repaid in full. On and after the stepdown date, and for so long as a trigger event does not exist, principal will be paid to each class of the notes, consistent with satisfying the minimum credit enhancement levels of each class of the notes determined pursuant to the applicable principal distribution amount for that class of notes. On each quarterly payment date, the

                                      S-18

outstanding principal balance of each note will be reduced by the amount of the principal payment made on that date on that note. The outstanding principal balance of each note will also be reduced by the amount of principal losses on the housing loans allocated to that note. If the security trust deed is enforced after an event of default, the proceeds from the enforcement will be distributed pro rata among the Class A-1 notes and the Class A-2 notes prior to any distributions to the Class B notes or the Class C notes.

ALLOCATION OF CASH FLOWS

          On each quarterly payment date, the issuer trustee will repay principal and interest to each noteholder to the extent that there are collections received for those payments on that date. The charts on the next two pages summarize the flow of payments. [Insert charts summarizing the flow of payments]

                                      S-19

                                  RISK FACTORS

          The US$ notes are complex securities issued by a foreign entity and secured by property located in a foreign jurisdiction. You should consider the following risk factors in deciding whether to purchase the US$ notes.

THE NOTES WILL BE PAID ONLY      o    The notes are debt obligations of the
FROM THE ASSETS OF THE TRUST          issuer trustee only in its capacity as
                                      trustee of the trust. The notes do not
                                      represent an interest in or obligation of
                                      any of the other parties to the
                                      transaction. The assets of the trust will
                                      be the sole source of payments on the
                                      notes. The issuer trustee's other assets
                                      will only be available to make payments on
                                      the notes if the issuer trustee is
                                      negligent, commits fraud or in some
                                      circumstances where the issuer trustee
                                      fails to comply with an obligation
                                      expressly imposed upon it under the
                                      documents or a written direction from the
                                      manager. Therefore, if the assets of the
                                      trust are insufficient to pay the interest
                                      and principal on your notes when due,
                                      there will be no other source from which
                                      to receive these payments and you may not
                                      get back your entire investment or the
                                      yield you expected to receive.

THE RATINGS ON THE NOTES         o    The security ratings of the notes should
SHOULD BE EVALUATED                   be evaluated independently from similar
INDEPENDENTLY                         ratings on other types of notes or
                                      securities. A security rating by a rating
                                      agency is not a recommendation to buy,
                                      sell or hold securities and may be subject
                                      to revision, suspension, qualification or
                                      withdrawal at any time by the relevant
                                      rating agency. A revision, suspension,
                                      qualification or withdrawal of the rating
                                      of the notes may adversely affect the
                                      price of the notes. In addition, the
                                      ratings of the notes do not address the
                                      expected timing of principal repayments
                                      under the notes, only that principal will
                                      be received no later than the maturity
                                      date.

INVESTMENT IN THE NOTES MAY      o    The notes are not a suitable investment
NOT BE SUITABLE FOR ALL               for any investor that requires a regular
INVESTORS                             or predictable schedule of payments or
                                      payment on any specific date. The notes
                                      are complex investments that should be
                                      considered only by investors who, either
                                      alone or with their financial, tax and
                                      legal advisors, have the expertise to
                                      analyze the prepayment, reinvestment,
                                      default and market risk, the tax

                                      S-20

                                      consequences of an investment, and the
                                      interaction of these factors.

                                 o    Mortgage-backed securities, like the
                                      notes, usually produce more returns of
                                      principal to investors when market
                                      interest rates fall below the interest
                                      rates on the housing loans and produce
                                      less returns of principal when market
                                      interest rates rise above the interest
                                      rates on the housing loans. If borrowers
                                      refinance their housing loans as a result
                                      of lower interest rates, noteholders will
                                      receive an unanticipated payment of
                                      principal. As a result, noteholders are
                                      likely to receive more money to reinvest
                                      at a time when other investments generally
                                      are producing a lower yield than that on
                                      the notes and are likely to receive less
                                      money to reinvest when other investments
                                      generally are producing a higher yield
                                      than that on the notes. Holders will bear
                                      the risk that the timing and amount of
                                      distributions on the notes will prevent
                                      you from attaining the desired yield.

THE YIELD TO MATURITY ON THE     o    The pre-tax yield to maturity on the notes
NOTES IS UNCERTAIN AND MAY BE         is uncertain and will depend on a number
AFFECTED BY MANY FACTORS              of factors. One such factor is the
                                      uncertain rate of return of principal. The
                                      amount of distributions of principal on
                                      the notes and the time when those
                                      distributions are received depend on the
                                      amount and the times at which borrowers
                                      make principal payments on the housing
                                      loans. The principal payments may be
                                      regular scheduled payments or unscheduled
                                      payments resulting from prepayments of the
                                      housing loans.

YOU FACE AN ADDITIONAL           o    Although St.George Bank could have legally
POSSIBILITY OF LOSS BECAUSE           assigned the title to the housing loans to
THE ISSUER TRUSTEE DOES NOT           the issuer trustee, initially it will
HOLD LEGAL TITLE TO THE               assign only equitable title to the housing
HOUSING LOANS                         loans to the issuer trustee. The housing
                                      loans will be legally assigned to the
                                      issuer trustee only upon the occurrence of
                                      a title perfection event, as described in
                                      "Description of the Trusts--Transfer and
                                      Assignment of the Housing Loans" in the
                                      prospectus. Because the issuer trustee
                                      does not hold legal title to the housing
                                      loans you will be subject to the following
                                      risks, which may lead to a failure to
                                      receive collections on the housing loans,
                                      delays in receiving the collections or
                                      losses to you:

                                      S-21

                                      o    the issuer trustee's interest in a
                                           housing loan may be impaired by the
                                           creation or existence of an equal or
                                           higher ranking security interest over
                                           the related mortgaged property
                                           created after the creation of the
                                           issuer trustee's equitable interest
                                           but prior to it acquiring a legal
                                           interest in the housing loans;

                                      o    until a borrower has notice of the
                                           assignment, that borrower is not
                                           bound to make payments under its
                                           housing loan to anyone other than the
                                           seller. Until a borrower receives
                                           notice of the assignment, any
                                           payments the borrower makes under his
                                           or her housing loan to the seller
                                           will validly discharge the borrower's
                                           obligations under the borrower's
                                           housing loan even if the issuer
                                           trustee does not receive the payments
                                           from the seller. Therefore, if the
                                           seller does not deliver collections
                                           to the issuer trustee, for whatever
                                           reason, neither the issuer trustee
                                           nor you will have any recourse
                                           against the related borrowers for
                                           such collections; and

                                      o    the issuer trustee may not be able to
                                           initiate any legal proceedings
                                           against a borrower to enforce a
                                           housing loan without the involvement
                                           of the seller.

THE SELLER AND SERVICER MAY      o    Before the seller or the servicer remits
COMMINGLE COLLECTIONS ON THE          collections to the collection account, the
HOUSING LOANS WITH THEIR              collections may be commingled with the
ASSETS                                assets of the seller or servicer. If the
                                      seller or the servicer becomes insolvent,
                                      the issuer trustee may only be able to
                                      claim those collections as an unsecured
                                      creditor of the insolvent company. This
                                      could lead to a failure to receive the
                                      collections on the housing loans, delays
                                      in receiving the collections, or losses to
                                      you.

THERE IS NO WAY TO PREDICT THE   o    The rate of principal and interest
ACTUAL RATE AND TIMING OF             payments on pools of housing loans varies
PAYMENTS ON THE HOUSING LOANS         among pools, and is influenced by a
                                      variety of economic, demographic, social,
                                      tax, legal and other factors, including
                                      prevailing market interest rates for
                                      housing loans and the particular terms of
                                      the housing loans. Australian housing
                                      loans have features and options that are
                                      different from housing loans in the United
                                      States, and thus will have different rates
                                      and timing

                                      S-22

                                      of payments from housing loans in the
                                      United States. There is no guarantee as to
                                      the actual rate of prepayment on the
                                      housing loans, or that the actual rate of
                                      prepayments will conform to any model
                                      described in this prospectus supplement.
                                      The rate and timing of principal and
                                      interest payments and the ability to
                                      redraw principal on the housing loans, to
                                      obtain a further advance or the election
                                      of an interest based repayment option will
                                      affect the rate and timing of payments of
                                      principal and interest on your notes.
                                      Unexpected prepayment rates could have the
                                      following negative effects:

                                      o    if you bought your notes for more
                                           than their face amount, the yield on
                                           your notes will drop if principal
                                           payments occur at a faster rate than
                                           you expect; or

                                      o    if you bought your notes for less
                                           than their face amount, the yield on
                                           your notes will drop if principal
                                           payments occur at a slower rate than
                                           you expect.

LOSSES AND DELINQUENT PAYMENTS   o    If borrowers fail to make payments of
ON THE HOUSING LOANS MAY              interest and principal under the housing
AFFECT THE RETURN ON YOUR             loans when due and the credit enhancement
NOTES                                 described in this prospectus is not enough
                                      to protect your notes from the borrowers'
                                      failure to pay, then the issuer trustee
                                      may not have enough funds to make full
                                      payments of interest and principal due on
                                      your notes. Consequently, the yield on
                                      your notes could be lower than you expect
                                      and you could suffer losses.

ENFORCEMENT OF THE HOUSING       o    Substantial delays could be encountered in
LOANS MAY CAUSE DELAYS IN             connection with the liquidation of a
PAYMENT AND LOSSES                    housing loan, which may lead to shortfalls
                                      in payments to you to the extent those
                                      shortfalls are not covered by a mortgage
                                      insurance policy.

                                 o    If the proceeds of the sale of a mortgaged
                                      property, net of preservation and
                                      liquidation expenses, are less than the
                                      amount due under the related housing loan,
                                      the issuer trustee may not have enough
                                      funds to make full payments of interest
                                      and principal due to you, unless the
                                      difference is covered under a mortgage
                                      insurance policy.

                                      S-23

UNREIMBURSED REDRAWS AND         o    Unreimbursed redraws and further advances
FURTHER ADVANCES WILL BE PAID         will rank ahead of your notes with respect
BEFORE PRINCIPAL ON YOUR NOTES        to payment of principal prior to
                                      enforcement of the charge under the
                                      security trust deed, and you may not
                                      receive full repayment of principal on
                                      your notes.

THE CLASS B AND CLASS C NOTES    o    The amount of credit enhancement provided
PROVIDE ONLY LIMITED                  through the subordination of the Class B
PROTECTION AGAINST LOSSES             and the Class C notes to the Class A notes
                                      is limited and could be depleted prior to
                                      the payment in full of the Class A notes.
                                      If the principal amount of the Class B and
                                      the Class C notes is reduced to zero, you
                                      may suffer losses on your notes.

THE MORTGAGE INSURANCE           o    The mortgage insurance policies are
POLICIES MAY NOT BE AVAILABLE         subject to some exclusions from coverage
TO COVER LOSSES ON THE HOUSING        and rights of termination which are
LOANS                                 described in "The Mortgage Insurance
                                      Policies." Furthermore, [_________] is
                                      acting as a mortgage insurance provider
                                      with respect to approximately [*]% of the
                                      housing loan pool, [_________] is acting
                                      as a mortgage insurance provider with
                                      respect to approximately [*]% of the
                                      housing loan pool, [_________] is acting
                                      as a mortgage insurance provider with
                                      respect to approximately [*]% of the
                                      housing loan pool and the [_________] is
                                      acting as a mortgage insurance provider
                                      with respect to approximately [*]% of the
                                      housing loan pool. The availability of
                                      funds under these mortgage insurance
                                      policies will ultimately be dependent on
                                      the financial strength of these entities.
                                      Therefore, a borrower's payments that are
                                      expected to be covered by the mortgage
                                      insurance policies may not be covered
                                      because of these exclusions or because of
                                      financial difficulties impeding the
                                      mortgage insurer's ability to perform its
                                      obligations. If such circumstances arise
                                      the issuer trustee may not have enough
                                      money to make timely and full payments of
                                      principal and interest on your notes.

YOU MAY NOT BE ABLE TO RESELL    o    The underwriters are not required to
YOUR NOTES                            assist you in reselling your notes. A
                                      secondary market for your notes may not
                                      develop. If a secondary market does
                                      develop, it might not continue or might
                                      not be sufficiently liquid to allow you to
                                      resell any of your notes readily or at the
                                      price you desire. The market value of your
                                      notes is likely to fluctuate, which could
                                      result in significant losses to you.

                                      S-24

THE TERMINATION OF ANY OF THE    o    The issuer trustee will exchange the
SWAPS MAY SUBJECT YOU TO              interest payments from the fixed rate
LOSSES FROM INTEREST RATE OR          housing loans for variable rate payments
CURRENCY FLUCTUATIONS                 based upon the three-month Australian bank
                                      bill rate. If the fixed-floating rate swap
                                      is terminated or the fixed-floating rate
                                      swap provider fails to perform its
                                      obligations, you will be exposed to the
                                      risk that the floating rate of interest
                                      payable on the notes will be greater than
                                      the discretionary fixed rate set by the
                                      servicer on the fixed rate housing loans,
                                      which may lead to losses to you.

                                 o    The issuer trustee will exchange the
                                      interest payments from the variable rate
                                      housing loans for variable rate payments
                                      based upon the three-month Australian bank
                                      bill rate. If the basis swap is
                                      terminated, the manager will direct the
                                      servicer to set the interest rate on the
                                      variable rate housing loans at a rate high
                                      enough to cover the payments owed by the
                                      trust. If the rates on the variable rate
                                      housing loans are set above the market
                                      interest rate for similar variable rate
                                      housing loans, the affected borrowers will
                                      have an incentive to refinance their loans
                                      with another institution, which may lead
                                      to higher rates of principal prepayment
                                      than you initially expected, which will
                                      affect the yield on your notes.

                                 o    The issuer trustee will receive payments
                                      from the borrowers on the housing loans
                                      and the fixed-floating rate swap and the
                                      basis swap providers in Australian dollars
                                      (calculated, in the case of payments by
                                      those swap providers, by reference to the
                                      Australian bank bill rate) and make
                                      payments to US$ noteholders in U.S.
                                      dollars (calculated, in the case of
                                      payments of interest, by reference to
                                      LIBOR).

                                 o    Under the currency swap, the currency swap
                                      provider will exchange Australian dollar
                                      obligations for U.S. dollars, and in the
                                      case of interest, amounts calculated by
                                      reference to the Australian bank bill rate
                                      for amounts calculated by reference to
                                      LIBOR. If the currency swap provider fails
                                      to perform its obligations or if the
                                      currency swap is terminated, the issuer
                                      trustee might have to exchange its
                                      Australian dollars for U.S. dollars, and
                                      its Australian bank bill rate obligations
                                      for LIBOR

                                      S-25

                                      obligations, at an exchange rate that does
                                      not provide sufficient U.S. dollars to
                                      make payments to you in full.

PREPAYMENTS DURING A             o    If a prepayment is received on a housing
COLLECTION PERIOD MAY RESULT          loan during a collection period, interest
IN YOU NOT RECEIVING YOUR FULL        on the housing loan will cease to accrue
INTEREST PAYMENTS                     on that portion of the housing loan that
                                      has been prepaid, starting on the date of
                                      prepayment. The amount prepaid will be
                                      invested in investments that may earn a
                                      rate of interest lower than that paid on
                                      the housing loan. If it is less, the
                                      issuer trustee may not have sufficient
                                      funds to pay you the full amount of
                                      interest due to you on the next quarterly
                                      payment date.

PAYMENT HOLIDAYS MAY RESULT IN   o    If a borrower prepays principal on his or
YOU NOT RECEIVING YOUR FULL           her loan, the borrower is not required to
INTEREST PAYMENTS                     make any payments, including interest
                                      payments, until the outstanding principal
                                      balance of the housing loan plus unpaid
                                      interest equals the scheduled principal
                                      balance. If a significant number of
                                      borrowers take advantage of this feature
                                      at the same time and principal draws do
                                      not provide enough funds to cover the
                                      interest payments on the housing loans
                                      that are not received, the issuer trustee
                                      may not have sufficient funds to pay you
                                      the full amount of interest on the notes
                                      on the next quarterly payment date.

THE PROCEEDS FROM THE            o    If the security trustee enforces the
ENFORCEMENT OF THE SECURITY           security interest over the assets of the
TRUST DEED MAY BE INSUFFICIENT        trust after an event of default under the
TO PAY AMOUNTS DUE TO YOU             security trust deed, there is no assurance
                                      that the market value of the assets of the
                                      trust will be equal to or greater than the
                                      outstanding principal and interest due on
                                      the notes, or that the security trustee
                                      will be able to realize the full value of
                                      the assets of the trust. The issuer
                                      trustee, the security trustee, the note
                                      trustee, the swap providers and other
                                      service providers will generally be
                                      entitled to receive the proceeds of any
                                      sale of the assets of the trust, to the
                                      extent they are owed fees and expenses,
                                      before you. Consequently, the proceeds
                                      from the sale of the assets of the trust
                                      after an event of default under the
                                      security trust deed may be insufficient to
                                      pay you principal and interest in full.

                                      S-26

IF THE MANAGER DIRECTS THE       o    If the manager directs the issuer trustee
ISSUER TRUSTEE TO REDEEM THE          to redeem the notes earlier as described
NOTES EARLIER, YOU COULD              in "Description of the Notes--Optional
SUFFER LOSSES AND THE YIELD ON        Redemption of the Notes" in the prospectus
YOUR NOTES COULD BE LOWER THAN        and principal charge offs have occurred,
EXPECTED                              noteholders owning all of the outstanding
                                      principal balance of the notes may consent
                                      to receiving an amount equal to the
                                      outstanding principal balance of the
                                      notes, less principal charge offs, plus
                                      accrued interest. As a result, you may not
                                      fully recover your investment. In
                                      addition, the purchase of the housing
                                      loans will result in the early retirement
                                      of your notes, which will shorten their
                                      average lives and potentially lower the
                                      yield on your notes.

TERMINATION PAYMENTS RELATING    o    If the issuer trustee is required to make
TO THE CURRENCY SWAP MAY              a termination payment to the currency swap
REDUCE PAYMENTS TO YOU                provider upon the termination of the
                                      currency swap, the issuer trustee will
                                      make the termination payment from the
                                      assets of the trust. Prior to enforcement
                                      of the security trust deed, these
                                      termination payments will be paid in
                                      priority to payments on the notes. After
                                      enforcement of the security trust deed,
                                      these termination payments will be paid
                                      pari passu with payments to the holders of
                                      the Class A notes. Thus, if the issuer
                                      trustee makes a termination payment, there
                                      may not be sufficient funds remaining to
                                      pay interest on your notes on the next
                                      quarterly payment date, and the principal
                                      on your notes may not be repaid in full.

THE IMPOSITION OF A              o    If a withholding tax is imposed on
WITHHOLDING TAX WILL REDUCE           payments of interest on your notes, you
PAYMENTS TO YOU AND MAY LEAD          will not be entitled to receive grossed-up
TO AN EARLY REDEMPTION OF THE         amounts to compensate for such withholding
NOTES                                 tax. Thus, you will receive less interest
                                      than is scheduled to be paid on your
                                      notes.

                                 o    If the option to redeem the notes affected
                                      by a withholding tax is exercised, you may
                                      not be able to reinvest the redemption
                                      payments at a comparable interest rate.

ST.GEORGE BANK'S ABILITY TO      o    The interest rates on the variable rate
SET THE INTEREST RATE ON              housing loans are not tied to an objective
VARIABLE RATE HOUSING LOANS           interest rate index, but are set at the
MAY LEAD TO INCREASED                 sole discretion of St.George Bank. If
DELINQUENCIES OR PREPAYMENTS          St.George Bank increases the interest
                                      rates on the variable rate housing loans,
                                      borrowers may be unable to make their
                                      required payments under the housing loans,
                                      and accordingly, may become delinquent or
                                      may default on their payments. In

                                      S-27

                                      addition, if the interest rates are raised
                                      above market interest rates, borrowers may
                                      refinance their loans with another lender
                                      to obtain a lower interest rate. This
                                      could cause higher rates of principal
                                      prepayment than you expected and affect
                                      the yield on your notes.

THE FEATURES OF THE HOUSING      o    The features of the housing loans,
LOANS MAY CHANGE, WHICH COULD         including their interest rates, may be
AFFECT THE TIMING AND AMOUNT          changed by St.George Bank, either on its
OF PAYMENTS TO YOU                    own initiative or at a borrower's request.
                                      Some of these changes may include the
                                      addition of newly developed features which
                                      are not described in this prospectus. As a
                                      result of these changes and borrower's
                                      payments of principal, the concentration
                                      of housing loans with specific
                                      characteristics is likely to change over
                                      time, which may affect the timing and
                                      amount of payments you receive.

                                 o    If St.George Bank changes the features of
                                      the housing loans, borrowers may elect to
                                      refinance their loan with another lender
                                      to obtain more favorable features. In
                                      addition, the housing loans included in
                                      the trust are not permitted to have some
                                      features. If a borrower opts to add one of
                                      these features to his or her housing loan,
                                      the housing loan will be removed from the
                                      trust. The refinancing or removal of
                                      housing loans could cause you to
                                      experience higher rates of principal
                                      prepayment than you expected, which could
                                      affect the yield on your notes.

THE SERVICER MAY WAIVE FEES OR   o    Subject to the standards for servicing set
RIGHTS IN RESPECT OF THE              forth under "Description of the
HOUSING LOANS, WHICH COULD            Transaction Documents--The Servicing
AFFECT THE TIMING AND AMOUNT          Agreement--Servicing of the Housing Loans"
OF PAYMENTS TO YOU                    in the prospectus, the servicer has the
                                      express power, among other things, to
                                      waive any fees and break costs which may
                                      be collected in the ordinary course of
                                      servicing the housing loans or arrange the
                                      rescheduling of interest due and unpaid
                                      following a default under any housing
                                      loans, or to waive any right in respect of
                                      the housing loans and mortgages in the
                                      ordinary course of servicing the housing
                                      loans and mortgages. Those waivers may
                                      affect the timing and amount of payments
                                      you receive.

                                      S-28

SOME OF THE HOUSING LOANS ARE    o    Some of the housing loans are seasoned
SEASONED HOUSING LOANS                housing loans and were generally
                                      originated in accordance with the
                                      underwriting and operations procedures of
                                      St.George Bank. Because the housing loans
                                      are seasoned, they may not conform to the
                                      current underwriting and operations
                                      procedures or documentation requirements
                                      of St.George Bank.

THERE ARE LIMITS ON THE AMOUNT   o    If the interest collections during a
OF AVAILABLE LIQUIDITY TO             collection period are insufficient to
ENSURE PAYMENTS OF INTEREST TO        cover fees, expenses and the interest
YOU                                   payments due on the notes on the next
                                      payment date, principal collections
                                      collected during the collection period may
                                      be used to cover these amounts. If
                                      principal collections are insufficient for
                                      this purpose, Liquidity Draws may be made.
                                      In the event that there is not enough
                                      money available from principal collections
                                      and the Liquidity Account, you may not
                                      receive a full payment of interest on that
                                      payment date, which will reduce the yield
                                      on your notes.

THE USE OF PRINCIPAL             o    If principal collections or the Liquidity
COLLECTIONS OR A DRAW UPON THE        Account are drawn upon to cover shortfalls
LIQUIDITY ACCOUNT TO COVER            in interest collections, and there is
LIQUIDITY SHORTFALLS MAY LEAD         insufficient excess interest collections
TO PRINCIPAL LOSSES                   in succeeding collection periods to repay
                                      those principal draws or Liquidity Draws
                                      (as the case may be), you may not receive
                                      full repayment of principal on your notes.

A DECLINE IN AUSTRALIAN          o    The Australian economy has been
ECONOMIC CONDITIONS MAY LEAD          experiencing a prolonged period of
TO LOSSES ON YOUR NOTES               expansion with relatively low and stable
                                      interest rates and a strong stock market.
                                      If the Australian economy were to
                                      experience a downturn, a substantial
                                      increase in interest rates, a sharp fall
                                      in property values or any combination of
                                      these factors, delinquencies or losses on
                                      the housing loans may increase, which may
                                      cause losses on your notes.

CONSUMER PROTECTION LAWS AND     o    Some of the borrowers may attempt to make
CODES MAY AFFECT THE TIMING OR        a claim to a court requesting changes in
AMOUNT OF INTEREST OR                 the terms and conditions of their housing
PRINCIPAL PAYMENTS TO YOU             loans or compensation or penalties from
                                      the seller for breaches of any legislation
                                      relating to consumer credit and the
                                      Australian Code of Banking Practice. Any
                                      changes which allow the borrower to pay
                                      less principal or interest under his or
                                      her housing loan may delay or decrease the
                                      amount of payments to you.

                                      S-29

                                 o    In addition, if the issuer trustee obtains
                                      legal title to the housing loans, the
                                      issuer trustee will be subject to the
                                      penalties and compensation provisions of
                                      the applicable consumer protection laws
                                      instead of the seller. To the extent that
                                      the issuer trustee is unable to recover
                                      any such liabilities under the consumer
                                      protection laws from the seller, the
                                      assets of the trust will be used to
                                      indemnify the issuer trustee prior to
                                      payments to you. This may delay or
                                      decrease the amount of collections
                                      available to make payments to you.

THE CONCENTRATION OF HOUSING     o    If the trust contains a high concentration
LOANS IN SPECIFIC GEOGRAPHIC          of housing loans secured by properties
AREAS MAY INCREASE THE                located within a single state or region
POSSIBILITY OF LOSS ON YOUR           within Australia, any deterioration in the
NOTES                                 real estate values or the economy of any
                                      of those states or regions could result in
                                      higher rates of delinquencies,
                                      foreclosures and loss than expected on the
                                      housing loans. In addition, these states
                                      or regions may experience natural
                                      disasters, which may not be fully insured
                                      against and which may result in property
                                      damage and losses on the housing loans.
                                      These events may in turn have a
                                      disproportionate impact on funds available
                                      to the trust, which could cause you to
                                      suffer losses. [Concentrations material to
                                      an individual offering will be disclosed.]

THE CONTINUING UNCERTAINTY       o    Since July 1, 2000, a goods and services
OVER THE INTERPRETATION OF THE        tax ("GST") is payable by all entities
NEW GOODS AND SERVICES TAX IN         which make taxable supplies in Australia
AUSTRALIA MAY DECREASE THE            subject to certain transitional rules.
FUNDS AVAILABLE TO THE TRUST          Some service providers to the issuer
TO PAY YOU                            trustee may be subject to GST in respect
                                      of the services provided to the trust and
                                      may pass on that additional cost to the
                                      issuer trustee. The Australian Taxation
                                      Office ("ATO") has recently issued a
                                      public ruling to the effect that the
                                      issuer trustee would not be entitled to
                                      claim a reduced input tax credit for most
                                      of the GST borne by it in respect of
                                      services provided to it by the servicer.
                                      However, the ATO is currently reviewing
                                      its position in this regard. The issuer
                                      trustee may also be subject to GST on
                                      services provided by it. To the extent
                                      that it has a net GST liability, the
                                      issuer trustee will have less trust funds
                                      available to meet its obligations, and you
                                      may suffer losses. See "Australian Tax
                                      Matters" in the prospectus.

                                      S-30

CHANGES OF LAW MAY IMPACT THE    o    The structure of the transaction and,
STRUCTURE OF THE TRANSACTION          inter alia, the issue of the notes and
AND THE TREATMENT OF THE NOTES        ratings assigned to the notes are based on
                                      Australian law, tax and administrative
                                      practice in effect at the date hereof, and
                                      having due regard to the expected tax
                                      treatment of all relevant entities under
                                      such law and practice. No assurance can be
                                      given that Australian law, tax or
                                      administrative practice will not change
                                      after the closing date or that such change
                                      will not adversely impact the structure of
                                      the transaction and the treatment of the
                                      notes.

YOU WILL NOT RECEIVE PHYSICAL    o    Your ownership of the notes will be
NOTES REPRESENTING YOUR NOTES,        registered electronically through DTC,
WHICH CAN CAUSE DELAYS IN             Euroclear and/or Clearstream, Luxembourg.
RECEIVING DISTRIBUTIONS AND           You will not receive physical notes,
HAMPER YOUR ABILITY TO PLEDGE         except in limited circumstances. The lack
OR RESELL YOUR NOTES                  of physical certificates could:

                                      o    cause you to experience delays in
                                           receiving payments on the notes
                                           because the principal paying agent
                                           will be sending distributions on the
                                           notes to DTC instead of directly to
                                           you;

                                      o    limit or prevent you from using your
                                           notes as collateral; and

                                      o    hinder your ability to resell the
                                           notes or reduce the price that you
                                           receive for them.

RECENTLY PROPOSED CHANGES TO     o    On February 14, 2005, the Australian
REGULATORY REQUIREMENTS MAY           Prudential Regulatory Authority ("APRA")
AFFECT THE FINANCIAL                  outlined changes to its proposed reforms
PERFORMANCE OF LENDERS                to the capital and reporting framework for
MORTGAGE INSURERS                     lenders mortgage insurers. The proposed
                                      reforms aim to strengthen the capital
                                      framework for lenders mortgage insurers
                                      and increase risk-sensitivity, while
                                      reducing inconsistencies in prudential
                                      requirements. Subject to consultations,
                                      APRA intends for the proposed reforms to
                                      be implemented on October 1, 2005 and will
                                      apply to all lenders mortgage insurers.
                                      APRA will consider transitional
                                      arrangements, where appropriate, at its
                                      discretion. Although management of the
                                      respective lenders mortgage insurers do
                                      not believe that these regulatory changes
                                      will have a materially adverse affect on
                                      operations, the potentially more stringent
                                      capital adequacy requirements, and in the
                                      case of [__________], the

                                      S-31

                                      implications, costs and expenses
                                      associated with re-domiciling in
                                      Australia, could affect the financial
                                      strength of these entities. If any of
                                      these entities encounter financial
                                      difficulties which impede or prohibit the
                                      performance of their obligations as
                                      provided herein, the issuer trustee may
                                      not have sufficient funds to timely pay
                                      principal and interest on the notes.

BECAUSE THE MANAGER AND THE      o    Each of Crusade Management Limited and
ISSUER TRUSTEE ARE AUSTRALIAN         Perpetual Trustees Consolidated Limited is
ENTITIES, THERE REMAINS               an Australian public company and has
UNCERTAINTY AS TO THE                 agreed to submit to the jurisdiction of
ENFORCEABILITY OF JUDGMENTS           New York State court and federal courts of
OBTAINED BY US$ NOTEHOLDERS IN        the United States of America located in
U.S. COURTS BY AUSTRALIAN             the Southern District of New York for
COURTS                                purposes of any suit, action or proceeding
                                      arising out of the offering of the US$
                                      notes. Generally, a final and conclusive
                                      judgment obtained by noteholders in U.S.
                                      courts would be recognized and enforceable
                                      against the manager or the issuer trustee,
                                      as the case may be, in the relevant
                                      Australian court without reexamination of
                                      the merits of the case. However, because
                                      of the foreign location of the manager and
                                      the issuer trustee and their directors,
                                      officers and employees (and their
                                      respective assets), it may be difficult
                                      for noteholders to effect service of
                                      process over these persons or to enforce
                                      against them judgments obtained in United
                                      States courts based upon the civil
                                      liability provisions of the U.S. federal
                                      securities laws. See "Enforcement of
                                      Foreign Judgments in Australia" in the
                                      prospectus.

THE AVAILABILITY OF VARIOUS      o    St.George Bank Limited is acting in the
SUPPORT FACILITIES WITH               capacities of seller, servicer, [redraw
RESPECT TO PAYMENT ON THE             facility provider, standby fixed-floating
NOTES WILL ULTIMATELY BE              rate swap provider and standby basis swap
DEPENDENT ON THE FINANCIAL            provider], St.George Custodial Pty Limited
CONDITION OF ST.GEORGE BANK           is acting in the capacity as custodian and
LIMITED, ST.GEORGE CUSTODIAL          [________________] is acting as a mortgage
PTY LIMITED AND [__________]          insurance provider with respect to
                                      approximately [*]% of the housing loan
                                      pool. Accordingly, the availability of
                                      these various support facilities with
                                      respect to the notes will ultimately be
                                      dependent on the financial strength of
                                      St.George Bank Limited, St.George
                                      Custodial Pty Limited and [____]. If any
                                      of these entities encounter financial
                                      difficulties which impede or prohibit the
                                      performance of their

                                      S-32

                                      obligations under the various support
                                      facilities, the issuer trustee may not
                                      have sufficient funds to timely pay the
                                      full amount of principal and interest due
                                      on the notes.

EUROPEAN UNION DIRECTIVE ON      o    The EU has adopted a Directive
THE TAXATION OF SAVINGS INCOME        (2003/48/EC) regarding the taxation of
                                      savings income. Since July 1, 2005 member
                                      states have been required to provide to
                                      the tax authorities of other member states
                                      details of payments of interest and other
                                      similar income paid by a person to an
                                      individual in another member state, except
                                      that Austria, Belgium and Luxembourg
                                      instead impose a withholding system for a
                                      transitional period (unless during such
                                      period they elect otherwise).

                                      S-33

                                CAPITALIZED TERMS

          The capitalized terms used in this prospectus, unless defined elsewhere in this prospectus supplement, have the meanings set forth in the
Glossary starting on page [*].

                            U.S. DOLLAR PRESENTATION

          In this prospectus supplement, references to "U.S. dollars" and "US$"
are references to U.S. currency, references to "Australian dollars" and "A$" are references to Australian currency. Unless otherwise stated in this prospectus supplement, any translations of Australian dollars into U.S. dollars have been made at a rate of US$[*] - A$1.00, the noon buying rate in New York City for cable transfers in Australian dollars as certified for customs purposes by the
Federal Reserve Bank of New York on [*]. Use of such rate is not a representation that Australian dollar amounts actually represent such U.S.
dollar amounts or could be converted into U.S. dollars at that rate.

                            [BUSINESS RELATIONSHIPS]

          [If applicable, insert description of any business relationship, agreement, arrangement, transaction or understanding that is entered into outside the ordinary course of business or is on terms other than would be obtained in an arm's length transaction with an unrelated third party, apart from this transaction, between St.George Bank or Crusade Management Limited or the trust and any trustee, enhancement or support provider, or any affiliates of such parties, that currently exists or that existed during the past two years and that is material to an investor's understanding of the notes. Insert description, to the extent material, of any specific relationships involving or relating to the notes or the pool assets, including the material terms and approximate dollar amount involved, between St.George Bank or Crusade Management
Limited or the trust and any trustee, enhancement or support provider, or any affiliates of such parties, that currently exists or that existed during the past two years.]

                                 ISSUING ENTITY

          The manager and the issuer trustee will establish Crusade Global Trust
No. [*] of [*] by executing a notice of creation of trust. See "Description of the Trusts" in the prospectus. The trust will be governed by the laws of New
South Wales, Australia. [Insert description of the permissible activities and restrictions on the activities of the trust under its governing documents, including any restrictions on the ability to issue or invest in additional securities, to borrow money or to make loans to other persons.] The governing documents of the trust may be modified as set forth under "Description of the
Transaction Documents--Modifications" in the prospectus. The servicer has discretion with respect to the administration of the housing loans relating to the trust. See "Description of the Transaction Documents--The Servicing
Agreement" in the prospectus. The manager will have full and complete power of management of the trust, including the administration and servicing of the assets which are not serviced by the servicer, borrowings and other liabilities of the trust and the operation of the trust. See "Description of the Transaction
Documents--The Manager" in the prospectus. The fiscal year end of the trust is
[______].

                                      S-34

          On the closing date, the issuer trustee on behalf of the trust will acquire the housing loans. See "Description of the Trusts--Transfer and
Assignment of the Housing Loans" in the prospectus. The trust will not have any additional equity. The issuer trustee's equitable title to the housing loans and related mortgages will not be perfected unless a Title Perfection Event has occurred and the issuer trustee has directed the servicer to take action to effect such perfection. See "Description of the Transaction Documents--The
Servicing Agreement--Undertakings by the Servicer" in the prospectus.

          The issuer trustee will grant a first ranking floating charge over all of the trust assets in favor of the security trustee. See "Description of the
Transaction Documents--The Security Trust Deed" in the prospectus.

          [If expenses incurred in connection with the selection and acquisition of the pool assets are payable from offering proceeds, disclose the amount of such expenses. If such expenses are to be paid to St.George, the trust, the underwriters, or any affiliate of the foregoing, separately identify the type and amount of expenses paid to each such party.]

                     DESCRIPTION OF THE ASSETS OF THE TRUST

GENERAL

          The assets of the trust will include the following:

          o    the pool of housing loans, including all:

                    o    principal payments paid or payable on the housing loans
                         at any time from and after the cut-off date; and

                    o    interest and fee payments paid or payable on the
                         housing loans after the closing date;

          o    rights of the issuer trustee under any mortgage insurance
               policies issued by, or transferred to, [___________],
               [___________], [___________] and [___________] and the individual property insurance policies covering the mortgaged properties relating to the housing loans;

          o    amounts on deposit in the accounts established in connection with the creation of the trust and the issuance of the notes,
               including the collection account, and any instruments in which these amounts are invested;

          o    the issuer trustee's rights under the transaction documents; and

          o    rights under any form of credit enhancement relating to the trust.

          [Describe any material direct or contingent claim that parties other than the holders of the notes have on any housing loans relating to the trust.
Also, describe any material cross-collateralization or cross-default provisions relating to such housing loans.]

                                      S-35

DETAILS OF THE HOUSING LOAN POOL

          The information in the following tables sets out various details relating to the housing loans to be offered to the issuer trustee on the closing date. The information is provided as of the close of business on [*]. All amounts have been rounded to the nearest Australian dollar. The sum in any column may not equal the total indicated due to rounding.

          Note that these details may not reflect the housing loan pool as of the closing date because the seller may substitute loans proposed for sale with other eligible housing loans or add additional eligible housing loans. The seller may do this if, for example, the loans originally selected are repaid early.

          The seller will not add, remove or substitute any housing loans prior to the closing date if this would result in a change of more than 5% in any of the characteristics of the pool of housing loans described in the table on page
[*], unless a revised prospectus supplement is delivered to prospective investors.

                            HOUSING LOAN INFORMATION
                               SEASONING ANALYSIS*

                                    BALANCE     AVERAGE     % BY        % BY
RANGE OF MONTHS         NUMBER    OUTSTANDING   BALANCE    NUMBER      BALANCE
OF SEASONING           OF LOANS       (A$)       (A$)     OF LOANS   OUTSTANDING
--------------------   --------   -----------   -------   --------   -----------
01 - 03.............                  $           $            %            %
04 - 06.............                  $           $            %            %
07 - 09.............                  $           $            %            %
10 - 12.............                  $           $            %            %
13 - 24.............                  $           $            %            %
25 - 36.............                  $           $            %            %
37 - 48.............                  $           $            %            %
49 - 60.............                  $           $            %            %
61+.................                  $           $            %            %
                                      ---         ---       ---          ---
TOTAL...............                  $           $            %            %
                          ===         ===         ===       ===          ===

*Totals may not sum exactly due to rounding.

                                      S-36

                    POOL PROFILE BY GEOGRAPHIC DISTRIBUTION*

                                                                               % BY         % BY
                                               NUMBER OF        TOTAL        NUMBER OF     TOTAL
REGION                                        PROPERTIES   VALUATION (A$)   PROPERTIES   VALUATION
-------------------------------------------   ----------   --------------   ----------   ---------

Australian Capital Territory - Inner City..                      $                %            %
Australian Capital Territory - Metro.......                      $                %            %
                                                  ---            ---           ---          ---
                                                                 $                %            %
                                                  ===            ===           ===          ===
New South Wales - Inner City...............                      $                %            %
New South Wales - Metro....................                      $                %            %
New South Wales - Non-Metro................                      $                %            %
                                                  ---            ---           ---          ---
                                                                 $                %            %
                                                  ===            ===           ===          ===
Queensland - Inner City....................                      $                %            %
Queensland - Metro.........................                      $                %            %
Queensland - Non-Metro.....................                      $                %            %
                                                  ---            ---           ---          ---
                                                                 $                %            %
                                                  ===            ===           ===          ===
South Australia - Inner City...............                      $                %            %
South Australia - Metro....................                      $                %            %
South Australia - Non-Metro................                      $                %            %
                                                  ---            ---           ---          ---
                                                                 $                %            %
Victoria - Inner City......................                      $                %            %
Victoria - Metro...........................                      $                %            %
Victoria - Non-Metro.......................                      $                %            %
                                                  ---            ---           ---          ---
                                                                 $                %            %
                                                  ===            ===           ===          ===
Western Australia - Metro..................                      $                %            %
Western Australia - Non-Metro..............                      $                %            %
                                                  ---            ---           ---          ---
                                                                 $                %            %
                                                  ===            ===           ===          ===
Northern Territory - Inner City............                      $                %            %
Northern Territory - Non-Metro.............                      $                %            %
                                                  ---            ---           ---          ---
                                                                 $                %            %
                                                  ===            ===           ===          ===
Tasmania - Inner City......................                      $                %            %
Tasmania - Metro...........................                      $                %            %
Tasmania - Non-Metro.......................                      $                %            %
                                                  ---            ---           ---          ---
                                                                 $                %            %
                                                  ===            ===           ===          ===
TOTAL......................................                      $                %            %
                                                  ===            ===           ===          ===

The number of properties is greater than the number of housing loans because some housing loans are secured by more than one property.

* Totals may not sum exactly due to rounding.

                                      S-37

                        POOL PROFILE BY REPAYMENT METHOD*

                                              BALANCE     AVERAGE                    % BY
                                  NUMBER    OUTSTANDING   BALANCE   % BY NUMBER     BALANCE
AMORTIZATION TYPE                OF LOANS      (A$)         (A$)      OF LOANS    OUTSTANDING
------------------------------   --------   -----------   -------   -----------   -----------

Principal & Interest..........                  $           $              %             %
Interest Based Repayment......                  $           $              %             %
                                    ---         ---         ---         ---           ---
TOTAL.........................                  $           $              %             %
                                    ===         ===         ===         ===           ===

*Totals may not sum exactly due to rounding.

                      POOL PROFILE BY BALANCE OUTSTANDING*

                                                                      % BY
                                  NUMBER     BALANCE     WEIGHTED    NUMBER      % BY
                                 OF LOAN   OUTSTANDING    AVERAGE   OF LOAN     BALANCE
CURRENT BALANCE (A$)              GROUPS      (A$)        LVR (%)    GROUPS   OUTSTANDING
------------------------------   -------   -----------   --------   -------   -----------

0.01         -    20,000.00...                 $              %          %            %
20,000.01    -    30,000.00...                 $              %          %            %
30,000.01    -    50,000.00...                 $              %          %            %
50,000.01    -   100,000.00...                 $              %          %            %
100,000.01   -   150,000.00...                 $              %          %            %
150,000.01   -   200,000.00...                 $              %          %            %
200,000.01   -   250,000.00...                 $              %          %            %
250,000.01   -   300,000.00...                 $              %          %            %
300,000.01   -   350,000.00...                 $              %          %            %
350,000.01   -   400,000.00...                 $              %          %            %
400,000.01   -   450,000.00...                 $              %          %            %
450,000.01   -   500,000.00...                 $              %          %            %
500,000.01   -   550,000.00...                 $              %          %            %
550,000.01   -   600,000.00...                 $              %          %            %
600,000.01   -   650,000.00...                 $              %          %            %
650,000.01   -   700,000.00...                 $              %          %            %
700,000.01   -   750,000.00...                 $              %          %            %
750,000.01   -   800,000.00...                 $              %          %            %
800,000.01   -   850,000.00...                 $              %          %            %
850,000.01   -   900,000.00...                 $              %          %            %
900,000.01   -   950,000.00...                 $              %          %            %
950,000.01   - 1,000,000.00...                 $              %          %            %
1,000,000.01 - 1,050,000.00...                 $              %          %            %
1,050,000.01 - 1,100,000.00...                 $              %          %            %
1,100,000.01 - 1,150,000.00...                 $              %          %            %
1,150,000.01 - 1,200,000.00...                 $              %          %            %
                                   ---         ---         ---        ---          ---
TOTAL.........................                 $              %          %            %
                                   ===         ===         ===        ===          ===

*Totals may not sum exactly due to rounding.

                                      S-38

                         POOL PROFILE BY OCCUPANCY TYPE*

                                                               AVERAGE     % BY         % BY
                                  NUMBER        BALANCE        BALANCE    NUMBER      BALANCE
OCCUPANCY TYPE                   OF LOANS   OUTSTANDING (A$)     (A$)    OF LOANS   OUTSTANDING
------------------------------   --------   ----------------   -------   --------   -----------

Owner-Occupied................                    $              $            %            %
Investment....................                    $              $            %            %
                                    ---           ---            ---       ---          ---
TOTAL.........................                    $              $            %            %
                                    ===           ===            ===       ===          ===

*Totals may not sum exactly due to rounding.

                              POOL PROFILE BY LVR*

                                                                          % BY
                                  NUMBER                      WEIGHTED   NUMBER        % BY
                                 OF LOAN       BALANCE         AVERAGE   OF LOAN     BALANCE
CURRENT LVR (%)                   GROUPS   OUTSTANDING (A$)    LVR (%)   GROUPS    OUTSTANDING
------------------------------   -------   ----------------   --------   -------   -----------

00.01 - 30.00.................                   $                 %          %           %
30.01 - 35.00.................                   $                 %          %           %
35.01 - 40.00.................                   $                 %          %           %
40.01 - 45.00.................                   $                 %          %           %
45.01 - 50.00.................                   $                 %          %           %
50.01 - 55.00.................                   $                 %          %           %
55.01 - 60.00.................                   $                 %          %           %
60.01 - 65.00.................                   $                 %          %           %
65.01 - 70.00.................                   $                 %          %           %
70.01 - 75.00.................                   $                 %          %           %
75.01 - 80.00.................                   $                 %          %           %
80.01 - 85.00.................                   $                 %          %           %
85.01 - 90.00.................                   $                 %          %           %
90.01 - 95.00.................                   $                 %          %           %
                                   ---           ---            ---        ---         ---
TOTAL.........................                   $                 %          %           %
                                   ===           ===            ===        ===         ===

*Totals may not sum exactly due to rounding.

                                      S-39

                        POOL PROFILE BY YEAR OF MATURITY*

                                               BALANCE     AVERAGE     % BY        % BY
                                 NUMBER OF   OUTSTANDING   BALANCE    NUMBER      BALANCE
         MATURITY YEAR             LOANS         (A$)        (A$)    OF LOANS   OUTSTANDING
------------------------------   ---------   -----------   -------   --------   -----------

   2006                                          $           $              %           %
   2007                                          $           $              %           %
   2008                                          $           $              %           %
   2009                                          $           $              %           %
   2010                                          $           $              %           %
   2011                                          $           $              %           %
   2012                                          $           $              %           %
   2013                                          $           $              %           %
   2014                                          $           $              %           %
   2015                                          $           $              %           %
   2016                                          $           $              %           %
   2017                                          $           $              %           %
   2018                                          $           $              %           %
   2019                                          $           $              %           %
   2020                                          $           $              %           %
   2021                                          $           $              %           %
   2022                                          $           $              %           %
   2023                                          $           $              %           %
   2024                                          $           $              %           %
   2025                                          $           $              %           %
   2026                                          $           $              %           %
   2027                                          $           $              %           %
   2028                                          $           $              %           %
   2029                                          $           $              %           %
   2030                                          $           $              %           %
   2031                                          $           $              %           %
   2032                                          $           $              %           %
   2033                                          $           $              %           %
   2034                                          $           $              %           %
   2035                                          $           $              %           %
                                    ---          ---         ---      ------      ------
TOTAL.........................                   $           $        100.00%     100.00%
                                    ===          ===         ===      ======      ======

*Totals may not sum exactly due to rounding.

                                      S-40

                      DISTRIBUTION OF CURRENT COUPON RATES*

                                              BALANCE     AVERAGE     % BY         % BY
RANGE OF CURRENT COUPON           NUMBER    OUTSTANDING   BALANCE    NUMBER      BALANCE
RATES (%)                        OF LOANS       (A$)        (A$)    OF LOANS   OUTSTANDING
------------------------------   --------   -----------   -------   --------   -----------

5.01 - 5.50...................                  $           $            %          %
5.51 - 6.00...................                  $           $            %          %
6.01 - 6.50...................                  $           $            %          %
6.51 - 7.00...................                  $           $            %          %
7.01 - 7.50...................                  $           $            %          %
7.51 - 8.00...................                  $           $            %          %
8.01 - 8.50...................                  $           $            %          %
                                    ---         ---         ---       ---        ---
TOTAL.........................                  $           $            %          %
                                    ===         ===         ===       ===        ===

* Totals may not sum exactly due to rounding.

                            POOL PROFILE BY PRODUCT*

                                              BALANCE     AVERAGE     % BY         % BY
                                  NUMBER    OUTSTANDING   BALANCE    NUMBER      BALANCE
LOAN PRODUCT                     OF LOANS       (A$)        (A$)    OF LOANS   OUTSTANDING
------------------------------   --------   -----------   -------   --------   -----------

1 Year Fixed..................                  $           $            %          %
2 Year Fixed..................                  $           $            %          %
3 Year Fixed..................                  $           $            %          %
4 Year Fixed..................                  $           $            %          %
5 Year Fixed..................                  $           $            %          %
St.George Essential/Great
   Australian Home Loan.......                  $           $            %          %
Standard Variable.............                  $           $            %          %
Other Variable................                  $           $            %          %
                                    ---         ---         ---       ---        ---
TOTAL.........................                  $           $            %          %
                                    ===         ===         ===       ===        ===

* Totals may not sum exactly due to rounding.

                                      S-41

                  DISTRIBUTION OF MONTHS REMAINING TO MATURITY*

                                              BALANCE     AVERAGE     % BY         % BY
RANGE OF MONTHS                   NUMBER    OUTSTANDING   BALANCE    NUMBER      BALANCE
REMAINING TO MATURITY            OF LOANS       (A$)        (A$)    OF LOANS   OUTSTANDING
------------------------------   --------   -----------   -------   --------   -----------

  1 -  36.....................                  $           $            %          %
 37 -  48.....................                  $           $            %          %
 49 -  60.....................                  $           $            %          %
 61 -  72.....................                  $           $            %          %
 73 -  84.....................                  $           $            %          %
 85 -  96.....................                  $           $            %          %
 97 - 108.....................                  $           $            %          %
109 - 120.....................                  $           $            %          %
121 - 132.....................                  $           $            %          %
133 - 144.....................                  $           $            %          %
145 - 156.....................                  $           $            %          %
157 - 168.....................                  $           $            %          %
169 - 180.....................                  $           $            %          %
181 - 192.....................                  $           $            %          %
193 - 204.....................                  $           $            %          %
205 - 216.....................                  $           $            %          %
217 - 228.....................                  $           $            %          %
229 - 240.....................                  $           $            %          %
241 - 252.....................                  $           $            %          %
253 - 264.....................                  $           $            %          %
265 - 276.....................                  $           $            %          %
277 - 288.....................                  $           $            %          %
289 - 300.....................                  $           $            %          %
301 - 312.....................                  $           $            %          %
313 - 324.....................                  $           $            %          %
325 - 336.....................                  $           $            %          %
337 - 348.....................                  $           $            %          %
349 - 360.....................                  $           $            %          %
                                    ---         ---         ---       ---        ---
TOTAL.........................                  $           $            %          %
                                    ===         ===         ===       ===        ===

* Totals may not sum exactly due to rounding.

                                      S-42

     DISTRIBUTION OF MONTHS REMAINING TO INTEREST BASED REPAYMENT END DATE*

RANGE OF MONTHS                               BALANCE     AVERAGE     % BY         % BY
REMAINING TO INTEREST BASED       NUMBER    OUTSTANDING   BALANCE    NUMBER      BALANCE
REPAYMENT END DATE               OF LOANS       (A$)        (A$)    OF LOANS   OUTSTANDING
------------------------------   --------   -----------   -------   --------   -----------

  1 - 12......................                  $           $            %          %
 13 - 24......................                  $           $            %          %
 25 - 36......................                  $           $            %          %
 37 - 48......................                  $           $            %          %
 49 - 60......................                  $           $            %          %
 61 - 72......................                  $           $            %          %
 73 - 96......................                  $           $            %          %
 97 - 108.....................                  $           $            %          %
109 - 120.....................                  $           $            %          %
121 - 132.....................                  $           $            %          %
133 - 144.....................                  $           $            %          %
145 - 156.....................                  $           $            %          %
157 - 168.....................                  $           $            %          %
169 - 180.....................                  $           $            %          %
                                    ---         ---         ---       ---        ---
TOTAL.........................                  $           $            %          %
                                    ===         ===         ===       ===        ===

* Totals may not sum exactly due to rounding.

                        DISTRIBUTION OF MORTGAGE INSURER*

                                                                       % BY
                                  NUMBER      BALANCE     WEIGHTED    NUMBER        % BY
                                 OF LOANS   OUTSTANDING    AVERAGE   OF LOANS     BALANCE
MORTGAGE INSURER                  GROUPS        (A$)       LVR (%)    GROUPS    OUTSTANDING
------------------------------   --------   -----------   --------   --------   -----------

                                                $            %            %          %
                                                $            %            %          %
                                                $            %            %          %
                                                $            %            %          %
                                                $            %            %          %
                                                $            %            %          %
                                                $            %            %          %
                                                $            %            %          %
                                   ---          ---          ---       ---        ---
TOTAL.........................                  $            %            %          %
                                   ===          ===          ===       ===        ===

* Totals may not sum exactly due to rounding.

                                      S-43

STATIC POOL INFORMATION

          Current static pool data with respect to housing loans serviced by
St.George Bank is available on the internet at [www.__________] (the "STATIC
POOL DATA"). Static pool information provided on the website for periods before
January 1, 2006 is not deemed to be part of this prospectus supplement or the registration statement for the notes.

          [Describe how delinquencies, charge-offs and uncollectible accounts are defined or determined, addressing the effect of any grace period, re-aging, restructure, partial payments considered current or other practices on delinquency and loss experience.]

          There can be no assurance that the delinquency and loss experience set forth in the Static Pool Data will be representative of the results that may be experienced with respect to the housing loans relating to the trust.

REPRESENTATIONS AND WARRANTIES

          St.George Bank, in its capacity as seller, will make various representations and warranties to the issuer trustee as of the closing date, unless another date is specified, with respect to the housing loans equitably assigned by it to the issuer trustee, including that: [Describe representations and warranties] A breach of any of these representations and warranties may result in a repurchase of the applicable housing loans. See "Description of the
Trust--Breach of Representations and Warranties."

                         THE MORTGAGE INSURANCE POLICIES

          [Insert description of mortgage insurance policies and mortgage insurers.]

                            DESCRIPTION OF THE NOTES

GENERAL

          The issuer trustee will issue the US$ notes on the closing date pursuant to a direction from the manager to the issuer trustee to issue the notes pursuant to the terms of the master trust deed, the supplementary terms notice and the note trust deed. The notes will be governed by the laws of New
South Wales. The following summary, together with the summaries in the prospectus, describes material terms of the US$ notes. The summaries do not purport to be complete and are subject to the terms and conditions of the transaction documents.

FORM OF THE US$ NOTES

BOOK-ENTRY REGISTRATION

          The US$ notes will be issued only in permanent book-entry format in minimum denominations of US$100,000 and US$1 in excess thereof. Unless definitive notes are issued, all references to actions by the US$ noteholders will refer to actions taken by the Depository Trust Company ("DTC") upon instructions from its participating organizations and all references in this prospectus to distributions, notices, reports and statements to US$ noteholders will refer to

                                      S-44

distributions, notices, reports and statements to DTC or its nominee, as the registered noteholder, for distribution to owners of the US$ notes in accordance with DTC's procedures.

          US$ noteholders may hold their interests in the notes through DTC, in the United States, or Clearstream Banking, societe anonyme ("CLEARSTREAM,
LUXEMBOURG") or Euroclear Bank S.A./N.V ("EUROCLEAR") as operator of the
Euroclear System (the "EUROCLEAR SYSTEM"), in Europe, if they are participants in those systems, or indirectly through organizations that are participants in those systems. Cede & Co., as nominee for DTC will be the registered noteholder of the US$ notes. Clearstream, Luxembourg and Euroclear will hold omnibus positions on behalf of their respective participants, through customers'
securities accounts in Clearstream, Luxembourg's and Euroclear's names on the books of their respective depositaries. The depositaries in turn will hold the positions in customer's securities accounts in the depositaries' name on the books of DTC.

DISTRIBUTIONS ON THE NOTES

          Collections in respect of interest and principal will be received during each monthly collection period. Collections include the following:

          o    interest and principal receipts from the housing loans;

          o    proceeds from enforcement of the housing loans;

          o    proceeds from claims under the mortgage insurance policies; and

          o    payments by the seller, the servicer or the custodian relating to breaches of their representations or undertakings.

          The issuer trustee will make some payments on a monthly basis on each monthly payment date, which will primarily be to the providers of support facilities to the trust. The issuer trustee will make the majority of its payments on a quarterly basis on each quarterly payment date, including payments to noteholders. On each quarterly payment date, the principal paying agent will distribute, indirectly through DTC and/or the depositaries, principal and interest, if any, to the owners of the US$ notes as of the related quarterly determination date if the US$ notes are held in book-entry form, or, if the US$
notes are held in definitive form, the last day of the prior calendar month. If payments are made by the issuer trustee to the principal paying agent after 1:00
p.m. New York time in the case of the US$ notes on a quarterly payment date, then payments by the principal paying agent to the applicable Class A noteholders will not be made on the quarterly payment date, but will be made on the next business day after that quarterly payment date.

KEY DATES AND PERIODS

          The following are the relevant dates and periods for the allocation of cashflows and their payments.

                                      S-45

MONTHLY COLLECTION PERIOD.....   in relation to a monthly payment date, means
                                 the calendar month which precedes the calendar
                                 month in which the monthly payment date occurs.
                                 However, the first and last monthly collection
                                 periods are as follows:

                                 o    first: period from and excluding the
                                      cut-off date to and including [*].

                                 o    last: period from but excluding the last
                                      day of the calendar month preceding the
                                      termination date to and including the
                                      termination date.

MONTHLY DETERMINATION DATE....   The date which is 2 business days before a
                                 monthly payment date.

MONTHLY PAYMENT DATE..........   [*]th day of each calendar month, or, if the
                                 [*]th day is not a business day, then the next
                                 business day, unless that business day falls in
                                 the next calendar month, in which case the
                                 monthly payment date will be the preceding
                                 business day, beginning in [*].

QUARTERLY COLLECTION PERIOD...   in relation to a quarterly payment date, means
                                 the three monthly collection periods that
                                 precede the calendar month in which the
                                 quarterly payment date falls. However, the
                                 first and last quarterly collection periods are
                                 as follows:

                                 o    first: period from and excluding the
                                      cut-off date to and including [*];

                                 o    last: period from but excluding the last
                                      day of the prior quarterly collection
                                      period to and including the termination
                                      date.

QUARTERLY DETERMINATION DATE..   The date which is 2 business days before a
                                 quarterly payment date.

QUARTERLY PAYMENT DATE........   [*]th day of each of [*], [*],[*] and [*] or,
                                 if the [*]th day is not a business day, then
                                 the next business day, unless that business day
                                 falls in the next calendar month, in which case
                                 the quarterly payment date will be the
                                 preceding business day. The first quarterly
                                 payment date will be in [*].

                                      S-46

EXAMPLE CALENDAR

The following example calendar for a quarter assumes that all relevant days are business days:

MONTHLY COLLECTION PERIOD...................   [*] to [*]

MONTHLY DETERMINATION DATE..................   [*]

MONTHLY PAYMENT DATE........................   [*]

MONTHLY COLLECTION PERIOD...................   [*] to [*]

MONTHLY DETERMINATION DATE..................   [*]

MONTHLY PAYMENT DATE........................   [*]

MONTHLY COLLECTION PERIOD...................   [*] to [*]

QUARTERLY COLLECTION PERIOD.................   [*] to [*]

QUARTERLY DETERMINATION DATE................   [*]

QUARTERLY PAYMENT DATE......................   [*]

INTEREST PERIOD.............................   [*] to [*]

CALCULATION OF TOTAL AVAILABLE FUNDS

          On each monthly Determination Date and quarterly Determination Date, the manager will calculate the Available Income, principal draws and liquidity draws for the immediately preceding monthly collection period or quarterly collection period, respectively. The sum of those amounts is the Total Available
Funds.

AVAILABLE INCOME

          "AVAILABLE INCOME" for a monthly collection period means the aggregate of:

          o    the "FINANCE CHARGE COLLECTIONS" for that collection period, which are:

                    o    the aggregate of all amounts received by or on behalf
                         of the issuer trustee during that collection period in
                         respect of interest, fees and other amounts in the
                         nature of income payable under or in respect of the
                         housing loans and related security and other rights
                         with respect to the housing loans, including:

                         o    amounts on account of interest recovered during
                              that collection period from the enforcement of a
                              housing loan;

                                      S-47

                         o    any payments by the seller to the issuer trustee
                              on the repurchase of a housing loan during that
                              collection period which are attributable to
                              interest;

                         o    any break fees paid by borrowers under fixed rate
                              housing loans received during that collection
                              period;

                         o    any amount paid to the issuer trustee by the
                              seller equal to the amount of any interest which
                              would be payable by the seller to a borrower on
                              amounts standing to the credit of the borrower's
                              loan offset account if interest was payable on
                              that account, to the extent attributable to
                              interest on the housing loan; and

                         o    any interest on collections paid by the seller
                              under clause 5.2(b)(ii) of the servicing agreement
                              and received by the issuer trustee during that
                              collection period;

                    o    all other amounts in respect of interest, fees and
                         other amounts in the nature of income, received by or
                         on behalf of the issuer trustee during that collection
                         period including:

                         o    from the seller, servicer or custodian, in respect
                              of any breach of a representation, warranty or
                              undertaking contained in the transaction
                              documents;

                         o    from the seller, servicer or custodian under any
                              obligation under the transaction documents to
                              indemnify or reimburse the issuer trustee for any
                              amount;

                         o    from St.George Bank under the deed of indemnity in
                              respect of any losses arising from a breach by the
                              custodian of its obligations under the custodian
                              agreement;

                         o    from the issuer trustee in its personal capacity
                              in respect of any breach of a representation,
                              warranty or undertaking in respect of which it is
                              not entitled to be indemnified out of the assets
                              of the trust, or any indemnity from the issuer
                              trustee in its personal capacity contained in the
                              transaction documents; and

                         o    from the manager in respect of any breach of a
                              representation, warranty or undertaking of the
                              manager in respect of a breach of which it is not
                              entitled to be indemnified out of the assets of
                              the trust, or any indemnity from the manager,
                              contained in the transaction documents,

                              in each case, which the manager determines to be
                              in respect of interest, fees and other amounts in
                              the nature of income payable under the housing
                              loans and related security and other rights with
                              respect thereto; and

                                      S-48

                    o    recoveries in the nature of income received, after a
                         Finance Charge Loss or Principal Loss has arisen, by or
                         on behalf of the issuer trustee during that collection
                         period;

                    LESS:

                    o    governmental charges collected by or on behalf of the
                         issuer trustee for that collection period; and

                    o    the aggregate of all bank fees and charges due to the
                         servicer or the seller from time to time as agreed by
                         them and consented to by the issuer trustee, that
                         consent not to be unreasonably withheld, and collected
                         by the seller or the servicer during that collection
                         period;

               PLUS:

               o    to the extent not included in Finance Charge Collections:

                    o    any amount received by or on behalf of the issuer
                         trustee in relation to that collection period on or by
                         the payment date immediately following the end of that
                         collection period with respect to net receipts under
                         the basis swap or the fixed-floating rate swap (and for
                         this purpose net receipts under the basis swap will be
                         determined before any other payments);

                    o    any interest income received by or on behalf of the
                         issuer trustee during that collection period in respect
                         of funds credited to the collection account;

                    o    amounts in the nature of interest otherwise paid by the
                         seller, the servicer or the manager to the issuer
                         trustee during that collection period in respect of
                         collections held by it;

                    o    all other amounts received by or on behalf of the
                         issuer trustee during that collection period in respect
                         of the assets of the trust in the nature of income; and

                    o    all amounts received by or on behalf of the issuer
                         trustee in the nature of interest during that
                         collection period from any provider of a support
                         facility, other than the redraw facility, under a
                         support facility, and which the manager determines
                         should be accounted for in respect of a Finance Charge
                         Loss,

but excluding any interest credited to a collateral account of a support facility or any eligible credit support transferred to the issuer trustee in accordance with the currency swap.

Available Income for a quarterly collection period will be the sum of the
Available Income for the three monthly collection periods included in that quarterly collection period.

                                      S-49

PRINCIPAL DRAWS

          If the manager determines on any Determination Date that the Available
Income of the trust for the collection period ending immediately prior to that
Determination Date is insufficient to meet Total Payments of the trust for that collection period, then the manager will direct the issuer trustee to apply
Principal Collections collected during that collection period to cover the
Payment Shortfall to the extent available. These principal draws will be reimbursed out of any Excess Available Income available for this purpose on subsequent payment dates.

LIQUIDITY RESERVE

          As at the closing date, A$[*] (representing [*]% of the A$ Equivalent of proceeds raised from issuing the notes) will be deposited into the Liquidity
Account. If on any Determination Date the manager determines that Available
Income plus any principal draws will be insufficient to meet the Total Payments for the relevant payment date, the manager must direct the issuer trustee to draw on the Liquidity Account for an amount equal to the lesser of such
Liquidity Shortfall and the amount in the Liquidity Account at that time. This is referred to as a "LIQUIDITY DRAW." A Liquidity Draw for a collection period will constitute part of the Total Available Funds for that collection period.

          The amount in the Liquidity Account is required to equal the
"LIQUIDITY LIMIT", which means at any time, the amount equal to [*]% of the aggregate outstanding principal amount of the housing loans at such time. To the extent that the amount in the Liquidity Account for a quarterly Determination
Date exceeds the then current Liquidity Limit, the amount in the Liquidity
Account will be reduced by the Surplus Amount in accordance with the cashflow allocation methodology set out below.

          [The manager will have the discretion and duty to recommend to the issuer trustee, in writing, the manner in which any moneys in the Liquidity
Account will be invested. Each investment of moneys on deposit in the Liquidity
Account will be in Authorized Investments that will mature not later than the business day preceding the applicable payment date.]

DISTRIBUTION OF TOTAL AVAILABLE FUNDS

          In relation to a collection period, all amounts payable by the issuer trustee as described in one of the next two subsections, as applicable, on the payment date relating to that collection period, constitute "TOTAL PAYMENTS".

MONTHLY TOTAL PAYMENTS

          On each monthly payment date, but not a quarterly payment date, based on the calculations, instructions and directions provided to it by the manager, the issuer trustee must pay or cause to be paid out of Total Available Funds, in relation to the monthly collection period ending immediately before that monthly payment date, the following amounts in the following order of priority:

          o    first, an amount up to the outstanding Accrued Interest
               Adjustment to the seller; and

                                      S-50

          o    second, any interest payable by the issuer trustee under the redraw facility.

          The issuer trustee will only make a payment under either of the bullet points above if the manager directs it in writing to do so and only to the extent that any Total Available Funds remain from which to make the payment after amounts with priority to that payment have been distributed.

QUARTERLY TOTAL PAYMENTS

          On each quarterly payment date, based on the calculations, instructions and directions provided to it by the manager, the issuer trustee must pay or cause to be paid out of Total Available Funds, in relation to the quarterly collection period ending immediately before that quarterly payment date, the following amounts in the following order of priority:

          o    first, an amount up to the outstanding Accrued Interest
               Adjustment to the seller;

          o    second, payment to the fixed-floating rate swap provider under the fixed-floating rate swap of any break fees received by or on behalf of the issuer trustee from a borrower or the mortgage insurer during the quarterly collection period;

          o    third, unless specified later in this paragraph, Trust Expenses which have been incurred prior to that quarterly payment date and which have not previously been paid or reimbursed, in the order set out in the definition of Trust Expenses;

          o    fourth, any fees payable by the issuer trustee under the redraw facility;

          o    fifth, without duplication, any amounts that would have been payable under this cashflow, other than amounts which would have been payable sixth to eleventh inclusive under this cashflow, on any previous quarterly payment date, if there had been sufficient
               Total Available Funds, which have not been paid by the issuer trustee, in the order they would have been paid under that prior application of funds as described in this section;

          o    sixth, pari passu and rateably as between themselves:

                    o    any interest payable by the issuer trustee under the
                         redraw facility;

                    o    the payment to the currency swap provider of the A$
                         Class A-1 Interest Amount at that date, which is
                         thereafter to be applied to payments of interest to the
                         Class A-1 noteholders;

                    o    payments to the Class A-2 noteholders of interest
                         accrued on the Class A-2 notes;

                    o    payment to the fixed-floating rate swap provider of the
                         net amount (if any) due to it under the fixed-floating
                         rate swap;

                                      S-51

                    o    payment to the standby basis swap provider of the fee
                         due to it as standby basis swap provider under the
                         basis swap;

                    o    payment to the standby fixed-floating rate swap
                         provider of the fee due to it under the fixed-floating
                         rate swap; and

                    o    payment to the basis swap provider of the net amount
                         (if any) due to it under the basis swap;

          o    seventh, any amounts that would have been payable under the previous bullet point, on any previous quarterly payment date, if there had been sufficient Total Available Funds, which have not been paid by the issuer trustee;

          o    eighth, the payment of the interest on the Class B notes;

          o    ninth, any amounts that would have been payable under the
               previous bullet point, on any previous quarterly payment date, if there had been sufficient Total Available Funds, which have not been paid by the issuer trustee;

          o    tenth, the payment of interest on the Class C notes; and

          o    eleventh, any amounts that would have been payable under the previous bullet point, on any previous quarterly payment date, if there had been sufficient Total Available Funds, which have not been paid by the issuer trustee.

          The issuer trustee will only make a payment under any of the bullet points above if the manager directs it in writing to do so and only to the extent that any Total Available Funds remain from which to make the payment after amounts with priority to that payment have been distributed.

TRUST EXPENSES

          "TRUST EXPENSES" are, in relation to a collection period, in the following order of priority:

          o    first, taxes payable in relation to the trust for that collection period;

          o    second, any expenses relating to the trust for that collection period which are not already covered in the following seven bullet points;

          o    third, pari passu, the issuer trustee's fee, the security
               trustee's fee and the note trustee's fee for that collection period;

          o    fourth, the servicer's fee for that collection period;

          o    fifth, the manager's fee for that collection period;

          o    sixth, the custodian's fee for that collection period;

                                      S-52

          o    seventh, pari passu, any fee or expenses payable to the principal paying agent, any other paying agent or the calculation agent under the agency agreement;

          o    eighth, any costs, charges or expenses, other than fees, incurred by, and any liabilities owing under any indemnity granted to, the underwriters, the manager, the security trustee, the servicer, the note trustee, the note registrar, a paying agent or the calculation agent in relation to the trust under the transaction documents, for that collection period; and

          o    ninth, any amounts payable by the issuer trustee to the currency swap provider upon the termination of the currency swap.

          The following table sets forth all fees and expenses that are payable out of cash flows from the housing loans relating to the trust. All of such fees and expenses are payable prior to payments of interest and principal to the noteholders.

--------------------------------------
Description   Amount   Receiving Party
--------------------------------------

--------------------------------------

--------------------------------------

--------------------------------------

--------------------------------------

INTEREST ON THE NOTES

CALCULATION OF INTEREST PAYABLE ON THE NOTES

          Up to, but excluding, the Optional Redemption Date, the interest rate for the US$ notes for the related Interest Period will be equal to LIBOR on the quarterly Determination Date immediately prior to the start of that Interest
Period plus [*]%. If the issuer trustee has not redeemed all of the US$ notes on or before the Optional Redemption Date then the interest rate for each related
Interest Period commencing on or after the Optional Redemption Date will be equal to LIBOR on the related quarterly Determination Date plus [*]%.

          The "OPTIONAL REDEMPTION DATE" means the quarterly payment date falling immediately after the quarterly payment date on which the total Stated
Amount of all notes is equal to or less than 10% of the total initial principal balance of the notes.

          The interest rate for the Class A-2 notes, the Class B notes and the
Class C notes for a particular Interest Period will be equal to the Three Month
Bank Bill Rate on the quarterly Determination Date immediately prior to the start of that Interest Period plus a margin. The margin applicable to the Class
A-2 notes will increase on and from the Optional Redemption Date if the Class
A-2 notes have not been redeemed by that date.

                                      S-53

          Up to, but excluding, the Optional Redemption Date, the interest rate for the Class A-2 notes for the related Interest Period will be equal to the
Three Month Bank Bill Rate on the quarterly Determination Date immediately prior to the start of that Interest Period plus [*]%. If the issuer trustee has not redeemed all of the Class A-2 notes on or before the Optional Redemption Date then the interest rate for each related Interest Period commencing on or after the Optional Redemption Date will be equal to the Three Month Bank Bill Rate on the related quarterly Determination Date plus [*]%.

          With respect to any payment date, interest on a note in a class of notes (or, in the case of any note in book-entry form, interest on the beneficial ownership interest in the class of notes held by each beneficial owner of such note) will be calculated as the product of:

          o    the aggregate Principal Amount of all notes of that class as of the first day of that Interest Period;

          o    at the interest rate for notes of that class; and

          o    a fraction, the numerator of which is the actual number of days in that Interest Period and the denominator of which is 360 days for the US$ notes, or 365 days for the Class A-2 notes, the Class
               B notes and the Class C notes,

          allocated ratably in accordance with the Principal Amount of such note
          (or, in the case of any note in book-entry form, the Principal Amount of the beneficial ownership interest in such class of notes held by each beneficial owner of such note).

          A note will stop earning interest on any date on which the Stated
Amount of the note is zero or, if the Stated Amount of the note is not zero on the due date for redemption of the note, then on the due date for redemption, unless, after the due date for redemption, payment of principal is improperly withheld or refused, following which the note will continue to earn interest until the later of the date on which the note trustee or principal paying agent receives the moneys in respect of the notes and notifies the holders of that receipt or the date on which the Stated Amount of the note has been reduced to zero.

          A note will begin earning interest again from and including any date on which its Stated Amount becomes greater than zero.

CALCULATION OF LIBOR

          In respect of the US$ notes, on the second LIBOR Business Day before the beginning of each Interest Period, the calculation agent will determine
LIBOR for the next Interest Period.

EXCESS AVAILABLE INCOME

GENERAL

          On each quarterly Determination Date, the manager must determine the amount, if any, by which the Total Available Funds for the quarterly collection period ending immediately prior to that quarterly Determination Date exceed the
Total Payments for that same quarterly collection period.

                                      S-54

DISTRIBUTION OF EXCESS AVAILABLE INCOME

          On each quarterly Determination Date, the manager must apply any
Excess Available Income for the related quarterly collection period in the following order of priority:

          o    first, to reimburse all Principal Charge Offs for that quarterly collection period;

          o    second, towards all Liquidity Draws which have not been repaid as at that quarterly payment date;

          o    third, to repay all principal draws which have not been repaid as of that quarterly payment date;

          o    fourth, pari passu and rateably between themselves, based on the
               Redraw Stated Amount and, in the case of the US$ notes on the
               Class A-1 A$ Equivalent of the Stated Amount of the US$ notes and in the case of the Class A-2 notes on the Stated Amount of the
               Class A-2 notes:

                    o    to pay the currency swap provider the Class A-1 A$
                         Equivalent of any Carryover Class A Charge Offs in
                         respect of the US$ notes to be paid to the US$
                         noteholders;

                    o    as a payment to the Class A-2 noteholders in or towards
                         reinstating the Stated Amount of the Class A-2 notes to
                         the extent of any Carryover Class A Charge Offs in
                         respect of the Class A-2 notes; and

                    o    to repay the redraw facility, as a reduction of, and to
                         the extent of, any Carryover Redraw Charge Offs;

          o    fifth, reinstatement of an amount equal to the Carryover Class B
               Charge Offs relating to the Class B notes;

          o    sixth, reinstatement of an amount equal to the Carryover Class C
               Charge Offs relating to the Class C notes; and

          o    seventh, at the direction of the manager, to pay the residual income beneficiary any remaining Excess Available Income.

          The issuer trustee will make a payment described in the preceding clauses only if the manager directs it in writing to do so and only to the extent that any Excess Available Income remains from which to make the payment after amounts with priority to that payment have been distributed.

          Any amount applied pursuant to the first six clauses above will be treated as Principal Collections.

          Once distributed to the residual income beneficiary, any Excess
Available Income will not be available to the issuer trustee to meet its obligations in respect of the trust in subsequent

                                      S-55

periods unless there has been a manifest error in the relevant calculation of the amount distributed to the residual income beneficiary. The issuer trustee will not be entitled or required to accumulate any surplus funds as security for any future payments on the notes.

PRINCIPAL COLLECTIONS

          On each monthly Determination Date and quarterly Determination Date, the manager must determine Principal Collections for the monthly collection period or quarterly collection period, respectively, ending immediately prior to the related monthly Determination Date or quarterly Determination Date.
"PRINCIPAL COLLECTIONS" are the sum of:

          o    all amounts received by or on behalf of the issuer trustee from or on behalf of borrowers under the housing loans in accordance with the terms of the housing loans during that collection period in respect of principal, including principal prepayments;

          o    all other amounts received by or on behalf of the issuer trustee under or in respect of principal under the housing loans and related security and other rights with respect thereto during that collection period, including:

                    o    amounts on account of principal recovered from the
                         enforcement of a housing loan, other than under a
                         mortgage insurance policy;

                    o    any payments by the seller to the issuer trustee on the
                         repurchase of a housing loan under the master trust
                         deed during that collection period which are
                         attributable to principal; and

                    o    any amount paid to the issuer trustee by the seller
                         equal to the amount of any interest which would be
                         payable by the seller to a borrower on a housing loan
                         on amounts standing to the credit of the borrower's
                         loan offset account if interest was payable on that
                         account to the extent attributable to principal on the
                         housing loan;

          o    all amounts received by or on behalf of the issuer trustee during that collection period from the mortgage insurer, pursuant to a mortgage insurance policy, or any provider of a support facility, other than the currency swap, under the related support facility and which the manager determines should be accounted for in respect of a Principal Loss;

          o    all amounts received by or on behalf of the issuer trustee during that collection period:

                    o    from the seller, the servicer, the manager, Perpetual
                         Trustees Consolidated Limited, in its personal
                         capacity, or the custodian in respect of any breach of
                         a representation, warranty or undertaking contained in
                         the transaction documents, and in the case of Perpetual
                         Trustees Consolidated Limited, in its personal
                         capacity, and the manager, in respect of a breach of
                         which it is not entitled to be indemnified out of the
                         assets of the trust; and

                                      S-56

                    o    from the seller, the servicer, the indemnifier, the
                         manager or the custodian under any obligation under the
                         transaction documents to indemnify or reimburse the
                         issuer trustee for any amount or from Perpetual
                         Trustees Consolidated Limited, in its personal
                         capacity, under any obligation under the transaction
                         documents to indemnify the trust,

               in each case, which the manager determines to be in respect of principal payable under the housing loans and related mortgages;

          o    any amounts in the nature of principal received by or on behalf of the issuer trustee during that collection period pursuant to the sale of any assets of the trust, including any Class A-1 A$
               Equivalent of any amount received by the issuer trustee on the issue of the notes which was not used to purchase a housing loan, and which the manager determines is surplus to the requirements of the trust;

          o    any amount of Excess Available Income to be applied to pay or reinstate a Principal Charge Off or a carryover charge off, as applicable, on a note;

          o    any amount of Excess Available Income to be applied to repay principal draws made on a previous payment date;

          o    any Excess Available Income to be applied to repay Liquidity
               Draws made on a previous payment date;

          o    any Surplus Amount for that payment date; and

          o    any amounts retained from the immediately preceding collection period for anticipated shortfalls in payments or to reimburse further redraws and further advances which have not been applied for those purposes on a payment date,

less any amounts paid by the issuer trustee to replace a housing loan as described in the section titled "Description of the Trusts--Substitution of
Housing Loans" in the prospectus.

          On the closing date, the sum of the Class A-1 A$ Equivalent of the total initial outstanding Principal Amount of the US$ notes and the total initial outstanding Principal Amount of the Class A-2 notes, the Class B notes and the Class C notes issued by the issuer trustee may exceed the sum of the housing loan principal as of the cut-off date and the balance of the liquidity reserve. The amount of this difference, if any, will be treated as a Principal
Collection and will be passed through to noteholders on the first quarterly payment date.

INITIAL PRINCIPAL DISTRIBUTIONS

MONTHLY PRINCIPAL DISTRIBUTIONS

          On any monthly payment date in accordance with the calculations, instructions and directions provided to it by the manager, the issuer trustee must distribute or cause to be distributed out of Principal Collections, in relation to the monthly collection period ending immediately before that monthly payment date, the following amounts in the following order of priority:

                                      S-57

          o    first, to allocate to Total Available Funds any principal draw;
               and

          o    second, to retain in the collection account as a provision such amount as the manager determines is appropriate to make for any anticipated shortfalls in Total Payments on the following monthly payment date or quarterly payment date.

          The issuer trustee will only make a payment under either of the bullet points above if the manager directs it in writing to do so and only to the extent that any Principal Collections remain from which to make the payment after amounts with priority to that payment have been distributed.

QUARTERLY PRINCIPAL DISTRIBUTIONS

          On each quarterly payment date, and in accordance with the calculations, instructions and directions provided to it by the manager, the issuer trustee must distribute or cause to be distributed out of Principal
Collections, in relation to the quarterly collection period ending immediately before that quarterly payment date, the following amounts in the following order of priority:

          o    first, to allocate to Total Available Funds any principal draws;

          o    second, to retain in the collection account as a provision such amount as the manager determines is appropriate to make up for any anticipated shortfalls in payments on the following monthly payment date or quarterly payment date;

          o    third, subject to the limits described under "The Redraw
               Facility", to repay pari passu and rateably any redraws and further advances provided by the seller in relation to housing loans to the extent that it has not previously been reimbursed in relation to those redraws and further advances;

          o    fourth, to repay all principal outstanding under the redraw facility on that payment date; and

          o    fifth, to retain in the collection account as a provision to reimburse further redraws and further advances an amount up to the Redraw Retention Amount for the next quarterly collection period.

          The issuer trustee will only make a payment under any of the bullet points above if the manager directs it in writing to do so and only to the extent that any Principal Collections remain from which to make the payment after amounts with priority to that payment have been distributed.

          Only after initial principal distributions have been satisfied will
Principal Collections be available to repay the Principal Amount of Class A notes, Class B notes and Class C notes in accordance with the relevant principal allocation methodology set out below.

                                      S-58

PRINCIPAL DISTRIBUTIONS PRIOR TO THE STEPDOWN DATE OR AFTER A TRIGGER EVENT

          On each quarterly payment date prior to the Stepdown Date, or if a
Trigger Event exists on that quarterly payment date, and in accordance with the calculations, instructions and directions provided to it by the manager, the issuer trustee must distribute or cause to be distributed out of the Principal
Collections remaining after the initial principal distributions have been made, in relation to the quarterly collection period ending immediately before that quarterly payment date, the following amounts in the following order of priority:

          o    first, all initial principal distributions for that collection period;

          o    second, as a deposit to the Liquidity Account until the amount of funds in the Liquidity Account equals the Liquidity Limit;

          o    third, pari passu and rateably among the US$ notes and the Class
               A-2 notes:

                    o    as a payment to the currency swap provider under the
                         terms of the currency swap, an amount equal to the
                         lesser of:

                         o    the US$ noteholders' proportionate share of the
                              amount available for distribution; and

                         o    the Class A-1 A$ Equivalent of the Principal
                              Amount of all US$ notes;

                         which is thereafter to be applied as payments of
                         principal on the US$ notes;

                    o    as a payment to the Class A-2 noteholders of principal
                         on the Class A-2 notes, an amount equal to the lesser
                         of:

                         o    the Class A-2 noteholders' proportionate share of
                              the amount available for distribution; and

                         o    the Principal Amount of all Class A-2 notes;

          o    fourth, as a payment to the Class B noteholders of principal on the Class B notes, an amount equal to the lesser of:

                    o    the remaining amount available for distribution; and

                    o    the Principal Amount of all Class B notes;

          o    fifth, as a payment to the Class C noteholders of principal on the Class C notes, an amount equal to the lesser of:

                    o    the remaining amount available for distribution; and

                    o    the Principal Amount of all Class C notes; and

                                      S-59

          o    sixth, on the business day immediately following the date on which all Secured Moneys are fully and finally repaid, and only after payment of all amounts referred to in the preceding
               clauses, the issuer trustee first must pay remaining Principal
               Collections to the seller in reduction of the principal
               outstanding under the loan from the seller to the issuer trustee, if any, for the purchase of the housing loans, as a full and final settlement of the obligations of the issuer trustee under that loan and then any remaining amounts to the Residual Income
               Beneficiary as a distribution of capital of the trust.

          The issuer trustee will only make a payment under any of the first five bullet points above if the manager directs it in writing to do so and only to the extent that any Principal Collections remain from which to make the payment after amounts with priority to that payment have been distributed.

PRINCIPAL DISTRIBUTIONS ON AND AFTER THE STEPDOWN DATE FOR SO LONG AS NO TRIGGER
EVENT EXISTS

          On each quarterly payment date on and after the Stepdown Date, for so long as no Trigger Event exists on that quarterly payment date, and in accordance with the calculations, instructions and directions provided to it by the manager, the issuer trustee must distribute or cause to be distributed out of the Principal Collections remaining after the initial principal distributions have been made, in relation to the quarterly collection period ending immediately before that quarterly payment date, the following amounts in the following order of priority:

          o    first, all initial principal distributions for that collection period;

          o    second, as a deposit to the Liquidity Account until the amount of funds in the Liquidity Account equals the Liquidity Limit;

          o    third, pari passu and rateably among the US$ notes and the Class
               A-2 notes out of the Class A Principal Distribution Amount:

                    o    as a payment to the currency swap provider under the
                         terms of the currency swap, an amount equal to the
                         lesser of:

                         o    the US$ noteholders' proportionate share of the
                              Class A Principal Distribution Amount; and

                         o    the Class A-1 A$ Equivalent of the Principal
                              Amount of all US$ notes which is to be applied as
                              principal on the US$ notes;

                    o    as a payment to the Class A-2 noteholders of principal
                         on the Class A-2 notes, an amount equal to the lesser
                         of:

                         o    the Class A-2 noteholders' proportionate share of
                              the Class A Principal Distribution Amount; and

                         o    the Principal Amount of all Class A-2 notes;

                                      S-60

          o    fourth, as a payment to the Class B noteholders out of the Class
               B Principal Distribution Amount, an amount equal to the lesser of:

                         o    the Class B Principal Distribution Amount; and

                         o    the aggregate Principal Amount of the Class B
                              notes on that payment date;

          o    fifth, as a payment to the Class C noteholders out of the Class C
               Principal Distribution Amount, an amount equal to the lesser of:

                         o    the Class C Principal Distribution Amount; and

                         o    the aggregate Principal Amount of the Class C
                              notes on that payment date; and

          o    sixth, on the business day immediately following the date on which all Secured Moneys are fully and finally repaid, and only after payment of all amounts referred to in the preceding
               clauses, the issuer trustee first must pay remaining Principal
               Collections to the seller in reduction of the principal
               outstanding under the loan from the seller to the issuer trustee, if any, for the purchase of the housing loans, as a full and final settlement of the obligations of the issuer trustee under that loan and then any remaining amounts to the Residual Income
               Beneficiary as a distribution of capital of the trust.

          The issuer trustee will only make a payment under any of the first five bullet points above if the manager directs it in writing to do so and only to the extent that any Principal Collections remain from which to make the payment after amounts with priority to that payment have been distributed.

REDRAWS AND FURTHER ADVANCES

          The seller, after receiving confirmation that it may do so from the manager, may make redraws or further advances to borrowers under the housing loans. The seller will be reimbursed for any redraw or further advance for which it has not previously been reimbursed.

          On each quarterly Determination Date the manager will determine an amount, not to exceed [*]% of the outstanding principal balance of the notes, which it reasonably anticipates will be required in addition to any prepayments of principal that it anticipates will be received from borrowers during the quarterly collection period in which that quarterly Determination Date occurs, to fund redraws and further advances. The manager will on the day of such determination advise the issuer trustee of the amount so determined.

          In addition to the seller's right of reimbursement, the issuer trustee will, on each business day it receives a direction from the manager to do so, reimburse the seller for redraws or further advances made on or before that business day for which it has not yet received reimbursements but only to the extent of the aggregate of:

                                      S-61

          o    the Redraw Retention Amount for that quarterly collection period to the extent it has been funded; and

          o    any amount which the manager is entitled to direct the issuer trustee to draw under the redraw facility at that time.

          If the manager determines on any business day that there is a Redraw
Shortfall, the manager may on that date direct the issuer trustee in writing to make a drawing under the redraw facility on that business day or any other business day up to the amount which the issuer trustee is permitted to draw under the terms of the redraw facility at that time.

APPLICATION OF PRINCIPAL CHARGE OFFS

ALLOCATING LIQUIDATION LOSSES

          On each quarterly Determination Date, the manager must determine the following, in relation to the aggregate of all Liquidation Losses arising during the related quarterly collection period:

          o    the amount of those Liquidation Losses which are attributable to
               Finance Charge Losses; and

          o    the amount of those Liquidation Losses which are attributable to
               Principal Losses.

The characterization of Liquidation Losses will be made on the basis that all amounts recovered from the enforcement of housing loans actually received by or on behalf of the issuer trustee are applied first against interest, fees and other enforcement expenses, other than expenses related to property restoration, relating to that housing loan, and then against the principal outstanding on the housing loan and expenses related to property restoration relating to that housing loan.

INSURANCE CLAIMS

          If, on any monthly Determination Date, the manager determines that there has been a Liquidation Loss in relation to a housing loan during the immediately preceding monthly collection period, the manager will direct the servicer, promptly, and in any event so that the claim is made within the time limit specified in the relevant mortgage insurance policy without the amount of the claim becoming liable to be reduced by reason of delay, to make a claim under that mortgage insurance policy if it has not already done so.

          Upon receipt of any amount under a claim, the manager must determine which part of the amount is attributable to interest, fees and other amounts in the nature of income, and which part of the amount is attributable to principal.

          If a claim on account of a Principal Loss may not be made, or is reduced, under the mortgage insurance policy for any reason, including the following:

          o    the maximum amount available under the mortgage insurance policy has been exhausted;

                                      S-62

          o    the mortgage insurance policy has been terminated in respect of that housing loan;

          o    the mortgage insurer is entitled to reduce the amount of the claim; or

          o    the mortgage insurer defaults in payment of a claim;

then a "MORTGAGE SHORTFALL" will arise if:

          o    the total amount recovered and recoverable under the mortgage insurance policy attributable to principal; plus

          o    any damages or other amounts payable by the seller or the
               servicer under or in respect of the master trust deed, the supplementary terms notice or the servicing agreement relating to the housing loan which the manager determines to be on account of principal,

is insufficient to meet the full amount of the Principal Loss.

          The aggregate amount of all Mortgage Shortfalls for a collection period will be applied to reduce the Stated Amounts of the notes as described in the following subsection.

PRINCIPAL CHARGE OFFS

          If the Principal Charge Offs for any quarterly collection period exceed the Excess Available Income calculated on the quarterly Determination
Date for that quarterly collection period, the manager must do the following, on and with effect from the quarterly payment date immediately following the end of the quarterly collection period:

          o    reduce pari passu and rateably as between themselves the Stated
               Amount of the Class C notes by the amount of that excess until the Stated Amount of the Class C notes is zero;

          o    if the Stated Amount of the Class C notes is zero and any amount of that excess has not been applied under the preceding
               paragraph, reduce pari passu and rateably as between themselves the Stated Amount of the Class B notes by the amount of that excess until the Stated Amount of the Class B notes is zero; and

          o    if the Stated Amount of the Class B notes is zero and any amount of that excess has not been applied under the preceding
               paragraph, reduce pari passu and rateably as between the Class A notes and the redraw facility with respect to the balance of that excess:

                    o    rateably as between each of the Class A notes, the
                         Stated Amount of each of the Class A notes (or, where
                         applicable, the US$ Equivalent of the amount of that
                         excess which is so attributable), until the Stated
                         Amount of that Class A note is zero; and

                                      S-63

                    o    the Redraw Stated Amount under the redraw facility,
                         applied against draws under the redraw facility in
                         reverse chronological order of their drawdown dates,
                         until the Redraw Stated Amount is zero.

PAYMENTS INTO US$ ACCOUNT

          The principal paying agent will open and maintain a US$ account into which the currency swap provider will deposit amounts denominated in US$. The issuer trustee will direct the currency swap provider to pay all amounts denominated in US$ payable to the issuer trustee by the currency swap provider under the US$ currency swap into the US$ account or to the principal paying agent on behalf of the issuer trustee. If any of the issuer trustee, the manager or the servicer receives any amount denominated in US$ from the currency swap provider under the currency swap, they will also promptly pay that amount to the credit of the US$ account.

          [The manager will have the discretion and duty to recommend to the issuer trustee, in writing, the manner in which any moneys in the US$ account will be invested. Each investment of moneys on deposit in the US$ account will be in Authorized Investments that will mature not later than the business day preceding the applicable payment date.]

PAYMENTS OUT OF US$ ACCOUNT

          The issuer trustee will, on the direction of the manager or will require that the principal paying agent, on behalf of the issuer trustee, distribute the following amounts from the US$ account in accordance with the note trust deed and the agency agreement on each payment date pro rata between the relevant notes and to the extent payments relating to the following amounts were made to the currency swap provider:

          o    interest on the US$ notes;

          o    reinstating the Stated Amount of the US$ notes, to the extent of
               Carryover Class A Charge Offs in respect of the US$ notes; and

          o    principal on the US$ notes, until their outstanding principal balance is reduced to zero.

PRIORITIES UNDER THE SECURITY TRUST DEED

          The proceeds from the enforcement of the security trust deed are to be applied in the order of priority set forth in this subsection, subject to any other priority which may be required by statute or law. Certain federal taxes, unpaid wages, long service leave, annual leave and similar employee benefits and certain auditor's fees, if any, will be paid prior to the Mortgagees. Subject to the foregoing, the proceeds from enforcement of the security trust deed over the trust assets will be distributed as follows:

          o    first, to pay pro rata:

                    o    any fees and other expenses due to the security
                         trustee, the note trustee, the calculation agent, the
                         note registrar or a paying agent;

                                      S-64

                    o    any unpaid fees and paid expenses incurred in relation
                         to the operation and administration of the trust,
                         including the issuer trustee's fees and expenses; and

                    o    the receiver's remuneration;

          o    second, to pay all costs, charges, expenses and disbursements properly incurred in the exercise of any power by the security trustee, the note trustee, a receiver or an attorney and other amounts payable to the security trustee or note trustee under the security trust deed;

          o    third, to pay unpaid Accrued Interest Adjustment due to the seller;

          o    fourth, to pay to the fixed-floating rate swap provider under the fixed-floating rate swap any break fees received by or on behalf of the issuer trustee from a borrower or the mortgage insurer and which have not previously been paid to the fixed-floating rate swap provider;

          o    fifth, to pay, pro rata:

                    o    monetary liabilities of the issuer trustee to all
                         providers of support facilities, other than the
                         currency swap provider;

                    o    monetary liabilities of the issuer trustee to the Class
                         A noteholders;

                    o    unreimbursed redraws and further advances, to the
                         seller; and

                    o    all monetary liabilities of the issuer trustee to the
                         currency swap provider under the currency swap, but
                         without double-counting with payments described above;

          o    sixth, pari passu and rateably, any monetary liabilities of the issuer trustee to Class B noteholders;

          o    seventh, pari passu and rateably, any monetary liabilities of the issuer trustee to Class C noteholders;

          o    eighth, to pay, pari passu and rateably, any amounts not covered in this section owing to any Mortgagee under any transaction document;

          o    ninth, to pay the holder of any subsequent security interest over the assets charged by the security trust deed of which the security trustee has notice of the amount properly secured by the security interest; and

          o    tenth, to pay any surplus to the issuer trustee to be distributed in accordance with the master trust deed.

                                      S-65

          The surplus will not carry interest. If the security trustee pays the surplus to the credit of an account in the name of the issuer trustee with any bank carrying on business in Australia, the security trustee, receiver,
Mortgagee or attorney, as the case may be, will be under no further liability in respect of it.

          With respect to the foregoing, the "A$ EQUIVALENT" of the Principal
Amount owed to the US$ noteholders will be determined by the manager and notified to the issuer trustee as being the A$ amount equal to:

          o    if the currency swap is then in full force and effect, the A$
               exchange rate (as defined in the supplementary terms notice)
               multiplied by the aggregate amount of Secured Monies owing with respect to the US$ notes; or

          o    if the currency swap is not then in full force and effect, the spot rate of exchange advised to the security trustee by the manager which is used for calculation of amounts payable on the occurrence of an early termination date under the currency swap multiplied by the aggregate amount of Secured Monies owing with respect to the US$ notes.

          Upon enforcement of the security created by the security trust deed, the net proceeds thereof may be insufficient to pay all amounts due on redemption to the noteholders. Any claims of the noteholders remaining after realization of the security and application of the proceeds as aforesaid will, except in limited circumstances, be extinguished.

RESIDUAL INTERESTS

          [Crusade Management Limited, an affiliate of St.George Bank, will be entitled to receive any residual cash flow from the housing loans. Crusade
Management Limited may transfer its right to receive that residual cash flow to any of its affiliates or to any other person or entity.]

REPORTS TO NOTEHOLDERS

          On each quarterly Determination Date, the manager will, in respect of the collection period ending before that Determination Date, deliver to the principal paying agent, the note trustee and the issuer trustee, a noteholder's report containing the following information: [Insert description of information].

          [The [note trustee] will promptly provide that noteholder's report to each registered noteholder.]

          Unless and until definitive US$ notes are issued beneficial owners will receive reports and other information provided for under the transaction documents only if, when and to the extent provided by DTC and its participating organizations.

          Unless and until definitive US$ notes are issued, periodic and annual unaudited reports containing information concerning the trust and the US$ notes will be prepared by the manager and sent by [___________________] to DTC. DTC and its participants will make such reports available to the holders of interests in the US$ notes in accordance with the rules, regulations and

                                      S-66

procedures creating and affecting DTC. However, such reports will not be sent directly to each beneficial owner while the US$ notes are in book-entry form.
Upon the issuance of fully registered, certificated notes, such reports will be sent directly by [_____________] to each US$ noteholder. Such reports will not constitute financial statements prepared in accordance with generally accepted accounting principles. The manager will file with the SEC such periodic reports as are required under the Exchange Act, and the rules and regulations of the SEC thereunder. However, in accordance with the Exchange Act and the rules and regulations of the SEC thereunder, the manager expects that the obligation to file such reports will be terminated following the end of [*] [*]. Unless information relating to changes in the pool of housing loans is included in a report described above, and such report is received by the noteholders, noteholders will not be notified of changes in the pool of housing loans.

                               THE REDRAW FACILITY

REDRAWS AND FURTHER ADVANCES

          If the seller consents to a redraw or a further advance, it will transmit funds in the amount of the redraw or the further advance to the borrower.

          The seller is entitled to be reimbursed for the amount of any redraws and any further advance on any of the housing loans which it pays to borrowers:

          o    first, from Principal Collections available at the time the redraw or the further advance is made;

          o    second, from any available Redraw Retention Amount; and

          o    third, from drawings under the redraw facility agreement, to the extent that it is available.

          The seller will be reimbursed for redraws and further advances from
Principal Collections in priority to principal payments on the notes.

THE REDRAW FACILITY AGREEMENT

          Under the redraw facility agreement, the redraw facility provider agrees to make advances to the issuer trustee for the purpose of reimbursing redraws and further advances made by the seller to the extent that Principal
Collections and the available Redraw Retention Amount are insufficient to fund redraws and further advances. Under the redraw facility, the redraw facility provider agrees to make advances to the issuer trustee up to the redraw limit.
The redraw limit is equal to [0.5]% of the aggregate Stated Amount of the notes, as adjusted by the manager on each anniversary of the redraw facility agreement or any other amount as agreed between the redraw facility provider, the issuer trustee and the manager. At the closing date, the redraw limit will be A$[*].
The redraw limit may not be increased without written confirmation from the rating agencies that the increase would not result in a downgrading or withdrawal of the rating for the notes then outstanding. The initial term of the redraw facility is 364 days. The redraw

                                      S-67

facility provider may cancel all or part of the redraw limit at any time immediately on giving notice to the issuer trustee and the manager.

DRAWING ON THE REDRAW FACILITY

          A drawing may be made under the redraw facility only for the purpose of funding a Redraw Shortfall or to repay a previous draw under the redraw facility. If at any time during the term of the redraw facility, the manager determines that there is a Redraw Shortfall, it may direct the issuer trustee to draw down on the redraw facility for an amount equal to the lesser of:

          o    the Redraw Shortfall; and

          o    the redraw limit less the greater of zero and the Redraw Stated
               Amount, provided that for the purpose of this calculation, it is assumed that all draws under the redraw facility due to be repaid on or before the date of the drawdown have been repaid.

CONDITIONS PRECEDENT TO DRAWING

          The obligations of the redraw facility provider to make available each draw under the redraw facility are subject to the conditions precedent that:

          o    there is currently no event of default under the redraw facility;
               and

          o    the representations and warranties by the issuer trustee in the redraw facility agreement are true as of the date of the relevant drawdown notice and the relevant drawdown date as though they had been made at that date in respect of the current facts and circumstances.

AVAILABILITY FEE

          An availability fee accrues daily from the date of the redraw facility agreement at a rate of [0.10%] per annum on an amount equal to the redraw limit, less the Redraw Principal Outstanding. The availability fee is payable on each quarterly payment date and on termination of the redraw facility. The availability fee is calculated on the actual number of days elapsed and a year of 365 days.

INTEREST

          With respect to any draws under the redraw facility made by the redraw facility provider, interest will accrue from day to day on the amount of each such Redraw Advance from the date of its advance at a rate equal to the One
Month Bank Bill Rate plus a margin, calculated on the basis of the actual number of days elapsed since the advance and a year of 365 days. The margin will be
[0.30]% per annum, unless the draw has been outstanding for twelve months or more, at which time the margin will be [0.40]% per annum for that draw. The interest will be payable on each payment date and on termination of the redraw facility. To the extent any interest is not paid on a payment date, the amount of the unpaid interest will be capitalized and interest will accrue on any such unpaid interest from that payment date.

                                      S-68

REPAYMENT OF DRAWS ON THE REDRAW FACILITY

          The issuer trustee will, at the direction of the manager, repay unreimbursed draws under the redraw facility on the following payment date and on the date of termination of the redraw facility, to the extent that there are funds available for such payment. It is not an event of default if the issuer trustee does not have funds available to repay the full amount of the unreimbursed draw on the following payment date.

EVENTS OF DEFAULT UNDER THE REDRAW FACILITY AGREEMENT

          It is an event of default under the redraw facility agreement if:

          o    an amount is available for payment to the redraw facility
               provider under the redraw facility agreement, and the issuer trustee does not pay that amount within 10 business days of its due date;

          o    an Insolvency Event occurs in relation to the trust;

          o    an Insolvency Event occurs in relation to the issuer trustee, and a successor trustee of the trust is not appointed within 30 days of that Insolvency Event;

          o    the Termination Date occurs in relation to the trust; or

          o    an event of default under the security trust deed occurs and any action is taken to enforce the security interest under the security trust deed over the assets of the trust.

CONSEQUENCES OF AN EVENT OF DEFAULT

          At any time after an event of default under the redraw facility agreement, the redraw facility provider may do all or any of the following:

          o    declare all moneys actually or contingently owing under the redraw facility agreement immediately due and payable and the issuer trustee will be required immediately to pay the principal outstanding together with interest, fees and all such other moneys; and

          o    cancel the redraw limit.

TERMINATION

          The redraw facility will terminate on the earliest of the following:

          o    the date on which the notes are redeemed in full;

          o    the date on which the redraw facility provider declares the redraw facility agreement terminated following an event of default under the redraw facility agreement;

          o    the date on which the issuer trustee enters into a replacement redraw facility;

                                      S-69

          o    the date on which Crusade Management Limited retires or is removed as manager;

          o    the date on which the issuer trustee has canceled all of the redraw limit;

          o    the date which is one year after the final maturity date of the notes;

          o    the date on which the redraw limit is cancelled in full by the redraw facility provider, which it may do at any time; and

          o    364 days from the date of the redraw facility agreement, unless the redraw facility provider has agreed to extend the term of the redraw facility in accordance with the terms of the redraw facility.

                              HEDGING ARRANGEMENTS

THE INTEREST RATE SWAPS

[Description of the interest rate swap agreements and the related swap providers for the trust.]

THE CURRENCY SWAP

[Description of the currency swap arrangement and the related swap providers for the trust.]

                       PREPAYMENT AND YIELD CONSIDERATIONS

          The following information is given solely to illustrate the effect of prepayments of the housing loans on the weighted average life of the US$ notes under the stated assumptions and is not a prediction of the prepayment rate that might actually be experienced.

GENERAL

          The rate of principal payments and aggregate amount of distributions on the notes and the yield to maturity of the notes will relate to the rate and timing of payments of principal on the housing loans. The rate of principal payments on the housing loans will in turn be affected by the amortization schedules of the housing loans (including Interest Based repayment option housing loans) and by the rate of principal prepayments, including for this purpose prepayments resulting from refinancing, liquidations of the housing loans due to defaults, casualties, condemnations and repurchases by the seller.
Subject, in the case of fixed rate housing loans, to the payment of applicable fees, the housing loans may be prepaid by the mortgagors at any time.

PREPAYMENTS

          Prepayments, liquidations and purchases of the housing loans, including optional purchase of the remaining housing loans in connection with the termination of the trust, will result in early distributions of principal amounts on the notes. Prepayments of principal may occur in the following situations:

          o    refinancing by mortgagors with other financiers;

                                      S-70

          o    receipt by the issuer trustee of enforcement proceeds due to a mortgagor having defaulted on its housing loan;

          o    receipt by the issuer trustee of insurance proceeds in relation to a claim under a mortgage insurance policy in respect of a housing loan;

          o    repurchase by the seller as a result of a breach by it of certain representations, less the principal balance of any related substituted loan, if any;

          o    receipt by the trust of any net amount attributable to principal from another trust established under the master trust deed with respect to the substitution of a housing loan;

          o    repurchase of the housing loans as a result of an optional termination or a redemption for taxation or other reasons;

          o    receipt of proceeds of enforcement of the security trust deed prior to the final maturity date of the notes; or

          o    receipt of proceeds of the sale of housing loans if the trust is terminated while notes are outstanding, for example, if required by law, and the housing loans are then either:

          o    repurchased by St.George Bank under its right of first refusal;
               or

          o    sold to a third party.

          The prepayment amounts described above are reduced by:

          o    principal draws;

          o    repayment of redraw advances; and

          o    the Redraw Retention Amount retained in the collection account.

          Since the rate of payment of principal of the housing loans cannot be predicted and will depend on future events and a variety of factors, no assurance can be given to you as to this rate of payment or the rate of principal prepayments. The extent to which the yield to maturity of any note may vary from the anticipated yield will depend upon the following factors:

          o    the degree to which a note is purchased at a discount or premium;
               and

          o    the degree to which the timing of payments on the note is
               sensitive to prepayments, liquidations and purchases of the housing loans.

          A wide variety of factors, including economic conditions, the availability of alternative financing and homeowner mobility may affect the trust's prepayment experience with respect to the housing loans. In particular, under Australian law, unlike the law of the United States,

                                      S-71

interest on loans used to purchase a principal place of residence is not ordinarily deductible for taxation purposes.

WEIGHTED AVERAGE LIVES

          The weighted average life of a note refers to the average amount of time that will elapse from the date of issuance of the note to the date each
U.S. dollar in respect of principal repayable under the note is reduced to zero.

          Usually, greater than anticipated principal prepayments will increase the yield on notes purchased at a discount and will decrease the yield on notes purchased at a premium. The effect on your yield due to principal prepayments occurring at a rate that is faster or slower than the rate you anticipated will not be entirely offset by a subsequent similar reduction or increase, respectively, in the rate of principal payments. The amount and timing of delinquencies and defaults on the housing loans and the recoveries, if any, on defaulted housing loans and foreclosed properties will also affect the weighted average life of the notes.

          The following table is based on a constant prepayment rate model.
Constant prepayment rate represents an assumed constant rate of prepayment each month, expressed as a per annum percentage of the principal balance of the pool of mortgage loans for that month. Constant prepayment rate does not purport to be a historical description of prepayment experience or a prediction of the anticipated rate of prepayment of any pool of housing loans, including the housing loans in your pool. Neither of the seller nor the manager believes that any existing statistics of which it is aware provide a reliable basis for noteholders to predict the amount or timing of receipt of housing loan prepayments.

          The following table is based upon the assumptions in the following paragraph, and not upon the actual characteristics of the housing loans. Any discrepancies between characteristics of the actual housing loans and the assumed housing loans may have an effect upon the percentages of the principal balances outstanding and weighted average lives of the notes set forth in the table. Furthermore, since these discrepancies exist, principal payments on the notes may be made earlier or later than the table indicates.

         For the purpose of the following table, it is assumed that:

          o    the housing loan pool consists of fully-amortizing housing loans having the following approximate characteristics:*

                                      S-72

                   REMAINING                                     REMAINING
              AGGREGATE PRINCIPAL               ORIGINAL TERM     TERM TO
                     AMOUNT         INTEREST   TO MATURITY IN   MATURITY IN
POOL NUMBER           A$            RATE %**      MONTHS**        MONTHS**
-----------   -------------------   --------   --------------   -----------
1                     $                  %
2                     $                  %
3                     $                  %
4                     $                  %
5                     $                  %
6                     $                  %
                      ---             ---            ---            ---
Total                 $                  %
                      ===             ===            ===            ===

*    TOTALS MAY NOT SUM EXACTLY DUE TO ROUNDING

**   WEIGHTED AVERAGE

          o    the cut-off date is the close of business on [*];

          o    closing date for the notes is [*];

          o    payments on the notes are made on the quarterly payment date, regardless of the day on which payment actually occurs,
               commencing in [*] and are made in accordance with the priorities described in this prospectus;

          o    the housing loans are subject to a constant rate of principal repayment, that is, the repayment of unscheduled principal
               (expressed as a rate per annum). Each constant rate of principal repayment assumes a rate of principal repayment of the housing loans of 0% per annum upon origination and thereafter increasing on a linear basis during the first 30 months to a constant rate of principal repayment level set out in the table below. For example, a 30% constant rate of principal repayment assumes a rate of principal prepayment of the housing loans of 1.0% per annum in the initial month following origination and an
               additional 1.0% per annum in each month thereafter until the thirtieth month following origination from which time 30%
               constant rate of principal repayment assumes a constant rate of principal prepayment of the housing loans of 30% per annum.

          o    The seasoning of the housing loans is [*] months;

          o    the scheduled monthly payments of principal and interest on the housing loans will be timely delivered on the first day of each month, including in the month of [*], which will have principal payments based on one full month's collections, with no defaults;

          o    there are no redraws, further advances, substitutions or payment holidays with respect to the housing loans;

          o    all prepayments are prepayments in full received on the last day of each month and include 30 days' interest on the prepayment;

          o    principal collections are distributed according to the rules of distribution set forth in this prospectus;

                                      S-73

          o    all payments under the swaps are made as scheduled;

          o    the manager does not direct the issuer trustee to exercise its right of optional redemption of the notes, except with respect to the line titled "Weighted Average Life--To Call (Years)"; and

          o    the exchange rate is US$ [*] = A$1.00.

          It is not likely that the housing loans will pay at any assumed constant prepayment rate to maturity or that all housing loans will prepay at the same rate. In addition, the diverse remaining terms to maturity of the housing loans, and the inclusion of Interest Based repayment option housing loans, could produce slower or faster distributions of principal than indicated
in the tables at the assumed constant prepayment rate specified, even if the weighted average remaining term to maturity of the housing loans is the same as the weighted average remaining term to maturity of the assumptions described in this section. You are urged to make your investment decisions on a basis that includes your determination as to anticipated prepayment rates under a variety of the assumptions discussed in this prospectus as well as other relevant assumptions.

          In the following table, the percentages have been rounded to the nearest whole number and the weighted average life of a class of notes is determined by the following three step process:

          o    multiplying the amount of each payment of principal thereof by the number of years from the date of issuance to the related payment date,

          o    summing the results, and

          o    dividing the sum by the aggregate distributions of principal referred to in the first clause above and rounding to two decimal places.

                                      S-74

              PERCENT OF INITIAL PRINCIPAL BALANCE AT THE FOLLOWING
                     CONSTANT PREPAYMENT RATE PERCENTAGES +

                                         CLASS A-1 NOTES
                                 --------------------------------
DATE                             0%   22%   24%   28%   30%   35%
----                             --   ---   ---   ---   ---   ---
Initial Percent...............

Weighted Average Life --
   To Call (Years)
   To Maturity (Years)

+    Totals may not sum exactly due to rounding.

*    Representing amounts greater than zero and less than 0.50% of the initial bond balance.

                                      S-75

                                 USE OF PROCEEDS

          The proceeds from the sale of the US$ notes, after being exchanged pursuant to the currency swap, will amount to A$ [*] and will be used by the issuer trustee to acquire from the seller equitable title to the housing loans and related mortgages, as well as to fund the liquidity reserve and to acquire other Authorized Investments.

                    UNITED STATES FEDERAL INCOME TAX MATTERS

          The Class A-1 notes will be characterized as debt for U.S. federal income tax purposes. See "United States Federal Income Tax Matters" in the
prospectus.

                             AUSTRALIAN TAX MATTERS

          For a description of the material Australian tax consequences for holders of the US$ notes who are not Australian residents of purchasing, holding and disposing of the US$ notes, see "Australian Tax Matters" in the prospectus.

                              ERISA CONSIDERATIONS

          Subject to the considerations discussed under "ERISA Considerations"
in the prospectus, the US$ notes are eligible for purchase by Benefit Plans (as defined in the prospectus).

                              RATINGS OF THE NOTES

          The issuance of the Class A-1 notes and the Class A-2 notes will be conditioned on obtaining a rating of AAA by S&P and Fitch Ratings and Aaa by
Moody's. The issuance of the Class B notes will be conditioned on obtaining a rating of AA by S&P and Fitch Ratings. The issuance of the Class C notes will be conditioned on obtaining a rating of A by S&P and AA- by Fitch Ratings. You should independently evaluate the security ratings of each class of notes from similar ratings on other types of securities. A security rating is not a recommendation to buy, sell or hold securities. A rating does not address the market price or suitability of the notes for you. A rating may be subject to revision or withdrawal at any time by the rating agencies. The rating does not address the expected schedule of principal repayments other than to say that principal will be returned no later than the final maturity date of the notes.
The ratings of the Class A notes will be based primarily on the creditworthiness of the housing loans, the subordination provided by the Class B notes and the
Class C notes with respect to the Class A notes, the availability of excess interest collections after payment of interest on the notes and the trust's expenses, the mortgage insurance policies, the creditworthiness of the swap providers and the mortgage insurer and the foreign currency rating of Australia.
The Commonwealth of Australia's current foreign currency long term debt rating is AAA by S&P, Aaa by Moody's and AA+ by Fitch Ratings. In the context of an asset securitization, the foreign currency rating of a country reflects, in general, a rating agency's view of the likelihood that cash flow on the assets in such country's currency will be permitted to be sent outside of that country.
None of the rating agencies have been involved in the preparation of this prospectus supplement or the prospectus.

                                      S-76

          The fees paid by [St.George Bank] to the rating agencies at closing include a fee for ongoing surveillance by the rating agencies for so long as the notes are outstanding. However, the rating agencies are under no obligation to continue to monitor or provide a rating on the notes.

                              PLAN OF DISTRIBUTION

UNDERWRITING

          Under the terms and subject to the conditions contained in the underwriting agreement among St.George Bank, the issuer trustee and the manager, the issuer trustee has agreed to sell to the underwriters, for whom [__________]
is acting as representative, and each underwriter has severally agreed to purchase from the issuer trustee, the following respective Principal Amounts of the US$ notes:

UNDERWRITER                                                  PRINCIPAL AMOUNT OF
                                                           CLASS A-1 NOTES (US$)
                                                           ---------------------
                                                                    $[*]
                                                                    $[*]
                                                                    ----
Total                                                               $[*]
                                                                    ====

          The underwriting agreement provides that the underwriters are obligated to purchase all of the US$ notes if any are purchased. The underwriting agreement also provides that if any underwriter defaults, the purchase commitments of non-defaulting underwriters may be increased or the offering may be terminated. The underwriting agreement will be governed by and construed in accordance with the laws of the State of New York.

          The underwriters propose to offer the US$ notes initially at the public offering prices on the cover page of this prospectus and to selling group members at the price less a concession of [*]% of the principal amount per note.
The underwriters and selling group members may reallow a discount not in excess
[*]% of the principal amount per US$ note on sales to other broker/dealers.
After the initial public offering, the public offering price and concessions and discounts to broker/dealers may be changed by the representative of the underwriters.

          St.George Bank estimates that the out-of-pocket expenses for this offering will be approximately US$ [*]. Certain of these expenses will be reimbursed by the underwriters on the closing date.

          The notes are a new issue of securities with no established trading market. One or more of the underwriters intends to make a secondary market for the notes. However, they are not obligated to do so and may discontinue making a secondary market for the notes at any time without notice. No assurance can be given as to how liquid the trading market for the notes will be.

          St.George Bank and the manager have agreed to indemnify the underwriters against civil liabilities under the Securities Act of 1933, or contribute to payments which the underwriters may be required to make in that respect.

                                      S-77

         In connection with the offering of the US$ notes, the underwriters, may engage in over-allotment, stabilizing transactions and syndicate covering transactions.

     o    Over-allotment involves sales in excess of the offering size, which creates a short position for the underwriters.

     o    Stabilizing transactions involve bids to purchase the US$ notes in the open market for the purpose of pegging, fixing or maintaining the price of the US$ notes.

     o    Syndicate covering transactions involve purchases of the US$ notes in the open market after the distribution has been completed in order to cover short positions.

Stabilizing transactions and syndicate covering transactions may cause the price of the US$ notes to be higher than it would otherwise be in the absence of these transactions. If the underwriters engage in stabilizing or syndicate covering transactions, they may discontinue them at any time.

          In the ordinary course of its business, some of the underwriters and some of their affiliates have in the past and may in the future engage in commercial and investment banking activities with St.George Bank and its affiliates. In addition, one of the underwriters, [_________________], is affiliated with the currency swap provider, [_________________].

OFFERING RESTRICTIONS

THE UNITED KINGDOM

          Each underwriter has agreed that (a) it has complied with and will comply with all applicable provisions of the FSMA with respect to anything done in relation to the US$ notes in, from or otherwise involving the United Kingdom;
and (b) it has only communicated or caused to be communicated, and will only communicate or cause to be communicated, an invitation or inducement to engage in investment activity (within the meaning of Section 21 of the FSMA) received by it in connection with the issue or sale of any US$ notes in circumstances in which Section 21(1) of the FSMA does not apply to the issuer trustee.

          Neither this prospectus supplement nor the prospectus nor the US$
notes have been, or will be, available to other categories of persons in the
United Kingdom and no-one falling outside such categories is entitled to rely on, and must not act on, any information in this prospectus. The communication of this prospectus supplement and the prospectus to any person in the United
Kingdom other than the categories stated above is unauthorized and may contravene the FSMA.

REPUBLIC OF IRELAND

          Each underwriter has agreed that it has complied with and will comply with all applicable provisions of the Irish Companies Acts 1963-2005, the
Investment Intermediaries Act, 1995 (as amended) including, without limitation,
Sections 9 and 50, and will conduct itself in accordance with any Code of
Conduct drawn up pursuant to Section 37 with respect to anything done by it in relation to the US$ notes.

                                      S-78

SINGAPORE

          Each underwriter has acknowledged that (1) this prospectus supplement and the prospectus have not been and will not be registered as a prospectus with the Monetary Authority of Singapore and (2) the US$ notes are offered by the issuer trustee pursuant to exemptions invoked under the Securities and Futures
Act, Chapter 289 of Singapore (the "SFA"). Accordingly, each underwriter has represented and agreed that neither this prospectus supplement nor the prospectus nor any other document or material in connection with the offer or sale, or invitation for subscription or purchase of the US$ notes will be distributed or circulated by it nor will the US$ notes be offered or sold, or be made the subject of an invitation for subscription or purchase, whether directly or indirectly in Singapore other than to (i) persons in Singapore under circumstances in which any offer, sale or invitation of US$ notes does not constitute an offer, sale or invitation to the public in Singapore; or (ii) the public or any member of the public in Singapore pursuant to, and in accordance with the conditions of, an exemption invoked under Sub-division (4) of Division
1 of Part XIII of or other applicable provision of the SFA and to persons to whom any US$ notes may be offered or sold under any such exemptions.

HONG KONG

          Each underwriter has represented and agreed that:

          o    it has not offered or sold and will not offer or sell in Hong
               Kong, by means of any document, any US$ notes other than:

               o    to persons whose ordinary business is to buy or sell shares or debentures (whether as principal or agent) or to
                    "professional investors" as defined in the Securities and
                    Futures Ordinance (Cap. 571) of Hong Kong and any rules made under that ordinance; or

               o    in other circumstances which do not result in the document being a "prospectus" as defined in the Companies Ordinance
                    (Cap. 32) of Hong Kong or which do not constitute an offer to the public within the meaning of that ordinance; and

          o    it has not issued or had in its possession for the purposes of issue, any advertisement, invitation or document relating to the
               US$ notes, whether in Hong Kong or elsewhere, which is directed at, or the contents of which are likely to be accessed or read by, the public of Hong Kong (except if permitted to do so under the securities laws of Hong Kong) other than with respect to US$
               notes which are or are intended to be disposed of only to persons outside Hong Kong or only to "professional investors" as defined in the Securities and Futures Ordinance (Cap. 571) of Hong Kong
               and any rules made thereunder.

AUSTRALIA

          No offering circular, prospectus or other disclosure document in relation to any US$ notes has been lodged with the Australian Securities and
Investments Commission or the Australian Stock Exchange Limited. The US$ notes may not, in connection with their initial

                                      S-79

distribution, be offered or sold, directly or indirectly, in the Commonwealth of
Australia, its territories or possessions, or to any resident of Australia. Each underwriter has severally represented and agreed that it:

          o    has not, directly or indirectly, offered for issue or sale or invited applications for the issue of or for offers to purchase nor has it sold, the US$ notes;

          o    will not, directly or indirectly, offer for issue or sale or invite applications for the issue of or for offers to purchase nor will it sell the US$ notes; and

          o    has not distributed and will not distribute any draft,
               preliminary or definitive prospectus, or any advertisement or other offering material relating to any US$ notes,

in Australia, its territories or possessions unless:

          o    the amount payable for the US$ notes on acceptance of the offer by each offeree or invitee is a minimum amount of A$500,000 (or its equivalent in another currency) (disregarding amounts, if any, lent by Crusade Management Pty Limited or other person offering the notes or any associate of them) or the offer or invitation is otherwise an offer or invitation for which no disclosure is required to be made under Part 6D.2 of the
               Corporations Act 2001 (Cth) and the Corporations Regulations made under the Corporations Act 2001 (Cth); and

          o    the offer, invitation or distribution complies with all
               applicable laws, regulations and directives in relation to the offer, invitation or distribution and does not require any document to be lodged with the Australian Securities and
               Investments Commission or the Australian Stock Exchange.

          Each underwriter has agreed that it must offer the US$ notes for which it subscribes for sale within 30 days of the issue of those US$ notes. Such offer must only be by one of the following means (or a combination thereof):

          o    as a result of negotiations being initiated by the underwriter publicly in electronic form on Reuters or the Bloomberg System or any other electronic financial information system which is used by financial markets for dealing in notes such as the US$ notes, specifying in such offer the name of the issuer, the name of the issuer trust, the maturity date of the US$ notes, the principal amount of the US$ notes and the price at which the US$ notes are offered for sale; or

          o    by the underwriter offering those US$ notes for sale to at least
               10 persons, each, an "INVESTOR", each of whom must be:

                    o    carrying on a business of providing finance, or
                         investing or dealing in securities, in the course of
                         operating in the financial markets; and

                    o    not known or reasonably suspected by the underwriter to
                         be an associate within the meaning of Section 128F of
                         the 1936 Act of any of the others; or

                                      S-80

          o    to at least 100 persons who it would be reasonable to regard as either having acquired instruments similar to the US$ notes in the past or as likely to be interested in acquiring US$ notes.

          In addition, each underwriter has agreed that, in connection with the primary distribution of the US$ notes, it will not sell any US$ notes to any person if, at the time of such sale, the employees of the underwriter aware of, or involved in, the sale knew, or had reasonable grounds to suspect that, as a result of such sale, such US$ notes or any interest in such US$ notes were being, or would later be acquired (directly or indirectly) by an Offshore
Associate of the Issuer Trustee other than one acting in the capacity of a dealer, manager or underwriter in relation to the placement of the US$ notes or in the capacity of a clearing house, custodian, funds manager or responsible entity of an Australian registered scheme.

KINGDOM OF SPAIN

          Each underwriter has represented and agreed that the US$ notes may not be offered, sold or distributed in the Kingdom of Spain save in accordance with the requirements of the Spanish Securities Market Law of 28 July 1988 (Ley
24/1988, de 28 de julio, del Mercado de Valores) as amended and restated, and
Royal Decree 291/1992, of 27 March, on Issues and Public Offerings of Securities
(Real Decreto 291/1992, de 27 de marzo, sobre Emisiones y Ofertas Publicas de
Venta de Valores) as amended and restated and the decrees and regulations made thereunder. Neither the US$ notes nor the prospectus have been verified or registered in the administrative registries of the Spanish Securities Markets
Commission (Comision Nacional del Maercado de Valores). Accordingly, the US$
notes may not be sold, offered or distributed in Spain except in circumstances which do not constitute a public offer of securities in Spain within the meaning of the Spanish Securities Market Law and further relevant legislation or without complying with all legal and regulatory requirements in relation thereto.

OTHER JURISDICTIONS

          The distribution of this prospectus supplement and the prospectus and the offering and sale of the US$ notes in certain other foreign jurisdictions may be restricted by law. The US$ notes may not be offered or sold, directly or indirectly, and neither this prospectus nor any form of application, advertisement or other offering material may be issued, distributed or published in any country or jurisdiction, unless permitted under all applicable laws and regulations. Each underwriter has agreed to comply with all applicable securities laws and regulations in each jurisdiction in which it purchases, offers, sells or delivers US$ notes or possesses or distributes this prospectus supplement, the prospectus or any other offering material.

                               GENERAL INFORMATION

AUTHORIZATION

          The issuer trustee has obtained all necessary consents, approvals and authorizations in connection with the issue and performance of the US$ notes.
The issue of the US$ notes has been authorized by the resolutions of the board of directors of Perpetual Trustees Consolidated Limited passed on [*].

                                      S-81

LITIGATION

          The issuer trustee is not, and has not been, involved in any litigation or arbitration proceedings that may have, or have had during the twelve months preceding the date of this prospectus supplement, a significant effect on its financial position nor, so far as it is aware, are any such litigation or arbitration proceedings pending or threatened. [Describe briefly any legal proceedings pending against St.George Bank, Crusade Management Limited or any trustee, or of which any property of the foregoing is the subject, that is material to noteholders. Include similar information as to any such proceedings known to be contemplated by governmental authorities.]

DTC, EUROCLEAR AND CLEARSTREAM, LUXEMBOURG

          The US$ notes have been accepted for clearance through DTC, Euroclear and Clearstream, Luxembourg with the CUSIP number [*], ISIN [*] and Common Code
[*].

                                  ANNOUNCEMENT

          By distributing or arranging for the distribution of this prospectus to the underwriters and the persons to whom this prospectus is distributed, the issuer trustee announces to the underwriters and each such person that:

          o    the US$ notes will initially be issued in the form of book-entry notes and will be held by Cede & Co., as nominee of DTC;

          o    in connection with the issue, DTC will confer rights in the US$
               notes to the noteholders and will record the existence of those rights; and

          o    as a result of the issue of the US$ notes in this manner, these rights will be created.

                                  LEGAL MATTERS

          Mayer, Brown, Rowe & Maw LLP, New York, New York, will pass upon some legal matters with respect to the US$ notes, including the material U.S. federal income tax matters, for St.George Bank and Crusade Management Limited. Allens
Arthur Robinson, Sydney, Australia, will pass upon some legal matters, including the material Australian tax matters, with respect to the US$ notes for St.George
Bank and Crusade Management Limited. [____________] will act as United States legal counsel to the underwriters.

                                      S-82

                                    GLOSSARY
                                 [TO BE UPDATED]

1936 ACT                         means the Income Tax Assessment Act 1936 (Cth)

A$ CLASS A-1 INTEREST AMOUNT     means, for any quarterly payment date, in
                                 relation to a confirmation for US$ notes, the
                                 amount, in Australian dollars, which is
                                 calculated:

                                      o    on a daily basis at the applicable
                                           rate set out in the currency swap
                                           relating to the US$ notes, which will
                                           be AUD-BBR-BBSW, as defined in the
                                           Definitions of the International
                                           Swaps and Derivatives Association,
                                           Inc., at the first day of the
                                           Interest Period ending on, but
                                           excluding, that payment date with a
                                           designated maturity of 90 days or, in
                                           the case of the first Interest
                                           Period, the rate will be determined
                                           by the linear interpolation of 30
                                           days and 60 days plus a margin;

                                      o    on the Class A-1 A$ Equivalent of the
                                           aggregate of the outstanding
                                           principal balance of the US$ notes as
                                           of the first day of the Interest
                                           Period ending on, but excluding, that
                                           payment date; and

                                      o    on the basis of the actual number of
                                           days in that Interest Period and a
                                           year of 365 days.

A$ EQUIVALENT                    see page [___].

ACCRUED INTEREST ADJUSTMENT      means the amount equal to any interest and fees
                                 accrued on the housing loans up to, but
                                 excluding, the closing date and which were
                                 unpaid as of the close of business on the
                                 closing date.

                                      S-83

APPROVED BANK                    means:

                                      o    a bank, other than St.George Bank,
                                           which has a short term rating of at
                                           least A-1+ from S&P, P-1 from Moody's
                                           and F1 from Fitch Ratings;

                                      o    a bank, including St.George Bank,
                                           which has a short term rating of at
                                           least F1 from Fitch Ratings, P-1 from
                                           Moody's and A-1 from S&P, provided
                                           that the total value of deposits held
                                           by the bank in relation to a trust
                                           does not exceed twenty percent of the
                                           sum of the aggregate of the Stated
                                           Amounts of the notes; or

                                      o    St.George Bank, provided that:

                                           o    St.George Bank has a short term
                                                rating of at least F1 from Fitch
                                                Ratings, P-1 from Moody's and
                                                A-1+ from S & P; or

                                           o    if St.George Bank does not have
                                                a short term rating of at least
                                                F1 from Fitch Ratings, P-1 from
                                                Moody's and A-1+ from S&P, the
                                                rating agencies have confirmed
                                                that the holding of a bank
                                                account by the issuer trustee
                                                with St.George Bank will not
                                                result in a downgrading of the
                                                credit rating assigned or to be
                                                assigned to the notes.

APRA                             means the Australian Prudential Regulatory
                                 Authority

ARREARS PERCENTAGE               means for any month the unpaid balance of all
                                 housing loans which at the end of that month
                                 are delinquent for 60 or more consecutive days,
                                 divided by the aggregate unpaid balance of all
                                 housing loans at the end of that month.

ATO                              see page [__]

AUTHORIZED INVESTMENTS           consist of the following:

                                      S-84

                                      o    loans secured by mortgages, those
                                           mortgages, other related securities
                                           and receivable rights;

                                      o    cash on hand or at an Approved Bank;

                                      o    other receivables, receivables
                                           securities and receivable rights
                                           approved by the manager and
                                           acceptable to the issuer trustee
                                           (that acceptance not to be
                                           unreasonably withheld);

                                      o    bonds, debentures, stock or treasury
                                           bills of any government of an
                                           Australian jurisdiction;

                                      o    debentures or stock of any public
                                           statutory body constituted under the
                                           law of any Australian jurisdiction
                                           where the repayment of the principal
                                           is secured and the interest payable
                                           on the security is guaranteed by the
                                           government of an Australian
                                           jurisdiction;

                                      o    notes or other securities of any
                                           government of an Australian
                                           jurisdiction;

                                      o    deposits with, or the acquisition of
                                           certificates of deposit, whether
                                           negotiable, convertible or otherwise,
                                           of, an Approved Bank;

                                      o    bills of exchange which at the time
                                           of acquisition have a remaining term
                                           to maturity of not more than 200
                                           days, accepted or endorsed by an
                                           Approved Bank;

                                      o    securities which are "mortgage-backed
                                           securities" within the meaning of
                                           each of the Duties Act, 1997 of New
                                           South Wales, the Duties Act, 2000 of
                                           Victoria, the Duties Act, 2001 of
                                           Queensland and, if applicable, the
                                           Duties Act, 1999 of the Australian
                                           Capital Territory;

                                      o    any other assets of a class of assets
                                           that are:

                                           o    included within the definition
                                                of pool of mortgages under the
                                                Duties Act of 1997 of New South
                                                Wales;

                                           o    included within the definition
                                                of pool of mortgages under the
                                                Duties Act of 2000 of Victoria;

                                           o    included within the definition
                                                of pool of mortgages under the
                                                Duties Act of 2001 of
                                                Queensland; and

                                           o    included within the definition
                                                of pool of mortgages under the
                                                Duties Act of 1999 of the
                                                Australian Capital Territory, if
                                                applicable.

                                      S-85

                                 As used in this definition, expressions will be
                                 construed and, if necessary, read down so that
                                 the notes in relation to the trust constitute
                                 "mortgage-backed securities" for the purposes
                                 of both the Duties Act, 1997 of New South Wales
                                 and the Duties Act, 2000 of Victoria.

                                 Each of the investments in the bullet points
                                 outlined above (other than the first and third
                                 bullet points above) must have a long term
                                 rating of AAA or a short term rating of A-1+,
                                 as the case may be, from S&P, a long term
                                 rating of Aaa or a short term rating of P-1, as
                                 the case may be, from Moody's and a long term
                                 rating of AAA or a short term rating of F1+, as
                                 the case may be, from Fitch Ratings. Each of
                                 the investments (other than the first and third
                                 bullet points above) must mature no later than
                                 the next quarterly payment date following its
                                 acquisition. Each investment must be
                                 denominated in Australian dollars. Each
                                 investment must be of a type which does not
                                 adversely affect the risk weighting expected to
                                 be attributed to the notes by the Bank of
                                 England and must be held by, or in the name of,
                                 the issuer trustee or its nominee.

AVAILABLE INCOME                 see page [__].

CARRYOVER CLASS A CHARGE OFFS    means, on any quarterly Determination Date in
                                 relation to a Class A note, the aggregate of
                                 Class A Charge Offs in relation to that Class A
                                 note prior to that quarterly Determination Date
                                 which have not been reinstated as described in
                                 this prospectus.

CARRYOVER CLASS B CHARGE OFFS    means, on any quarterly Determination Date in
                                 relation to a Class B note, the aggregate of
                                 Class B Charge Offs in relation to that Class B
                                 note prior to that quarterly Determination Date
                                 which have not been reinstated as described in
                                 this prospectus.

CARRYOVER CLASS C CHARGE OFFS    means, on any quarterly Determination Date in
                                 relation to a Class C note, the aggregate of
                                 Class C Charge Offs in relation to that Class C
                                 note prior to that quarterly Determination Date
                                 which have not been reinstated as described in
                                 this prospectus.

CARRYOVER PRINCIPAL CHARGE       means at any date the aggregate of Carryover
OFFS                             Class A Charge Offs, Carryover Class B Charge
                                 Offs, Carryover Class C Charge Offs and
                                 Carryover Redraw Charge Offs at that date.

CARRYOVER REDRAW CHARGE OFFS     means, on any quarterly Determination Date in
                                 relation to the redraw facility, the aggregate
                                 of Redraw Charge Offs prior to that quarterly
                                 Determination Date which have not been
                                 reinstated as described in this prospectus.

CLASS A CHARGE OFF               means a Principal Charge Off allocated against
                                 the Class A notes.

CLASS A-1 A$ EQUIVALENT          means, in relation to an amount denominated or
                                 to be denominated in US$, the amount converted
                                 to and denominated in A$ at the rate of
                                 exchange set forth in the currency swap for the
                                 exchange of United States dollars for
                                 Australian dollars.

                                      S-86

CLASS A PRINCIPAL DISTRIBUTION   means, on any payment date on and after the
AMOUNT                           Stepdown Date, for so long as no Trigger Event
                                 exists, an amount equal to the lesser of:

                                      (a)  the Principal Collections remaining
                                           for distribution; and

                                      (b)  the greater of:

                                           (i)  the aggregate of the Class A-1
                                                A$ Equivalent of the outstanding
                                                principal balance of the US$
                                                notes and the outstanding
                                                principal balance of the Class
                                                A-2 notes, at the beginning of
                                                the related collection period
                                                minus the product of:

                                                (A)  [*]%; and

                                                (B)  the aggregate principal
                                                     balance of the housing
                                                     loans as of the last day of
                                                     the related collection
                                                     period; and

                                           (ii) zero.

CLASS B CHARGE OFF               means a Principal Charge Off allocated against
                                 the Class B notes.

CLASS B PRINCIPAL DISTRIBUTION   means, on any payment date on and after the
AMOUNT                           Stepdown Date, for so long as no Trigger Event
                                 exists, an amount equal to the lesser of:

                                      (a)  the Principal Collections remaining
                                           for distribution after payment of the
                                           Class A Principal Distribution
                                           Amount; and

                                      (b)  the greater of:

                                           (i)  the aggregate of the Class A-1
                                                A$ Equivalent of the outstanding
                                                principal balance of the US$
                                                notes and the outstanding
                                                principal balance of the Class
                                                A-2 notes (after taking into
                                                account the payment of the Class
                                                A Principal Distribution Amount
                                                on such payment date) plus the
                                                outstanding principal balance of
                                                the Class B notes at the
                                                beginning of the related
                                                collection period minus the
                                                product of:

                                                (A)  [*]% and

                                                (B)  the aggregate principal
                                                     balance of the housing
                                                     loans as of the last day of
                                                     the related collection
                                                     period; and

                                           (ii) zero.

                                      S-87

CLASS C CHARGE OFF               means a Principal Charge Off allocated against
                                 the Class C notes.

CLASS C PRINCIPAL DISTRIBUTION   means, on any payment date on and after the
AMOUNT                           Stepdown Date, for so long as no Trigger Event
                                 exists, an amount equal to the lesser of:

                                      (a)  the Principal Collections remaining
                                           for distribution after payment of the
                                           Class A Principal Distribution Amount
                                           and the Class B Principal
                                           Distribution Amount; and

                                      (b)  the greater of:

                                           (i)  the aggregate of the Class A-1
                                                A$ Equivalent of the outstanding
                                                principal balance of the Class
                                                A-1 notes and the outstanding
                                                principal balance of the Class
                                                A-2 notes (after taking into
                                                account the payment of the Class
                                                A Principal Distribution Amount
                                                on such payment date) plus the
                                                outstanding principal balance of
                                                the Class B notes (after taking
                                                into account the payment of the
                                                Class B Principal Distribution
                                                Amount on such payment date)
                                                plus the outstanding principal
                                                balance of the Class C notes at
                                                the beginning of the related
                                                collection period minus the
                                                product of:

                                                (A)  100% and

                                                (B)  the aggregate principal
                                                     balance of the housing
                                                     loans as of the last day of
                                                     the related collection
                                                     period; and

                                           (ii) zero.

CODE                             means the U.S. Internal Revenue Code of 1986,
                                 as amended

DETERMINATION DATE               means a monthly Determination Date or a
                                 quarterly Determination Date (as relevant).

EXCESS AVAILABLE INCOME          see page [__].

FINANCE CHARGE COLLECTIONS       see page [__].

FINANCE CHARGE LOSS              means, with respect to any housing loan,
                                 Liquidation Losses which are attributable to
                                 interest, fees and expenses in relation to the
                                 housing loan.

FMSA                             see page [__].

GST                              see page [__].

                                      S-88

INITIAL PRINCIPAL AMOUNT         means the Principal Amount of the note on its
                                 issue date.

INSOLVENCY EVENT                 means with respect to Perpetual Trustees
                                 Consolidated Limited, in its personal capacity
                                 and as trustee of the trust, the manager, the
                                 servicer, St.George Bank or the custodian, the
                                 happening of any of the following events:

                                      o    except for the purpose of a solvent
                                           reconstruction or amalgamation:

                                           o    an application or an order is
                                                made, proceedings are commenced,
                                                a resolution is passed or
                                                proposed in a notice of
                                                proceedings or an application to
                                                a court or other steps, other
                                                than frivolous or vexatious

                                                applications, proceedings,
                                                notices and steps, are taken
                                                for:

                                                o    the winding up, dissolution
                                                     or administration of the
                                                     relevant corporation; or

                                                o    the relevant corporation to
                                                     enter into an arrangement,
                                                     compromise or composition
                                                     with or assignment for the
                                                     benefit of its creditors or
                                                     a class of them;

                                           o    and is not dismissed, ceased or
                                                withdrawn within 15 business
                                                days;

                                      o    the relevant corporation ceases,
                                           suspends or threatens to cease or
                                           suspend the conduct of all or
                                           substantially all of its business or
                                           disposes of or threatens to dispose
                                           of substantially all of its assets;

                                      o    the relevant corporation is, or under
                                           applicable legislation is taken to
                                           be, unable to pay its debts, other
                                           than as the result of a failure to
                                           pay a debt or claim the subject of a
                                           good faith dispute, or stops or
                                           suspends or threatens to stop or
                                           suspend payment of all or a class of
                                           its debts, except, in the case of
                                           Perpetual Trustees Consolidated
                                           Limited where this occurs in relation
                                           to another trust of which it is the
                                           trustee;

                                      o    a receiver, receiver and manager or
                                           administrator is appointed, by the
                                           relevant corporation or by any other
                                           person, to all or substantially all
                                           of the assets and undertaking of the
                                           relevant corporation or any part
                                           thereof, except, in the case of
                                           Perpetual Trustees Consolidated
                                           Limited where this occurs in relation
                                           to another trust of

                                      S-89

                                           which it is the trustee; or

                                      o    anything analogous to an event
                                           referred to in the four preceding
                                           paragraphs or having a substantially
                                           similar effect occurs with respect to
                                           the relevant corporation.

INTEREST PERIOD                  in relation to a quarterly payment date, means
                                 the period from and including the preceding
                                 quarterly payment date to but excluding the
                                 applicable quarterly payment date. However, the
                                 first and last interest periods are as follows:

                                      o    first: the period from and including
                                           the closing date to but excluding the
                                           first quarterly payment date;

                                      o    last: if the notes are fully retired
                                           upon redemption in full, the period
                                           from and including the quarterly
                                           payment date preceding the date on
                                           which the notes are redeemed in full
                                           to but excluding the day on which the
                                           notes are redeemed in full. If the
                                           notes are not fully retired upon
                                           redemption in full and payment of
                                           principal is improperly refused, the
                                           last interest period will end on the
                                           date on which the note trustee or
                                           principal paying agent receives the
                                           moneys in respect of the notes and
                                           notifies the holders of that receipt
                                           or the date on which the outstanding
                                           principal balance of the note, less
                                           charge offs, has been reduced to
                                           zero; provided that interest on that
                                           note will thereafter begin to accrue
                                           from and including any date on which
                                           the outstanding principal balance of
                                           that note, less charge offs, becomes
                                           greater than zero.

INVESTED AMOUNT                  means for any note on a quarterly determination
                                 date:

                                      o    the Initial Principal Amount of the
                                           note; less

                                      o    the aggregate of all principal
                                           payments previously made on the note.

LIBOR                            means:

                                      o    on the second LIBOR Business Day
                                           before the beginning of each Interest
                                           Period the rate applicable to any
                                           Interest Period for three-month (or,
                                           in the case of the first Interest
                                           Period, the rate will be determined
                                           by linear interpolation of 1 and 2
                                           months) deposits in U.S. dollars
                                           which appears on the Telerate Page
                                           3750 as of 11:00 a.m., London time;
                                           or

                                      S-90

                                      o    if such rate does not appear on the
                                           Telerate Page 3750, the rate for that
                                           Interest Period will be determined as
                                           if the issuer trustee and calculation
                                           agent had specified
                                           "USD-LIBOR-Reference Banks" as the
                                           applicable Floating Rate Option under
                                           the Definitions of the International
                                           Swaps and Derivatives Association,
                                           Inc.

LIBOR BUSINESS DAY               means any day on which commercial banks are
                                 open for business (including dealings in
                                 foreign exchange or foreign currency deposits)
                                 in London.

LIQUIDATION LOSSES               means, with respect to any housing loan for a
                                 collection period, the amount, if any, by which
                                 the Unpaid Balance of a liquidated housing
                                 loan, together with the enforcement expenses
                                 relating to the housing loan, exceeds all
                                 amounts recovered from the enforcement of the
                                 housing loan and the related mortgage,
                                 excluding proceeds of a mortgage insurance
                                 policy.

LIQUIDITY ACCOUNT                means a ledger in the Collection Account.

LIQUIDITY DRAW                   see page [__].

LIQUIDITY LIMIT                  means, at any time, the amount equal to [*]% of
                                 the aggregate outstanding principal amount of
                                 the housing loans at that time.

LIQUIDITY SHORTFALL              means, for any Determination Date, the excess
                                 of the Payment Shortfall over the amount
                                 available for a principal draw.

LVR                              means in relation to a housing loan, the
                                 outstanding amount of that housing loan, plus
                                 any other amount secured by any mortgage for
                                 that housing loan or related housing loans, at
                                 the date of determination divided by the
                                 aggregate value (determined at the time the
                                 relevant mortgage was granted) of the property
                                 subject to the related mortgage for that
                                 housing loan, expressed as a percentage.

MATERIAL ADVERSE EFFECT          means an event which will materially and
                                 adversely affect the amount or the timing of a
                                 payment to a noteholder.

MORTGAGE SHORTFALL               see page [__].

MORTGAGEES                       means the applicable noteholders, the manager,
                                 the security trustee, the servicer, the note
                                 trustee, underwriters, the note registrar, each
                                 paying agent, the calculation agent, the seller
                                 with respect to the Accrued Interest
                                 Adjustment, redraws and further advances, and
                                 each provider of a support facility

                                      S-91

NOTEHOLDER MORTGAGEES            means the Class A-2 noteholders, the Class B
                                 noteholders, the Class C noteholders and the
                                 note trustee, on behalf of the US$ noteholders.

OFFSHORE ASSOCIATE               means, in relation to an entity, an associate
                                 (as defined in section 128F of the Income Tax
                                 Assessment Act 1936 (Cth)) of that entity (and
                                 which, where that entity is a trust, would
                                 include the beneficiaries of that trust and any
                                 of their associates) that is either a
                                 non-resident of Australia that does not acquire
                                 the notes in carrying on a business at or
                                 through a permanent establishment in Australia
                                 or, alternatively, is a resident of Australia
                                 that acquires the notes in carrying on a
                                 business at or through a permanent
                                 establishment outside of Australia.

ONE MONTH BANK BILL RATE         on any date means:

                                      o    the rate quoted on the Reuters Screen
                                           BBSW Page at approximately 10:00
                                           a.m., Sydney time, on that date for
                                           each BBSW Reference Bank so quoting,
                                           but not fewer than five, as being the
                                           mean buying and selling rate for a
                                           bill, which for the purpose of this
                                           definition means a bill of exchange
                                           of the type specified for the purpose
                                           of quoting on the Reuters Screen BBSW
                                           Page, having a tenor of one month;

                                      o    eliminating the highest and lowest
                                           mean rates;

                                      o    taking the average of the remaining
                                           mean rates; and

                                      o    if necessary, rounding the resultant
                                           figure upwards to four decimal
                                           places.

                                 If on such day fewer than five BBSW Reference
                                 Banks have quoted rates on the Reuters Screen
                                 BBSW Page, the rate for that day will be
                                 calculated as above by taking the rates
                                 otherwise quoted by five of the BBSW Reference
                                 Banks on application by the parties for such a
                                 bill of the same tenor. If on that day the rate
                                 cannot be determined in accordance with the
                                 foregoing procedures, then the rate will mean
                                 such rate as is agreed between the manager and
                                 the issuer trustee with regard to comparable
                                 indices then available, except that, on the
                                 first reset date, as defined in the redraw
                                 facility, of any draw under the redraw
                                 facility, the One Month Bank Bill Rate will be
                                 an interpolated rate calculated with reference
                                 to the tenor of the relevant period from that
                                 reset date to, but not including, the next
                                 reset date.

OPTIONAL REDEMPTION DATE         means the quarterly payment date falling
                                 immediately after the quarterly payment date on
                                 which the total Stated Amount of all

                                      S-92

                                 notes is equal to or less than 10% of the total
                                 initial principal balance of the notes.

PAYMENT SHORTFALL                means, for any Determination Date, the excess
                                 of Total Payments over Available Income.

PRINCIPAL AMOUNT                 means, on a Determination Date in relation to a
                                 note, the Initial Principal Amount of that note
                                 minus the aggregate of repayments of principal
                                 made in respect of the note on or before that
                                 Determination Date. In respect of all notes of
                                 a class, it means the aggregate of the
                                 Principal Amount of all notes of that class (in
                                 the case of the Class A-2 notes, the Class B
                                 notes or the Class C notes) or the aggregate of
                                 the A$ Equivalent of the Principal Amount of
                                 all notes of that class (in the case of the
                                 Class A-1 notes).

PRINCIPAL CHARGE OFF             means, with respect to a collection period, the
                                 aggregate amount of Mortgage Shortfalls for
                                 that collection period and, in relation to the
                                 final quarterly collection period, includes all
                                 principal draws and liquidity draws outstanding
                                 on the quarterly payment date for that
                                 quarterly collection period (after applying all
                                 amounts then available towards repaying those
                                 principal draws and liquidity draws).

PRINCIPAL COLLECTIONS            see page [__].

PRINCIPAL LOSS                   for a collection period means, with respect to
                                 any housing loan, Liquidation Losses which are
                                 attributable to principal in relation to the
                                 housing loan.

REDRAW CHARGE OFF                means a Principal Charge Off allocated against
                                 the Redraw Principal Outstanding.

REDRAW PRINCIPAL OUTSTANDING     means, at any time, the total Principal Amount
                                 of all outstanding redraw advances at that
                                 time.

REDRAW RETENTION AMOUNT          means, for any quarterly collection period, the
                                 amount determined by the manager on the
                                 preceding quarterly Determination Date, as
                                 described in "Description of the Notes--Redraws
                                 and Further Advances".

REDRAW SHORTFALL                 means the amount by which Principal Collections
                                 and the available Redraw Retention Amount are
                                 insufficient to fund redraws and further
                                 advances.

REDRAW STATED AMOUNT             means, at any time, the Redraw Principal
                                 Outstanding at that time less the Carryover
                                 Redraw Charge Offs at that time.

                                      S-93

SECURED MONEYS                   means all money which the issuer trustee is or
                                 at any time may become actually or contingently
                                 liable to pay to or for the account of any
                                 Mortgagee for any reason whatever under or in
                                 connection with a transaction document.

STATED AMOUNT                    means for any note on a quarterly determination
                                 date:

                                      o    the initial outstanding principal
                                           balance of the note; less

                                      o    the aggregate of all principal
                                           payments previously made on the note;
                                           less

                                      o    any carryover charge offs on the
                                           note; less

                                      o    principal to be paid on the note on
                                           the next quarterly payment date; less

                                      o    Principal Charge Offs to be applied
                                           against the note on the next
                                           quarterly payment date; plus

                                      o    any Excess Available Income to be
                                           applied to reinstating any carryover
                                           charge offs on the note.

STEPDOWN DATE                    means the payment date occurring in [*][*].

SURPLUS AMOUNT                   means, on a quarterly payment date, the amount
                                 (if any) by which the amount standing to the
                                 credit of the Liquidity Account on that
                                 quarterly payment date (after application of
                                 all amounts on that quarterly payment date)
                                 exceeds the Liquidity Limit at that time, as
                                 determined by the manager.

TERMINATION DATE                 with respect to the trust will be the earlier
                                 to occur of:

                                      o    the date which is 80 years after the
                                           date of creation of the trust;

                                      o    the termination of the trust under
                                           statute or general law;

                                      o    full and final enforcement by the
                                           security trustee of its rights under
                                           the security trust deed after the
                                           occurrence of an event of default
                                           under the security trust deed; or

                                      o    at any time after all creditors of
                                           the trust have been repaid in full,
                                           the business day immediately
                                           following that date.

                                      S-94

THREE MONTH BANK BILL RATE       on any date means:

                                      o    the rate quoted on the Reuters Screen
                                           BBSW Page at approximately 10:00
                                           a.m., Sydney time, on that date for
                                           each BBSW Reference Bank so quoting,
                                           but not fewer than five, as being the
                                           mean buying and selling rate for a
                                           bill, which for the purpose of this
                                           definition means a bill of exchange
                                           of the type specified for the purpose
                                           of quoting on the Reuters Screen BBSW
                                           Page, having tenor of three months
                                           (or, in the case of the first
                                           Interest Period, the rate will be
                                           determined by linear interpolation of
                                           one month and two months);

                                      o    eliminating the highest and lowest
                                           mean rates;

                                      o    taking the average of the remaining
                                           mean rates; and

                                      o    if necessary, rounding the resultant
                                           figure upwards to four decimal
                                           places.

                                 If on such day fewer than five BBSW Reference
                                 Banks have quoted rates on the Reuters Screen
                                 BBSW Page, the rate for that date will be
                                 calculated as above by taking the rates
                                 otherwise quoted by five of the BBSW Reference
                                 Banks on application by the parties for such a
                                 bill of the same tenor. If on that day the rate
                                 cannot be determined in accordance with the
                                 foregoing procedures, then the rate will mean
                                 such rate as is agreed between the manager and
                                 St.George Bank having regard to comparable
                                 indices then available.

TITLE PERFECTION EVENT           means any of the following:

                                      o    the seller ceases to have a long term
                                           credit rating of at least Baa2 from
                                           Moody's, BBB from S&P or BBB from
                                           Fitch Ratings;

                                      o    an Insolvency Event occurs with
                                           respect to the seller;

                                      o    St.George Bank fails to transfer
                                           collections to the issuer trustee
                                           within the time required under the
                                           servicing agreement;

                                      o    if the seller is also the servicer, a
                                           Servicer Transfer Event occurs;

                                      o    if the seller is also the redraw
                                           facility provider, a breach of its
                                           obligations, undertakings or
                                           representations under the redraw
                                           facility if such breach will have a
                                           Material Adverse

                                      S-95

                                           Effect; or

                                      o    the seller breaches any
                                           representation, warranty, covenant or
                                           undertaking in any transaction
                                           document which is not remedied within
                                           30 days of the earlier of the seller
                                           becoming aware of or receiving notice
                                           of the breach.

TOTAL AVAILABLE FUNDS            means, for a collection period, the sum of
                                 Available Income, principal draws and the
                                 Liquidity Draws for that collection period.

TOTAL PAYMENTS                   means all amounts payable by the issuer trustee
                                 on a payment date, as described on page [_].

TRIGGER EVENT                    exists on a payment date if:

                                 (a)  the aggregate of the Stated Amounts for
                                      the Class B notes and the Class C notes,
                                      divided by the aggregate of the Stated
                                      Amounts for all notes on that Payment
                                      Date, is less than [*]%;

                                 (b)  the average of the Arrears Percentages for
                                      the 12 months preceding that payment date
                                      (or, where that payment date occurs within
                                      12 months of the closing date, the period
                                      commencing on the closing date and ending
                                      on that payment date) exceeds [*]%;

                                 (c)  cumulative Mortgage Shortfalls up to and
                                      including that payment date exceed [*]% of
                                      the aggregate Initial Principal Amounts of
                                      the Class B notes and the Class C notes;
                                      or

                                 (d)  the issuer trustee does not exercise its
                                      option to redeem all notes outstanding
                                      where the A$ Equivalent of the total
                                      Stated Amount of all notes is equal to or
                                      less than [10]% of the A$ Equivalent of
                                      the aggregate of the Initial Principal
                                      Amount of all notes.

TRUST EXPENSES                   see page [_].

UNPAID BALANCE                   means the unpaid principal amount of the
                                 housing loan plus the unpaid amount of all
                                 finance charges, interest payments and other
                                 amounts accrued on or payable under or in
                                 connection with the housing loan or the related
                                 mortgage.

USD LIBOR REFERENCE BANKS        means that the rate for an Interest Period will
                                 be determined on the basis of the rates at
                                 which deposits in U.S. dollars are offered by
                                 the reference banks--being four major banks in
                                 the London interbank market agreed to by the
                                 calculation agent and the currency swap
                                 provider--at approximately 11:00 a.m., London
                                 time, on the second LIBOR Business Day before
                                 the beginning of each Interest Period to prime
                                 banks in the London interbank market for a
                                 period of three

                                      S-96

                                 months (or, in the case of the first Interest
                                 Period, the rate will be determined by linear
                                 interpolation of 1 and 2 months) commencing on
                                 the first day of the Interest Period and in a
                                 Representative Amount, as defined in the
                                 Definitions of the International Swaps and
                                 Derivatives Association, Inc. The calculation
                                 agent will request the principal London office
                                 of each of the Reference Banks to provide a
                                 quotation of its rate. If at least two such
                                 quotations are provided, the rate for that
                                 Interest Period will be the arithmetic mean of
                                 the quotations. If fewer than two quotations
                                 are provided as requested, the rate for that
                                 Interest Period will be the arithmetic mean of
                                 the rates quoted by not less than two major
                                 banks in London, selected by the calculation
                                 agent and the currency swap provider, at
                                 approximately 11:00 a.m., London time, on the
                                 first day of that Interest Period for loans in
                                 U.S. dollars to leading European banks for a
                                 period of three months (or, in the case of the
                                 first Interest Period, the rate will be
                                 determined by linear interpolation of 1 and 2
                                 months) commencing on the first day of the
                                 Interest Period and in a Representative Amount.
                                 If no such rates are available in London, then
                                 the rate for such Interest Period will be the
                                 most recently determined rate in accordance
                                 with this paragraph.

                                      S-97

                           CRUSADE MANAGEMENT LIMITED
                              (ABN 90 072 715 916)
                                     MANAGER

                              MORTGAGE BACKED NOTES
                           ISSUABLE BY SEPARATE TRUSTS

EACH SERIES OF NOTES:

o    will consist of 1 or more classes of mortgage backed floating or fixed rate notes representing interests in the assets of a trust;

o    will receive principal and interest only from payments collected on the assets of the related trust; and

o    will not be insured or guaranteed by any government agency or instrumentality, will not be the personal obligations of the entity acting as issuer trustee of the trust or any of its affiliates, and will not represent interests in or obligations of Crusade Management Limited,
     St.George Bank Limited or any of their affiliates.

EACH TRUST:

o    will own a pool of housing loans secured by first ranking mortgages on owner occupied and non-owner occupied residential properties located in
     Australia;

o    may have rights under insurance policies relating to the housing loans, to amounts on deposit in the trust accounts and income earned on those deposits and to authorized investments of a trust; and

o    will include the issuer trustee's rights under the transaction documents for that particular trust.

                                   ----------

          NEITHER THE SECURITIES AND EXCHANGE COMMISSION NOR ANY STATE
SECURITIES COMMISSION HAS APPROVED OR DISAPPROVED OF THESE NOTES OR DETERMINED
IF THIS PROSPECTUS IS ACCURATE OR COMPLETE. ANY REPRESENTATION TO THE CONTRARY
IS A CRIMINAL OFFENSE.

                   The date of this prospectus is [________].

                                 [TO BE UPDATED]

                                       -i-

                                   (continued)

                                      -ii-

                                   (continued)

                                     -iii-

         IMPORTANT NOTICE ABOUT INFORMATION PRESENTED IN THIS PROSPECTUS
                   AND EACH ACCOMPANYING PROSPECTUS SUPPLEMENT

          We describe a series of offered notes in two separate documents: (1)
this prospectus, which provides general information, some of which may not apply to that particular series of offered notes; and (2) the accompanying prospectus supplement, which describes the specific terms of that series of offered notes and may be different from the information in this prospectus.

          Neither this prospectus nor any prospectus supplement will contain all of the information included in the registration statement. The registration statement also includes copies of various agreements referred to in this prospectus and any prospectus supplement. You may obtain copies of these documents for review. See "Available Information."

          Each prospectus supplement will include the following information regarding the related series of notes:

          o    the principal amount, interest rate, authorized denominations and maturity date of each class of offered notes;

          o    the method for calculating the amount of interest and principal to be paid to each class of notes, and the timing and order of priority of such interest and principal payments on the offered notes;

          o    information concerning the pool of housing loans and other assets of the trust;

          o    information regarding the risk factors relating to the offered notes; and

          o    the particulars of the plan of distribution for the offered notes.

          We include cross-references in this prospectus and in the prospectus supplement to captions where further related discussions appear. The preceding
Table of Contents and the Table of Contents included in the prospectus supplement provide the pages on which these captions are located.

          The term "notes" when used in this prospectus will mean any of the notes issued by the issuer trustee in its capacity as trustee of a particular trust. The term "offered notes" when used in this prospectus will mean the notes issued in respect of a particular trust that have been registered and publicly offered in the United States pursuant to the related prospectus supplement.

          In this prospectus the terms "we," "us" and "our" refer to Crusade
Management Limited (ABN 90 072 715 916)

                                   ----------

                                CAPITALIZED TERMS

          The capitalized terms used in this prospectus, unless defined elsewhere in this prospectus, have the meanings set forth in the Glossary starting on page [_].

                            U.S. DOLLAR PRESENTATION

          In this prospectus, references to "U.S. dollars" and "US$" are references to U.S. currency, references to "Australian dollars" and "A$" are references to Australian currency. Unless otherwise stated in this prospectus, any translations of Australian dollars into U.S. dollars have been made at a rate of US$[*] = A$1.00, the noon buying rate in New York City for cable transfers in Australian dollars as certified for customs purposes by the Federal
Reserve Bank of New York on [*]. Use of such rate is not a representation that
Australian dollar amounts actually represent such U.S. dollar amounts or could be converted into U.S. dollars at that rate.

                               THE ISSUER TRUSTEE

          The issuer trustee was incorporated on July 30, 1887 as National
Trustees Executors and Agency Company Australasia Limited under the Companies
Statute 1864 of Victoria as a public company. After name changes in 1987, 1999 and 2000, Perpetual Trustees Consolidated Limited now operates as a limited liability public company under the Corporations Act 2001 (Cth), with its registered office at Level 7, 39 Hunter Street, Sydney. Perpetual Trustees
Consolidated Limited's principal business is the provision of fiduciary, trustee and other commercial services. Perpetual Trustees Consolidated Limited is an authorized trustee corporation under the Corporations Act 2001 (Cth). Perpetual
Trustee Company Limited, a related body corporate of the issuer trustee, has obtained an Australian Financial Services License under Part 7.6 of the
Corporations Act 2001 (Cth) (Australian Financial Services License No. 236643).
Perpetual Trustee Company Limited has appointed Perpetual Trustees Consolidated
Limited to act as its authorized representative under that license (Authorized
Representative No. 264840).

          Perpetual Trustees Consolidated Limited has issued 31,127,695 shares as of the date of this prospectus. There are 29,072,305 fully paid ordinary shares of A$1.00, 1,500,000 partly paid ordinary shares of A$1.00 (with an unpaid amount of A$0.90) and 555,390 partly paid ordinary shares of A$1.00 (with an unpaid amount of A$0.50) giving total share capital of A$29,500,000. The issuer trustee is a wholly owned subsidiary of Perpetual Trustees Australia
Limited (ABN 86 000 431 827). Perpetual Trustees Australia Limited acquired the shares in the issuer trustee on October 1, 2000.

          Perpetual Trustees Consolidated Limited has acted as issuer trustee for [all] of the trusts established under St.George Bank's Securitisation Trust
Programme since [1998].

DIRECTORS

          The directors of the issuer trustee are as follows:

NAME                           BUSINESS ADDRESS           PRINCIPAL ACTIVITIES
---------------------   -----------------------------   ------------------------

Phillip Andrew Vernon   Level 7, 1 Castlereagh Street   Director
                        Sydney, NSW, Australia
Ivan Douglas Holyman    Level 6, 39 Hunter Street       Director
                        Sydney, NSW, Australia
Andrew John McKee       Level 2, 1 Castlereagh Street   Director
                        Sydney, NSW, Australia
Patrick John Nesbitt    Level 6, 39 Hunter Street       Director
                        Sydney, NSW, Australia

                         SPONSOR, DEPOSITOR AND SERVICER

          St.George Bank Limited, together with its subsidiaries, comprise the
St.George Bank Group which is the fifth largest banking group in Australia in terms of total assets. At March 31, 2005, the St.George Bank Group had total assets of A$74.30 billion and shareholders' equity of A$5.20 billion. The
St.George Bank Group's primary business is providing personal banking services, including residential mortgage loans for owner occupied and investment housing and retail call and term deposits. The St.George Bank Group's other significant businesses are the provision of personal wealth management services and institutional and business banking services.

          The St.George Bank Group commenced operations as a small group of building societies in 1937. Incorporated as a permanent building society in
1951, St.George Bank Limited adopted the name of St.George Building Society Ltd in 1976. On July 1, 1992, St.George Building Society Ltd converted into
St.George Bank Limited, a public company now registered in New South Wales under the Australian Corporations Act 2001 (Cth). On January 1, 1994, St.George Bank
Limited acquired the commercial banking business of Barclays Bank Australia
Limited. On January 29, 1997, St.George Bank Limited acquired Advance Bank
Australia Limited, then the seventh largest bank in Australia.

          The banking activities of St.George Bank Limited come under the regulatory supervision of the Australian Prudential Regulation Authority, which is responsible (with the Reserve Bank of Australia) for the maintenance of overall financial system stability. St.George Bank Limited's registered office is at 4 16 Montgomery Street, Kogarah, New South Wales, Australia. St.George
Bank Limited maintains a World Wide Web site at the address
"http://www.stgeorge.com.au". For a further description of the business operations of St.George Bank Limited, see "The Servicer."

          [As described below under "Description of the Trusts--St.George Bank
Securitisation Trust Programme," St.George Bank has been engaged in the securitization of assets since 1998.]

          [To the extent material, add information regarding the size, composition and growth of St.George Bank's portfolio housing loans and information or factors related to St.George Bank that

may be material to an analysis of the origination, servicing or performance of the housing loans (or the performance of the notes), such as whether any prior securitizations organized by St.George Bank have defaulted or experienced an early amortization triggering event.]

          St.George Bank is responsible for originating and servicing the housing loans relating to the trusts, and participated in structuring this transaction. For a description of the origination activities of St.George Bank, see "St.George Residential Loan Program." For a description of the activities of
St.George Bank as servicer for the trusts, see "Description of the Transaction
Documents--The Servicing Agreement." [Provide information regarding the financial condition of St.George Bank to the extent that there is a material risk that the effect on one or more aspects of servicing resulting from such financial condition could have a material impact on pool performance or performance of the notes.] For a description of continuing duties of the depositor, as seller, after the issuance of notes in respect of a trust, see
"Description of the Trusts--Breach of Representations and Warranties,"
"Description of the Transaction Documents--The Servicing Agreement--Undertakings
by the Seller" and "Description of the Transaction Documents--The Seller Loan
Agreement." An affiliate of the sponsor is the manager of the trusts. See "The
Manager."

                                   THE MANAGER

          The manager, Crusade Management Limited, is a wholly-owned subsidiary of St.George Bank. [Describe the manager's form of organization.] Its principal business activity is the management of securitization trusts established under
St.George Bank's Crusade Trust and Crusade Euro Trust Programmes. The manager also acts as a principal in derivative products entered into with the trustee of a trust, which are designed to hedge the interest rate risk and basis risk of the underlying cashflows of a trust.

          [State how long the manager has been managing assets. Provide, to the extent material, a general discussion of the manager's experience in managing assets of any type as well as a more detailed discussion of the manager's experience in, and procedures for the management function it will perform in the current transaction for housing loans.]

          [Describe any material changes to the manager's policies or procedures in the management function it will perform in the current transaction for housing loans during the past three years.]

          [Provide information regarding the manager's financial condition to the extent that there is a material risk that the effect on one or more aspects of management resulting from such financial condition could have a material impact on pool performance or performance of the notes.]

          The manager has obtained an Australian Financial Services License under Part 7.6 of the Corporations Act 2001 (Cth) (Australian Financial Services
License No. 286595). The manager's registered office is Level 4, 4-16 Montgomery
Street, Kogarah, New South Wales 2217, Australia.

                            DESCRIPTION OF THE TRUSTS

ST.GEORGE BANK SECURITISATION TRUST PROGRAMME

          St.George Bank established its Securitisation Trust Programme pursuant to a master trust deed dated March 14, 1998 for the purpose of enabling
Perpetual Trustees Consolidated Limited, as

trustee of each trust established pursuant to the Securitisation Trust
Programme, to invest in pools of assets originated or purchased from time to time by St.George Bank. The master trust deed provides for the creation of an unlimited number of trusts. The master trust deed establishes the general framework under which trusts may be established from time to time. It does not actually establish any trusts. Each trust established under the Securitisation
Trust Programme will be separate and distinct from any other trust established under the master trust deed. The assets of a trust will not be available to meet the liabilities of any other trust. The issuer trustee may issue multiple classes of notes in relation to each trust that differ among themselves as to priority of payment and ratings.

ESTABLISHING THE TRUSTS

          The detailed terms of each trust will be as set out in the master trust deed and the supplementary terms notice relating to that trust. To establish the trust, the manager and the issuer trustee will execute a notice of creation of trust.

          The supplementary terms notice, which supplements the general framework under the master trust deed with respect to the trust, does the following:

          o    specifies the details of the notes;

          o    establishes the cash flow allocation;

          o    sets out the various representations and undertakings of certain parties specific to the housing loans, which supplement those in the master trust deed; and

          o    amends the master trust deed to the extent necessary to give effect to the specific aspects of the trust and the issue of the notes relating to that trust.

ASSETS OF THE TRUSTS

          The assets of a trust may include any or all of the following:

          o    a pool of housing loans, including all:

                    o    principal payments paid or payable on the housing loans
                         at any time from and after the cut-off date specified
                         in the prospectus supplement; and

                    o    interest and fee payments paid or payable on the
                         housing loans after the closing date specified in the
                         prospectus supplement;

          o    rights of the issuer trustee under any mortgage insurance
               policies and individual property insurance policies covering the mortgaged properties relating to the housing loans;

          o    amounts on deposit in the accounts established in connection with the creation of the trust and the issuance of the related notes, including the related collection account, and any instruments in which these amounts are invested;

          o    the issuer trustee's rights under the transaction documents for that trust; and

          o    rights under any form of credit enhancement.

          The prospectus supplement for each series of offered notes will include information describing the assets of the related trust.

THE HOUSING LOANS

          The housing loans will be secured by registered first ranking mortgages on properties located in Australia. The housing loans will be from
St.George Bank's general residential mortgage product pool and have been originated by St.George Bank in the ordinary course of its business. The housing loans have been originated by St.George Bank in its own name and under certain trade names, for example, Bank SA, a division of St.George Bank Limited.
References herein to St.George Bank as an originator include those housing loans originated by St.George Bank in its own name and under certain trade names. Each housing loan will be one of the types of products described in "St.George
Residential Loan Program--St.George Bank's Product Types" or another type of product described in the prospectus supplement. Each housing loan may have some or all of the features described in the "St.George Residential Loan
Program--Special Features of the Housing Loans." The prospectus supplement may also describe additional features and options of the housing loans. The housing loans will be either fixed rate or variable rate loans or a combination of both.
Each housing loan will be secured by a registered first ranking mortgage over the related mortgaged property or, if the relevant mortgage is not a first ranking mortgage, the seller will equitably assign to the issuer trustee all other prior ranking registered mortgages relating to that housing loan. The mortgaged properties will consist of one-to-four family owner-occupied properties and one-to-four family non-owner-occupied properties, but do not include mobile homes which are not permanently affixed to the ground, commercial properties or unimproved land. Because some of the housing loans are seasoned housing loans, these housing loans may not conform to the current underwriting and operations procedures or documentation requirements of St.George Bank.

          The prospectus supplement will provide information with respect to the housing loans that are assets of the related trust as of the cut-off date specified in such prospectus supplement.

TRANSFER AND ASSIGNMENT OF THE HOUSING LOANS

          The seller will be St.George Bank, as the originator of the housing loans. During the period between the cut-off date specified in the prospectus supplement and the closing date specified in the prospectus supplement, the seller will continue to own the housing loans. Further, the purchase price for the housing loans excludes accrued interest for this period. However, the servicer will collect payments during this period on behalf of the trust and will not remit those collections to the seller. Following the closing date, on each payment date, the issuer trustee will pay to the seller the Accrued
Interest Adjustment as a priority payment from Total Available Funds to reimburse the seller for accrued interest and fees during this period until the
Accrued Interest Adjustment has been paid in full.

          On the closing date for a trust, the housing loans offered to the issuer trustee by the seller will be specified in a sale notice from St.George
Bank, in its capacity as seller of the housing loans,

to the issuer trustee. The issuer trustee need not accept the offer contained in the sale notice, but if it does accept the offer it must do so in respect of all such housing loans. [Such housing loans will be selected at random from the housing loans that St.George Bank believes meet the eligibility criteria described below under "--Representations, Warranties and Eligibility Criteria."]

          If the seller's offer in a sale notice is accepted, the seller will equitably assign the housing loans, the mortgages securing those housing loans and the mortgage insurance policies and insurance policies on the mortgaged properties relating to those housing loans to the issuer trustee pursuant to the sale notice. After this assignment, the issuer trustee will be entitled to receive collections on the housing loans. If a Title Perfection Event occurs, the issuer trustee must use the irrevocable power of attorney granted to it by
St.George Bank to take the actions necessary to obtain legal title to the housing loans.

          The seller may in some instances equitably assign a housing loan to the issuer trustee secured by an "all moneys" mortgage, which may also secure financial indebtedness that has not been sold to the trust, but is instead retained by the seller. The issuer trustee will hold the proceeds of enforcement of the related mortgage, as described in "Legal Aspects of the Housing
Loans--Enforcement of Registered Mortgages," to the extent they exceed the amount required to repay the housing loan, as bare trustee without any other duties or obligations, in relation to that other financial indebtedness. The mortgage will secure the housing loan equitably assigned to that trust in priority to that other financial indebtedness.

          If a housing loan is secured on the closing date for a trust by a first mortgage over one property and a second mortgage over a second property, the seller will assign to that trust both the first and second mortgages over that second property. The housing loan included in that trust will then have the benefit of security from both properties ahead of any financial indebtedness owed to St.George Bank which is secured by the second property.

REPRESENTATIONS, WARRANTIES AND ELIGIBILITY CRITERIA

          St.George Bank, in its capacity as seller, will make various representations and warranties to the issuer trustee as of the closing date for a trust, unless another date is specified, with respect to the housing loans being equitably assigned by it to the issuer trustee, including:

          o    the housing loans are assignable and all consents required for the assignment have been obtained;

          o    each housing loan is legally valid, binding and enforceable against the related borrower(s) in all material respects, except to the extent that it is affected by laws relating to creditors'
               rights generally or doctrines of equity; and

          o    other representations and warranties specified in the applicable prospectus supplement.

          The issuer trustee has not investigated or made any inquiries regarding the accuracy or completeness of these representations and warranties and has no obligation to do so. The issuer trustee is entitled to rely entirely upon the representations and warranties being correct, unless an officer of the issuer trustee involved in the administration of the trust has actual notice to the

contrary. [Without limiting the foregoing, there will not be any independent verification of the accuracy or completeness of the representations and warranties described above.]

BREACH OF REPRESENTATIONS AND WARRANTIES

          If St.George Bank, the manager or the issuer trustee becomes aware that a representation or warranty from St.George Bank relating to any housing loan or mortgage is incorrect, it must notify the other parties and the rating agencies not later than five business days after St.George Bank, the manager or the issuer trustee becomes aware that a representation or warranty from
St.George Bank relating to any housing loan or mortgage is incorrect. If that notice is received not later than ten business days before 120 days after the closing date specified in the prospectus supplement, and the breach is not waived or remedied to the satisfaction of the manager and the issuer trustee within ten business days of such notice or such longer time as the issuer trustee and manager permits then, without any action being required by either party, St.George Bank will be obligated to repurchase the affected housing loan and mortgage for an amount equal to its Unpaid Balance.

          Upon payment of the Unpaid Balance, the issuer trustee will cease to have any interest in the affected housing loan and mortgage and St.George Bank will hold both the legal and beneficial interest in such housing loan and mortgage and be entitled to all interest and fees that are paid in respect of them from, and including, the date of repurchase.

          If the breach of a representation or warranty is notified later than ten business days before 120 days from the closing date specified in the related prospectus supplement, the issuer trustee will only have a claim for damages which will be limited to an amount equal to the Unpaid Balance of that housing loan at the time St.George Bank pays the damages.

SUBSTITUTION OF HOUSING LOANS

SELLER SUBSTITUTION

          The issuer trustee must, at the manager's direction and option, at any time replace a housing loan which has been repurchased by the seller following a breach of representation using the funds received from the repurchase to purchase a substitute housing loan from the seller. The seller may elect to sell a substitute housing loan to the issuer trustee, which the issuer trustee will acquire if the manager directs it to do so, provided the substitute housing loan satisfies the following requirements:

          o    it complies with the eligibility criteria and is selected in accordance with certain other selection criteria;

          o    at the time of substitution, the substitute housing loan has a maturity date no later than the date being 2 years prior to the final maturity date of the notes;

          o    the mortgage insurer has confirmed that the substitute housing loan will be insured under the mortgage insurance policy; and

          o    the substitution will not adversely affect the rating of the notes.

OTHER SUBSTITUTIONS

          The issuer trustee must, at the manager's direction, at any time:

          o    replace a housing loan;

          o    allow a borrower to replace the property securing a housing loan;
               or

          o    allow a borrower to refinance a housing loan to purchase a new property, provided all of the following conditions are met:

          o    the same borrower continues to be the borrower under the new housing loan;

          o    either the replacement mortgage or the replacement property does not result in the related housing loan failing to comply with the eligibility criteria or the refinanced housing loan satisfies the eligibility criteria, as the case may be;

          o    any such replacement or refinancing occurs simultaneously with the release of the previous mortgage, property or housing loan, as the case may be; and

          o    the principal outstanding under the related housing loan is, after the replacement or refinancing, the same as before that replacement or refinancing.

SELECTION CRITERIA

          The manager will apply the following criteria, in descending order of importance, when selecting a substitute housing loan or approving a substitution:

          o    the substitute housing loan will have an Unpaid Balance within
               A$30,000 of the outgoing housing loan's Unpaid Balance, as determined at the time of substitution;

          o    an outgoing housing loan secured by an owner-occupied or
               non-owner-occupied property will be replaced by another housing loan secured by an owner-occupied or non-owner-occupied property, as the case may be;

          o    the substitute housing loan will have a current LVR no more than
               5% greater than the outgoing housing loan's current LVR, as determined at the time of substitution;

          o    an outgoing housing loan will be replaced by a housing loan with a mortgage over a property located in the same state or
               territory;

          o    an outgoing housing loan will be replaced by a housing loan with a mortgage over a property with the same or similar postcode; and

          o    in the case of a selection of substitute housing loan, the substitute housing loan will have the closest possible original loan amount to that of the outgoing housing loan.

[NO INDEPENDENT VERIFICATION]

          [There will not be any independent verification of the manager's determinations, as to eligibility or other matters, with respect to substitutions of housing loans.]

OTHER FEATURES OF THE HOUSING LOANS

          The housing loans will have the following features.

          o    Interest will be calculated daily and charged monthly in arrears.

          o    Payments can be on a monthly, two weekly or weekly basis.
               Payments will be made by borrowers using a number of different methods, including cash payments at branches, checks and in most cases automatic transfer. [Describe billing procedures].

          o    They are governed by the laws of the Commonwealth of Australia and one of the following Australian States or Territories:

                    o    New South Wales;

                    o    Victoria;

                    o    Western Australia;

                    o    Queensland;

                    o    South Australia;

                    o    Tasmania;

                    o    Northern Territory; or

                    o    the Australian Capital Territory.

                       ST.GEORGE RESIDENTIAL LOAN PROGRAM

ORIGINATION PROCESS

          The housing loans included in the assets of a trust will be originated by St.George Bank from new loan applications and refinancings of acceptable current St.George Bank housing loans. St.George Bank sources its housing loans through its national branch network, the national telemarketing center, accredited mortgage brokers, mobile lenders and through the internet. The housing loans have been originated by St.George Bank in its own name and under certain trade names, for example, Bank SA, a division of St.George Bank Limited.
References herein to St.George Bank as an originator include those housing loans originated by St.George Bank in its own name and under certain trade names.

APPROVAL AND UNDERWRITING PROCESS

          Each lending officer of St.George Bank must undertake a formal training program conducted by St.George Bank and pass an examination to obtain an approval authority limit. The lending officer's performance and approval authority is constantly monitored and reviewed by St.George Bank. This ensures that loans are approved by a lending officer with the proper authority level and that the quality of the underwriting process by each individual lending officer is maintained.

                                       10

          Housing loans processed by St.George Bank will either be approved or declined by a lending officer or referred to a credit specialist. A loan will generally be referred to a credit specialist for approval where the lending proposal exceeds the lending officer's delegated authority, or does not meet
St.George Bank's standard credit policy.

          All housing loan applications, including the applications relating to the housing loans included in the assets of the trust, must satisfy St.George
Bank's credit policy and procedures described in this section. St.George Bank, like other lenders in the Australian residential housing loan market, does not divide its borrowers into groups of differing credit quality for the purposes of setting standard interest rates for its residential housing loans. All borrowers must satisfy St.George Bank's underwriting criteria described in this section.
Borrowers are not charged different rates of interest based on their credit quality.

          The approval process consists of determining the valuation of the proposed security property, verifying the borrower's details and ensuring these details satisfy St.George Bank's underwriting criteria. This process is conducted by St.George Bank. Once it is established that the loan application meets St.George Bank's credit standards, the loan must be approved by an authorized bank officer.

          St.George Bank uses the following five methods to determine the security property value:

          o    (RATE NOTICES) St.George Bank will accept an original current financial year rate notice showing the unimproved or improved capital value of the property unless the LVR is greater than 75%, the total loan amount secured is greater than A$500,000, or lender's mortgage insurance is required, or when certain types of security, loan purposes or loan types are involved.

          o    (PURCHASE PRICE) The purchase price of a property may be used unless the loan amount is greater than A$500,000, lender's mortgage insurance is required, when certain types of security, loan purposes or loan types are involved, or where the contract price is out of character for the type and location of the property being purchased.

          o    (RESTRICTED VALUATION) St.George Bank requires valuers to be members of the Australian Property Institute. The panel valuer provides an opinion based on an external inspection of the property giving an indicative market value range. St.George Bank uses the mid point of this range in circumstances where the rates notice, purchase price or existing security value cannot be used, or if the range exceeds A$100,000 and/or 20%. This method cannot be used if the total amount secured is over A$500,000, the customer believes the market value of the property being
               purchased is above A$1 million, lender's mortgage insurance is required, or for certain types of security, loan purposes, loan types or where the valuer has recommended a valuation be
               prepared.

          o    (VALUATION) A valuation is required when lender's mortgage insurance is required, the total amount secured exceeds A$500,000 for certain types of security, loan purposes and loan types, and where other methods of security value cannot be used.

                                       11

          o    (EXISTING VALUE SECURITY) Value for existing security property determined by the above methods may be used except where the LVR is greater than 75% or where lender's mortgage insurance is required and the valuation report is older than 12 months.

          St.George Bank requires panel valuers to be members of the Australian
Property Institute. In some Bank SA loans, valuations have been undertaken by internal bank valuers. These valuations are prepared by internal bank valuers who are supervised by a St.George Bank employee who is a member of the
Australian Property Institute. A housing loan may be secured by more than one property, in which case the combined value of the properties is considered. The
LVR may not exceed 95% for owner occupied properties (and non-owner-occupied properties for housing loans which were approved on or after July 25, 2005); or
90% for non-owner-occupied properties for housing loans approved prior to July
25, 2005. For housing loans approved on or after February 23, 2004, the amount of any premium for mortgage insurance which may be capitalized to the borrower's housing loan principal is excluded when calculating the LVR of that housing loan
(although when calculating LVR for the purposes of the eligibility criteria, to allow a housing loan to be equitably assigned to the issuer trustee, this premium is taken into account).

          Verification of an applicant's information is central to the approval process. St.George Bank verifies all income on all loan applications by procedures such as employment checks, including a review of the applicant's last two years of employment history and tax returns. It also conducts credit checks and enquiries through a credit reporting agency in accordance with current credit criteria. A statement of the applicant's current assets and liabilities is also obtained.

          The prospective borrower must have a satisfactory credit history, stable employment, and, on loans where lender's mortgage insurance is required, evidence of a genuine savings pattern and a minimum 5% deposit in genuine savings. Gifts, inheritance and selected assets (deposits and/or publicly listed shares at least in value to the required 5%) are not genuine savings and are not considered as part of the minimum "5% deposit" requirement, unless held for a minimum of six months. Money borrowed from other sources is not considered as part of the minimum "5% deposit" requirement.

          St.George Bank requires all borrowers to satisfy a minimum disposable income level after all commitments, including allowances for living expenses and the proposed housing loan, with an allowance for interest rate increases. This is to ensure that the applicant has the capacity to repay loans from his or her current income.

          All borrowers in respect of housing loans are natural persons or corporations. Housing loans to corporations may also be secured by guarantees from directors. Guarantees will also be obtained in other circumstances.

          St.George Bank conducts a review of a sample of approved housing loans on a monthly basis to ensure individual lending officers maintain all policy standards. Once a verified application is accepted, St.George Bank provides each loan applicant with a loan agreement comprised of a loan offer document together with a general terms and conditions booklet. Upon receipt of the signed acceptance of this offer from all borrowers under the particular loan, the loan will proceed to execution of the mortgage documentation and certification of title. When St.George Bank or its solicitors have received these documents, the loan advance is drawn/made and

                                       12

settlement will occur. Upon settlement, the mortgage is registered and the documents stored at St.George Bank's Head Office at Kogarah, Sydney or in
interstate branch offices. A condition of settlement is that the mortgagor establishes and maintains full replacement property insurance on the security property for the duration of the loan contract's term.

          St.George Bank's credit policies and approval procedures are subject to constant review. Improvements in procedures are continuous. Credit policy may change from time to time due to business conditions and legal or regulatory changes.

          [Describe the extent to which such policies and procedures are or could be overridden.]

ST.GEORGE BANK'S PRODUCT TYPES

STANDARD VARIABLE RATE HOME LOAN

          This type of loan is St.George Bank's traditional standard variable rate product. There is not a stated or defined explicit link to the interest rates in the financial markets, although, in general, the interest rate does follow movements in the financial markets. Standard Variable Rate Home Loans may be converted to a Fixed Rate Loan product or other product at the borrower's request, subject to payment of a "switch fee" and St.George Bank's consent.

          Additional sub products of the Standard Variable Rate Home Loan product are available. They include the St.George Bank Loyalty Loan where existing and previous St.George Bank home loan customers with a St.George Bank home loan relationship of five years or more are entitled to a "loyalty" rate whenever their loan is at the Standard Variable Rate Home Loan interest rate.
New St.George Bank customers and former Advance Bank home loan customers are not entitled to the "loyalty" rate. The "loyalty" discount rate is guaranteed to be
0.25% below the Standard Variable Rate Home Loan interest rate until January 1,
2006.

          Another sub product is the Discount Variable Rate Home Loan Product, which is only available for new borrowers to St.George Bank. It commences with a discounted interest rate for the first year, which reverts to the Standard
Variable Rate Home Loan interest rate at the end of that period. This product has an early termination fee, which is payable if the loan is discharged within the first two years of settlement. For loans approved after March 16, 2003, the early termination fee is payable if the loan is discharged within the first three years of settlement.

          Customers that meet loan size or defined contribution thresholds may also be eligible for "Professional Pricing" that provides for discounts of up to current Professional Package discounts of 0.70% off the Standard Variable Home
Loan interest rate for the life of the loan.

ST.GEORGE GREAT AUSTRALIAN HOME LOAN

          The St.George Great Australian Home Loan product has a variable interest rate which is not linked to, and historically has been lower than,
St.George Bank's Standard Variable Rate Home Loan product. Consistent with the
Standard Variable Rate Home Loan, the interest rates set under the St.George
Great Australian Home Loan product have no stated or explicit link to interest rates in the financial markets. Further, the interest rate of the St.George
Great Australian Home Loan could fluctuate independently of other variable rates.

                                       13

          The St.George Great Australian Home Loan product may be converted to a
Fixed Rate Loan at the borrower's request, and if agreed to by St.George Bank, subject to the payment of a "switch fee." Lump sum payments are permitted under the St.George Great Australian Home Loan product at any time without penalty.
Partial interest offset is available, however, 100% interest offset is not permitted under this product. See "--Interest Offset" below. Loan payments may be made monthly, every two weeks or weekly and must be made by automatic transfer from a St.George Bank transaction account or by direct debit from an account held at an external financial institution approved by St.George Bank.
This product was removed from sale on August 25, 2001 when the St.George
Essential Home Loan was introduced (see below).

ST.GEORGE ESSENTIAL HOME LOAN

          The St.George Essential Home Loan product has a variable interest rate that is not linked to St.George Bank's Standard Variable Rate Home Loan product.
Consistent with the Standard Variable Rate Home Loan product, the interest rates set under the St.George Essential Home Loan product have no stated or explicit link to interest rates in the financial markets. Further, the interest rate of the St.George Essential Home Loan product could fluctuate independently of other variable rates.

          The St.George Essential Home Loan product may be converted to a Fixed
Rate Loan or another St.George residential loan product at the borrower's request, and if agreed to by St.George Bank, subject to the payment of a "switch fee."

FIXED RATE LOAN

          A Fixed Rate Loan is a loan where the interest rate is fixed for a selected period of one, two, three, four or five years. Generally St.George Bank also offers an One-Year Introductory Fixed Rate Home Loan which is only available to new borrowers of St.George Bank. At the end of the fixed rate period, the loans will automatically convert to the Standard Variable Rate Home
Loan interest rate. Economic break-costs may apply for Fixed Rate Loans that are prepaid or changed before the end of the fixed interest period.

          In addition to economic break-costs that may be payable, as with the
Discount Variable Rate Home Loan, the One Year Introductory Fixed Rate Home Loan
has an early termination fee, which is payable if the housing loan is discharged within the first two years of settlement. For housing loans approved after March
16, 2003, the early termination fee is payable if the housing loan is discharged within the first three years of settlement.

          The servicer will not allow the interest rate on a Fixed Rate Loan product to be re-fixed at the end of its fixed rate term if it will result in a downgrade or withdrawal of the rating of the notes. All requests for interest rates to be re-fixed at the end of the current fixed rate term are subject to the St.George Bank's agreement, and where applicable, payment of a fee.

SPECIAL FEATURES OF THE HOUSING LOANS

          Each housing loan may have some or all of the features described in this section. In addition, during the term of any housing loan, St.George Bank may agree to change any of the terms of that housing loan from time to time at the request of the borrower.

                                       14

SWITCHING INTEREST RATES

          St.George Bank will consider requests from borrowers to change from a
Fixed Rate Loan product to a variable interest rate loan product, or vice versa.
The servicer will not allow the conversion of a housing loan if it will result in a downgrade or withdrawal of the rating of the notes. Any variable rate loan product converting to a Fixed Rate Loan product will be matched by an increase in the fixed-floating rate swap to hedge the fixed rate exposure. Prior to
August 2003, the "Professional Pricing" product provided for discounts of up to
0.10% off the standard Fixed Rate Loan interest rate for the term of the fixed rate period for new borrowers that meet loan size or defined contribution thresholds. Although St.George Bank no longer offers the Professional Pricing product, there may be some fixed rate housing loans which have the benefit of this product. Economic break-costs may apply for Fixed Rate Loans that are prepaid or changed before the end of the fixed interest rate period.

INTEREST BASED REPAYMENT OPTION

          In addition to standard principal and interest repayments, borrowers may also choose an "Interest Based" repayment option on Discount Variable Rate,
Standard Variable Rate, Essential, One Year Introductory Fixed Rate and Fixed
Rate Home Loans. Each Interest Based repayment is calculated by St.George Bank by taking the interest rate specified in the repayment notice notifying the borrower of the amount of the Interest Based repayment, calculating one year's interest charges at that rate on the balance owing on the loan account as of a specified date and dividing such amount by 12 and adding any monthly administration fee. The Interest Based repayment amount does not vary according to the number of days in a month. In shorter months, the repayment amount may be greater than the actual interest accrued whereby such excess reduces the balance owed on the loan account. In longer months, the repayment amount may be slightly less than the actual interest accrued and such amount of accrued but unpaid interest is added to the balance owed on the loan account and is capitalized. A borrower is permitted to make additional repayments, which may be subject to economic break-costs in the case of a fixed rate loan, on its Interest Based repayment loan. A borrower may have an Interest Based term of up to 15 years throughout the term of the loan with St.George Bank. Interest Based repayment loans always convert to principal and interest for at least one year to ensure repayment of the loan. A borrower may change between Interest Based and principal and interest repayment options throughout the loan term, so long as the borrower does not exceed the maximum Interest Based term of 15 years and provided that the borrower is not changing repayment options during a fixed rate term. Repayment offset is also available for borrowers on certain housing loans with Interest Based repayments. See "--Interest Offset" below.

FURTHER ADVANCES

          A borrower may, if the terms of their housing loan so allow, request a further advance from St.George Bank which amount if approved and drawn takes the outstanding principal amount of their housing loan above the scheduled amortized principal amount of their housing loan. Such an advance is to be distinguished from a redraw (described below), which is for an amount up to the scheduled amortized principal amount. Such an advance may be used by the borrower for any purpose.

                                       15

          Where a further advance which is not a redraw is requested by a borrower, that advance may (at the borrower's option) be treated as either:

          o    a separate loan; or

          o    an increase to the principal amount of the relevant housing loan held by the issuer trustee.

          Some of the housing loans in the housing loan pool as of the cut-off date were originated as these separate loans. All of these separate loans will be assigned to the trust, together with each related housing loan, and form part of the assets of the trust.

          If the advance takes the form of a separate loan and is sought by the borrower after the cut-off date, and the aggregate of the existing housing loan and the separate loan meets the eligibility and servicing criteria, the separate loan will be approved and settled by St.George Bank.

          St.George Bank will provide the funding for the separate loan, which will be secured by the existing mortgage. In the event, however, that it becomes necessary to enforce the separate loan or the mortgage, the master trust deed requires that any proceeds of that enforcement be applied in satisfaction of all amounts owing actual or contingent, under the housing loan included in the assets of the trust, before any amounts may be applied in satisfaction of the new loan.

          Under the master trust deed, the servicer will, at the direction of the manager, in the event of enforcement of a housing loan, distribute the proceeds to the issuer trustee of all housing loans which are assets of the applicable trust in priority to any separate loan advanced by St.George Bank after the cut-off date.

          If the further advance takes the form of an increase in the principal amount of the existing housing loan above the scheduled principal balance of the housing loan and St.George Bank's applicable underwriting and credit criteria are satisfied, then (i) if certain restrictions (as discussed below) are satisfied, St.George Bank may make such further advance and will be reimbursed by the issuer trustee for such further advance or (ii) otherwise, St.George Bank will arrange to have that housing loan removed as an asset of the applicable trust in consideration of payment to the issuer trustee of an amount equal to the then Unpaid Balance of that housing loan.

          St.George Bank may not make such a further advance, unless, in addition to satisfying the applicable underwriting and credit criteria:

          o    the further advance is made not more than one year after the closing date specified in the related prospectus supplement;

          o    the aggregate amount of that further advance and other further advances made on or before the relevant funding date, does not exceed [5]% of the total Initial Amount of all notes;

          o    no carryover charge offs subsist at the relevant funding date;

                                       16

          o    the aggregate outstanding principal balance of housing loans which are 60 days or more in arrears as at the relevant funding date is less than [4]% of the aggregate outstanding principal balance of all housing loans at that time;

          o    following the further advance, the weighted average LVR of all housing loans is less than or equal to the weighted average LVR of all housing loans when acquired by the issuer trustee on the closing date;

          o    if following the further advance, the LVR of the relevant housing loan is greater than 80% (or greater than 75%, in the case of a housing loan with a loan amount greater than A$1 million secured by a single property), and LVR Specific Insurance Policy is entered into by the issuer trustee in respect of that housing loan; and

          o    after the further advance is made, the housing loan satisfies the eligibility criteria.

[There will not be any independent verification as to whether the housing loan satisfies the eligibility criteria.]

SUBSTITUTION OF SECURITY

          A borrower may apply to the servicer to achieve the following:

          o    substitute a different property in place of the existing
               mortgaged property; or

          o    release a mortgaged property under an existing loan contract.

          If the servicer's credit criteria are satisfied and another property is substituted for the existing security for the housing loan, the mortgage which secures the existing housing loan may be discharged without the borrower being required to repay the housing loan after the substituted security is registered.

          If all of the following conditions occur, then the housing loan will remain in the housing loan pool, secured by the new mortgage:

          o    a new property subject to a mortgage satisfies the eligibility criteria;

          o    the principal outstanding under the housing loan does not
               increase;

          o    the purchase of the new property by the borrower occurs
               simultaneously with the discharge of the original mortgage; and

          o    the new property is acceptable to the relevant mortgage insurer.

          If any of the following conditions occur, then the Unpaid Balance will be repaid by St.George Bank and the housing loan will cease to be an asset of the trust:

          o the new property does not satisfy the eligibility criteria;

          o the principal outstanding under the housing loan will change (i.e., increase); or

                                       17

          o    settlement does not occur simultaneously with discharge.

          That payment of the Unpaid Balance will form part of the collections for the relevant collection period.

REDRAW

          The general terms and conditions of the variable rate housing loans allow the borrower to request a redraw of principal repayments made in excess of scheduled principal repayments during the period in which the relevant housing loan is charged a variable rate of interest. As of June 23, 2004, there is no minimum redraw amount. Borrowers may request a redraw at any time, but its availability is always at the discretion of St.George Bank. The borrower is required to pay a fee to St.George Bank in connection with a redraw. Currently,
St.George Bank does not permit redraws on fixed rate housing loans. A redraw will not result in the related housing loan being removed from the trust.

PAYMENT HOLIDAY

          The borrower may be allowed a payment holiday where the borrower has prepaid principal, creating a difference between the outstanding principal balance of the housing loan and the scheduled amortized principal balance of the housing loan. The servicer may agree that a borrower does not need to make any payments, including payments of interest, until the outstanding principal balance of the housing loan plus unpaid interest equals the scheduled amortized principal balance. The failure by the borrower to make payments during a payment holiday would not lead the related housing loan to be considered delinquent.

EARLY REPAYMENT

          A borrower will not incur break fees if an early repayment or partial prepayment of principal occurs under a variable rate or an introductory variable rate housing loan contract approved from November 1, 1996 to January 7, 2001 inclusive. However, in the case of loans approved prior to November 1, 1996, the equivalent of one month's interest may be payable as an early repayment fee.

          A borrower may incur break fees if an early repayment or partial prepayment of principal occurs on a Fixed Rate Loan product. Any housing loan approved after November 1, 1996 and before May 15, 1999 and on a fixed rate at the time of the break will be subject to an economic break fee which will not exceed:

          o    three months' interest, if the housing loan had an original fixed rate term of one to three years;

          o    four months' interest, if the housing loan had an original fixed rate term of four years; or

          o    five months' interest, if the housing loan had an original fixed rate term of five years.

                                       18

          Any housing loan approved on or after May 16, 1999 or if approved before this date and the loan only became subject to a fixed rate on or after
February 1, 2000 and the loan is currently on a fixed rate at the time of the break, it will not be subject to these limits on break fees.

          Currently the servicer's policy is not to charge break fees in respect of a housing loan if prepayments for that housing loan are less than A$5,000 in any 12 month period while the interest rate is fixed. Where break fees are payable, payment of the break fee is required upon receipt of the prepayment or discharge. In some circumstances, the break fees will be capitalized.

          From February 1, 2000 regardless of the date of origin of a housing loan, if the housing loan is switched to a Fixed Rate Loan product from that time, the economic break fee will apply without any limit.

          With the Introductory Variable Rate and Introductory One-Year Fixed
Rate loans approved from January 8, 2001, an early repayment fee of up to
A$1,000 may be payable if the loan is repaid before the second anniversary of the drawdown.

          With the Introductory Variable Rate and Introductory One-Year Fixed
Rate loans approved from March 16, 2003, an early termination fee of 0.9% of the balance owing on the day of discharge may be payable if the loan is repaid before the third anniversary of the drawdown.

SWITCHING TO AN INVESTMENT OR OWNER-OCCUPIED HOUSING LOAN

          A borrower may elect to switch the use of the mortgaged property from owner-occupied property to investment or vice versa. St.George Bank must ensure that following any switch, the related housing loans in the pool still satisfy the eligibility criteria. St.George Bank requires notification from the borrower, and St.George Bank reserves the right to change the interest rate or the fees charged with respect to the housing loan.

CAPITALIZED FEES

          A borrower may request St.George Bank to provide product features under its housing loan contract without having to pay the usual up-front fee relating to that product. In those cases, St.George Bank may capitalize the fee, which will thus constitute part of the principal to be amortized over the remaining term of the housing loan.

COMBINATION OR "SPLIT" HOUSING LOANS

          A borrower may elect to split a loan into separate funding portions which may, among other things, be subject to different types of interest rates.
Each part of the housing loan is effectively a separate loan contract, even though all the separate loans are secured by the same mortgage.

          If a housing loan is split, each separate loan will remain in the applicable trust as long as each individual loan matures before the final maturity date of the notes issued by the issuer trustee as trustee of that trust. If any loan matures after the final maturity date of the notes, that loan will be removed from the trust and the Unpaid Balance of the loan will be paid to the issuer trustee by St.George Bank. The other segments of the "split" loan which mature before the final maturity date of the notes will remain in the trust.

                                       19

INTEREST OFFSET

          St.George Bank offers borrowers two interest offset features which may be linked to the borrower's housing loan which reduce (offset) interest charged to the housing loan account. One option is called "partial offset" and offsets the interest notionally accrued in the borrower's linked savings account against the interest calculated on the borrower's housing loan and charged on a monthly basis. It has only been available on Interest Based Fixed Rate Loans since March
2003. The second option is called "100% interest offset" and the amount of interest charged on the housing loan is calculated on the difference between the housing loan balance and the balance in the linked savings account. This feature is only available on Standard Variable Rate Home Loans, Discount Variable Rate
Home Loans and Introductory Fixed Rate Home Loans. St.George Bank does not actually pay interest on the balance(s) held in the linked savings account, but reduces the amount of interest which is payable by the borrower under the borrower's housing loan. The borrower continues to make the borrower's scheduled mortgage payment under the housing loan with the result that the portion allocated to principal is increased by the amount of interest offset.

          As of February 2004, an additional option, "repayment offset," is available for borrowers with 100% interest offset attached to an investment housing loan with Interest Based repayments. Repayment offset allows a borrower to have their housing loan repayment reduced by the amount of the interest offset benefit, so the offset reduces their repayment, not the housing loan principal. This feature is only available for investment/non-regulated housing loans.

          St.George Bank will pay to each trust the aggregate of all interest amounts offset in respect of housing loans in such trust on a monthly basis.
These amounts will constitute Finance Charge Collections and Principal
Collections for the relevant period. Only one nominated borrower to the housing loan needs to have ownership status of the linked savings account.

          If, following a Title Perfection Event, the issuer trustee as trustee of a trust obtains legal title to a housing loan, St.George Bank will no longer be able to offer an interest offset arrangement for that housing loan.

NO SET OFF AGAINST AMOUNTS OWING TO ST.GEORGE BANK

          Under the housing loan documentation, borrowers have waived their right to set off against all deposits held with St.George Bank.

ADDITIONAL FEATURES

          St.George Bank may from time to time offer additional features in relation to a housing loan which are not described in the preceding section.
However, before doing so, St.George Bank must satisfy the manager that the additional features would not affect any mortgage insurance policy covering the housing loan and would not cause a downgrade or withdrawal of the rating of any notes. In addition, except for the interest rate and the amount of fees,
St.George Bank generally does not change any of the terms of a housing loan without the related borrower's consent.

                                       20

                            DESCRIPTION OF THE NOTES

          The following summary, together with the description of the offered notes in the prospectus supplement, describes material terms of the offered notes. The summary does not purport to be complete and is subject to, and qualified in its entirety by reference to, the terms and conditions of the offered notes and the provisions of the transaction documents.

GENERAL

          The issuer trustee will issue the offered notes on the applicable closing date pursuant to a direction from the manager to the issuer trustee to issue the notes in respect of the related trust pursuant to the terms of the master trust deed, a supplementary terms notice and a note trust deed.

CLASSES OF NOTES

          Each series of notes will be issued in one or more classes. Each class of notes may have different rights to receive or not receive payments of principal and interest on each payment date as specified in the prospectus supplement. The prospectus supplement for each series will outline these classes, their rights and the timing and priority of payments.

SOURCE OF FUNDS FOR PAYMENT

          The notes of a series will be entitled to payment only from the assets of the trust issuing that series of notes, including the proceeds from the housing loans included in that trust. Noteholders will not be entitled to payments from the housing loans included in any other trust. The notes are not obligations of the issuer trustee in its personal capacity, the manager or any of their affiliates. The notes will not be guaranteed by any governmental agency.

          Noteholders may experience delays in distributions on the notes or losses on the notes if delinquent payments or losses on defaulted housing loans are not paid from any credit enhancement arrangement in the related trust.

DISTRIBUTIONS

          Distributions on the notes of each series will be made on each payment date, in the case of offered notes as specified in the prospectus supplement.
Payment dates may be monthly, quarterly, semi-annually or at another interval, as specified in the prospectus supplement. The timing and priority of payment, interest rate and amount of or method of determining payments of interest and principal on each class of offered notes of a given series will be described in the prospectus supplement. The initial payment date will be specified in the prospectus supplement. The rights of holders of any class of notes to receive payments of principal and interest may be senior, subordinate or equal to the rights of holders of any other class or classes of notes of such series, as described in the prospectus supplement.

DISTRIBUTIONS OF INTEREST

          Each class of offered notes of a series, other than any classes of principal-only notes entitled only to interest payments, will accrue interest from the date, and at the interest rate set forth in the

                                       21

prospectus supplement. Each class of notes of a series may have a different interest rate, which in each case may be fixed, variable or adjustable, or any combination of the foregoing. The prospectus supplement will specify the interest rate or, in the case of a variable or adjustable rate, the method for determining the interest rate, for each class of offered notes. To the extent funds are available, the issuer trustee will distribute interest accrued on the payment dates specified in the prospectus supplement. If specified in the prospectus supplement, a class of offered notes will no longer earn interest if losses on the housing loans in the related trust that are allocated to that class of offered notes exceed the outstanding principal amount, or in the case of an interest-only class, the aggregate notional balance, of the class of offered notes. The prospectus supplement may specify that interest accrues and/or is distributed differently from the description in this paragraph.

DISTRIBUTIONS OF PRINCIPAL

          Each class of notes of each series, other than any classes of specified notes entitled only to interest payments, will be entitled to receive principal distributions. The prospectus supplement will specify the manner in which principal distributions on the notes are calculated and allocated among the classes of notes entitled to distributions of principal on each payment date. To the extent and in the manner specified in the prospectus supplement, the principal balance of a class or classes of notes may be reduced by allocating losses of principal to their outstanding principal balances that occur in connection with liquidation of housing loans in the related trust. If specified in the prospectus supplement, if the principal charge-offs allocated to a class of notes exceed a specified amount, the notes will no longer be entitled to any payments of interest or principal. If specified in the prospectus supplement, holders of notes that had previously been allocated a principal charge-off may receive distributions representing a recovery of that charge-off if the servicer subsequently recovers an amount in respect of that housing loan. To the extent a note has been transferred, the holder that receives a distribution in respect of a recovery of a principal charge-off may be different from the holder who was allocated the principal charge-off.

          Distributions of principal with respect to one or more classes of notes may be made at a rate that is faster, and in some cases substantially faster, than the rate at which payments or other collections of principal are received on the housing loans in the related trust. Distributions of principal with respect to one or more classes of notes may not commence until a specified date or the occurrence of certain events, including the retirement of one or more other classes of notes of the same series or may be made at a rate that is slower, and in some cases substantially slower, than the rate at which payments or other collections of principal are received on the housing loans in the related trust. Distributions of principal with respect to one or more classes of notes may be made, subject to available funds, based on a specified principal payment schedule. Distributions of principal with respect to one or more classes of notes may be contingent on the specified principal payment schedule of another class of the same series and the rate at which payments or other collections of principal on the housing loans in the related trust are received.

          In addition, all or a portion of the principal collected on the housing loans may be retained by the issuer trustee or the servicer and held in temporary investments prior to being used to distribute payments of payments or other collections of principal on the housing loans in the related trust are received.

                                       22

          In addition, the prospectus supplement will specify whether all or a portion of principal collected on the housing loans may be retained by the issuer trustee or the servicer and held in temporary investments prior to being used to distribute payments of principal to noteholders, purchase additional assets for the trust, including housing loans or fund redraws. The result of any retention and temporary investment of principal by the issuer trustee or servicer would be to slow the repayment rate of the related notes relative to the repayment rate of the related housing loans, or to attempt to match the repayment rate of the related notes to a repayment schedule established at the time the notes are issued. Any feature of this type applicable to any notes may terminate, resulting in the current funding of principal payments to the related noteholders and an acceleration of the repayment of those notes upon the occurrence of specified events described in the related prospectus supplement.

FORM OF THE NOTES

          Each class of offered notes will be issued in minimum denominations specified in the prospectus supplement. As specified in the prospectus supplement, one or more classes of offered notes may be issued in fully registered, definitive form or may be offered in book-entry format through the facilities of the DTC.

BOOK-ENTRY REGISTRATION

          If book-entry notes are issued, all references to actions by the noteholders will refer to actions taken by DTC upon instructions from its participating organizations and all references in this prospectus to distributions, notices, reports and statements to noteholders will refer to distributions, notices, reports and statements to DTC or its nominee, as the registered noteholder, for distribution to owners of the offered notes in accordance with DTC's procedures.

          Noteholders may hold their interests in the offered notes through DTC, in the United States, Clearstream Banking, societe anonyme ("CLEARSTREAM,
LUXEMBOURG") or Euroclear Bank S.A./N.V. ("EUROCLEAR"), as operator of the
Euroclear System (the "EUROCLEAR SYSTEM"), in Europe, if they are participants in those systems, or indirectly through organizations that are participants in those systems. If specified in the prospectus supplement, a noteholder may also hold its interest in the offered notes through another clearing organization, such as Austraclear. Cede & Co., as nominee for DTC, will be the registered noteholder of the offered notes. Clearstream, Luxembourg and Euroclear will hold omnibus positions on behalf of their respective participants, through customers'
securities accounts in Clearstream, Luxembourg's and Euroclear's names on the books of their respective depositaries. The depositaries, in turn, will hold the positions in customers' securities accounts in the depositaries' name on the books of DTC.

          DTC has advised the manager that it is:

          o    a limited-purpose trust company organized under the New York
               Banking Law;

          o    a "banking organization" within the meaning of the New York
               Banking Law;

          o    a member of the Federal Reserve System;

                                       23

          o    a "clearing corporation" within the meaning of the New York
               Uniform Commercial Code; and

          o    a "clearing agency" registered under the provisions of Section
               17A of the Exchange Act.

          DTC holds securities for its participants and facilitates the clearance and settlement among its participants of securities transactions, including transfers and pledges, in deposited securities through electronic book-entry changes in its participants' accounts. This eliminates the need for physical movement of securities. DTC participants include securities brokers and dealers, banks, trust companies, clearing corporations and other organizations.
Indirect access to the DTC system is also available to others including securities brokers and dealers, banks, and trust companies that clear through or maintain a custodial relationship with a participant, either directly or indirectly. The rules applicable to DTC and its participants are on file with the SEC.

          Transfers between participants on the DTC system will occur in accordance with DTC rules. Transfers between participants on the Clearstream,
Luxembourg system and participants on the Euroclear system will occur in accordance with their rules and operating procedures.

          Cross-market transfers between persons holding directly or indirectly through DTC, on the one hand, and directly or indirectly through Clearstream,
Luxembourg participants or Euroclear participants, on the other, will be effected by DTC in accordance with DTC rules on behalf of the relevant European international clearing system by that system's depositary. However, these cross-market transactions will require delivery of instructions to the relevant
European international clearing system by the counterparty in that system in accordance with its rules and procedures and within its established deadlines,
European time. The relevant European international clearing system will, if the transaction meets its settlement requirements, deliver instructions to its depositary to take action to effect final settlement on its behalf by delivering or receiving securities in DTC, and making or receiving payment in accordance with normal procedures for same-day funds settlement applicable to DTC.
Clearstream, Luxembourg participants and Euroclear participants may not deliver instructions directly to their system's depositary.

          Because of time-zone differences, credits of securities in
Clearstream, Luxembourg or Euroclear as a result of a transaction with a DTC participant will be made during the subsequent securities settlement processing, dated the business day following the DTC settlement date. The credits for any transactions in these securities settled during this processing will be reported to the relevant Clearstream, Luxembourg participant or Euroclear participant on that business day. Cash received in Clearstream, Luxembourg or Euroclear as a result of sales of securities by or through a Clearstream, Luxembourg participant or a Euroclear participant to a DTC participant will be received and available on the DTC settlement date. However, it will not be available in the relevant Clearstream, Luxembourg or Euroclear cash account until the business day following settlement in DTC.

          Purchases of offered notes held through the DTC system must be made by or through DTC participants, which will receive a credit for the offered notes on DTC's records. The ownership interest of each actual noteholder is in turn to be recorded on the DTC participants' and indirect participants' records.
Noteholders will not receive written confirmation from DTC of their purchase.
However, noteholders are expected to receive written confirmations providing details of

                                       24

the transaction, as well as periodic statements of their holdings, from the DTC participant or indirect participant through which the noteholder entered into the transaction. Transfers of ownership interests in the offered notes are to be accomplished by entries made on the books of DTC participants acting on behalf of the offered noteholders. Noteholders will not receive notes representing their ownership interest in offered notes unless use of the book-entry system for the offered notes is discontinued.

          To facilitate subsequent transfers, all securities deposited by DTC participants with DTC are registered in the name of DTC's nominee, Cede & Co.
The deposit of securities with DTC and their registration in the name of Cede &
Co. effects no change in beneficial ownership. DTC has no knowledge of the actual holders of the offered notes; DTC's records reflect only the identity of the DTC participants to whose accounts the offered notes are credited, which may or may not be the actual beneficial owners of the offered notes. The DTC participants will remain responsible for keeping account of their holdings on behalf of their customers.

          Conveyance of notices and other communications by DTC to DTC participants, by DTC participants to indirect participants, and by DTC participants and indirect participants to holders of offered notes will be governed by arrangements among them and by any statutory or regulatory requirements as may be in effect from time to time.

          Neither DTC nor Cede & Co. will consent or vote on behalf of the notes. Under its usual procedures, DTC mails an omnibus proxy to the issuer trustee as soon as possible after the record date, which assigns Cede & Co.'s consenting or voting rights to those DTC participants to whose accounts the US$
notes are credited on the record date, identified in a listing attached to the proxy.

          Principal and interest payments on the offered notes will be made to
DTC. DTC's practice is to credit its participants' accounts on the applicable distribution date in accordance with their respective holdings shown on DTC's records unless DTC has reason to believe that it will not receive payment on that distribution date. Standing instructions, customary practices, and any statutory or regulatory requirements as may be in effect from time to time will govern payments by DTC participants to holders of offered notes. These payments will be the responsibility of the DTC participant and not of DTC, the issuer trustee, the note trustee or the principal paying agent. Payment of principal and interest to DTC is the responsibility of the issuer trustee, disbursement of the payments to DTC participants is the responsibility of DTC, and disbursement of the payments to offered noteholders is the responsibility of DTC participants and indirect participants.

          DTC may discontinue providing its services as securities depositary for the notes at any time by giving reasonable notice to the principal paying agent. Under these circumstances, if a successor securities depositary is not obtained, definitive notes are required to be printed and delivered.

          According to DTC, the foregoing information about DTC has been provided for informational purposes only and is not intended to serve as a representation, warranty, or contract modification of any kind.

          Clearstream, Luxembourg is a company with limited liability incorporated under the laws of Luxembourg. Clearstream, Luxembourg holds securities for its participating organizations and

                                       25

facilitates the clearance and settlement of securities transactions between
Clearstream, Luxembourg participants through electronic book-entry changes in accounts of Clearstream, Luxembourg participants, thereby eliminating the need for physical movement of notes. Transactions may be settled in Clearstream,
Luxembourg in multiple currencies, including U.S. dollars.

          Clearstream, Luxembourg participants are financial institutions around the world, including underwriters, securities brokers and dealers, banks, trust companies, and clearing corporations. Indirect access to Clearstream, Luxembourg is also available to others, including banks, brokers, dealers and trust companies that clear through or maintain a custodial relationship with a
Clearstream, Luxembourg participant, either directly or indirectly.

          The Euroclear System was created in 1968 to hold securities for its participants and to clear and settle transactions between Euroclear participants through simultaneous electronic book-entry delivery against payment. This eliminates the need for physical movement of notes. Transactions may be settled in multiple currencies, including U.S. dollars.

          The Euroclear System is owned by Euroclear Clearance System Public
Limited Company and operated through a license agreement by Euroclear. Euroclear is regulated and examined by the Belgian Banking and Finance Commission and the
National Bank of Belgium.

          Euroclear participants include banks, including central banks, securities brokers and dealers and other professional financial intermediaries.
Indirect access to the Euroclear System is also available to other firms that maintain a custodial relationship with a Euroclear participant, either directly or indirectly.

          Securities clearance accounts and cash accounts with Euroclear are governed by the Terms and Conditions Governing Use of Euroclear and the related
Operating Procedures of the Euroclear System. These terms and conditions govern transfers of securities and cash within the Euroclear System, withdrawal of securities and cash from the Euroclear System, and receipts of payments for securities in the Euroclear System. All securities in the Euroclear System are held on a fungible basis without attribution of specific notes to specific securities clearance accounts. Euroclear acts under these terms and conditions only on behalf of Euroclear participants and has no record of or relationship with persons holding through Euroclear participants.

          Distributions on the offered notes held through Clearstream,
Luxembourg or Euroclear will be credited to the cash accounts of Clearstream,
Luxembourg participants or Euroclear participants in accordance with the relevant system's rules and procedures, to the extent received by its depositary. These distributions must be reported for tax purposes in accordance with United States tax laws and regulations. Clearstream, Luxembourg or
Euroclear, as the case may be, will take any other action permitted to be taken by a noteholder on behalf of a Clearstream, Luxembourg participant or Euroclear participant only in accordance with its rules and procedures, and depending on its depositary's ability to effect these actions on its behalf through DTC.

          Although DTC, Clearstream, Luxembourg and Euroclear have agreed to the foregoing procedures in order to facilitate transfers of offered notes among participants of DTC, Clearstream, Luxembourg and Euroclear, they are under no obligation to perform or continue to perform these procedures and these procedures may be discontinued at any time.

                                       26

          None of the issuer trustee, the manager, the servicer, the note trustee, the calculation agent, the principal paying agent, the note registrar or the paying agent, if any, will have responsibility for any aspect of the records relating to or payments made on account of ownership interests of book-entry notes held by Cede & Co., as nominee of DTC, or for maintaining, supervising or reviewing any records relating to ownership interests.

DEFINITIVE NOTES

          Offered notes issued in definitive form are referred to in this prospectus as "definitive notes." Offered notes will be issued as definitive notes, rather than in book-entry form to DTC or its nominees, only if one of the following events occurs:

          o    the principal paying agent advises the manager in writing, that
               DTC is no longer willing or able to discharge properly its responsibilities as depository for the offered notes, and the manager is not able to locate a qualified successor; or

          o    after the occurrence of an event of default, the note trustee, at the written direction of noteholders holding a majority of the outstanding principal balance of the offered notes, advises the issuer trustee and the principal paying agent, that the
               continuation of a book-entry system is no longer in the best interest of the holders of such notes.

          If either of these events occurs, DTC is required to notify all of its participants of the availability of definitive notes. Offered notes will be serially numbered if issued in definitive form.

          Definitive notes will be transferable and exchangeable at the offices of the note registrar, which is initially the principal paying agent located at
The Bank of New York, 101 Barclay Street, Floor 21 West, New York, New York
10286, United States of America. The note registrar will not impose a service charge for any registration of transfer or exchange, but may require payment of an amount sufficient to cover any tax or other governmental charge. The note registrar will not be required to register the transfer or exchange of definitive notes within the thirty days preceding a distribution date for the definitive notes.

WITHHOLDING OR TAX DEDUCTIONS

          All payments in respect of the notes will be made without withholding or tax deduction for, or on account of, any present or future taxes, duties or charges of whatever nature unless the issuer trustee or any paying agent is required by applicable law to make any such payment in respect of the notes subject to any withholding or deduction for, or on account of, any present or future taxes, duties or charges of whatsoever nature. In the event that the issuer trustee or a paying agent, as the case may be, makes such payment after such withholding or deduction has been made, it will account to the relevant authorities for the amount so required to be withheld or deducted. Neither the issuer trustee nor any paying agent will be obligated to make any additional payments to holders of the notes with respect to that withholding or deduction.

                                       27

REDEMPTION OF THE NOTES FOR TAXATION OR OTHER REASONS

          If the manager satisfies the issuer trustee and the note trustee, immediately prior to giving the notice to the noteholders as described in this section, that either:

          o    on the next quarterly payment date the issuer trustee or a paying agent would be required to deduct or withhold from any payment of principal or interest in respect of the notes or the currency swap in respect of any notes any amount for or on account of any present or future taxes, duties, assessments or governmental charges of whatever nature imposed, levied, collected, withheld or assessed by the Commonwealth of Australia or any of its political sub-divisions or any of its authorities; or

          o    the total amount payable in respect of interest in relation to the housing loans for a collection period ceases to be
               receivable, whether or not actually received by the issuer trustee during such collection period (but, for the avoidance of doubt, this bullet point does not apply to the failure by the issuer trustee to receive any interest on any housing loan merely by reason of the failure by the relevant borrower to pay required interest in breach of the relevant housing loan arrangement),

          then the issuer trustee must, when so directed by the manager, at the manager's option, provided that the issuer trustee will be in a position on such payment date to discharge, and the manager will so certify to the issuer trustee and the note trustee, all its liabilities in respect of those notes and any amounts required under the security trust deed to be paid in priority to or pari passu with those notes redeem all, but not some, of such class at their outstanding principal balance, or at the option of the holders of all the outstanding principal balance of those notes at their Stated Amount, together, in each case, with accrued interest to the date of redemption on any subsequent payment date. [If holders of notes agree to redemption of their notes at an amount less than the outstanding principal balance of the notes, any amounts recovered on the housing loans after such redemption will not be paid to the noteholders.]

          Noteholders must be given notice of a redemption not more than 60 nor less than 45 days prior to the date of redemption. The holders of all the outstanding principal balance of a class of notes may elect, in accordance with the terms of the note trust deed, and the note trustee will notify the issuer trustee and the manager, that they do not require the issuer trustee to redeem their class of notes in the circumstances described in this section. All amounts ranking prior to or equal with respect to a class of notes must be redeemed concurrently with such class.

REDEMPTION OF THE NOTES UPON AN EVENT OF DEFAULT

          If an event of default occurs under the security trust deed while the notes of the applicable trust are outstanding, the security trustee may, subject in some circumstances to the prior written consent of the Noteholder Mortgagees in accordance with the provisions of the security trust deed, and will, if so directed by the Noteholder Mortgagees where they are the only Voting Mortgagees, or, otherwise by a resolution of 75% of the Voting Mortgagees, enforce the security created by the security trust deed. That enforcement can include the sale of some or all of the housing loans. There is no guarantee that the security trustee will be able to sell the housing loans for their then unpaid balance. Accordingly, the security trustee may not be able to realize the full value of the

                                       28

housing loans which may adversely affect the issuer trustee's ability to repay all amounts outstanding in relation to the notes of that trust. If a trust terminates while notes relating to that trust are outstanding, St.George Bank has a right of first refusal to acquire the housing loans. Any proceeds from the enforcement of the security will be applied in accordance with the order of priority of payments as set out in the security trust deed and supplementary terms notice. See "Description of the Transaction Documents--The Security Trust
Deed."

OPTIONAL REDEMPTION OF THE NOTES

          At the manager's direction, the issuer trustee must purchase or redeem all of the notes by repaying the outstanding principal balance, or, if the noteholders owning all of the outstanding principal balance of the notes so agree, the Stated Amount, of the notes, together, in each case, with accrued interest to, but excluding, the date of repurchase or redemption, on or after the quarterly payment date on which the A$ Equivalent of the total Stated Amount of all notes is equal to or less than 10% of the A$ Equivalent of the total initial outstanding principal balance of the notes; provided that the manager certifies to the issuer trustee and the note trustee that the issuer trustee will be in a position on this quarterly payment date to discharge all its liabilities in respect of the notes, at their outstanding principal balance or their Stated Amount if so agreed by the specified percentage of noteholders, and any amounts which would be required under the Security Trust Deed to be paid in priority to or equal with the notes if the security for the notes were being enforced. The manager, on behalf of the issuer trustee, will give not more than
60 nor less than 45 days' notice to noteholders of this redemption in accordance with the applicable conditions of the notes. [If holders of notes agree to redemption of their notes based on an amount less than their outstanding principal balance, any amounts recovered on the housing loans after such redemption will not be paid to the noteholders.]

          To the extent specified in the prospectus supplement, the issuer trustee will redeem a class of notes prior to the final maturity date of that class at the time and in the manner specified in the prospectus supplement.

FINAL MATURITY DATE

          The issuer trustee must pay the Stated Amount and accrued and unpaid interest, if any, in relation to each note on or by the final maturity date relating to that note. The failure of the issuer trustee to pay the Stated
Amount and accrued and unpaid interest, if any, within ten business days of the due date for payment, or within any other applicable grace period agreed upon with the Mortgagees, will be an event of default under the security trust deed.

FINAL REDEMPTION OF THE NOTES

          Each offered note in a series will be finally redeemed, and the obligations of the issuer trustee with respect to the payment of the Principal
Amount of that note will be finally discharged, upon the first to occur of:

          o    the date on which the outstanding principal balance of the note is reduced to zero;

          o    the date upon which the relevant noteholder renounces in writing all of its rights to any amounts payable under or in respect of that note;

                                       29

          o    the date on which all amounts received by the note trustee with respect to the enforcement of the security trust deed are paid to the principal paying agent;

          o    the payment date immediately following the date on which the issuer trustee completes a sale and realization of all of the assets of the applicable trust in accordance with the master trust deed and the supplementary terms notice; and

          o    the final maturity date of that note.

TERMINATION OF THE TRUST

TERMINATION EVENTS

          A trust will continue until, and will terminate on the later of:

          o    its Termination Date;

          o    the date on which the assets of the trust have been sold or realized upon, which shall be within 180 days after the
               Termination Date so far as reasonably practicable and reasonably commercially viable; and

          o    the date on which the issuer trustee ceases to hold any housing loans or mortgages in relation to the trust.

REALIZATION OF TRUST ASSETS

          On the occurrence of a Termination Date of a trust, subject to
St.George Bank's right of first refusal, the issuer trustee, in consultation with the manager or the residual income beneficiary, to the extent that either has title to the assets of the trust, must sell and realize the assets of the trust within 180 days. During the 180 day period, performing housing loans relating to that trust may not be sold for less than their Unpaid Balance, and non performing housing loans relating to that trust may not be sold for less than the fair market value of such housing loans and their related security, as agreed upon by the issuer trustee, based on appropriate expert advice, and the seller; provided that the issuer trustee may not sell any performing housing loan within the 180 day period for less than its fair market value without the consent of the holders of 75% of the aggregate outstanding principal amount of the notes. The servicer will determine whether a housing loan is performing or non performing.

SELLER'S RIGHT OF FIRST REFUSAL

          As soon as practical after the Termination Date of a trust, the manager will direct the issuer trustee to offer, by written notice to St.George
Bank, irrevocably to extinguish in favor of St.George Bank, or if the issuer trustee has perfected its title, to equitably assign to St.George Bank, its entire right, title and interest in and to the housing loans relating to that trust for their Unpaid Balance, for performing housing loans, and their fair market value, for non performing housing loans; provided that, if the fair market value of a housing loan is less than its Unpaid Balance, the sale requires the consent of the holders of 75% of the aggregate outstanding principal amount of the notes.

                                       30

          The issuer trustee is not entitled to sell any housing loans unless
St.George Bank has failed to accept the offer within 180 days after the occurrence of the Termination Date for the related trust by paying to the issuer trustee the purchase price. St.George Bank must pay all costs and expenses relating to the repurchase of any housing loans. If St.George Bank does not accept the offer within 180 days, the costs and expenses relating to the sale of the housing loans will be a Trust Expense.

DISTRIBUTION OF PROCEEDS FROM REALIZATION OF TRUST ASSETS

          After deducting expenses, the manager shall direct the issuer trustee to distribute the proceeds of realization of the assets of a trust in accordance with the cashflow allocation methodology set out in the prospectus supplement and in accordance with any directions given to it by the manager. If all of the notes of a trust have been fully redeemed and the trust's other creditors have been paid in full, the issuer trustee shall distribute the assets of the trust to the residual income beneficiary.

PRESCRIPTION

          The offered notes will be void in its entirety if not surrendered for payment within ten years of the relevant date in respect of any payment on such offered note, the effect of which would be to reduce the Stated Amount of such offered note to zero. The relevant date is the date on which a payment first becomes due but, if the full amount of the money payable has not been received in New York City by the principal paying agent or the note trustee on or prior to that date, it means the date on which the full amount of such money having been so received and notice to that effect is duly given in accordance with the terms of the relevant note. After the date on which a note becomes void in its entirety, no claim may be made in respect of it.

VOTING AND CONSENT OF NOTEHOLDERS

          The note trust deed contains provisions for each class of offered noteholders to consider any matter affecting their interests. In general, the holders of a majority of the aggregate outstanding principal balance of a class of offered notes may take or consent to any action permitted to be taken by such class of noteholders under the note trust deed. Notwithstanding the foregoing, the written consent of holders of 75% of the aggregate A$ Equivalent outstanding principal balance of the relevant class or classes of offered notes will be required to accomplish the following:

          o    direct the note trustee on behalf of that class of noteholders to direct the security trustee to enforce the security under the security trust deed;

          o    override on behalf of that class of noteholders any waiver by the note trustee of a breach of any provisions of the transaction documents or an event of default under the security trust deed;

          o    removal of the current note trustee or appointment of a new note trustee; and

          o    approve the basis of incurring any costs, disbursements,
               outgoings and expenses of the note trustee incurred in enforcing rights under, or prosecuting lawsuits related to, the transaction documents for which the note trustee is entitled to be
               indemnified (unless the

                                       31

               note trustee reasonably considers the incurring of those costs disbursements, outgoings and expenses to be necessary).

REPORTS TO NOTEHOLDERS

          The manager will prepare for distribution to the noteholders reports concerning the housing loans and the offered notes as set forth under
"Description of the Notes--Reports to Noteholders" in the prospectus supplement.

                               CREDIT ENHANCEMENT

TYPES OF ENHANCEMENTS

          If stated in the prospectus supplement, credit enhancement may be provided for one or more classes of notes of the related trust. Credit enhancement is intended to enhance the likelihood of full payment of principal and interest due and to decrease the likelihood that noteholders will experience losses. To the extent specified in the prospectus supplement, the credit enhancement for a class or series of notes will not provide protection against all risks of loss and will not guarantee repayment of the entire principal balance and accrued interest. If losses occur that exceed the amount covered by any credit enhancement or that are not covered by any credit enhancement, noteholders of any class or series will bear their allocated share of losses, as described in the prospectus supplement. Credit enhancement may be in one or more of the following forms:

          o    the subordination of one or more classes of the notes of the series;

          o    primary mortgage insurance on all or a portion of the housing loans;

          o    a pool mortgage insurance policy on all or a portion of the housing loans;

          o    excess available income;

          o    the establishment of one or more reserve funds;

          o    overcollateralization;

          o    a letter of credit;

          o    a minimum principal payment agreement;

          o    a deposit agreement;

          o    other insurance, guarantees and similar instruments or
               agreements; or

          o    another method of credit enhancement described in the prospectus supplement.

SUBORDINATION

          If specified in the prospectus supplement, a series of notes may provide for the subordination of payments to one or more subordinate classes of notes. In this case, scheduled

                                       32

payments of principal, principal prepayments, interest or any combination of these items that otherwise would have been payable to holders of one or more classes of subordinate notes will instead be payable to holders of one or more classes of senior notes under the circumstances and to the extent specified in the prospectus supplement. If specified in the prospectus supplement, losses on defaulted housing loans may be borne first by the various classes of subordinate notes and thereafter by the various classes of senior notes.

PRIMARY MORTGAGE INSURANCE POLICY

          St.George Bank requires that housing loans with an LVR greater than
80% (or in excess of 75%, in the case of a housing loan with a loan amount greater than A$1 million) at the time of origination obtain primary mortgage insurance. St.George Bank will equitably assign its interest in these policies, if any, to the issuer trustee after receiving the consent of the insurers.

          The seller may also enter into lenders' mortgage insurance policies for those housing loans with an LVR of 80% or below (or 75% or below, in the case of a housing loan with a loan amount greater than A$1 million) as of the date on which they were originated.

          The mortgage insurance policies will be subject to some exclusions from coverage and rights of termination as described in the applicable prospectus supplement.

POOL MORTGAGE INSURANCE POLICY

          The issuer trustee may, if specified in the prospectus supplement, obtain one or more pool mortgage insurance policies. The pool mortgage insurance policy will cover the housing loans specified in the prospectus supplement subject to the limitations described in the prospectus supplement. The policy will cover loss by reason of default in payments on the housing loans up to the amounts specified in the prospectus supplement and for the periods specified in the prospectus supplement. However, the pool mortgage insurance policy is not a blanket policy against loss. Claims under a pool mortgage insurance policy may only be made regarding a loss by reason of default insofar as the insurance policy applies to the relevant housing loan, and only upon satisfaction of specific conditions precedent as described in the prospectus supplement.

          To the extent specified in the prospectus supplement, the original amount of coverage under any pool mortgage insurance policy will be reduced over the life of the related series of notes by the aggregate dollar amount of claims paid less the aggregate of the net amounts realized by the pool mortgage insurer upon the disposition of all foreclosed properties. The amount of claims paid will include expenses incurred by the servicer on the foreclosed properties.
Accordingly, if aggregate net claims paid under any pool mortgage insurance policy reach the original policy limit, coverage under that pool mortgage insurance policy may be exhausted and any further losses may be borne by one or more classes of noteholders.

EXCESS AVAILABLE INCOME

          If specified in the prospectus supplement, the issuer trustee will apply interest collections on the housing loans that are not required to pay specified payments to reimburse noteholders for charge offs allocated to the notes. These reimbursements will be allocated to the class or classes of notes in the manner described in the prospectus supplement.

                                       33

RESERVE FUND

          If specified in the prospectus supplement, a reserve fund will be established for the related series of notes with an entity specified in the prospectus supplement. The prospectus supplement will state whether or not the reserve fund will be part of the assets of the trust. The reserve fund may be funded with an initial cash or other deposit or from collections on the housing loans or other sources, in either case in the manner specified in the prospectus supplement. The prospectus supplement will specify the manner and timing of distributions from the amounts in the reserve fund.

OVERCOLLATERALIZATION

          If specified in the prospectus supplement, credit enhancement for a series of notes will be provided by overcollateralization. Principal and/or interest collections on the housing loans may exceed principal and/or interest payments on the notes for the related payment date. These excess amounts may be deposited into a reserve fund or applied as a payment of principal on the notes.
To the extent these amounts are applied as principal payments on the notes, the effect will be to reduce the principal balance of the notes relative to the outstanding balance of the housing loans.

LETTER OF CREDIT

          If specified in the prospectus supplement, credit enhancement for a series of notes will be provided by the issuance of a letter of credit by a bank or financial institution specified in the prospectus supplement. The maximum obligation of the issuer of the letter of credit will be to honor requests for payment in an aggregate fixed dollar amount, net of unreimbursed payments under the letter of credit, equal to the percentage described in the prospectus supplement of the aggregate principal balance on the related cut-off date of the housing loans evidenced by each series. The duration of coverage and the amount and frequency and circumstances of any reduction in coverage provided by the letter of credit for a series of notes will be described in the prospectus supplement.

MINIMUM PRINCIPAL PAYMENT AGREEMENT

          If specified in the prospectus supplement, the issuer trustee will enter into a minimum principal payment agreement with an entity under which agreement that entity will provide payments on the notes in the applicable series in the event that aggregate scheduled principal payments and/or prepayments on the assets of the trust for that series are not sufficient to make payments on those notes of that series.

DEPOSIT AGREEMENT

          If specified in a prospectus supplement, the issuer trustee or the note trustee or the paying agent, if any, for a series of notes will enter into a deposit agreement, such as a guaranteed investment contract or an investment agreement, with the entity specified in such prospectus supplement on or before the sale of that series of notes. Pursuant to the deposit agreement, all or a portion of the amounts held in the collection account or in any reserve account would be invested with the entity specified in the prospectus supplement. The purpose of a deposit agreement would be to accumulate available cash for investment so that the cash, together with income thereon, can

                                       34

be applied to future distributions on one or more classes of notes. The note trustee or paying agent, if any, would be entitled to withdraw amounts invested pursuant to a deposit agreement, plus interest at a rate equal to the assumed reinvestment rate, in the manner specified in the prospectus supplement. The prospectus supplement for a series of notes pursuant to which a deposit agreement is used will contain a description of the terms of such deposit agreement.

OTHER INSURANCE, GUARANTEES AND SIMILAR INSTRUMENTS OR AGREEMENTS

          If specified in the prospectus supplement, a trust may also include insurance, guarantees or similar arrangements (including without limitation a surety bond or a financial guarantee insurance policy) for the purpose of:

          o    maintaining timely payments or providing protection against losses on the assets included in a trust;

          o    paying administrative expenses; or

          o    establishing a minimum reinvestment rate on the payments made in respect of the assets or principal payment rate on the assets of a trust.

          These arrangements may include agreements under which noteholders are entitled to receive amounts deposited in various accounts held by either
St.George Bank or the paying agent, as applicable, based on the terms specified in the prospectus supplement. In addition, unless to the extent specified in the prospectus supplement, at any time a surety bond, letter of credit or other form of credit enhancement may be substituted for the credit support arrangement in effect initially for the series to the extent permitted by the rating agency or agencies rating the series of notes, without resulting in a downgrading or withdrawal of the then current rating of the notes of that series.

                    DESCRIPTION OF THE TRANSACTION DOCUMENTS

          The following summary, together with the summaries in the prospectus supplement, describes material terms of the transaction documents. The summary does not purport to be complete and is subject to the provisions of the transaction documents. All of the transaction documents, except the note trust deed and the currency swap, are governed by the laws of New South Wales,
Australia. The note trust deed is governed by the laws of New South Wales,
Australia and the administration of the trust created under the note trust deed is governed by New York law. [The currency swap is governed by the laws of
[__].] A copy of the master trust deed and the servicing agreement and a form of each of the other transaction documents have been filed as exhibits to the registration statement of which this prospectus is a part.

TRUST ACCOUNTS

          The issuer trustee will establish and maintain the collection account for a trust with an Approved Bank. Unless otherwise provided in a prospectus supplement, the collection account will initially be established with Australia and New Zealand Banking Group Limited at its offices at 68 Pitt Street, Sydney,
NSW 2000, Australia, which has a short term rating of P-1 from Moody's, A-1+
from S&P and F1+ from Fitch Ratings. The bank account shall be opened by the issuer

                                       35

trustee in its name and in its capacity as trustee of the trust. This account will not be used for any purpose other than for that trust. This account will be an interest-bearing account.

          The manager shall have the discretion and duty to recommend to the issuer trustee, in writing, the manner in which any moneys held in any account of a trust shall be invested in Authorized Investments and what purchases, sales, transfers, exchanges, collections, realizations or alterations of assets of the trust shall be effected and when and how the same should be effected.
Each investment of moneys on deposit in the trust's account shall be in
Authorized Investments that will mature not later than the business day preceding the applicable payment date.

PREFUNDING

          If so specified in the prospectus supplement relating to a trust, the issuer trustee may, on behalf of the trust, establish a pre-funding account relating to that trust. The issuer trustee may deposit all or a portion of the proceeds received by the issuer trustee in connection with the sale of one or more classes of notes in the pre-funding account. The amount that may be initially deposited into a pre-funding account may be up to 50% of the aggregate principal amount of the notes issued in respect of that trust. The amounts on deposit in any pre-funding account may be invested as described in the prospectus supplement. The amounts on deposit in the pre-funding account will be used by the issuer trustee to purchase additional housing loans that could not be delivered by the seller or have not formally completed the origination process following the closing date for the related trust, which will be specified in the prospectus supplement. The specific period for the acquisition by the issuer trustee of additional housing loans, which will be specified in the prospectus supplement, will not exceed one year from the closing date for that trust. Any funds in the pre-funding account that are not used to purchase additional housing loans by the end of the specified period will be applied as a prepayment of the related class or classes of notes as specified in the prospectus supplement.

REVOLVING PERIOD

          As may be described in the prospectus supplement relating to any trust, the related trust may have a revolving period. During the revolving period, all or a portion of the principal collected on the housing loans included in the assets of the trust may be used by the issuer trustee to purchase additional housing loans during a specified period. This may result in the related notes possessing an interest-only period, which may be followed by a repayment period. Any interest-only or revolving period may, upon the occurrence of specified events to be described in the prospectus supplement, terminate prior to the end of the specified period and result in the earlier than expected repayment of the related notes. The period of acquisition by the issuer trustee of additional housing loans, which will be specified in the prospectus supplement, will not exceed three years from the closing date for the applicable trust. Any principal collections during the revolving period that are not used to purchase additional housing loans by the end of the specified period will be applied as a prepayment of the related class or classes of notes as specified in the prospectus supplement.

ISSUANCE OF ADDITIONAL NOTES

          The issuer trustee may, if specified in the prospectus supplement, issue additional notes secured by the assets of the trust at the direction of the manager at the times and in the manner

                                       36

specified in the prospectus supplement. The issuer trustee will be permitted to issue additional notes only if each of the applicable rating agencies has confirmed that the issuance of the additional notes will not cause any of the rating agencies to reduce, withdraw or qualify the then-current rating of each class of notes relating to that trust. Additional notes may be issued in
Australia, the European markets, the United States, or elsewhere, as specified in the prospectus supplement.

REDRAWS

GENERAL

          Redraws are described under "St.George Residential Loan
Program--Special Features of the Housing Loans--Redraw." St.George Bank will be reimbursed for redraws as described in the prospectus supplement. Sources available to reimburse St.George Bank for redraws relating to housing loans included in the assets of a trust will be described in the prospectus supplement and may include collections, drawings under a redraw facility, and other sources.

REDRAW FACILITY

          If specified in the prospectus supplement, a redraw facility provider under a redraw facility will agree to make advances for the purpose of funding redraws relating to housing loans that are assets of the related trust, to the extent such redraws are not funded from other sources. The prospectus supplement will set forth the specifics of any redraw facility.

REDRAW FUNDING SECURITIES

          If specified in the prospectus supplement, the manager may direct the issuer trustee to issue additional debt securities known as redraw funding securities or RFSs to provide the issuer trustee with funds to pay for any redraws under the housing loans.

          The manager must obtain written confirmation from the rating agencies that the issuance of RFSs will not result in the downgrading or withdrawal of the then-current rating of any notes of the related trust before giving a direction to issue a series of RFS. The prospectus supplement will specify the timing and priority of interest and principal payments on the RFSs and the rights of the holders of the RFSs.

RFS NOTES

          The prospectus supplement for each trust that provides for the issuance of RFSs will describe the circumstances, if any, under which RFSs will convert to RFS notes, the timing and priority of interest and principal payments on the RFS notes and the rights of the holders of the RFS notes.

FORM OF RFSS AND RFS NOTES

          The RFSs and the RFS notes will be evidenced by a notation in a register maintained by the issuer trustee, denominated in A$ and will be issued in Australia to Australian resident investors only. The RFSs and RFS notes will not be offered by this prospectus or any prospectus supplement.

                                       37

LIQUIDITY RESERVE OR LIQUIDITY FACILITY

          If specified in the prospectus supplement, the issuer trustee will establish a liquidity reserve or will establish a liquidity facility with a liquidity facility provider. If established, the issuer trustee may fund payment shortfalls in the trusts for any series from the liquidity reserve or by drawings under the liquidity facility provider up to the liquidity limit specified in the prospectus supplement.

LIQUIDITY RESERVE

          If specified in the prospectus supplement, the issuer trustee, at the direction of the manager, will establish the liquidity reserve by depositing funds in a liquidity account. The amount of the liquidity reserve may be reduced each determination date to a specified percentage of the aggregate Unpaid
Balance of the housing loans as the manager determines from time to time. To the extent that the liquidity reserve amount decreases as a consequence of a decrease in the aggregate Unpaid Balance of the housing loans, the manager may direct the issuer trustee to withdraw from the liquidity account an amount not exceeding the excess of the credit balance of the liquidity account over the liquidity reserve. Any funds withdrawn from the liquidity account in these circumstances will be distributed as specified in the prospectus supplement. The terms and mechanics of any liquidity reserve will be specified in the prospectus supplement.

LIQUIDITY FACILITY

          If specified in the prospectus supplement, a liquidity facility provider under a liquidity facility will agree to make advances to the issuer trustee for the purpose of funding payment shortfalls in the related trust. The terms and mechanics of any liquidity facility will be specified in the prospectus supplement.

OTHER LIQUIDITY ENHANCEMENTS

          If specified in the prospectus supplement, other forms of liquidity enhancement may be provided for one or more classes of notes relating to the applicable trust. The prospectus supplement will describe the terms and mechanics of such liquidity enhancement if applicable.

INTEREST RATE SWAPS

          If specified in the prospectus supplement, the issuer trustee will enter into one or more variable rate basis swaps and fixed rate basis swaps with one or more interest rate swap providers. The actual swap agreements may vary for each trust depending upon the types of housing loan products included in that trust. The prospectus supplement for each trust will identify the interest rate swaps for that trust and the terms for each interest rate swap. If so stated in the prospectus supplement, St.George Bank or an affiliate of St.George
Bank may be the interest rate swap provider for one or more of the interest rate swaps.

CURRENCY SWAPS

          If specified in the prospectus supplement, the issuer trustee will enter into one or more currency swaps with one or more currency swap providers.
Collections on the housing loans will

                                       38

be denominated in Australian dollars and amounts received under any variable rate basis swap and any fixed rate basis swaps may be denominated in Australian dollars. However, in most instances, and to the extent stated in the relevant prospectus supplement, the payment obligations of the issuer trustee on the offered notes will be denominated in United States dollars. In these cases, to hedge its currency exposure, the issuer trustee may enter into one or more swap agreements with the currency swap providers. The actual swap agreements may vary for each series of offered notes. The prospectus supplement for each trust will identify and describe the currency swaps and currency swap providers for that series and the terms for each currency swap. If stated in the prospectus supplement, St.George Bank or an affiliate of St.George Bank may be the swap provider for one or more of the currency swaps.

OTHER HEDGING ARRANGEMENTS

          If specified in the prospectus supplement, the indenture trustee may enter one or more other types of hedging arrangements relating to the housing loans or one or more classes of notes relating to the applicable trust. The prospectus supplement will describe the terms and mechanics of such hedging arrangements if applicable.

MODIFICATIONS

          The issuer trustee, the manager and the servicer, with respect to the master trust deed and the supplementary terms notice, or the note trustee, with respect to the note trust deed or any other transaction document, may by way of supplemental deed alter, add to or modify the master trust deed, the supplementary terms notice, the note trust deed or any other transaction document so long as such alteration, addition or modification was effected upon consent of the noteholders or residual income beneficiary as described in the following paragraph in the case of the master trust deed or supplementary terms notice or is:

               o    to correct a manifest error or ambiguity or is of a formal, technical or administrative nature only;

               o    necessary to comply with the provisions of any law or
                    regulation or with the requirements of any Australian
                    governmental agency;

               o    appropriate or expedient as a consequence of an amendment to any law or regulation or altered requirements of the
                    government of any jurisdiction, any department, commission, office of any government or any corporation owned or
                    controlled by any government, including, without limitation, an alteration, addition or modification which is appropriate or expedient as a consequence of the enactment of a statute or regulation or an amendment to any statute or regulation or ruling by the Australian Commissioner or Deputy
                    Commissioner of Taxation or any governmental announcement or statement, in any case which has or may have the effect of altering the manner or basis of taxation of trusts generally or of trusts similar to any of the Crusade Securitisation
                    Programme trusts;

               o    any modification, except a basic terms modification of, or waiver or authorization of any breach or proposed breach of the offered notes or any of the

                                       39

                    transaction documents which is not, in the opinion of the
                    note trustee, materially prejudicial to the interests of the noteholders of the offered notes or any class of noteholders of the offered notes. A "basic terms modification" is any
                    modification which serves to alter, add, or modify the terms and conditions of such class of notes or the provisions of any of the transaction documents, if such alteration,
                    addition or modification is, in the opinion of the note
                    trustee, materially prejudicial or likely to be materially prejudicial to the noteholders as a whole or the class of
                    noteholders. A basic terms modification requires the
                    sanction of all noteholders of the offered notes. A similar sanction is required in relation to any modification to the date of maturity of the class of notes, or a modification
                    which would have the effect of postponing any day for
                    payment of interest in respect of the class of notes,
                    reducing or canceling the amount of principal payable in
                    respect of the class of notes or the rate of interest
                    applicable to the class of notes or altering the percentage of the aggregate outstanding principal balance required to consent to any action or altering the currency of payment of the class of notes or an alteration of the date or priority of redemption of the class of notes; or

               o    in the opinion of the issuer trustee, desirable to enable
                    the provisions of the master trust deed to be more
                    conveniently, advantageously, profitably or economically
                    administered or is otherwise desirable for any reason,
                    including to give effect, in the manager's reasonable
                    opinion, to an allocation of expenses.

          Unless a higher percentage is required by the Trust Indenture Act of
1939, as amended (the "TRUST INDENTURE ACT"), except for an alteration, addition or modification as described in the preceding section, where in the reasonable opinion of the issuer trustee a proposed alteration, addition or modification to the master trust deed, the supplementary terms notice and the note trust deed is prejudicial or likely to be prejudicial to the interests of the noteholders or a class of noteholders or the residual income beneficiary, such alteration, addition or modification may only be effected by the issuer trustee with the prior consent of the holders of 75% of the aggregate A$ Equivalent outstanding principal balance of the relevant class or classes of notes or with the prior written consent of the residual income beneficiary, as the case may be.

THE ISSUER TRUSTEE

          Unless a different issuer trustee is specified in the relevant prospectus supplement, Perpetual Trustee Consolidated Limited will act as issuer trustee of each trust and, in such capacity, as issuer of the notes on the terms set out in the master trust deed and the supplementary terms notice for the related trust.

POWERS

          The issuer trustee has all the rights, powers and discretions over and in respect of the assets of a trust in accordance with the transaction documents provided that it will take no action or omit to take an action without the direction of the manager, that could reasonably be expected to adversely affect the ratings of the offered notes. The manager will be required to give to the issuer

                                       40

trustee all directions necessary to give effect to its recommendations and proposals, and the issuer trustee will not be required to take any action unless it receives a direction from the manager.

DUTIES

          The issuer trustee must act honestly and in good faith and comply with all relevant material laws in performance of its duties and in exercising its discretions under the master trust deed, use its best endeavors to carry on and conduct its business in so far as it relates to the master trust deed in a proper and efficient manner and to exercise such diligence and prudence as a prudent person of business would exercise in performing its express functions and in exercising its discretions under the master trust deed.

          Under the master trust deed, each noteholder and the residual income beneficiary acknowledges that:

          o    the noteholder cannot require the issuer trustee to owe to the noteholder, or to act in a manner consistent with, any fiduciary obligation in any capacity;

          o    the issuer trustee has no duty, and is under no obligation, to investigate whether a Manager's Default, a Servicer Transfer
               Event or a Title Perfection Event has occurred in relation to a trust other than where it has actual notice;

          o    the issuer trustee is required to provide the notices referred to in the master trust deed in respect of a determination of a
               Material Adverse Effect only if it is actually aware of the facts giving rise to the Material Adverse Effect; and

          o    in making any such determination, the issuer trustee will seek and rely on advice given to it by its advisers in a manner contemplated by the master trust deed;

          o    in the absence of actual knowledge to the contrary, the issuer trustee is entitled to rely conclusively on, and is not required to investigate any notice, report, certificate, calculation or representation of or by the seller, servicer or manager.

          The issuer trustee will be considered to have knowledge or notice of or be aware of any matter or thing if the issuer trustee has knowledge, notice or awareness of that matter or thing by virtue of the actual notice or awareness of the officers or employees of the issuer trustee who have day-to-day responsibility for the administration of the trust.

ANNUAL COMPLIANCE STATEMENT

          The manager, on behalf of the issuer trustee, will deliver to the note trustee annually a written statement as to the fulfillment of the issuer trustee's obligations under the transaction documents. [Describe whether any other party is required to provide periodic evidence of the absence of a default or of compliance with the terms of the transaction documents.]

                                       41

DELEGATION

          In exercising its powers and performing its obligations and duties under the master trust deed, the issuer trustee may, with the approval of the manager, delegate any or all of the duties, powers, discretion or other functions of the issuer trustee under the master trust deed or otherwise in relation to a trust, to a related company of the issuer trustee which is a trustee company or trustee corporation for the purposes of any State or
Territory legislation governing the operation of trustee companies.

ISSUER TRUSTEE AND SECURITY TRUSTEE FEES AND EXPENSES

          The issuer trustee and security trustee are entitled to a combined quarterly fee based on a percentage (agreed to in writing between the parties)
of the aggregate outstanding principal balance of the housing loans of the related trust on the first day of each quarterly collection period, payable in arrears on the related quarterly payment date.

          If the issuer trustee is required at any time to undertake duties which relate to the enforcement of the terms of any transaction document by the issuer trustee upon a default by any other party under the terms of that transaction document, the issuer trustee will be entitled to such additional remuneration as may be agreed between the issuer trustee and the manager or, failing agreement, such amount as is determined by a merchant bank (acting as an expert and not as an arbitrator) selected by the issuer trustee. The determination of such merchant bank will be conclusive and binding on the manager and the issuer trustee so far as the law allows.

          The issuer trustee will be reimbursed out of the assets of each applicable trust for all expenses incurred in connection with the performance of its obligations in respect of that trust, but not general overhead costs and expenses. This reimbursement will be made from the cash flow that otherwise would be used to pay your notes. These expenses will be "TRUST EXPENSES."

REMOVAL OF THE ISSUER TRUSTEE

          The issuer trustee is required to retire as trustee after a direction from the manager in writing following an Issuer Trustee's Default.

          A direction given by the manager requiring the issuer trustee to retire must specify a date for the retirement of the issuer trustee which is no less than six months from the date of the direction. Alternatively, the manager may pay to the issuer trustee an amount equal to the fees that the issuer trustee would earn for that 6 month period in lieu of that notice. The costs of the issuer trustee, to the extent that they are properly and reasonably incurred, will be paid out of the assets of the trust as a Trust Expense, except as described in the next paragraph. This payment will be made from the cash flow that otherwise would be used to pay your notes.

          The issuer trustee will bear the reasonable costs of its removal if the issuer trustee does not resign as directed and the manager is required to remove it following an event under the first four bullet points in the definition of Issuer Trustee's Default. The issuer trustee will indemnify the manager and each applicable trust for these costs. These costs are not payable out of the assets of the trust. [Except as described in this paragraph, the expenses associated with changing from one

                                       42

issuer trustee to another issuer trustee will be paid out of the assets of the applicable trust as a Trust Expense.]

          The manager, subject to giving prior notice to the rating agencies, is entitled to appoint a replacement statutory trustee on removal or retirement of the issuer trustee if that appointment will not in the reasonable opinion of the manager materially prejudice the interests of noteholders. Until the appointment is completed the manager must act as issuer trustee and will be entitled to the issuer trustee's fee for the period it so acts as issuer trustee.

VOLUNTARY RETIREMENT OF THE ISSUER TRUSTEE

          The issuer trustee may resign on giving to the manager, with a copy to the rating agencies, not less than three months' notice in writing, or such other period as the manager and the issuer trustee may agree, of its intention to do so.

          Before retirement, the issuer trustee must appoint a successor trustee who is approved by the manager, or who may be the manager, and whose appointment will not materially prejudice the interests of noteholders. If a successor trustee has not been appointed by the end of the three months' notice period, the manager will act as trustee until a successor trustee is appointed.

LIMITATION OF THE ISSUER TRUSTEE'S LIABILITY

          The issuer trustee will not be liable personally for any losses, costs, liabilities or claims arising from the failure to pay moneys on the due date for payment to any noteholders, the residual income beneficiary, the manager or any other person or for any loss howsoever caused in respect of a trust or to any noteholder, the residual income beneficiary, the manager or any other person, except to the extent caused by the fraud, negligence or Default on the issuer trustee's part, or on the part of the officers and employees of the issuer trustee or any of its agents or delegates in respect of whom the issuer trustee is liable.

          The issuer trustee acts as trustee and issues the notes of a trust only in its capacity as trustee of that trust and in no other capacity. A liability arising under or in connection with the transaction documents or a trust can be enforced against the issuer trustee only to the extent to which it can be satisfied out of the assets of that trust which are available to satisfy the right of the issuer trustee to be exonerated or indemnified for the liability. Subject to the following sentence, this limitation of the issuer trustee's liability applies despite any other provision of the transaction documents and extends to all liabilities and obligations of the issuer trustee in any way connected with any representation, warranty, conduct, omission, agreement or transaction related to the master trust deed, the notes, the conditions or the trust. The limitation will not apply to any obligation or liability of the issuer trustee to the extent that it is not satisfied because under a transaction document or by operation of law there is a reduction in the extent of the issuer trustee's exoneration or indemnification out of the assets of the applicable trust as a result of the issuer trustee's fraud, negligence or
Default.

          The master trust deed also contains other provisions which regulate the issuer trustee's liability to noteholders, other creditors and the residual income beneficiary. These include, but are not limited to, the following:

                                       43

          o    Subject to the master trust deed, the issuer trustee is not liable to any person for any losses, costs, liabilities or expenses arising out of the exercise or non-exercise of its discretion, or by the manager of its discretions, or for acting on any instructions or directions given to it.

          o    The issuer trustee is not liable for any event associated with the retirement of the manager, a Servicer Transfer Event or a
               Title Perfection Event.

          o    The issuer trustee is not liable for any act, omission or default of the manager, the servicer, the currency swap provider, the custodian, the note trustee, the principal paying agent or any of their successors or assigns, in relation to their respective duties or obligations under the transaction documents, or any other person's failure to carry out an agreement with the issuer trustee with respect to the trust.

          The foregoing provisions do not apply to the extent that the relevant act is caused by the issuer trustee's fraud, negligence or Default.

RIGHTS OF INDEMNITY OF ISSUER TRUSTEE

          The issuer trustee will be indemnified out of the assets of a trust against all losses and liabilities properly incurred by the issuer trustee in performing any of its duties or exercising any of its powers under the transaction documents in relation to that trust except for fraud, negligence or
Default.

          The issuer trustee will be indemnified out of the assets of the applicable trust against certain payments it may be liable to make under any
Consumer Credit Legislation. The servicer will also indemnify the issuer trustee in relation to such payments and the issuer trustee will be required to first call on the indemnity from the servicer before calling on the indemnity from the assets of the trust. The issuer trustee will also be indemnified by St.George
Bank under a deed of indemnity against any action, loss, cost, damage or expense arising out of any actions relating to any incorrect, misleading or deceptive statements in this prospectus, the offer of the notes so far as it relates to any incorrect, misleading or deceptive statements in the prospectus or a failure by St.George Bank in relation to the due diligence procedures agreed with the issuer trustee.

THE MANAGER

POWERS

          The manager will have full and complete powers of management of each trust, including the administration and servicing of the assets which are not serviced by the servicer, borrowings and other liabilities of the trust and the operation of the trust.

          The issuer trustee has no duty to supervise the manager in the performance of its functions and duties, or the exercise of its discretions.

          The manager has the absolute discretion to recommend Authorized
Investments to the issuer trustee and direct the issuer trustee in relation to those Authorized Investments.

                                       44

DELEGATION

          The manager may, in carrying out and performing its duties and obligations contained in the master trust deed, delegate to any of the manager's officers and employees, all acts, matters and things, whether or not requiring or involving the manager's judgment or discretion, or appoint any person to be its attorney, agent, delegate or sub-contractor for such purposes and with such powers as the manager thinks fit.

MANAGER'S FEES, EXPENSES AND INDEMNIFICATION

          The manager is entitled to a fee described in the prospectus supplement.

          The manager will be indemnified out of the assets of each applicable trust for any liability, cost or expense properly incurred by it in its capacity as manager of the trust, other than general overhead costs and expenses.

REMOVAL OR RETIREMENT OF THE MANAGER

          The manager will retire as manager of a trust if the issuer trustee so directs in writing following a Manager's Default. The manager will bear the costs of its removal after a Manager's Default. The manager has agreed to indemnify the issuer trustee and the applicable trusts for those costs.

          The manager may resign on giving to the issuer trustee and the note trustee, with a copy to the rating agencies, not less than 90 days, or another period as the manager and the issuer trustee may agree, notice in writing of its intention to do so.

          On retirement or removal of the manager, the issuer trustee may appoint another manager on such terms as the issuer trustee sees fit, including the amount of the manager's fee, provided the appointment will not have an adverse effect on the rating of the notes. Until a replacement manager is appointed, the manager must continue as manager. If a replacement manager is not appointed within 90 days of the issuer trustee electing to appoint a new manager, the issuer trustee will be the new manager.

LIMITATION OF MANAGER'S LIABILITY

          The principal limitations on the manager's liability are set out in full in the master trust deed. These include the following limitations:

          o    the manager will be indemnified out of a trust in respect of any liability, cost or expense properly incurred by it in its
               capacity as manager of that trust; and

          o    subject to the master trust deed, the manager is not responsible for any act, omission, misconduct, mistake, oversight, error of judgment, forgetfulness or want of prudence on the part of the issuer trustee, the servicer or any agent appointed by the issuer trustee or the manager or on whom the manager is entitled to rely under this deed, other than a related company, attorney, banker, receiver, barrister, solicitor, agent or other person acting as agent or adviser to the issuer trustee or the manager, except to the extent of

                                       45

               losses, costs, claims or damages caused or contributed to by the breach of its obligations under any transaction documents.

THE NOTE TRUSTEE

GENERAL

          Unless a different note trustee is specified in the relevant prospectus supplement, The Bank of New York will serve as note trustee for the offered notes. The Bank of New York is a New York banking corporation, and has served as note trustee for [all] trusts formed under St.George Bank's
Securitisation Trust Programme since [date]. The corporate trust offices of the note trustee responsible for the administration of the trust is located at 101
Barclay Street, Floor 21 West, New York, New York 10286, United States of
America.

          The note trustee will be entitled to execute any of its trusts or powers under the note trust deed either directly or through agents or attorneys.
The note trustee and every other person properly appointed by it under the note trust deed will be entitled to indemnification from the assets of the applicable trust against all loss, liability, expense, costs, damages, actions, proceedings, claims and demands incurred by, or made against, the note trustee in connection with its execution of the trusts under the note trust deed, provided that the indemnification will not extend to any loss, liability or expense arising from any fraud, negligence or willful default by the note trustee. That indemnification will be paid from the cash flow that otherwise would be used to pay your notes.

          The note trustee will at all times be a corporation or association, organized and doing business under the laws of the United States of America, any individual state or the District of Columbia, authorized under those laws to exercise corporate trust powers, having a combined capital of US$50,000,000, as set forth in its most recent published annual report of condition, and subject to supervision or examination by federal or state authority. The note trustee may also, if permitted by the Securities and Exchange Commission, be organized under the laws of a jurisdiction other than the United States, provided that it is authorized under such laws to exercise corporate trust powers and is subject to examination by authority of such jurisdictions substantially equivalent to the supervision or examination applicable to a trustee in the United States.

          The note trustee may resign after giving three months' written notice to the issuer trustee, the manager, the security trustee and each rating agency.
The issuer trustee may also remove the note trustee in the following circumstances:

          o    if the note trustee becomes insolvent;

          o    if the note trustee ceases its business;

          o    if the note trustee fails to comply with any of its obligations under any transaction document to which it is a party and the issuer trustee determines that this failure has had, or if continued, will have, a Material Adverse Effect, and if capable of remedy, the note trustee does not remedy this failure within
               14 days after the earlier of the following:

                    o    the note trustee becoming aware of this failure; and

                                       46

                    o    receipt by the note trustee of written notice with
                         respect to this failure from either the issuer trustee
                         or the manager; or

          o    if the note trustee fails to satisfy any obligation imposed on it under the Trust Indenture Act with respect to the applicable trust or the note trust deed.

          Holders of 75% of the aggregate A$ Equivalent outstanding principal balance of the offered notes may require the issuer trustee to remove the note trustee for the related trust.

          The resignation, removal or retirement of any note trustee will not become effective until a successor note trustee is appointed that meets the requirements set forth in the note trust deed.

          [The expenses associated with changing from one note trustee to another note trustee will be paid out of the assets of the applicable trust as a
Trust Expense.]

NOTE TRUSTEE'S FEES AND EXPENSES

          The issuer trustee will reimburse the note trustee for all costs and expenses of the note trustee properly incurred in acting as the note trustee and in connection with any legal proceedings brought by the note trustee to enforce any obligation under the note trust deed and the offered notes.

          If, at any time, the note trustee undertakes any of the acts contemplated in the fourth paragraph under "--The Note Trustee as Voting
Mortgagee" below or it undertakes duties which it considers expedient or necessary under the note trust deed or, it is requested to undertake (by the issuer trustee) duties which are exceptional or beyond the scope of its normal duties, the note trustee will be entitled to additional remuneration as provided under the note trust deed. The reimbursement and remuneration described above will be paid from cash flow that otherwise would be used to pay your notes.

INDEMNIFICATION

          Without prejudice to the right of indemnity by law given to trustees and subject to the transaction documents, the issuer trustee has agreed to indemnify the note trustee from and against all losses, cost, liability, expenses and damages arising out of or in connection with the execution of the note trust, except to the extent that they result from the fraud, negligence or willful default on the part of the note trustee or its appointees. This indemnification will be paid from the cash flow that otherwise would be used to pay your notes.

THE SECURITY TRUST DEED

GENERAL

          Unless a different security trustee is specified in the relevant prospectus supplement, P.T. Limited of Level 7, 39 Hunter Street, Sydney, New
South Wales, Australia, will be the security trustee. P.T. Limited's principal activities are the provision of services as trustee, executors, administrators, attorneys and agents and other fiduciary services. P.T. Limited is a [describe form of organization] and has served as security trustee for [all] trusts formed under St.George Bank's Securitisation Trust Programme since [date]. The issuer trustee will grant a first

                                       47

ranking floating charge, registered with the Australian Securities and
Investments Commission, over all of the trust assets of that trust in favor of the security trustee. The floating charge will secure the issuer trustee's obligations in respect of that trust to the applicable noteholders, the manager, the security trustee, the servicer, the note trustee, the underwriters, the note registrar, each paying agent, the calculation agent, the seller with respect to the Accrued Interest Adjustment, redraws and further advances, and each provider of a support facility. These secured parties are collectively known as the
"MORTGAGEES."

NATURE OF THE CHARGE

          A company may not deal with its assets over which it has granted a fixed charge without the consent of the relevant mortgagee. Fixed charges are usually given over real property, marketable securities and other assets which will not be dealt with by the company.

          A floating charge, like that created by the security trust deed, does not attach to specific assets but instead "floats" over a class of assets which may change from time to time. The company granting the floating charge may deal with those assets and give third parties title to those assets free from any encumbrance, provided such dealings and transfers of title are in the ordinary course of the company's business. The issuer trustee has agreed not to dispose of or create interests in the assets of a trust subject to the floating charge except in the ordinary course of its business and the manager has agreed not to direct the issuer trustee to take any such actions. If the issuer trustee disposes of any of the trust assets, including any housing loan, in the ordinary course of its business, the person acquiring the property will take it free of the floating charge. The floating charge granted over the trust assets will crystallize, which means it becomes a fixed charge, upon the occurrence of specific events set out in the security trust deed, including notice to the issuer trustee following an event of default under the security trust deed. On crystallization of the floating charge, the issuer trustee may not deal with the assets of the trust without the consent of the security trustee.

THE SECURITY TRUSTEE

          The security trustee is appointed to act as trustee on behalf of the
Mortgagees and holds the benefit of the charge over a trust's assets in trust for each Mortgagee on the terms and conditions of the security trust deed. If there is a conflict between the duties owed by the security trustee to any
Mortgagees or class of Mortgagees, the security trustee must give priority to the interests of the noteholders, as determined by the noteholders or the note trustee acting on their behalf. In addition, the security trustee will give priority to the interests of a senior class of notes if, in the security trustee's opinion, there is a conflict between the interests of the senior noteholders and the interests of the noteholders of a subordinated class of notes or other Mortgagees. The security trustee does not guarantee the success of any class of notes nor the payment of principal or interest on any class of notes.

DUTIES AND LIABILITIES OF THE SECURITY TRUSTEE

          The security trust deed contains a range of provisions regulating the scope of the security trustee's duties and liabilities. These include the following:

                                       48

          o    The security trustee is not responsible for the adequacy or enforceability of the security trust deed or other transaction documents.

          o    The security trustee is not required to monitor compliance by the issuer trustee or manager with the transaction documents or their other activities.

          o    Unless required by a transaction document, the security trustee need not give Mortgagees information concerning the issuer trustee which comes into the possession of the security trustee.

          o    The security trustee has no duties or responsibilities except those expressly set out in the security trust deed or any
               collateral security.

          o    Any action taken by the security trustee under the security trust deed or any collateral security binds all the Mortgagees.

          o    The security trustee in its capacity as a Mortgagee can exercise its rights and powers as such as if it were not acting as the security trustee. It and its associates may engage in any kind of business with the issuer trustee, the manager, Mortgagees and others as if it were not security trustee and may receive
               consideration for services in connection with any transaction document or otherwise without having to account to the
               Mortgagees.

EVENTS OF DEFAULT

          Each of the following is an event of default under the security trust deed with respect to a trust:

          o    the issuer trustee fails to pay:

                    o    any interest within 10 business days of the quarterly
                         payment date on which the interest was due to be paid
                         to noteholders; or

                    o    any other amount owing to a Mortgagee within 10
                         business days of the due date for payment, or within
                         any applicable grace period agreed with the relevant
                         Mortgagee, or where the Mortgagee is a noteholder, with
                         the note trustee;

                    provided, that no event of default shall have occurred
                    pursuant to the two immediately preceding bullet points if the amounts which the issuer trustee failed to pay were
                    subordinated to the payment of amounts due to the senior
                    noteholders while any amounts remain owing to senior
                    noteholders or to any other person, which rank in priority to amounts due to senior noteholders (except as otherwise
                    specified in a prospectus supplement, references to senior noteholders in this paragraph are to "Class A" noteholders);

          o    the issuer trustee fails to perform or observe any other
               provisions, other than the obligations already referred to in this section, of a transaction document where such failure will have a material and adverse effect on the amount or timing of any payment to be made to any noteholder, and that default is not remedied within 30 days after

                                       49

               written notice (or such longer period as may be specified in the notice) from the security trustee requiring the failure to be remedied;

          o    an Insolvency Event occurs relating to the issuer trustee, in its capacity as trustee of the trust;

          o    the charge created by the security trust deed is not or ceases to be a first ranking charge over the assets of the trust, or any other obligation of the issuer trustee, other than as mandatorily preferred by law, ranks ahead of or equal with any of the moneys secured by the security trust deed;

          o    any security interest over the trust assets is enforced;

          o    all or any part of any transaction document, other than the basis swap, the redraw facility or the currency swap, in respect of a termination because of an action of a taxing authority or a change in tax law, is terminated or is or becomes void, illegal, invalid, unenforceable or of limited force and effect, or a party becomes entitled to terminate, rescind or avoid all or part of any transaction document, other than the basis swap, the redraw facility or the currency swap; or

          o    without the prior consent of the security trustee, that consent being subject in accordance with the terms of the security trust deed to the prior written consent of the Noteholder Mortgagees,

                    o    the trust is wound up, or the issuer trustee is
                         required to wind up the trust under the master trust
                         deed or applicable law, or the winding up of the trust
                         commences;

                    o    the trust is held or is conceded by the issuer trustee
                         not to have been constituted or to have been
                         imperfectly constituted; or

                    o    unless another trustee is appointed to the trust under
                         the transaction documents, the issuer trustee ceases to
                         be authorized under the trust to hold the property of
                         the trust in its name and to perform its obligations
                         under the transaction documents.

          Where the security trustee has notified the rating agencies, obtained the written consent of the relevant Noteholder Mortgagees and, in its reasonable opinion, considers that it would not be materially prejudicial to the interests of the Mortgagees, it may elect to treat an event that would otherwise be an event of default as not being an event of default for the purpose of the security trust deed. Unless the security trustee has made such an election and providing that the security trustee is actually aware of the occurrence of an event of default, the security trustee must promptly convene a meeting of the
Voting Mortgagees at which it shall seek directions from the Voting Mortgagees by way of extraordinary resolution of Voting Mortgagees regarding the action it should take as a result of that event of default.

                                       50

MEETINGS OF VOTING MORTGAGEES

          The security trust deed contains provisions for convening meetings of the Voting Mortgagees to enable the Voting Mortgagees to direct or consent to the security trustee taking or not taking certain actions under the security trust deed, including directing the security trustee to enforce the security trust deed. "VOTING MORTGAGEES" are:

          o    the Noteholder Mortgagees alone for as long as amounts
               outstanding under the notes are 75% or more of the total Secured
               Moneys, and

          o    otherwise, the note trustee, acting on behalf of the noteholders, and each other Mortgagee.

          Neither the security trustee nor the manager may call a meeting of
Voting Mortgagees while the Noteholder Mortgagees are the only Voting Mortgagees unless the Noteholder Mortgagees otherwise consent.

          The security trustee must promptly convene a meeting of the Voting
Mortgagees after it receives notice, or has actual knowledge of, an event of default under the security trust deed.

VOTING PROCEDURES

          Every question submitted to a meeting of Voting Mortgagees shall be decided in the first instance by a show of hands. If a show of hands results in a tie, the chairman shall both on a show of hands and on a poll have a casting vote in addition to the vote or votes, if any, to which he may be entitled as
Voting Mortgagee or as a representative. A representative is, in the case of any noteholder, a person or body corporate appointed as a proxy for that noteholder.
On a show of hands, every person holding, or being a representative holding or representing other persons who hold, Secured Moneys shall have one vote except that the note trustee shall represent each noteholder who has directed the note trustee to vote on its behalf under the note trust deed. On a poll, every person who is present shall have one vote for every US$10,000 or its equivalent, but not part thereof, of the Secured Moneys that he holds or in which he is a representative.

          A resolution of all the Voting Mortgagees, including an Extraordinary
Resolution, may be passed, without any meeting or previous notice being required, by an instrument or notes in writing which have been signed by all of the Voting Mortgagees.

ENFORCEMENT OF THE CHARGE

          A resolution passed at a duly convened meeting by a majority consisting of not less than 75% of the votes capable of being cast by Voting
Mortgagees present in person or by proxy or a written resolution signed by all of the Voting Mortgagees is required to direct the security trustee to do any or all of the following:

          o    declare the charge to be enforceable;

          o    declare all Secured Moneys immediately due and payable;

                                       51

          o    convert the floating charge to a fixed charge over any or all of the trust assets; or

          o    appoint a receiver over the trust assets or itself exercise the powers that a receiver would otherwise have under the security trust deed.

          If the Noteholder Mortgagees are the only Voting Mortgagees, they may direct the security trustee to do any act which the security trustee is required to do, or may only do, at the direction of an Extraordinary Resolution of Voting
Mortgagees, including enforcing the charge.

          Any consent of the Noteholder Mortgagees in relation to a discretion or act of the security trustee requires the approval of the Noteholder
Mortgagees representing more than 50% of the A$ Equivalent outstanding principal balance of all the notes. No Mortgagee is entitled to enforce the charge under the security trust deed, or appoint a receiver or otherwise exercise any power conferred by any applicable law on charges, otherwise than in accordance with the security trust deed.

THE NOTE TRUSTEE AS VOTING MORTGAGEE

          The note trustee may, without the consent of the noteholders, determine that any condition, event or act which with the giving of notice, lapse of time or the issue of a certificate would constitute an event of default under the security trust deed shall not, or shall not subject to specified conditions, be treated as such. The note trustee shall not exercise any of these powers in contravention of any express direction given in writing by holders representing at least 75% of the aggregate A$ Equivalent outstanding principal balance of the offered notes, or such higher percentage as may be required by the Trust Indenture Act. Any such modification, waiver, authorization or determination shall be binding on the noteholders of the offered notes and, unless the note trustee agrees otherwise, any such modification shall be notified by the manager on behalf of the issuer trustee to the noteholders as specified in the transaction documents as soon as practicable thereafter.

          If an event of default under the security trust deed for a trust occurs and is continuing, upon receiving written notice thereof, the note trustee shall deliver to each noteholder of the offered notes of that trust notice of such event of default within 90 days of the date that the note trustee became aware, by having received written notice, of such event of default, provided that, except in the case of a default in payment of interest and principal on the notes, the note trustee may withhold such notice if and so long as it determines in good faith that withholding the notice is in the interests of the noteholders of the offered notes.

          The rights, remedies and discretion of the noteholders of the offered notes under the security trust deed, including all rights to vote or give instructions or consents to the security trustee and to enforce its undertakings and warranties, may only be exercised by the note trustee on behalf of the noteholders, and the security trustee may rely on any instructions or directions given to it by the note trustee as being given on behalf of the noteholders without inquiry about compliance with the note trust deed.

          The note trustee may vote under the security trust deed, or otherwise direct the security trustee under the security trust deed, or take any proceedings, actions or steps under, or any other

                                       52

proceedings pursuant to or in connection with the, the security trust deed, the note trust deed, or any offered notes.

          Subject to the note trustee being indemnified to its satisfaction against all actions, proceedings, claims and demands to which it may render itself liable and all costs, charges, damages and expenses which it may incur, the note trustee:

          o    shall only be bound to undertake any of the acts contemplated in the preceding paragraph if it is directed to do so in writing by the holders of at least 75% of the aggregate A$ Equivalent outstanding principal balance of the offered notes (or such higher amount as may be required by the Trust Indenture Act) of the related trust; and

          o    shall, if an Extraordinary Resolution of Voting Mortgagees elects not to direct the security trustee to enforce the security trust deed in circumstances where the security trustee could enforce the security trust deed, at the direction of the noteholders of the offered notes in accordance with the above bullet point, direct the security trustee to enforce the security trust deed on behalf of the noteholders of the offered notes.

          If any of the offered notes remain outstanding and are due and payable otherwise than by reason of a default in payment of any amount due on the offered notes, the note trustee must not vote under the security trust deed to, or otherwise direct the security trustee to, dispose of the mortgaged property unless either:

          o    a sufficient amount would be realized to discharge in full all amounts owing to the noteholders of the offered notes, and any other amounts payable by the issuer trustee ranking in priority to or equal with the offered notes; or

          o    the note trustee is of the opinion, reached after considering at any time and from time to time the advice of a merchant bank or other financial adviser selected by the note trustee, that the cash flow receivable by the issuer trustee or the security trustee under the security trust deed will not, or that there is a significant risk that it will not, be sufficient, having regard to any other relevant actual, contingent or prospective
               liabilities of the issuer trustee, to discharge in full in due course all the amounts referred to in the preceding paragraph.

LIMITATIONS OF ACTIONS BY THE SECURITY TRUSTEE

          The security trustee is not obliged to take any action, give any consent or waiver or make any determination under the security trust deed without being directed to do so by the note trustee or by Extraordinary
Resolution of the Voting Mortgagees in accordance with the security trust deed.
The security trustee is not obligated to act unless it obtains an indemnity from the Voting Mortgagees and funds have been deposited on behalf of the security trustee to the extent to which it may become liable for the relevant enforcement actions.

          If the security trustee convenes a meeting of the Voting Mortgagees, or is required by an Extraordinary Resolution to take any action under the security trust deed, and advises the Voting Mortgagees that it will not act in relation to the enforcement of the security trust deed unless it is

                                       53

personally indemnified by the Voting Mortgagees to its reasonable satisfaction against all actions, proceedings, claims and demands to which it may render itself liable, and all costs, charges, damages and expenses which it may incur in relation to the enforcement of the security trust deed and is put in funds to the extent to which it may become liable, including costs and expenses, and the
Voting Mortgagees refuse to grant the requested indemnity, and put the issuer trustee in funds, then the security trustee is not obliged to act in relation to that enforcement under the security trust deed. In those circumstances, the
Voting Mortgagees may exercise such of those powers conferred on them by the security trust deed as they determine by Extraordinary Resolution.

          The security trustee will not be liable for any decline in the value, nor any loss realized upon any sale or other dispositions made under the security trust deed, of any mortgaged property or any other property which is charged to the security trustee by any other person in respect of or relating to the obligations of the issuer trustee or any third party in respect of the issuer trustee or the secured moneys or relating in any way to the mortgaged property or for any such decline or loss directly or indirectly arising from its acting, or failing to act, as a consequence of an opinion reached by it, except for the fraud, negligence or breach of trust of the security trustee.

SECURITY TRUSTEE'S FEES AND EXPENSES

          The issuer trustee will reimburse the security trustee for all costs and expenses of the security trustee properly incurred in acting as security trustee. The combined quarterly fee payable to the issuer trustee and the security trustee will be as described in the section titled "Description of the
Transaction Documents--The Issuer Trustee--Issuer Trustee and Security Trustee
Fees and Expenses."

          If, at any time, the security trustee is required to take any action relating to the enforcement of the terms of the transaction documents upon default by any other party, the security trustee will be entitled to additional remuneration. The reimbursement and remuneration described under "-- Security
Trustee's Fees and Expenses" will be paid from cash flow that otherwise would be used to pay your notes.

INDEMNIFICATION

          The issuer trustee has agreed to indemnify the security trustee from and against all losses, costs, liabilities, expenses and damages arising out of or in connection with the transaction documents, except to the extent that they result from the fraud, negligence or breach of trust on the part of the security trustee. This indemnification will be paid from the cash flow that otherwise would be used to pay your notes.

RETIREMENT AND REMOVAL OF THE SECURITY TRUSTEE

          The security trustee may retire on three months' notice in writing to the issuer trustee, the manager, the note trustee and the rating agencies if a successor security trustee is appointed.

          Subject to the appointment of a successor security trustee and prior notice being given to each of the rating agencies, an Extraordinary Resolution of the Voting Mortgagees may remove the security trustee at any time and the manager may remove the security trustee if:

                                       54

          o    an Insolvency Event occurs in relation to the security trustee in its personal capacity;

          o    the security trustee ceases business;

          o    the security trustee fails to comply with any of its obligations under any transaction document and such action has had, or, if continued will have, a Material Adverse Effect, and, if capable of remedy, that failure is not remedied within 14 days after the earlier of:

          o    the security trustee's having become actually aware, by virtue of the actual awareness of the officers or employees of the security trustee who have day-to-day responsibility for the administration of the security trust, of that failure; and

          o    the security trustee's having received written notice with respect thereto from the manager; or

          o    there occurs a change in the control of the security trustee from that existing on the date of the security trust deed, unless approved by the manager.

          Upon notice of resignation or removal of the security trustee, the manager has the right to appoint a successor security trustee who has been previously approved by an Extraordinary Resolution of the Voting Mortgagees and
who accepts the appointment. If no successor security trustee is appointed within 30 days after notice, the retiring security trustee may on behalf of the
Mortgagees appoint a successor security trustee, other than St.George Bank or its affiliates. If no person can be found to act as security trustee, the Voting
Mortgagees may elect a Voting Mortgagee to act as security trustee.

          Any resignation or removal of the security trustee and appointment of a successor will not become effective until the rating agencies approve the appointment and confirm that it will not cause a downgrade, qualification or withdrawal of the ratings of the notes.

          [The expenses associated with changing from one security trustee to another security trustee will be paid out of the assets of the applicable trust as a Trust Expense.]

AMENDMENT

          The issuer trustee and the security trustee may, following at least ten business days written notice to the rating agencies and with the written approval of the manager and the Noteholder Mortgagees, amend the security trust deed to, among other things, correct a manifest error or ambiguity or which in the opinion of the security trustee is necessary to comply with the provisions of any law or regulation. If the amendment is prejudicial or likely to be prejudicial to the interests of the Mortgagees or a class of Mortgagees, an
Extraordinary Resolution, or such greater percentage as may be required by the
Trust Indenture Act, of the Voting Mortgagees is required.

THE SERVICING AGREEMENT

SERVICING OF HOUSING LOANS

          The servicer is required to administer the housing loans in the following manner:

                                       55

          o    in accordance with the servicing agreement;

          o    in accordance with St.George Bank's procedures manual and
               policies as they apply to those housing loans from time to time;
               and

          o    with the same degree of diligence and care expected of an
               appropriately qualified servicer of similar financial products.

          In performing any services under the servicing agreement the servicer will take into account whether its performance of such services does or does not have any Material Adverse Effect. The servicer's actions in servicing the housing loans in accordance with the relevant procedures manual are binding on the issuer trustee. The servicer is entitled to delegate its duties under the servicing agreement. The servicer at all times remains liable for servicing the housing loans and the acts or omissions of any delegate.

          [Describe any arrangements whereby the servicer is required or permitted to provide advances of funds regarding collections, cash flows or distributions, excluding "redraws" and "further advances" relating to borrowers.]

POWERS

          Subject to the standards for servicing set forth in the preceding section, the servicer has the express power, among other things:

          o    to waive any fees and break costs which may be collected in the ordinary course of servicing the housing loans or arrange the rescheduling of interest due and unpaid following a default under any housing loans, or to waive any right in respect of the housing loans and mortgages in the ordinary course of servicing the housing loans and mortgages; and

          o    to extend the maturity date of a housing loan beyond 30 years from the date of origination when required to do so by law or a government agency. These extensions are not subject to the requirement that the action not have a Material Adverse Effect.

UNDERTAKINGS BY THE SERVICER

          The servicer will undertake, among other things, the following:

          o    If so directed by the issuer trustee following a Title Perfection
               Event, it will promptly take action to perfect the issuer
               trustee's equitable title to the housing loans and related mortgages in the mortgage pool to full legal title by notifying borrowers of the issuer trustee's interests, registering
               transfers, delivering documents to the issuer trustee and taking other action required to perfect title or which the issuer trustee requires it to do.

          o    To collect all moneys due under those housing loans and related mortgages and pay them into the collection account not later than the time St.George Bank would be required to do so.

                                       56

          o    If a material default occurs in respect of a housing loan, it will take action in accordance with its normal enforcement procedures to enforce the relevant housing loan and the related mortgage to the extent it determines to be appropriate.

          o    To act in accordance with the terms of any mortgage insurance policies, not do or omit to do anything which could be reasonably expected to prejudicially affect or limit its rights or the rights of the issuer trustee under or in respect of a mortgage insurance policy, and promptly make a claim under any mortgage insurance policy when it is entitled to do so and notify the manager when each such claim is made.

          o    It will not consent to the creation or existence of any security interest in favor of a third party in relation to any mortgaged property which would rank before or equal with the related housing loan and mortgage or allow the creation or existence of any other security interest in the mortgaged property unless priority arrangements are entered into with such third party under which the third party acknowledges that the housing loan and the related mortgage ranks ahead in priority to the third party's security interest on enforcement for an amount not less than the Unpaid Balance of the housing loan plus such other amount as the servicer determines in accordance with the
               servicer's procedures manual or its ordinary course of business.

          o    It will not, except as required by law, release a borrower or otherwise vary or discharge any housing loan or mortgage where it would have a Material Adverse Effect.

          o    It will set the interest rate on the housing loans in accordance with the requirements of the supplementary terms notice.

          o    It will give notice in writing to the issuer trustee and the rating agencies if it becomes aware of the occurrence of any
               Servicer Transfer Event.

          o    It will maintain in effect all qualifications, consents,
               licenses, permits, approvals, exemptions, filings and
               registrations as may be required under any applicable law in order properly to service the housing loans and mortgages and to perform or comply with its obligations under the servicing agreement.

          o    It will notify the issuer trustee and the manager of any event which it reasonably believes is likely to have a Material Adverse
               Effect promptly after becoming aware of such event; and the manager of anything else which the manager reasonably requires regarding any proposed modification to any housing loan or related mortgage.

          o    It will provide information reasonably requested by the issuer trustee or the manager, with respect to all matters relating to a trust and the assets of that trust, and the issuer trustee or the manager believes reasonably necessary for it to perform its obligations under the transaction documents, and upon reasonable notice and at reasonable times permit the issuer trustee to enter the premises and inspect the data and records in relation to a trust and the housing loan agreements, mortgages, certificates of title and other documents related to the housing loans.

                                       57

UNDERTAKINGS BY THE SELLER

          St.George Bank, in its capacity as seller, will undertake, among other things, the following under the servicing agreement:

          o    It will maintain in effect all qualifications, consents,
               licenses, permits, approvals, exemptions, filings and
               registrations as may be required under any applicable law in relation to its ownership of any housing loan or mortgage in order to perform or comply with its obligations under the
               servicing agreement; and will comply with all laws in connection with its ownership of any housing loans and mortgages where failure to do so would have a Material Adverse Effect.

          o    It will act in accordance with the terms of any mortgage
               insurance policies, and not do or omit to do anything which could be reasonably expected to prejudicially affect or limit the rights of the issuer trustee under or in respect of a mortgage insurance policy to the extent those rights relate to a housing loan and the mortgage.

          o    It will not consent to the creation or existence of any security interest in favor of a third party in relation to any mortgaged property which would rank before or equal with the relevant housing loan and mortgage or allow the creation or existence of any other security interest in the mortgaged property unless priority arrangements are entered into with such third party under which the third party acknowledges that the housing loan and the mortgage ranks ahead in priority to the third party's security interest on enforcement for an amount not less than the
               Unpaid Balance of the housing loan plus such other amount as the servicer determines in accordance with the seller's procedures manual or its ordinary course of business.

          o    It will not, except as required by law, release a borrower from any amount owing in respect of a housing loan or otherwise vary or discharge any housing loan or mortgage or enter into any agreement or arrangement which has the effect of altering the amount payable in respect of a housing loan or mortgage where it would have a Material Adverse Effect.

          o    It will release any housing loan or mortgage, reduce the amount outstanding under or vary the terms of any housing loan or grant other relief to a borrower, if required to do so by any law or if ordered to do so by a court, tribunal, authority, ombudsman or other entity whose decisions are binding on the servicer. If the order is due to the servicer breaching any applicable law, then the servicer must indemnify the issuer trustee for any loss the issuer trustee may suffer by reason of the order. The amount of the loss is to be determined by agreement with the issuer trustee or, failing this, by the servicer's external auditors.

COLLECTIONS

          The servicer will receive collections on the housing loans from borrowers in its general collection account. The servicer shall deposit any collections in its possession or control into the collection account within two business days following its receipt of the collections, less any amount

                                       58

for taxes payable in relation to the collections or any amount the servicer may retain under the supplementary terms notice.

          [Describe how and when cash is transferred from the general collection account to the collection account for the trust.] [There will not be any independent verification of deposits into or transfers out of the servicer's general collection account. The seller or the servicer will be entitled to retain any investment income or other earnings on collections prior to the time such collections are transferred to an account established for the benefit of the trust.]

SERVICING COMPENSATION AND EXPENSES

          The servicer will receive a fee, as set forth in the prospectus supplement, for servicing the housing loans.

          The servicer must pay from such fee all expenses incurred in connection with servicing the housing loans, except for expenses relating to the enforcement of a housing loan or its related mortgaged property or any amount repaid to a liquidator or trustee in bankruptcy pursuant to any applicable law, binding code, order or decision of any court, tribunal or the like or based on advice of the servicer's legal advisers.

LIABILITY OF THE SERVICER

          The servicer will fully indemnify the issuer trustee against all losses, liabilities, costs and expenses incurred as a result of the failure by the servicer to perform its duties under the servicing agreement or any action or conduct undertaken or not taken by the servicer, including as a consequence of a Servicer Transfer Event. The servicer may rely upon any statement by the issuer trustee or the manager that any action or inaction on its part is reasonably likely to, or will, have a Material Adverse Effect. The servicer will not be liable for a breach of the servicing agreement, or be liable under any indemnity, in relation to any action or inaction on its part, where it has been notified by the issuer trustee or the manager that the action or inaction is not reasonably likely to, or will not have, a Material Adverse Effect.

REMOVAL, RESIGNATION AND REPLACEMENT OF THE SERVICER

          The issuer trustee must terminate the servicer's appointment if the issuer trustee determines that any of the following "SERVICER TRANSFER EVENTS"
occur:

          o    the servicer suffers an Insolvency Event;

          o    the servicer fails to pay any amount within 10 business days of receipt of a notice to do so;

          o    the servicer fails to comply with any of its other obligations under any transaction document and such action has had, or, if continued will have, a Material Adverse Effect, as determined by the issuer trustee and that failure is not remedied within the earlier of 30 days after the servicer becomes aware of that failure and receipt of a notice from either the issuer trustee or the manager;

                                       59

          o    any representation, warranty or certification made by the
               servicer is incorrect when made and is not waived by the issuer trustee or remedied to the issuer trustee's reasonable
               satisfaction within 45 days after notice from the issuer trustee, and the issuer trustee determines that breach would have a
               Material Adverse Effect;

          o    it becomes unlawful for the servicer to perform the services under the servicing agreement; or

          o    the servicer merges with, or it is proposed that the servicer merge with, any entity, or all of the assets or business of the servicer are or are to be acquired by any entity, and any rating agency confirms that the merger or acquisition would result in a downgrade or withdrawal of rating of any note.

          The servicer will indemnify the issuer trustee against any losses, liabilities, costs and expenses resulting from a Servicer Transfer Event.
[Confirm whether this indemnification also covers voluntary resignation of the servicer.]

RESIGNATION

          The servicer may voluntarily resign after giving 90 days notice to the rating agencies, the manager and the issuer trustee.

REPLACEMENT OF THE SERVICER

          The manager and the issuer trustee will use reasonable efforts to find an eligible successor servicer. [Insert description of eligibility criteria.]
Until a successor servicer is appointed, the servicer must continue to act as the servicer and will be paid the servicing fee. If an eligible successor servicer is not appointed by the expiration of the 90-day notice period, the issuer trustee itself will act as servicer and be entitled to the servicing fee.
[Describe whether any additional fees may be charged by a successor servicer.]

TERMINATION OF SERVICING AGREEMENT

          The servicing agreement with respect to a trust will terminate on the earlier of:

          o    the date on which the servicing agreement is terminated pursuant to a Servicer Transfer Event;

          o    the date which is one month after the notes of the related trust have been redeemed in full in accordance with the transaction documents and the issuer trustee ceases to have any obligation to any creditor in relation to any trust;

          o    the date on which the issuer trustee replaces the servicer with a successor servicer; and

          o    the date on which the servicer is replaced after resigning.

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AMENDMENT

          The servicer and the issuer trustee may amend the servicing agreement in writing after giving prior notice of the proposed amendment to the rating agencies and the rating agencies have confirmed that the amendment will not result in an adverse effect on the rating of any notes.

THE CUSTODIAN AGREEMENT

DOCUMENT CUSTODY

          The custodian is an affiliate of the servicer, and is responsible for custody of the title documents for each mortgaged property, including the loan agreement, mortgage document and certificate of title for the housing loans on behalf of the issuer trustee, exercising the degree of diligence and care expected of an appropriately qualified custodian of documents and in accordance with the custodial procedures approved in advance by the issuer trustee, the manager and the rating agencies.

          The custodian's duties and responsibilities include:

          o    holding each title document in accordance with the custodial procedures as if the title documents were beneficially owned by the custodian;

          o    ensuring that each title document is capable of identification and kept in a security packet in a security vault separate from other documents held by the custodian for other persons; and

          o    maintaining in safe custody a record of the physical movement of the title documents.

          In performing its services, the custodian must consider if its acts or omissions will have any Material Adverse Effect.

          The custodian undertakes, among other things:

          o    to comply with applicable laws where the failure to do so would have a Material Adverse Effect;

          o    to comply with the mortgage insurance policies; and

          o    to provide information and access relating to its custodial services if required by the issuer trustee, the manager or the servicer; and ensure that the premises holding the documents are appropriately insured for fire and public risks.

AUDIT

          The custodian will be audited by an independent auditor on an annual basis, or more regularly if any audit gives an adverse finding, in relation to its custodial procedures, identification of documents, security and tracking systems.

                                       61

COMPENSATION OF THE CUSTODIAN

          The custodian will receive a fee based on the aggregate outstanding principal of the housing loans on the first day of each quarterly collection period. This fee will be payable in arrears on the quarterly payment date following the end of the quarterly collection period.

INDEMNITY

          The custodian will also indemnify the issuer trustee against all losses, liabilities, costs and expenses incurred by the issuer trustee as a result of a breach by the custodian of its obligations under the custodian agreement. This indemnity is limited to the extent further described in the custodian agreement. Under the deed of indemnity, St.George Bank will also indemnify the issuer trustee in respect of all liability arising as a result of a breach by the custodian of its obligations under the custodian agreement and any money payable under the custodian agreement which is not recoverable from the custodian.

REMOVAL AND RETIREMENT OF THE CUSTODIAN

          The issuer trustee may terminate the custodian's appointment if the issuer trustee determines that:

          o    the custodian has suffered an Insolvency Event;

          o    if the custodian is a related company of the seller, either

          o    the long term rating of the seller falls below:

                    o    BBB from Fitch Ratings; or

                    o    Baa2 from Moody's, or

                    o    BBB from S&P, or

          o    a Title Perfection Event has occurred;

          o    the custodian has failed to comply with the custodial procedures or any of its other obligations under any other transaction document and such action has had, or if continued will have, a
               Material Adverse Effect and, if capable of remedy, the custodian does not remedy that failure within 30 days after the earlier of the custodian becoming aware of that failure and receipt of a notice from either the issuer trustee or the manager;

          o    any representation, warranty or certification made by the
               custodian is incorrect when made and is not waived by the issuer trustee, or if capable of remedy, is not remedied to the issuer trustee's reasonable satisfaction within 45 days after notice from the issuer trustee, and the issuer trustee determines that breach will or may have a Material Adverse Effect;

          o    it has become unlawful for the custodian to perform its custodial services;

                                       62

          o    a Servicer Transfer Event has occurred; or

          o    the custodian has not complied with the requirements of the custodian agreement to the satisfaction of its auditor and a further audit also results in an adverse finding by the auditor.

          The custodian will indemnify the issuer trustee against any losses, liabilities, costs and expenses resulting from its termination. If the custodian is removed, it must deliver at its expense the title documents and all other documents and records relating to the housing loans to, or at the direction of the issuer trustee. If the custodian has not done so within ten business days of the date of termination or such longer period as the issuer trustee in its reasonable discretion permits, the issuer trustee must, with the assistance of the manager, enter the premises where the title documents are kept, take possession of and remove the title documents. The issuer trustee may, to the extent that it has information available to it to do so, lodge caveats in respect of the housing loans and related mortgages for which it does not hold the title documents. A caveat is a notice which is put on the relevant land title register to provide notice of a party's interest in the property.

THE SELLER LOAN AGREEMENT

          If the net proceeds received by the issuer trustee from the issuance of a series of notes is less than the purchase price for the housing loans, the seller will lend the balance of the consideration to the issuer trustee. This loan will not bear interest and will not have the benefit of the security trust deed. The issuer trustee will be required to repay any outstanding principal under the loan, if any, after the Secured Moneys have been fully and finally paid, to the extent that moneys are available to pay that principal, as a full and final settlement of the obligations of the issuer trustee under the loan.

[CROSS-DEFAULT; CROSS COLLATERALIZATION]

[If applicable, describe provisions contained in other securities that could result in a cross-default or cross-collateralization with this transaction.]

                                  THE SERVICER

SERVICING OF HOUSING LOANS

          Under the servicing agreement, St.George Bank will be appointed as the initial servicer of the housing loans. The day to day servicing of the housing loans will be performed by the servicer at St.George Bank's head office in
Kogarah and at St.George Bank's retail branches and telephone banking and marketing centers. Servicing procedures include managing customer inquiries, monitoring compliance with the loan features and rights applicable to these loans, and the arrears management of overdue loans. Servicing procedures include responding to customer inquiries, managing and servicing the features and facilities available under the housing loans and the management of delinquent
Housing Loans. See "Description of the Transaction Documents--The Servicing
Agreement."

          [Describe any material changes during the past three years in
St.George Bank's policies and procedures in the servicing function it will perform relating to the housing loans.]

                                       63

COLLECTION AND ENFORCEMENT PROCEDURES

          Pursuant to the terms of the housing loans, borrowers must make the minimum repayment due under the terms and conditions of the housing loans, on or before each monthly installment due date. St.George Bank credits repayments to an individual housing loan on the date of its receipt. Interest is accrued daily on the balance outstanding after close of business and charged monthly to each relevant loan account.

          When a housing loan is 1 day delinquent, it is identified in the mortgage service system. At 7 days delinquent the accounts are transferred to the collection system. The collection system identifies all accounts which are overdue and provides detailed lists of those loans for action and follow-up.

          The collection system allocates overdue loans to designated collection officers within St.George Bank. The loans that have been delinquent longer are allocated to the more experienced collection officers.

          Actions taken by the bank in relation to delinquent accounts will vary depending on the following elements and, if applicable, with the input of the mortgage insurer:

          o    arrears history;

          o    equity in the property; and

          o    arrangements made with the borrower to meet overdue payments.

          If satisfactory arrangements cannot be made to rectify a delinquent housing loan, St.George Bank will issue legal notices and institute recovery action by enforcing the mortgage security. Collection officers, under legal assistance, manage this process and pursue many sources of recovery including the following:

          o    guarantees;

          o    government assistance schemes;

          o    mortgagee sale; and

          o    claims on mortgage insurance.

          It should be noted that St.George Bank reports all actions that it takes on overdue housing loans to the mortgage insurer in accordance with the terms of the mortgage insurance policies.

COLLECTION AND FORECLOSURE PROCESS

          When a housing loan is 14 days delinquent, a computer generated letter is sent to the borrower advising of the situation and requesting that payment be made to rectify the situation. At 24 days delinquent, a further letter is generated and at around 30 days delinquent phone calls are made.

                                       64

          When a housing loan is more than 60 days delinquent, a default notice is sent advising the relevant borrower that if the matter is not rectified within a period of 31 days, the St.George Bank is entitled to commence enforcement proceedings without further notice. A statement of claim will normally be issued to a borrower on an account which is greater than 120 days delinquent, if satisfactory arrangements are not in place. At any time a housing loan is more than 150 days delinquent, St.George Bank may apply for judgment in the Supreme Court of the relevant jurisdiction. Generally at greater than 150 days delinquent, St.George Bank applies for a writ of possession and generally when a housing loan is delinquent for 180 days, the sheriff is in a position to set an eviction date.

          Appraisals and valuations are ordered and a reserve price is set for sale via auction or private treaty. In most instances, if the account continues to be in arrears, the relevant mortgaged property is placed on the market and sold via either private treaty or auction. These time frames assume that the relevant borrower has either taken no action or has not honored any commitments made in relation to the delinquency.

          It should also be noted that the mortgagee's ability to exercise its power of sale on the mortgaged property is dependent upon the statutory restrictions of the relevant state or territory as to notice requirements. In addition, there may be factors outside the control of the mortgagee such as whether the mortgagor contests the sale and the market conditions at the time of sale. These issues may affect the length of time between the decision of the mortgagee to exercise its power of sale and final completion of the sale. See also "Legal Aspects of the Housing Loans--Enforcement of Registered Mortgages."

          Under St.George Bank's housing loan product specifications, housing loans which are subject to a variable rate of interest enable a borrower to have a "payment holiday" where the borrower has made excess payments. The excess payments are the difference between the total amount paid by the borrower and the amount of the minimum payments required under the relevant housing loan. In accordance with the relevant product specifications, if a borrower with excess payments fails to make some or all of a minimum payment, the servicer will apply the excess payments against that missed payment. As such, the relevant housing loan will not be considered delinquent until such time as and when the amount of missed payments is greater than the excess payments.

          The arrears and security enforcement procedures may change over time as a result of business changes, or legislative and regulatory changes.

                                 USE OF PROCEEDS

          The proceeds from the sale of the offered notes will be used as described in the prospectus supplement.

                       LEGAL ASPECTS OF THE HOUSING LOANS

          The following discussion is a summary of the material legal aspects of
Australian residential housing loans and mortgages. It is not an exhaustive analysis of the relevant law. Some of the legal aspects are governed by the law of the applicable State or Territory of Australia. Laws may differ between
States and Territories. The summary does not reflect the laws of any particular

                                       65

jurisdiction or cover all relevant laws of all jurisdictions in which a mortgaged property may be situated, although it reflects the material aspects of the laws of New South Wales, without referring to any specific legislation of that State.

GENERAL

          There are two parties to a mortgage. The first party is the mortgagor, who is either the borrower and homeowner or, where the relevant loan is guaranteed and the guarantee is secured by a mortgage, the guarantor. The mortgagor grants the mortgage over their property. The second party is the mortgagee, who is the lender. Each housing loan will be secured by a mortgage which has a first ranking priority in respect of the mortgaged property over all other mortgages granted by the relevant borrower and over all unsecured creditors of the borrower, except in respect of certain statutory rights such as some rates and taxes, which are granted statutory priority. If the housing loan is not secured by a first ranking mortgage the seller will equitably assign to the issuer trustee all prior ranking registered mortgages in relation to that housing loan. Each borrower under the housing loans is prohibited under its loan documents from creating another mortgage or other security interest over the relevant mortgaged property without the consent of St.George Bank.

NATURE OF HOUSING LOANS AS SECURITY

          There are a number of different forms of title to land in Australia.
The most common form of title in Australia is "Torrens title." The housing loans in the proposed housing loan pool are all secured by Torrens title land.

          "Torrens title" land is freehold or leasehold title, interests in which are created by registration in one or more central land registries of the relevant State or Territory. Each parcel of land is represented by a specific certificate of title. The original certificate is retained by the registry, and in most States and Territories a duplicate certificate is issued to the owner who then provides it to the mortgagee as part of the security for the housing loan. Any dealing with the relevant land is carried out by pro forma instruments which become effective on registration and which normally require production of the duplicate certificate of title for registration.

          Ordinarily the relevant certificate of title, or any registered plan and instruments referred to in it, will reveal the position and dimensions of the land, the present owner, and any registered leases, registered mortgages, registered easements and other registered dealings to which it is subject. The certificate of title is conclusive evidence, except in limited circumstances, such as fraud, of the matters stated in it. Some Torrens title property securing housing loans and thus comprised in the mortgaged property, will be "strata title" or "urban leasehold."

                                       66

STRATA TITLE

          "Strata title" is an extension of the Torrens system and was developed to enable the creation of, and dealings with, various parts of multi-story buildings (commonly referred to as apartment units or strata lots) which are similar to condominiums in the United States, and is governed by the legislation of the State or Territory of Australia in which the property is situated. Under strata title, each proprietor has title to, and may freely dispose of, their strata lot. Certain parts of the property, such as the land on which the building is erected, the stairwells, entrance lobbies and the like, are known as
"common property" and are held by an "owners corporation" for the benefit of the individual proprietors. All proprietors are members of the owners corporation, which is vested with the control, management and administration of the common property and the strata scheme generally, for the benefit of the proprietors, including the rules governing the apartment block. Only Torrens title land can be the subject of strata title in this way, and so the provisions referred to in this section in relation to Torrens title apply to the title in an apartment unit held by a strata proprietor.

URBAN LEASEHOLD

          All land in the Australian Capital Territory is owned by the
Commonwealth of Australia and is subject to a leasehold system of land title known as urban leasehold. Dealings with these leases are registered under the
Torrens title system. Mortgaged property in that jurisdiction comprises a Crown lease and developments on the land are subject to the terms of that lease. Any such lease:

          o    cannot have a term exceeding 99 years, although the term can be extended under a straightforward administrative process in which the only qualification to be considered is whether the land may be required for a public purpose; and

          o    where it involves residential property, is subject to a nominal rent of A$0.05 per annum on demand.

          As with other Torrens title land, the proprietor's leasehold interest in the land is entered in a central register and the proprietor may deal with their leasehold interest, including granting a mortgage over the property, without consent from the government. In all cases where mortgaged property consists of a leasehold interest, the unexpired term of the lease exceeds the term of the housing loan secured by that mortgaged property. Leasehold property may become subject to native title claims. Native title was only recognized by the Australian courts in 1992. Native title to particular property is based on the traditional laws and customs of indigenous Australians and is not necessarily extinguished by grants of Crown leases over that property. The extent to which native title exists over property, including property subject to a Crown lease, depends on whether a continuing connection with that land can be demonstrated by the indigenous claimants asserting native title, and whether the native title has been extinguished by the granting of the leasehold interest or other prior interests. To give statutory recognition to indigenous Australians'
common law rights and to resolve a number of land management issues, the
Commonwealth enacted the Native Title Act in 1993, and amended it in 1998. This legislation is complemented in the Australian Capital Territory by a further
Native Title Act, passed by the Australian Capital Territory Legislative
Assembly in 1994. These laws operate in tandem in the Australian Capital

                                       67

Territory to regulate dealings with property interest which may affect native title. The generally accepted view is that a lease that confers the right to exclusive possession over the property, which is typically the case with a residential lease, will extinguish native title over the relevant property if that lease was granted either by the Commonwealth prior to December 23, 1996 or by the Australian Capital Territory Government prior to January 1, 1994. For leases granted subsequently, the governmental authority which granted the lease must follow the procedures under the Commonwealth Native Title Act which require compensation payments to native title holders, generally by the authority, in respect of those leases. Whether a lease confers exclusive possession will depend on a construction of the lease and the legislation under which the lease was granted.

TAKING SECURITY OVER LAND

          The law relating to the granting of securities over real property is made complex by the fact that each State and Territory of Australia has separate governing legislation. The following is a brief overview of some issues involved in taking security over land. Under Torrens title, registration of a mortgage using the prescribed form executed by the mortgagor is required in order for the mortgagee to obtain both the remedies of a mortgagee granted by statute and the relevant priorities against other secured creditors. To this extent, the mortgagee is said to have a legal or registered title. However, registration does not transfer title in the property and the mortgagor remains as legal owner. Rather, the Torrens title mortgage takes effect as a statutory charge or security only. The Torrens title mortgagee does not obtain an "estate" in the property but does have an interest in the land which is recorded on the register and the certificate of title for the property. A search of the register by any subsequent creditor or proposed creditor will reveal the existence of the prior mortgage.

          In most States and Territories of Australia, a mortgagee will retain a duplicate certificate of title which mirrors the original certificate of title held at the relevant land registry office. Although the certificate is not a document of title as such, the procedure for replacement is sufficiently onerous to act as a deterrent against most mortgagor fraud. Failure to retain the certificate may in certain circumstances constitute negligent conduct resulting in a postponement of the mortgagee's priority to a later secured creditor.

          In Queensland, under the Land Title Act 1994, duplicate certificates of title are no longer issued to mortgagees as a matter of practice. A record of the title is stored on computer at the land registry office and the mortgage is registered on that computerized title. However, a copy of the computer title can be used and held by the mortgagee. In Western Australia, under the Transfer of
Land Act 1893, duplicate certificates of title are optional at the election of the registered proprietor.

          Once the mortgagor has repaid the loan, a discharge of mortgage executed by the mortgagee is lodged with the relevant land registry office by the mortgagor or the mortgagee and the mortgage will then be removed from the certificate of title for the property.

                                       68

ST.GEORGE BANK AS MORTGAGEE

          St.George Bank is, and until a Title Perfection Event occurs intends to remain, the registered mortgagee of all the mortgages. The borrowers will not be aware of the equitable assignment of the housing loans and mortgages to the issuer trustee.

          Prior to any Title Perfection Event, St.George Bank, as servicer, will undertake any necessary enforcement action with respect to defaulted housing loans and mortgages. Following a Title Perfection Event, the issuer trustee is entitled, under an irrevocable power of attorney granted to it by St.George
Bank, to be registered as mortgagee of the mortgages. Until that registration is achieved, the issuer trustee or the manager (on behalf of the issuer trustee) is entitled, but not obligated, to lodge caveats on the register publicly to notify its interest in the mortgages.

ENFORCEMENT OF REGISTERED MORTGAGES

          Subject to the discussion in this section, if a borrower defaults under a housing loan, the loan documents should provide that all moneys under the housing loan may be declared immediately due and payable. In Australia, a lender may sue to recover all outstanding principal, interest and fees under the personal covenant of a borrower contained in the loan documents to repay those amounts. In addition, the lender may enforce a registered mortgage in relation to the defaulted loan. Enforcement may occur in a number of ways, including the following:

          o    The mortgagee may enter into possession of the property. If it does so, it does so in its own right and not as agent of the mortgagor, and so may be personally liable for mismanagement of the property and to third parties as occupier of the property.

          o    The mortgagee may, in limited circumstances, lease the property to third parties.

          o    The mortgagee may foreclose on the property. Under foreclosure procedures, the mortgagee extinguishes the mortgagor's title to the property so that the mortgagee becomes the absolute owner of the property, a remedy that is, because of procedural
               constraints, rarely used. If the mortgagee forecloses on the property, it loses the right to sue the borrower under the personal covenant to repay and can look only to the value of the property for satisfaction of the debt.

          o    The mortgagee may appoint a receiver to deal with income from the property or exercise other rights delegated to the receiver by the mortgagee. A receiver is the agent of the mortgagor and so, unlike when the mortgagee enters possession of property, in theory the mortgagee is not liable for the receiver's acts or as occupier of the property. In practice, however, the receiver will require indemnities from the mortgagee that appoints it.

          o    The mortgagee may sell the property, subject to various duties to ensure that the mortgagee exercises proper care in relation to the sale. This power of sale is usually expressly contained in the mortgage documents, and is also implied in registered
               mortgages under the relevant Torrens title legislation in each
               State or Territory of Australia. The Torrens title legislation prescribes certain forms and periods of notice to

                                       69

               be given to the mortgagor prior to enforcement. A sale under a mortgage may be by public auction or private treaty subject to the mortgagee's duty to obtain a fair price. Once registered, the purchaser of property sold pursuant to a mortgagee's power of sale becomes the absolute owner of the property.

          A mortgagee's ability to call in all amounts under a housing loan or enforce a mortgage which is subject to the Consumer Credit Legislation is limited by various demand and notice procedures which are required to be followed. For example, as a general rule enforcement cannot occur unless the relevant default is not remedied within 30 days after a default notice is given.
Borrowers may also be entitled to initiate negotiations with the mortgagee for a postponement of enforcement proceedings.

PENALTIES AND PROHIBITED FEES

          Australian courts will not enforce an obligation of a borrower to pay default interest on delinquent payments if the court determines that the relevant default interest rate is a penalty. Certain jurisdictions prescribe a maximum recoverable interest rate, although in most jurisdictions there is no specified threshold rate to determine what is a penalty. In those circumstances, whether a rate is a penalty or not will be determined by reference to such factors as the prevailing market interest rates. The Consumer Credit Legislation does not impose a limit on the rate of default interest, but a rate which is too high may entitle the borrower to have the loan agreement re-opened on the ground that it is unjust. Under the Corporations Act 2001 (Cth), the liquidator of a company may avoid a loan under which an extortionate interest rate is levied.

          The Consumer Credit Legislation requires that any fee or charge to be levied by the lender must be provided for in the contract, otherwise it cannot be levied. The regulations under the Consumer Credit Legislation may also from time to time prohibit certain fees and charges. The Consumer Credit Legislation also requires that establishment fees, termination fees and prepayment fees must be reasonable otherwise they may be reduced or set aside.

BANKRUPTCY

          The insolvency of a natural person is governed by the provisions of the Bankruptcy Act 1966 of Australia, which is a federal statute. Generally, secured creditors of a natural person, such as mortgagees under real property mortgages, stand outside the bankruptcy. That is, the property of the bankrupt which is available for distribution by the trustee in bankruptcy does not include the secured property. The secured creditor may, if it wishes, prove, or file a claim, in the bankruptcy proceeding as an unsecured creditor in a number of circumstances, including if they have realized the related mortgaged property and their debt has not been fully repaid, in which case they can prove for the unpaid balance. Certain dispositions of property by a bankrupt may be avoided by the trustee in bankruptcy. These include where:

          o    the disposition was made to defraud creditors; or

          o    the disposition was made by an insolvent debtor within 6 months of the petition for bankruptcy and that disposition gave a preference to an existing creditor over at least one other creditor; or

                                       70

          o    the transaction involves a transfer within five years of the commencement of the bankruptcy and ending on the date of the bankruptcy for which no consideration or less than market value was given.

          The insolvency of a company is governed by the Corporations Act 2001
(Cth). Again, secured creditors generally stand outside the insolvency. However, a liquidator may avoid a mortgage which is voidable under the Corporations Act
2001 (Cth) because it is an uncommercial transaction, or an unfair preference to a creditor or a transaction for the purpose of defeating creditors, and that transaction occurred:

          o    when the company was insolvent, or an act is done to give effect to the transaction when the company is insolvent, or the company becomes insolvent because of the transaction or the doing of an act to give effect to the transaction; and

          o    within a prescribed period prior to the commencement of the winding up of the company.

ENVIRONMENTAL

          Real property which is mortgaged to a lender may be subject to unforeseen environmental problems, including land contamination. Environmental legislation which deals with liability for such problems exists at both State and Federal levels, although the majority of relevant legislation is imposed by the States. No Australian statutes expressly imposes liability on "passive"
lenders or security holders for environmental matters, and some States expressly exclude such liability. However, liability in respect of environmentally damaged land, which liability may include the cost of rectifying the damage, may attach to a person who is, for instance, an owner, occupier or person in control of the relevant property. In some but not all States, mortgagees who do not assume active management of the property are specifically excluded from the definitions of one or more of these categories.

          Merely holding security over property will not convert a lender into an occupier. However, a lender or receiver who takes possession of contaminated mortgaged property or otherwise enforces its security may be liable as an occupier.

          Some environmental legislation provides that security interests may be created in favor of third parties over contaminated or other affected property to secure payment of the costs of any necessary rectification of the property.
These security interests may have priority over pre-existing mortgages. To the extent that the issuer trustee or a receiver appointed on its behalf incurs any such liabilities, it will be entitled to be indemnified out of the assets of the trust.

INSOLVENCY CONSIDERATIONS

          The current transaction is designed to mitigate insolvency risk. For example, the equitable assignment of the housing loans by St.George Bank to the issuer trustee should ensure that the housing loans are not assets available to the liquidator or creditors of St.George Bank in the event of an insolvency of
St.George Bank. Similarly, the assets in a trust should not be available to other creditors of the issuer trustee in its personal capacity or as trustee of any other trust in the event of an insolvency of the issuer trustee.

                                       71

          If any Insolvency Event occurs with respect to the issuer trustee, the security trust deed may be enforced by the security trustee at the direction of the Voting Mortgagees. See "Description of the Transaction Documents--Security
Trust Deed--Enforcement of the Charge." The security created by the security trust deed will stand outside any liquidation of the issuer trustee, and the assets the subject of that security will not be available to the liquidator or any creditor of the issuer trustee, other than a creditor which has the benefit of the security trust deed until the secured obligations have been satisfied.
The proceeds of enforcement of the security trust deed are to be applied by the security trustee as set out in "Description of the Transaction Documents--The
Security Trust Deed--Priorities under the Security Trust Deed." If the proceeds from enforcement of the security trust deed are not sufficient to redeem the notes in full, some or all of the noteholders will incur a loss.

          [Describe to the extent material (and to the extent not described above) any provisions or arrangements included to address any one or more of the following issues:

          (1) Whether declaration of bankruptcy, receivership or similar proceedings with respect to the trust can occur.

          (2) Whether in the event of a bankruptcy, receivership or similar proceeding with respect to St.George, the trust's assets will become part of the bankruptcy estate or subject to the bankruptcy control of a third party.

          (3) Whether in the event of a bankruptcy, receivership or similar proceeding with respect to the trust, the trust's assets will become subject to the bankruptcy control of a third party.]

TAX TREATMENT OF INTEREST ON AUSTRALIAN HOUSING LOANS

          Under Australian law, interest on loans used to purchase a person's primary place of residence is not ordinarily deductible for taxation purposes.
Conversely, interest payments on loans and other non-capital expenditures relating to non-owner-occupied properties that generate taxable income are generally allowable as tax deductions.

CONSUMER CREDIT LEGISLATION

          The majority of the housing loans are regulated by the Consumer Credit
Legislation. Under the Consumer Credit Legislation a borrower has the right to apply to a court to do the following, among other things:

          o    vary the terms of a housing loan on the grounds of hardship or that it is an unjust contract;

          o    reduce or cancel any interest rate payable on a housing loan if the interest rate is changed in a way which is unconscionable;

          o    reduce or cancel establishment fees or fees payable on prepayment or early termination if they are unconscionable;

                                       72

          o    have certain provisions of a housing loan which are in breach of the legislation declared unenforceable;

          o    obtain an order for a civil penalty against the seller in
               relation to a breach of certain key requirements of the Consumer
               Credit Legislation, the amount of which may be set off against any amount payable by the borrower under the applicable housing loan; or

          o    obtain additional restitution or compensation from the seller in relation to breaches of the Consumer Credit Legislation in relation to a housing loan or a mortgage.

          The issuer trustee will become liable for compliance with the Consumer
Credit Legislation if it acquires legal title to the housing loans and will take this legal title subject to any breaches of the Consumer Credit Legislation by the seller. In particular, once the issuer trustee acquires legal title it may become liable for criminal fines in relation to breaches of the Consumer Credit
Legislation. Criminal fines may be imposed on the seller in respect of any breaches of the Consumer Credit Legislation by it while it held legal title to the housing loans. In addition, a mortgagee's ability to enforce a mortgage which is subject to the Consumer Credit Legislation is limited by various demand and notice procedures which are required to be followed. For example, as a general rule enforcement cannot occur unless the relevant default is not remedied within 30 days after a default notice is given. Borrowers may also be entitled to initiate negotiations with the mortgagee for a postponement of enforcement proceedings.

          Any order under the Consumer Credit Legislation may affect the timing or amount of interest or principal payments or repayments under the relevant housing loan, which might in turn affect the timing or amount of interest or principal payments or repayments to you under the notes. The seller has indemnified the issuer trustee against any loss the issuer trustee may incur as a result of a failure by the seller to comply with the Consumer Credit
Legislation in respect of a mortgage.

          In addition:

          o    each of the custodian, in respect of custodial services provided by it, and the servicer, in respect of its servicing obligations, have undertaken to comply with the Consumer Credit Legislation where failure to do so would mean the issuer trustee became liable to pay any civil penalty payments; and

          o    each of the seller and the servicer further undertakes to ensure that each housing loan continues to satisfy certain eligibility criteria which includes the requirement that the housing loan complies, in all material respects, with applicable laws,
               including the Consumer Credit Legislation.

          In some circumstances the issuer trustee may have the right to claim damages from the seller or the servicer, as the case may be, where the issuer trustee suffers a loss in connection with a breach of the Consumer Credit legislation which is caused by a breach of a relevant representation or undertaking.

          [If any other legal or regulatory provisions not described above may materially affect performance of the housing loans or payments or expected payments on the notes, briefly identify such provisions and their effects on the housing loans and the notes.]

                                       73

                    UNITED STATES FEDERAL INCOME TAX MATTERS

OVERVIEW

          The following is a summary of the material United States federal income tax consequences of the purchase, ownership and disposition of the offered notes by investors who are subject to United States federal income tax.
This summary is based upon current provisions of the Internal Revenue Code of
1986 (the "CODE"), as amended, proposed, temporary and final Treasury regulations under the Code, and published rulings and court decisions, all of which are subject to change, possibly retroactively, or to a different interpretation at a later date by a court or by the IRS. The parts of this summary which relate to matters of law or legal conclusions represent the opinion of Mayer, Brown, Rowe & Maw LLP, special United States federal tax counsel for the manager, and are as qualified in this summary. We have not sought and will not seek any rulings from the IRS about any of the United States federal income tax consequences we discuss, and we cannot assure you that the
IRS will not take contrary positions.

          Mayer, Brown, Rowe & Maw LLP has prepared or reviewed the statements under the heading "United States Federal Income Tax Matters" and is of the
opinion that these statements discuss the material United States Federal income tax consequences to investors generally of the purchase, ownership and disposition of the offered notes. However, the following discussion does not discuss and Mayer, Brown, Rowe & Maw LLP is unable to opine as to the unique tax consequences of the purchase, ownership and disposition of the offered notes by investors that are given special treatment under the United States federal income tax laws, including:

          o    banks and thrifts;

          o    insurance companies;

          o    regulated investment companies;

          o    dealers in securities;

          o    investors that will hold the notes as a position in a "straddle"
               for tax purposes or as a part of a "synthetic security,"
               "conversion transaction" or other integrated investment comprised of the notes and one or more other investments;

          o    foreign investors;

          o    trusts and estates; and

          o    pass-through entities, the equity holders of which are any of the foregoing.

          Additionally, the discussion regarding the offered notes is limited to the United States federal income tax consequences to the initial investors and not to a purchaser in the secondary market and is limited to investors who will hold the offered notes as "capital assets" within the meaning of Section 1221 of the Code.

                                       74

          It is suggested that prospective investors consult their own tax advisors about the United States Federal, state, local, foreign and any other tax consequences to them of the purchase, ownership and disposition of the offered notes, including the advisability of making any election discussed under
"Market Discount."

          The issuer trustee will be reimbursed for any United States federal income taxes imposed on it in its capacity as trustee of a trust out of the assets of that trust. Also, based on the representation of the manager that the trust does not and will not have an office in the United States, and that the trust is not conducting, and will not conduct any activities in the United
States, other than in connection with its issuance of the offered notes, in the opinion of Mayer, Brown, Rowe & Maw LLP, the issuer trustee the trust will not be subject to United States federal income tax.

          In the opinion of Mayer, Brown, Rowe & Maw LLP, special tax counsel for the manager, the offered notes will be characterized as debt for United
States federal income tax purposes. Each holder of a note, by acceptance of an offered note, agrees to treat the notes as indebtedness.

GENERAL

          Mayer, Brown, Rowe & Maw LLP is of the opinion that you will be required to report interest income on the offered notes you hold in accord with your method of accounting. If the offered notes were issued with more than a de minimus amount of original issue discount ("OID"), you will be required to include such OID in income as it accrues (on the basis of a constant yield to maturity) prior to the receipt of cash in respect of such amounts. If you hold an offered note issued with a de minimis amount of OID, you must include such
OID income, on a pro rata basis, as principal payments are made on the notes.

SALE OF NOTES

          Mayer, Brown, Rowe & Maw LLP is of the opinion that if you sell an offered note, you will recognize gain or loss equal to the difference between the amount realized on the sale, other than amounts attributable to, and taxable as, accrued interest, and your adjusted tax basis in the note. Your adjusted tax basis in a note will equal your cost for the note, decreased by any amortized premium and any payments other than interest made on the note and increased by any market discount or original issue discount previously included in your income. Any gain or loss will generally be a capital gain or loss, other than amounts representing accrued interest or market discount, and will be long term capital gain or loss if the note was held as a capital asset for more than one year. In the case of an individual taxpayer, the maximum long term capital gains tax rate is lower than the maximum ordinary income tax rate. Any capital losses realized may be deducted by a corporate taxpayer only to the extent of capital gains and by an individual taxpayer only to the extent of capital gains plus
US$3,000 of other U.S. income.

MARKET DISCOUNT

          In the opinion of Mayer, Brown, Rowe & Maw LLP, you will be considered to have acquired an offered note at a "market discount" to the extent the standard redemption price at maturity of the note (or, if the offered notes were issued with OID, the adjusted issue price of such note) exceeds your tax basis in the note immediately after your acquisition of the note, unless the excess does not exceed a prescribed de minimis amount. If the excess exceeds the de minimis

                                       75

amount, you will be subject to the market discount rules of Sections 1276 and
1278 of the Code with regard to the note.

          In the case of a sale or other disposition of an offered note subject to the market discount rules, Section 1276 of the Code requires that gain, if any, from the sale or disposition be treated as ordinary income to the extent the gain represents market discount accrued during the period the note was held by you, reduced by the amount of accrued market discount previously included in income.

          In the case of a partial principal payment of an offered note subject to the market discount rules, Section 1276 of the Code requires that the payment be included in ordinary income to the extent the payment does not exceed the market discount accrued during the period the note was held by you, reduced by the amount of accrued market discount previously included in income.

          Generally, market discount accrues under a straight line method, or, at the election of the taxpayer, under a constant interest rate method. However, in the case of bonds with principal payable in two or more installments, such as the offered notes, the manner in which market discount is to be accrued will be described in Treasury regulations not yet issued. Until these Treasury regulations are issued, you should follow the explanatory conference committee
Report to the Tax Reform Act of 1986 for your accrual of market discount. This
Conference Committee Report indicates that holders of these obligations may elect to accrue market discount either on the basis of a constant interest rate or as follows:

          o    for those obligations that have OID, market discount will be deemed to accrue in proportion to the accrual of OID for any accrual period; and

          o    for those obligations which do not have OID, the amount of market discount that is deemed to accrue is the amount of market
               discount that bears the same ratio to the total amount of
               remaining market discount that the amount of stated interest paid in the accrual period bears to the total amount of stated
               interest remaining to be paid on the obligation at the beginning of the accrual period.

          Under Section 1277 of the Code, if you incur or continue debt that is used to purchase an offered note subject to the market discount rules, and the interest paid or accrued on this debt in any taxable year exceeds the interest and OID currently includible in income on the note, deduction of this excess interest must be deferred to the extent of the market discount allocable to the taxable year. The deferred portion of any interest expense will generally be deductible when the market discount is included in income upon the sale, repayment, or other disposition of the indebtedness. Section 1278 of the Code allows a taxpayer to make an election to include market discount in gross income currently. If an election is made, the previously described rules of Sections
1276 and 1277 of the Code will not apply to the taxpayer.

          Due to the complexity of the market discount rules, we suggest that you consult your tax advisors as to the applicability and operation of these rules.

                                       76

PREMIUM

          In the opinion of Mayer, Brown, Rowe & Maw LLP, you will generally be considered to have acquired an offered note at a premium if your tax basis in the note exceeds the remaining principal amount of the note. In that event, if you hold an offered note as a capital asset, you may amortize the premium as an offset to interest income under Section 171 of the Code, with corresponding reductions in your tax basis in the note if you have made an election under
Section 171 of the Code. Generally, any amortization is on a constant yield basis. However, in the case of bonds with principal payable in two or more installments, like the offered notes, the previously discussed conference report, which indicates a Congressional intent that amortization be in accordance with the rules that will apply to the accrual of market discount on these obligations, should be followed for the amortization of such premium. We suggest that you consult your tax advisor as to the applicability and operation of the rules regarding amortization of premium.

BACKUP WITHHOLDING

          Mayer, Brown, Rowe & Maw LLP is of the opinion that, backup withholding taxes will be imposed on payments to you on interest paid, and OID accrued, if any, on the offered notes if, upon issuance, you fail to supply the manager or its broker with a certified statement, under penalties of perjury, containing your name, address, correct taxpayer identification number, and a statement that you are not required to pay backup withholding. The backup withholding rate of 28% is currently in effect and under current law, the backup withholding rate will be increased to 31% for payments made after the taxable year 2010. Exempt investors, such as corporations, tax-exempt organizations, qualified pension and profit sharing trusts, individual retirement accounts or non-resident aliens who provide certification of their status as non-resident are not subject to backup withholding. Information returns will be sent annually to the IRS by the manager and to you stating the amount of interest paid, original issue discount accrued, if any, and the amount of tax withheld from payments on the offered notes. We suggest that you consult your tax advisors about your eligibility for, and the procedure for obtaining, exemption from backup withholding.

                             AUSTRALIAN TAX MATTERS

          The following statements refer to the material Australian tax consequences for holders of the offered notes who are not Australian residents of purchasing, holding and disposing of the offered notes and are based on advice received by the manager on the basis of Australian law as in effect on the date of this prospectus and which is subject to change, possibly with retroactive effect. Purchasers of offered notes should consult their own tax advisers concerning the application of the Australian tax laws, and the laws of any other taxing jurisdiction, to their particular circumstances with respect to the purchase, ownership, disposal or dealing of or in the offered notes.

PAYMENTS OF PRINCIPAL, PREMIUMS AND INTEREST

          Under current Australian tax law, non-resident holders of offered notes are not subject to Australian income tax on payments of interest (as defined in section 128A(1AB) of the Income Tax Assessment Act 1936 (Cth) (the
"1936 ACT") that includes interest, amounts in the nature of, or in substitution for, interest and certain other amounts) unless those securities are held as part of a business carried on, at or through a permanent establishment in
Australia. However, interest (as

                                       77

defined in section 128A(1AB) of the 1936 Act that includes interest, amounts in the nature of, or in substitution for, interest and certain other amounts) paid to such non-residents may be subject to interest withholding tax, which is currently imposed at the rate of 10%. A premium on redemption, if any, would generally be treated as an amount in the nature of interest for this purpose.

          Pursuant to section 128F of the 1936 Act, an exemption from Australian interest withholding tax is available where the following prescribed conditions are met.

          These conditions are:

          o    the issuer trustee is a company that is a resident of Australia, or a non-resident carrying on business at or through a permanent establishment in Australia, when it issues the notes and when interest, as defined in section 128A(1AB) of the 1936 Act, is paid; and

          o    the notes were issued in a manner which satisfied the public offer test as prescribed under section 128F of the 1936 Act or which satisfied the definition of a global bond under subsection
               128F(10) of the 1936 Act.

          The issuer trustee will seek to issue the offered notes in a way that will satisfy the public offer test and otherwise meet the requirements of section 128F of the 1936 Act.

          If the requirements for exemption under section 128F of the 1936 Act are met with respect to the offered notes, payments of principal and interest, and any premium upon redemption made to a non-resident noteholder, who does not carry on business through a permanent establishment in Australia, will not be subject to Australian income or withholding tax.

          The section 128F public offer test will not be satisfied, if at the time of issue, the issuer trustee knew or had reasonable grounds to suspect that the offered notes were being, or would later be acquired directly or indirectly by an Offshore Associate of the issuer trustee, other than one acting in the capacity of a dealer, manager or underwriter in relation to the placement of the offered notes or in the capacity of a clearing house, custodian, funds manager or responsible entity of an Australian registered scheme.

          The section 128F exemption from Australian withholding tax will also not apply to interest (as defined in section 128A(1AB) of the 1936 Act that includes interest, amounts in the nature of, or in substitution for, interest and certain other amounts) paid by the issuer trustee to a person if, at the time of the payment, the issuer trustee knew, or had reasonable grounds to suspect, that the person was one of its Offshore Associates other than one receiving payment in the capacity of a clearing house, paying agent, custodian, funds manager or responsible entity of an Australian registered scheme.

          Tax will also be deducted (at the rate of 48.5%) from interest payments to an Australian resident noteholder, or a non-resident holding notes through a permanent establishment in Australia, who does not provide the issuer trustee with an Australian tax file number or an Australian business number or proof of an appropriate exemption to quote such number.

                                       78

PROFIT ON SALE

          Under existing Australian law, non-resident holders of offered notes will not be subject to Australian income tax on profits derived from the sale or disposal of those notes provided that:

          o    the notes are not held as part of a business carried on, at or through a permanent establishment in Australia; and

          o    the profits do not have an Australian source.

          The source of any profit on the disposal of notes will depend on the factual circumstances of the actual disposal. Where the notes are acquired and disposed of pursuant to contractual arrangements entered into and concluded outside Australia, and the seller and the purchaser are non-residents of
Australia and do not have a business carried on, at or through a permanent establishment in Australia, the profit should not have an Australian source.

          There are specific withholding tax rules that can apply to treat a portion of the sale price of notes as interest for withholding tax purposes.
However, such amounts will be covered by the exemption in section 128F of the
1936 Act (provided that all of the requirements of that section are satisfied).

NO PAYMENT OF ADDITIONAL AMOUNTS

          Although the offered notes are intended to be issued in a manner which will satisfy the requirements of section 128F of the 1936 Act, if the issuer trustee is at any time compelled or authorized by law to deduct or withhold an amount in respect of any Australian withholding taxes imposed or levied by the
Commonwealth of Australia in respect of the offered notes, the issuer trustee is not obliged to pay any additional amounts in respect of such deduction or withholding.

GOODS AND SERVICES TAX

          Australia has a goods and services tax under which an entity is required to pay goods and services tax on any taxable supplies it makes. The amount of goods and services tax payable will be equal to 1/11th of the total consideration received for the supply.

          In the case of supplies made by the issuer trustee:

          o    if the supply is "GST free", the issuer trustee is not liable to pay goods and services tax on the supply and can obtain "input tax credits" for goods and services taxes paid on things acquired by it in order to make the supply; and

          o    if the supply is "input taxed", which includes financial
               supplies, the issuer trustee is not liable to pay goods and services tax on the supply, but is not entitled to "input tax credits" for goods and services tax paid on things acquired by it in order to make the supply. In some circumstances, a "reduced input tax credit" may be available.

                                       79

          On the basis of the current goods and services tax legislation, the issue of the offered notes and the payment of interest or principal on the offered notes to you are unlikely to be taxable supplies.

          Services provided to the issuer trustee may be a mixture of taxable and input taxed supplies for goods and services tax purposes. If a supply is taxable, the supplier has the primary obligation to account for goods and services tax in respect of that supply and must rely on a contractual provision to recoup that goods and services tax from the issuer trustee. Under the supplementary terms notice, certain fees paid by the issuer trustee, namely the manager's fee, the issuer trustee's fee, the security trustee's fee and the servicer's fee, will only be able to be increased by reference to the supplier's associated goods and services tax liability, if any, if:

          o    the issuer trustee, the manager and the recipient of the relevant fee agree, which agreement will not be unreasonably withheld; and

          o    the increase will not result in the downgrading or withdrawal of the rating of any notes.

          If other fees payable by the issuer trustee are treated as the consideration for a taxable supply under the goods and services tax legislation or otherwise may be increased by reference to the relevant supplier's goods and services tax liability, the issuer trustee may not be entitled to a full input tax credit for that increase and the Trust Expenses will increase, resulting in a decrease in the funds available to the trust to pay you. The ATO has recently issued a public ruling to the effect that the issuer trustee would not be entitled to claim a reduced input tax credit for most of the GST borne by it in respect of services provided to it by the servicer. However, the ATO is currently reviewing its position in this regard.

          The goods and services tax may increase the cost of repairing or replacing damaged properties offered as security for housing loans. However, it is a condition of St.George Bank's loan contract and mortgage documentation that the borrower must maintain full replacement value property insurance at all times during the loan term.

          The goods and services tax legislation, in certain circumstances, treats the issuer trustee as making a taxable supply if it enforces security by selling the mortgaged property and applying the proceeds of sale to satisfy the housing loan. In these circumstances the issuer trustee has to account for goods and services tax out of the sale proceeds, with the result that the remaining sale proceeds may be insufficient to cover the unpaid balance of the related loan. However, the general position is that a sale of residential property is an input taxed supply for goods and services tax purposes and so the enforced sale of property which secures the housing loans will generally not be treated as a taxable supply under these provisions. As an exception, the issuer trustee still has to account for goods and services tax out of the proceeds of sale recovered when a housing loan is enforced where the borrower is an enterprise which is registered for goods and services tax purposes, uses the mortgaged property as an asset of its enterprise and any of the following are relevant:

          o    the property is no longer being used as a residence;

          o    the property is used as commercial residential premises such as a hostel or boarding house;

                                       80

          o    the borrower is the first vendor of the property -the borrower built the property; or

          o    the mortgaged property has not been used predominantly as a residence.

          Because the issuer trustee is an insured party under the mortgage insurance policies, it may in certain limited circumstances have to account for goods and services tax in respect of any claim payment received. Generally, if certain compliance procedures have been followed, the insured does not have to account for goods and services tax in respect of the claim payment.

          Any reduction as a result of goods and services tax in the amount recovered by the issuer trustee when enforcing the housing loans will decrease the funds available to a trust to pay you to the extent not covered by the mortgage insurance policies. The extent to which the issuer trustee is able to recover an amount on account of the goods and services tax, if any, payable on the proceeds of sale in the circumstances described in this section, will depend on the terms of the related mortgage insurance policy.

OTHER TAXES

          Under current Australian law, there are no gift, estate or other inheritance taxes or duties. No stamp, issue, registration or similar taxes are payable in Australia in connection with the issue of the offered notes.
Furthermore, a transfer of, or agreement to transfer, notes executed outside of
Australia should not be subject to Australian stamp duty.

CONSOLIDATION

          Under the Income Tax Assessment Act 1997 (Cth), the 'head company' of an Australian consolidatable tax group may elect for the group to consolidate for Australian tax purposes from July 1, 2002 and be taxed as a single entity so that transactions between members of the consolidated group are ignored for tax purposes. Making an election to consolidate is optional. However, the former tax concessions for transactions between members of the same wholly owned group, including loss transfers and asset roll-overs, were repealed from July 1, 2003
(or, for consolidated tax groups with a 'head company' with a substituted accounting period, from the start of the company's tax year commencing after
July 1, 2003 provided that the company elects to consolidate from the beginning of that tax year).

          A consolidatable tax group consists of a 'head company' and all of its wholly owned subsidiaries including trusts (provided that all members are 100%
wholly owned by the head company). A consequence of the 'head company' making an election to consolidate is that all eligible members of a consolidatable tax group (including wholly owned trusts) will be included in the consolidated tax group. That is, it is not possible to elect to leave certain wholly owned entities outside the consolidated tax group.

          A trust will not qualify as a wholly owned subsidiary of a head company as all of the units in the trust will not be owned, directly or indirectly, by a single holding company. Specifically, a single residual capital unit in the trust will be held by an entity which is not related to any consolidatable group of which the residual income beneficiary may be a member.
Accordingly, the trust cannot be a member of a consolidatable group for the purposes of the consolidation rules.

                                       81

THIN CAPITALISATION

          The thin capitalization rules exempt most securitization vehicles from their operation. It is expected that each trust will meet the criteria for this securitization vehicle exemption.

          Even if the rules did apply to a trust, on the basis that the residual income beneficiary of that trust is presently entitled to the income of the trust, any resultant tax liability would be met by the residual income beneficiary and, therefore, should not adversely affect the ability of the issuer trustee to pay principal and interest on the notes.

DEBT/EQUITY RULES

          The Debt/Equity rules under which debt can be recharacterized as equity for tax purposes should not affect the tax deductibility of interest on the notes.

NON-COMPLIANCE WITHHOLDING REGULATIONS

          Regulations may be made that require amounts to be withheld (on account of tax liabilities) from certain payments (excluding payments of interest, or amounts in the nature of interest) made by an Australian resident entity (such as the trust) to foreign residents. However, the rules state that regulations may only be made in respect of payments of a kind that could reasonably be related to assessable income of foreign residents. Also, the explanatory material to the rules states that regulations will only be made where there is a demonstrated compliance risk and after consultation with affected taxpayer groups. Accordingly, it seems unlikely, at this stage, that repayments of principal on the notes would be the subject of such regulations.
Also, having regard to the regulations that the Australian Federal Government has so far passed, it is not expected that any payments made in respect of the notes will be covered by these regulations.

TAXATION OF FOREIGN EXCHANGE GAINS AND LOSSES

          The Income Tax Assessment Act 1997 (Cth) contains a comprehensive set of rules for the Australian taxation of foreign denominated transactions.
Although the offered notes will be denominated in US$, the rules would only potentially operate in relation to noteholders that were residents of Australia, or that held the notes in carrying on a business at or through a permanent establishment in Australia. Where the rules applied to such noteholders, any foreign currency gains or losses realized by them upon the satisfaction of their rights under the notes to receive amounts of U.S. currency would be brought to account for Australian tax purposes at that time.

                  ENFORCEMENT OF FOREIGN JUDGMENTS IN AUSTRALIA

          Crusade Management Limited is an Australian public company incorporated with limited liability under the Corporations Act 2001 (Cth). Any final and conclusive judgment of any New York State or United States Federal
Court sitting in the Borough of Manhattan in the City of New York having jurisdiction recognized by the relevant Australian jurisdiction in respect of an obligation of Crusade Management Limited in respect of a note, which is for a fixed sum of money and which has not been stayed or satisfied in full, would be enforceable by action against Crusade Management Limited in the courts of the relevant Australian jurisdiction without a re-examination

                                       82

of the merits of the issues determined by the proceedings in the New York State or United States Federal Court, as applicable, unless:

          o    the proceedings in New York State or United States Federal Court,
               as applicable, involved a denial of the principles of natural justice;

          o    the judgment is contrary to the public policy of the relevant
               Australian jurisdiction;

          o    the judgment was obtained by fraud or duress or was based on a clear mistake of fact;

          o    the judgment is a penal or revenue judgment; or

          o    there has been a prior judgment in another court between the same parties concerning the same issues as are dealt with in the judgment of the New York State or United States Federal Court, as
               applicable.

          A judgment by a court may be given in some cases only in Australian dollars. Crusade Management Limited expressly submits to the jurisdiction of New
York State and United States Federal Courts sitting in the Borough of Manhattan in the City of New York for the purpose of any suit, action or proceeding arising out of this offering. Crusade Management Limited has appointed CT
Corporation System, 111 Eighth Avenue, 13th Floor, New York, New York 10011, as
its agent upon whom process may be served in any such action.

          All of the directors and executive officers of Crusade Management
Limited, and certain experts named in this prospectus, reside outside the United
States in the Commonwealth of Australia. Substantially all or a substantial portion of the assets of all or many of such persons are located outside the
United States. As a result, it may not be possible for holders of the notes to effect service of process within the United States upon such persons or to enforce against them judgments obtained in United States courts predicated upon the civil liability provisions of federal securities laws of the United States.
Crusade Management Limited has been advised by its Australian counsel Allens
Arthur Robinson, that, based on the restrictions discussed in this section, there is doubt as to the enforceability in the Commonwealth of Australia, in original actions or in actions for enforcement of judgments of United States courts, of civil liabilities predicated upon the federal securities laws of the
United States.

                        EXCHANGE CONTROLS AND LIMITATIONS

          The specific prior approval of the Reserve Bank of Australia or the
Minister for Foreign Affairs of the Commonwealth of Australia must be obtained for certain transactions involving or connected with individuals or entities listed in the relevant Commonwealth Government Gazette as persons or entities identified with terrorism or to which financial sanctions apply, including:

          o    certain Yugoslav entities or individuals;

          o    Jemaah Islamiah;

                                       83

          o    the Government of Zimbabwe, any public authority or controlled entity of the Government of Zimbabwe and certain other
               individuals identified by the Reserve Bank of Australia;

          o    the Taliban (also known as the Islamic Emirate of Afghanistan) or any undertaking owned or controlled, directly or indirectly, by the Taliban;

          o    Osama bin Laden, the Al-Qaeda organization and certain other individuals identified by the Reserve Bank of Australia as being linked to terrorism; and

          o    the persons whose names are published in the Commonwealth
               Government Gazette Gn42 of 2001 as amended by Commonwealth
               Government Gazette Gn37 of 2002 and Commonwealth Government
               Gazette Gn49 of 2002, and the persons whose names are listed under the Suppression of the Financing of Terrorism Act 2002
               (Commonwealth).

                              ERISA CONSIDERATIONS

          Subject to the considerations discussed in this section, the offered notes are eligible for purchase by Benefit Plans (as defined below).

          Section 406 of the Employee Retirement Income Security Act of 1974, as
amended ("ERISA") and Section 4975 of the Code prohibit pension, profit-sharing or other "employee benefit plans", subject to Title I of ERISA, as well as any plan described by section 4975 of the Code (including individual retirement accounts or Keogh plans) and entities deemed to hold "plan assets" of any of the foregoing (each, a "BENEFIT PLAN") from engaging in certain transactions with persons that are "parties in interest" under ERISA or "disqualified persons"
under the Code with respect to these Benefit Plans. A violation of these
"prohibited transaction" rules may result in an excise tax or other penalties and liabilities under ERISA and the Code for these persons or the fiduciaries of the Benefit Plan. Title I of ERISA also requires that fiduciaries of a Benefit
Plan subject to ERISA make investments that are prudent, diversified (except if prudent not to do so) and in accordance with the governing plan documents.

          Some transactions involving the purchase, holding or transfer of the offered notes might be deemed to constitute prohibited transactions under ERISA and the Code with respect to a Benefit Plan that purchased the offered notes if assets of the respective trusts were deemed to be assets of a Benefit Plan.
Under a regulation issued by the United States Department of Labor, the assets of the trust would be treated as plan assets of a Benefit Plan for the purposes of ERISA and the Code only if the Benefit Plan acquires an "equity interest" in the trust and none of the exceptions to plan assets contained in the regulation is applicable. An equity interest is defined under the regulation as an interest in an entity other than an instrument which is treated as indebtedness under applicable local law and which has no substantial equity features. There is no specific guidance in the regulation regarding whether a principal charge-off feature under the circumstances described herein would constitute a "substantial equity feature;" however, the regulation does state that an instrument will not fail to be treated as indebtedness merely because it has certain equity features that are incidental to the instrument's primary fixed obligation. Although there can be no assurances in this regard, it appears, at the time of their initial issuance, that the offered notes should be treated as debt without substantial equity features for purposes of the regulation and that the notes do not constitute equity

                                       84

interests in the trust for purposes of the regulation. The debt characterization of the notes could change after their initial issuance if the trust incurs losses.

          However, without regard to whether the offered notes are treated as an equity interest for these purposes, the acquisition or holding of the notes by or on behalf of a Benefit Plan could be considered to give rise to a prohibited transaction if the trust, the issuer trustee, the servicer, the manager, the note trustee, the seller, the security trustee, the underwriters, any swap provider, the custodian or other persons providing services to a trust or any of their respective affiliates is or becomes a party in interest or a disqualified person with respect to these Benefit Plans. In such case, certain exemptions from the prohibited transaction rules could be applicable depending on the type and circumstances of the plan fiduciary making the decision to acquire an offered note. Included among these exemptions are:

               o    Prohibited Transaction Class Exemption 96-23, regarding
                    transactions effected by "in-house asset managers";

               o    Prohibited Transaction Class Exemption 90-1, regarding
                    investments by insurance company pooled separate accounts;

               o    Prohibited Transaction Class Exemption 95-60, regarding
                    transactions effected by insurance company general accounts;

               o    Prohibited Transaction Class Exemption 91-38, regarding
                    investments by bank collective investment funds; and

               o    Prohibited Transaction Class Exemption 84-14, regarding
                    transactions effected by "qualified professional asset
                    managers."

          Even if the conditions specified in one or more of these exemptions are met, the scope of the relief provided by these exemptions might or might not cover all acts which might be construed as prohibited transactions. There can be no assurance that any of these, or any other exemption, will be available with respect to any particular transaction involving the offered notes.

          By your acquisition of an offered note, you will be deemed to represent and warrant that your purchase and holding of the offered note will not result in a non-exempt prohibited transaction under ERISA, Section 4975 of the Code or any similar applicable law.

          Governmental plans, as defined in Section 3(32) of ERISA, and certain church plans, as defined in Section 3(33) of ERISA, are not subject to ERISA requirements, but may be subject to local, state or other Federal law requirements which may impose restrictions similar to those under ERISA and the
Code discussed above.

          If you are a plan fiduciary considering the purchase of the offered notes, you should consult your tax and legal advisors regarding whether the assets of a trust would be considered plan assets, the possibility of exemptive relief from the prohibited transaction rules and other issues and their potential consequences. Any notes other than the offered notes are not eligible for purchase by Benefit Plans.

                                       85

                         LEGAL INVESTMENT CONSIDERATIONS

          The offered notes will not constitute "mortgage related securities"
for purposes of the Secondary Mortgage Market Enhancement Act of 1984, because the originator of the housing loans was not subject to United States state or federal regulatory authority. Accordingly, some U.S. institutions with legal authority to invest in comparably rated securities based on such housing loans may not be legally authorized to invest in the offered notes. No representation is made as to whether the notes constitute legal investments under any applicable statute, law, rule, regulation or order for any entity whose investment activities are subject to investment laws and regulations or to review by any regulatory authorities. You are urged to consult with your counsel concerning the status of the offered notes as legal investments for you.

                              AVAILABLE INFORMATION

          Crusade Management Limited, as manager, has filed with the Securities and Exchange Commission ("SEC") a registration statement under the Securities
Act, file number 333-[_], with respect to the offered notes. The depositor and each issuing entity are also subject to some of the information requirements of the Securities Exchange Act of 1934, as amended (the "EXCHANGE ACT"), and, accordingly, each issuing entity will file reports thereunder with the SEC. The registration statement and the exhibits thereto, and reports and other information filed by the depositor and each issuing entity with the SEC pursuant to the Exchange Act can be read and copied at the SEC's Public Reference Room at
450 Fifth Street, N.W., Washington, D.C. 20549. The public may obtain information on the operation of the Public Reference Room by calling the SEC at
1-800-SEC-0330. In addition, the SEC maintains an internet site that contains reports, proxy and information statements, and other information regarding issuers that file electronically with the SEC at http://www.sec.gov. [For purposes of any electronic version of this prospectus, the preceding uniform resource locator, or URL, is an inactive textual reference only. We have taken steps to ensure that this URL reference was inactive at the time the electronic version of this prospectus was created.]

          [State whether a trust's annual reports on Form 10-K, distribution reports on Form 10-D, current reports on Form 8-K, and amendments to those reports filed or furnished pursuant to section 13(a) or 15(d) of the Exchange
Act will be made available on the Web site of a specified transaction party
(e.g., St.George Bank, Crusade Management Limited, or a trustee) as soon as reasonably practicable after such material is electronically filed with, or furnished to, the SEC. Disclose whether other reports to noteholders or information about the notes will be made available in this manner. If filing and other reports will be made available in this manner, disclose the Web site address where such filings may be found. If filings and other reports will not be made available in this manner, describe the reasons why they will not and whether an identified transaction party voluntarily will provide electronic or paper copies of those filings and other reports free of charge upon request.]

                INCORPORATION OF CERTAIN INFORMATION BY REFERENCE

          The SEC allows the depositor to "incorporate by reference" the information filed with the SEC by the depositor, under Section 13(a), 13(c), 14 or 15(d) of the Exchange Act, that relates to any trust relating to the notes.
This means that the depositor can disclose important information to

                                       86

any investor by referring the investor to these documents. The information incorporated by reference is an important part of this prospectus, and information filed by the depositor with the SEC that relates to a trust will automatically update and supersede this information. Documents that may be incorporated by reference with respect to a particular series of notes include an insurer's financials, a certificate policy, mortgage pool policy, computational materials, collateral term sheets, the transaction documents and amendments thereto, other documents on Form 8-K and Section 13(a), 13(c), 14 or
15(d) of Exchange Act as may be required in connection with the related trust.

          The depositor will provide or cause to be provided without charge to each person to whom this prospectus and accompanying prospectus supplement is delivered in connection with the offering of one or more classes of the offered notes, upon written or oral request of that person, a copy of any or all reports incorporated in this prospectus by reference, in each case to the extent the reports relate to one or more of the classes of the related offered notes, other than the exhibits to those documents, unless the exhibits are specifically incorporated by reference in the documents. Requests should be directed in writing to [____________].

                              RATINGS OF THE NOTES

          Any class of notes offered by this prospectus and the prospectus supplement will be:

                    o    rated at the closing date specified in the prospectus
                         supplement by at least one rating agency, and

                    o    identified in the prospectus supplement in one of the
                         rating agency's four highest rating categories which
                         are referred to as investment grade.

          The security ratings of the notes should be evaluated independently from similar ratings on other types of securities. A securities rating is not a recommendation to buy, sell or hold securities and may be subject to revision or withdrawal at any time by the rating agencies. The rating does not address the expected schedule of principal repayments other than to say that principal will be returned no later than the final maturity date. A rating is not a recommendation to buy, sell or hold securities and may be subject to revision or withdrawal at any time by the assigning rating agency. Each rating should be evaluated independently of similar ratings on different securities.

                              PLAN OF DISTRIBUTION

          The issuer trustee may sell the offered notes in any of three ways:

                    o    through underwriters or dealers;

                    o    directly to a limited number of purchasers or to a
                         single purchaser; or

                    o    through agents.

          The prospectus supplement will set forth the terms of the offering of the offered notes including:

                                       87

                    o    the name or names of any underwriters, dealers or
                         agents;

                    o    the purchase price of the offered notes and the
                         proceeds to the issuer trustee from the sale;

                    o    any underwriting discounts and other items constituting
                         underwriters' compensation; and

                    o    any discounts and commissions allowed or paid to
                         dealers.

          Any initial public offering prices and any discounts or concessions allowed or reallowed or paid to dealers may be changed from time to time. If so specified in the prospectus supplement, the issuer trustee, the manager or any of their affiliates may purchase or retain some or all of one or more classes of notes of the series. The purchaser may thereafter from time to time offer and sell, pursuant to this prospectus, some or all of the notes so purchased directly, through one or more underwriters to be designated at the time of the offering of the notes or through broker-dealers acting as agent and/or principal. The offering may be restricted in the manner specified in the prospectus supplement. The transactions may be effected at market prices prevailing at the time of sale, at negotiated prices or at fixed prices. In addition, the servicer, the manager or one of their affiliates may pledge notes retained or purchased by any of them in connection with borrowings or use notes in repurchase transactions.

          If any offered notes are sold through underwriters, the prospectus supplement will describe the nature of the obligation of the underwriters to purchase the offered notes. The offered notes may be offered to the public either through underwriting syndicates represented by one or more managing underwriters or directly by one or more underwriting firms acting alone. The underwriter or underwriters for a particular underwritten offering of offered notes will be named in the prospectus supplement relating to that offering.
Unless otherwise described in a prospectus supplement, the obligation of the underwriters to purchase any offered notes of the related series will be subject to various conditions precedent, and the underwriters will be obligated to purchase all of the offered notes if any are purchased.

          Underwriters and agents who participate in the distribution of a series of offered notes may be entitled under agreements which may be entered into by St.George Bank or the manager to indemnification by St.George Bank or the manager against specific liabilities, including liabilities under the
Securities Act of 1933, as amended, or to contribution for payments which the underwriters or agents may be required to make under the terms of the agreements.

          Affiliates of the manager and the servicer, including St.George Bank, may act as agents or underwriters in connection with the sale of offered notes.
Securities sold, offered or recommended by St.George Bank are not deposits, are not insured by the Federal Deposit Insurance Corporation, are not guaranteed by, and are not otherwise obligations of, St.George Bank and involve investment risks, including the possible loss of principal.

          The issuer trustee anticipates that the offered notes will be sold to institutional and retail investors. Purchasers of offered notes, including dealers, may, depending on the facts and circumstances of the purchases, be deemed to be "underwriters" within the meaning of the

                                       88

Securities Act in connection with re-offers and sales by them of offered notes.
Noteholders should consult with their legal advisors in this regard prior to any re-offer or sale.

          There is currently no secondary market for the offered notes. The issuer trustee does not intend to make a secondary market for the offered notes.
There can be no assurance that a secondary market for the offered notes will develop or, if it does develop, that it will continue. To the extent specified in the prospectus supplement the issuer trustee may list notes on a national or foreign stock exchange.

                                  LEGAL MATTERS

          Mayer, Brown, Rowe & Maw LLP, New York, New York, will pass upon some legal matters with respect to the offered notes, including the material United
States Federal income tax matters, for St.George Bank and Crusade Management
Limited. Allens Arthur Robinson, Sydney, Australia, will pass upon some legal matters, including the material Australian tax matters, with respect to the offered notes for St.George Bank and Crusade Management Limited.

                                       89

                                    GLOSSARY

                                 [To be updated]

1936 ACT                         see page [__].

A$ EQUIVALENT                    means the A$ amount equal to:

                                      o    if the US$ currency swap is then in
                                           full force and effect, the A$
                                           exchange rate (as defined in the
                                           supplementary terms notice)
                                           multiplied by the aggregate amount of
                                           Secured Monies owing with respect to
                                           the US$ notes; or

                                      o    if the US$ currency swap is not then
                                           in full force and effect, the spot
                                           rate of exchange advised to the
                                           security trustee by the manager which
                                           is used for calculation of amounts
                                           payable on the occurrence of an early
                                           termination date under the currency
                                           swap multiplied by the aggregate
                                           amount of Secured Monies owing with
                                           respect to the US$ notes.

ACCRUED INTEREST ADJUSTMENT      means the amount equal to any interest and fees
                                 accrued on the housing loans up to, but
                                 excluding, the closing date and which were
                                 unpaid as of the close of business on the
                                 closing date.

APPROVED BANK                    means:

                                      o    a bank, other than St.George Bank,
                                           which has a short term rating of at
                                           least A-1+ from S&P, P-1 from Moody's
                                           and F1 from Fitch Ratings;

                                      o    a bank, including St.George Bank,
                                           which has a short term rating of at
                                           least F1 from Fitch Ratings, P-1 from
                                           Moody's and A-1 from S&P, provided
                                           that the total value of deposits held
                                           by the bank in relation to a trust
                                           does not exceed twenty percent of the
                                           sum of the aggregate of the Stated
                                           Amounts of the notes; or

                                      o    St.George Bank, provided that:

                                           o    St.George Bank has a short term
                                                rating of at least F1 from Fitch
                                                Ratings, P-1 from Moody's and
                                                A-1+ from S & P; or

                                           o    if St.George Bank does not have
                                                a short term rating of at least
                                                F1 from Fitch Ratings, P-1 from
                                                Moody's and A-1+ from S&P, the
                                                rating agencies have confirmed
                                                that the holding of a bank
                                                account by the issuer trustee
                                                with St.George Bank will not
                                                result in a downgrading of the
                                                credit rating assigned or to be
                                                assigned to the notes.

                                       90

ARREARS PERCENTAGE               means for any month the unpaid balance of all
                                 housing loans which at the end of that month
                                 are delinquent for 60 or more consecutive days,
                                 divided by the aggregate unpaid balance of all
                                 housing loans at the end of that month.

                                       91

AUTHORIZED INVESTMENTS           consist of the following:

                                      o    loans secured by mortgages, those
                                           mortgages, other related securities
                                           and receivable rights;

                                      o    cash on hand or at an Approved Bank;

                                      o    other receivables, receivables
                                           securities and receivable rights
                                           approved by the manager and
                                           acceptable to the issuer trustee
                                           (that acceptance not to be
                                           unreasonably withheld);

                                      o    bonds, debentures, stock or treasury
                                           bills of any government of an
                                           Australian jurisdiction;

                                      o    debentures or stock of any public
                                           statutory body constituted under the
                                           law of any Australian jurisdiction
                                           where the repayment of the principal
                                           is secured and the interest payable
                                           on the security is guaranteed by the
                                           government of an Australian
                                           jurisdiction;

                                      o    notes or other securities of any
                                           government of an Australian
                                           jurisdiction;

                                      o    deposits with, or the acquisition of
                                           certificates of deposit, whether
                                           negotiable, convertible or otherwise,
                                           of, an Approved Bank;

                                      o    bills of exchange which at the time
                                           of acquisition have a remaining term
                                           to maturity of not more than 200
                                           days, accepted or endorsed by an
                                           Approved Bank;

                                      o    securities which are "mortgage-backed
                                           securities" within the meaning of
                                           each of the Duties Act, 1997 of New
                                           South Wales, the Duties Act, 2000 of
                                           Victoria, the Duties Act, 2001 of
                                           Queensland and, if applicable, the
                                           Duties Act, 1999 of the Australian
                                           Capital Territory;

                                      o    any other assets of a class of assets
                                           that are:

                                           o    included within the definition
                                                of pool of mortgages under the
                                                Duties Act of 1997 of New South
                                                Wales;

                                           o    included within the definition
                                                of pool of mortgages under the
                                                Duties Act of 2000 of Victoria;

                                           o    included within the definition
                                                of pool of mortgages under the
                                                Duties Act of 2001 of
                                                Queensland; and

                                           o    included within the definition
                                                of pool of mortgages under the
                                                Duties Act of 1999 of the
                                                Australian Capital Territory, if
                                                applicable.

                                       92

                                 As used in this definition, expressions will be
                                 construed and, if necessary, read down so that
                                 the notes in relation to each trust constitute
                                 "mortgage-backed securities" for the purposes
                                 of both the Duties Act, 1997 of New South Wales
                                 and the Duties Act, 2000 of Victoria.

                                 Each of the investments in the bullet points
                                 outlined above (other than the first and third
                                 bullet points above) must have a long term
                                 rating of AAA or a short term rating of A-1+,
                                 as the case may be, from S&P, a long term
                                 rating of Aaa or a short term rating of P-1, as
                                 the case may be, from Moody's and a long term
                                 rating of AAA or a short term rating of F1+, as
                                 the case may be, from Fitch Ratings. Each of
                                 the investments (other than the first and third
                                 bullet points above) must mature no later than
                                 the next payment date following its
                                 acquisition. Each investment must be
                                 denominated in Australian dollars. Each
                                 investment must be of a type which does not
                                 adversely affect the risk weighting expected to
                                 be attributed to the notes by the Bank of
                                 England and must be held by, or in the name of,
                                 the issuer trustee or its nominee.

                                       93

AVAILABLE INCOME                 see page [___]

BENEFIT PLAN                     means a pension, profit-sharing or other
                                 employee benefit plan, subject to Title I of
                                 ERISA, as well as any plan described by Section
                                 4975 of the Code, including individual
                                 retirement accounts and Keogh Plans, and
                                 entities that hold plan assets of such plans or
                                 accounts.

CODE                             means the Internal Revenue Code of 1986, as
                                 amended.

CONSUMER CREDIT LEGISLATION      means any legislation relating to consumer
                                 credit, including the Credit Act of any
                                 Australian jurisdiction, the Consumer Credit
                                 Code (NSW) 1996 and any other equivalent
                                 legislation of any Australian jurisdiction.

DEFAULT                          means a failure by the issuer trustee to comply
                                 with:

                                      o    an obligation which is expressly
                                           imposed on it by the terms of a
                                           transaction document; or

                                      o    a written direction given by the
                                           manager in accordance with a
                                           transaction document and in terms
                                           which are consistent with the
                                           requirements of the transaction
                                           documents in circumstances where the
                                           transaction documents require or
                                           contemplate that the issuer trustee
                                           will comply with that direction;

                                 in each case within any period of time
                                 specified in, or contemplated by, the relevant
                                 transaction document for such compliance.
                                 However, it will not be a Default if the issuer
                                 trustee does not comply with an obligation or
                                 direction where the note trustee or the
                                 security trustee directs the issuer trustee not
                                 to comply with that obligation or direction.

DETERMINATION DATE               means a monthly Determination Date or a
                                 quarterly Determination Date (as relevant).

EXCESS AVAILABLE INCOME          means the amount, if any, by which the Total
                                 Available Funds for the quarterly collection
                                 period ending immediately prior to that
                                 quarterly Determination Date exceed the Total
                                 Payments for that same quarterly collection
                                 period

EXCHANGE ACT                     means the Securities Exchange Act of 1934, as
                                 amended

EXTRAORDINARY RESOLUTION         means a resolution passed at a duly convened
                                 meeting by a majority consisting of not less
                                 than 75% of the votes capable of being cast by
                                 Voting Mortgagees present in person or by proxy
                                 or a written resolution signed by all of the
                                 Voting Mortgagees.

FINANCE CHARGE COLLECTIONS       see page [__].

                                       94

FINANCE CHARGE LOSS              means, with respect to any housing loan,
                                 Liquidation Losses which are attributable to
                                 interest, fees and expenses in relation to the
                                 housing loan.

INITIAL PRINCIPAL AMOUNT         means the Principal Amount of the note on its
                                 issue date.

INSOLVENCY EVENT                 means with respect to Perpetual Trustees
                                 Consolidated Limited, in its personal capacity
                                 and as trustee of the trust, the manager, the
                                 servicer, St.George Bank or the custodian, the
                                 happening of any of the following events:

                                      o    except for the purpose of a solvent
                                           reconstruction or amalgamation:

                                           o    an application or an order is
                                                made, proceedings are commenced,
                                                a resolution is passed or
                                                proposed in a notice of
                                                proceedings or an application to
                                                a court or other steps, other
                                                than frivolous or vexatious
                                                applications, proceedings,
                                                notices and steps, are taken
                                                for:

                                                o    the winding up, dissolution
                                                     or administration of the
                                                     relevant corporation; or

                                                o    the relevant corporation to
                                                     enter into an arrangement,
                                                     compromise or composition
                                                     with or assignment for the
                                                     benefit of its creditors or
                                                     a class of them;

                                           o    and is not dismissed, ceased or
                                                withdrawn within 15 business
                                                days;

                                      o    the relevant corporation ceases,
                                           suspends or threatens to cease or
                                           suspend the conduct of all or
                                           substantially all of its business or
                                           disposes of or threatens to dispose
                                           of substantially all of its assets;

                                      o    the relevant corporation is, or under
                                           applicable legislation is taken to
                                           be, unable to pay its debts, other
                                           than as the result of a failure to
                                           pay a debt or claim the subject of a
                                           good faith dispute, or stops or
                                           suspends or threatens to stop or
                                           suspend payment of all or a class of
                                           its debts, except, in the case of
                                           Perpetual Trustees Consolidated
                                           Limited where this occurs in relation
                                           to another trust of which it is the
                                           trustee;

                                      o    a receiver, receiver and manager or
                                           administrator is appointed, by the
                                           relevant corporation or by any other
                                           person, to all or substantially all
                                           of the assets and undertaking of the
                                           relevant corporation or any part
                                           thereof, except, in the case of
                                           Perpetual Trustees Consolidated
                                           Limited where this occurs in relation
                                           to another trust of which it is the
                                           trustee; or

                                       95

                                      o    anything analogous to an event
                                           referred to in the four preceding
                                           paragraphs or having a substantially
                                           similar effect occurs with respect to
                                           the relevant corporation.

INTEREST PERIOD                  in relation to a quarterly payment date, means
                                 the period from and including the preceding
                                 quarterly payment date to but excluding the
                                 applicable quarterly payment date. However, the
                                 first and last interest periods are as follows:

                                      o    first: the period from and including
                                           the closing date to but excluding the
                                           first quarterly payment date;

                                      o    last: if the notes are fully retired
                                           upon redemption in full, the period
                                           from and including the quarterly
                                           payment date preceding the date on
                                           which the notes are redeemed in full
                                           to but excluding the day on which the
                                           notes are redeemed in full. If the
                                           notes are not fully retired upon
                                           redemption in full and payment of
                                           principal is improperly refused, the
                                           last interest period will end on the
                                           date on which the note trustee or
                                           principal paying agent receives the
                                           moneys in respect of the notes and
                                           notifies the holders of that receipt
                                           or the date on which the outstanding
                                           principal balance of the note, less
                                           charge offs, has been reduced to
                                           zero; provided that interest on that
                                           note will thereafter begin to accrue
                                           from and including any date on which
                                           the outstanding principal balance of
                                           that note, less charge offs, becomes
                                           greater than zero.

INVESTED AMOUNT                  means for any note on a Determination Date:

                                      o    the Initial Principal Amount of the
                                           note; less

                                      o    the aggregate of all principal
                                           payments previously made on the note.

ISSUER TRUSTEE'S DEFAULT         means:

                                      o    an Insolvency Event has occurred and
                                           is continuing in relation to the
                                           issuer trustee in its personal
                                           capacity;

                                      o    any action is taken in relation to
                                           the issuer trustee in its personal
                                           capacity which causes the rating of
                                           any notes to be downgraded or
                                           withdrawn;

                                      o    the issuer trustee, or any employee
                                           or officer of the issuer trustee,
                                           breaches any obligation or duty
                                           imposed on the issuer trustee under
                                           any transaction document in relation
                                           to each trust where the manager
                                           reasonably believes it may have a
                                           Material Adverse Effect and the
                                           issuer trustee fails or neglects
                                           after 30 days' notice from the
                                           manager to remedy that breach;

                                       96

                                      o    the issuer trustee merges or
                                           consolidates with another entity
                                           without ensuring that the resulting
                                           merged or consolidated entity assumes
                                           the issuer trustee's obligations
                                           under the transaction documents; or

                                      o    there is a change in effective
                                           control of the issuer trustee from
                                           that existing on the date of the
                                           master trust deed to a competitor
                                           unless approved by the manager. A
                                           competitor is a bank or financial
                                           institution that carries on certain
                                           businesses that are the same as, or
                                           substantially similar to or in
                                           competition with, a business
                                           conducted by the seller.

LIQUIDATION LOSSES               means, with respect to any housing loan for a
                                 collection period, the amount, if any, by which
                                 the Unpaid Balance of a liquidated housing
                                 loan, together with the enforcement expenses
                                 relating to the housing loan, exceeds all
                                 amounts recovered from the enforcement of the
                                 housing loan and the related mortgage,
                                 excluding proceeds of a mortgage insurance
                                 policy.

LIQUIDITY ACCOUNT                means, a ledger in the Collection Account.

LIQUIDITY DRAW                   see page [__].

LIQUIDITY LIMIT                  means, at any time, the amount equal to [__]%
                                 of the aggregate outstanding principal amount
                                 of the housing loans at that time.

LIQUIDITY SHORTFALL              means, for any Determination Date, the excess
                                 of the Payment Shortfall over the amount
                                 available for a principal draw.

LVR                              means in relation to a housing loan, the
                                 outstanding amount of that housing loan, plus
                                 any other amount secured by any mortgage for
                                 that housing loan or related housing loans, at
                                 the date of determination divided by the
                                 aggregate value (determined at the time the
                                 relevant mortgage was granted) of the property
                                 subject to the related mortgage for that
                                 housing loan, expressed as a percentage.

MANAGER'S DEFAULT                means:

                                       97

                                      o    the manager fails to make any payment
                                           required by it within the time period
                                           specified in a transaction document,
                                           and that failure is not remedied
                                           within 10 business days of receipt
                                           from the issuer trustee of notice of
                                           that failure;

                                      o    an Insolvency Event has occurred and
                                           is continuing in relation to the
                                           manager;

                                      o    the manager breaches any obligation
                                           or duty imposed on the manager under
                                           the master trust deed, any other
                                           transaction document or any other
                                           deed, agreement or arrangement
                                           entered into by the manager under the
                                           master trust deed in relation to the
                                           trust, the issuer trustee reasonably
                                           believes that such breach has a
                                           Material Adverse Effect and the
                                           breach is not remedied within 30
                                           days' notice being given by the
                                           issuer trustee to the manager, except
                                           in the case of reliance by the
                                           manager on the information provided
                                           by, or action taken by, the servicer,
                                           or if the manager has not received
                                           information from the servicer which
                                           the manager requires to comply with
                                           the obligation or duty; or

                                      o    a representation, warranty or
                                           statement by or on behalf of the
                                           manager in a transaction document or
                                           a document provided under or in
                                           connection with a transaction
                                           document is not true in a material
                                           respect or is misleading when
                                           repeated and is not remedied to the
                                           issuer trustee's reasonable
                                           satisfaction within 90 days after
                                           notice from the issuer trustee where,
                                           as determined by the issuer trustee,
                                           it has a Material Adverse Effect.

MATERIAL ADVERSE EFFECT          means an event which will materially and
                                 adversely affect the amount or the timing of a
                                 payment to a noteholder.

MORTGAGE SHORTFALL               see page [__].

MORTGAGEES                       means the applicable noteholders, the manager,
                                 the security trustee, the servicer, the note
                                 trustee, underwriters, the note registrar, each
                                 paying agent, the calculation agent, the seller
                                 with respect to the Accrued Interest
                                 Adjustment, redraws and further advances, and
                                 each provider of a support facility

NOTEHOLDER MORTGAGEES            means the noteholders (other than noteholders
                                 of the offered notes) and the note trustee, on
                                 behalf of the noteholders of the offered notes.

                                       98

OFFSHORE ASSOCIATE               means, in relation to an entity, an associate
                                 (as defined in section 128F of the Income Tax
                                 Assessment Act 1936 (Cth)) of that entity (and
                                 which, where that entity is a trust, would
                                 include the beneficiaries of that trust and any
                                 of their associates) that is either a
                                 non-resident of Australia that does not acquire
                                 the notes in carrying on a business at or
                                 through a permanent establishment in Australia
                                 or, alternatively, is a resident of Australia
                                 that acquires the notes in carrying on a
                                 business at or through a permanent
                                 establishment outside of Australia.

OID                              see page [__]

ONE MONTH BANK BILL RATE         on any date means:

                                      o    the rate quoted on the Reuters Screen
                                           BBSW Page at approximately 10:00
                                           a.m., Sydney time, on that date for
                                           each BBSW Reference Bank so quoting,
                                           but not fewer than five, as being the
                                           mean buying and selling rate for a
                                           bill, which for the purpose of this
                                           definition means a bill of exchange
                                           of the type specified for the purpose
                                           of quoting on the Reuters Screen BBSW
                                           Page, having a tenor of one month;

                                      o    eliminating the highest and lowest
                                           mean rates;

                                      o    taking the average of the remaining
                                           mean rates; and

                                      o    if necessary, rounding the resultant
                                           figure upwards to four decimal
                                           places.

                                 If on such day fewer than five BBSW Reference
                                 Banks have quoted rates on the Reuters Screen
                                 BBSW Page, the rate for that day will be
                                 calculated as above by taking the rates
                                 otherwise quoted by five of the BBSW Reference
                                 Banks on application by the parties for such a
                                 bill of the same tenor. If on that day the rate
                                 cannot be determined in accordance with the
                                 foregoing procedures, then the rate will mean
                                 such rate as is agreed between the manager and
                                 the issuer trustee with regard to comparable
                                 indices then available, except that, on the
                                 first reset date, as defined in the redraw
                                 facility, of any draw under the redraw
                                 facility, the One Month Bank Bill Rate will be
                                 an interpolated rate calculated with reference
                                 to the tenor of the relevant period from that
                                 reset date to, but not including, the next
                                 reset date.

PAYMENT SHORTFALL                means, for any Determination Date, the excess
                                 of Total Payments over Available Income.

PRINCIPAL AMOUNT                 means, on a Determination Date in relation to a
                                 note, the Initial Principal Amount of that note
                                 minus the aggregate of repayments of principal
                                 made in respect of the note on or before that
                                 Determination Date.

                                       99

PRINCIPAL CHARGE OFF             means, with respect to a collection period, the
                                 aggregate amount of Mortgage Shortfalls for
                                 that collection period and, in relation to the
                                 final quarterly collection period, includes all
                                 principal draws and liquidity draws outstanding
                                 on the quarterly payment date for that
                                 quarterly collection period (after applying all
                                 amounts then available towards repaying those
                                 principal draws and liquidity draws).

PRINCIPAL COLLECTIONS            means, on a Determination Date in relation to a
                                 note, the Initial Principal Amount of that note
                                 minus the aggregate of repayments of principal
                                 made in respect of the note on or before that
                                 Determination Date. In respect of all notes of
                                 a class, it means the aggregate of the
                                 Principal Amount of all notes of that class (in
                                 the case of the Class A-2 notes, the Class B
                                 notes or the Class C notes) or the aggregate of
                                 the A$ Equivalent of the Principal Amount of
                                 all notes of that class (in the case of the
                                 Class A-1 notes).

PRINCIPAL LOSS                   for a collection period means, with respect to
                                 any housing loan, Liquidation Losses which are
                                 attributable to principal in relation to the
                                 housing loan.

REDRAW CHARGE OFF                means a Principal Charge Off allocated against
                                 the Redraw Principal Outstanding.

REDRAW PRINCIPAL OUTSTANDING     means, at any time, the total principal amount
                                 of all outstanding redraw advances at that
                                 time.

REDRAW RETENTION AMOUNT          [means, for any quarterly collection period,
                                 the amount determined by the manager on the
                                 preceding quarterly Determination Date, as
                                 described in "Description of the Notes--Redraws
                                 and Further Advances" in the prospectus
                                 supplement].

SEC                              means the Securities and Exchange Commission

SECURED MONEYS                   means all money which the issuer trustee is or
                                 at any time may become actually or contingently
                                 liable to pay to or for the account of any
                                 Mortgagee for any reason whatever under or in
                                 connection with a transaction document.

SERVICER TRANSFER EVENTS         see page [__].

SPECIFIC INSURANCE POLICY        see page [__].

STATED AMOUNT                    means for any note on a Determination Date:

                                      o    the initial outstanding principal
                                           balance of the note; less

                                      o    the aggregate of all principal
                                           payments previously made on the

                                       100

                                           note; less

                                      o    any carryover charge offs on the
                                           note; less

                                      o    principal to be paid on the note on
                                           the next quarterly payment date; less

                                      o    Principal Charge Offs to be applied
                                           against the note on the next
                                           quarterly payment date; plus

                                      o    any Excess Available Income to be
                                           applied to reinstating any carryover
                                           charge offs on the note.

TERMINATION DATE                 with respect to each trust will be the earlier
                                 to occur of:

                                      o    the date which is 80 years after the
                                           date of creation of the trust;

                                      o    the termination of the trust under
                                           statute or general law;

                                      o    full and final enforcement by the
                                           security trustee of its rights under
                                           the security trust deed after the
                                           occurrence of an event of default
                                           under the security trust deed; or

                                      o    at any time after all creditors of
                                           the trust have been repaid in full,
                                           the business day immediately
                                           following that date.

TITLE PERFECTION EVENT           means any of the following:

                                      o    the seller ceases to have a long term
                                           credit rating of at least Baa2 from
                                           Moody's, BBB from S&P or BBB from
                                           Fitch Ratings;

                                      o    an Insolvency Event occurs with
                                           respect to the seller;

                                      o    St.George Bank fails to transfer
                                           collections to the issuer trustee
                                           within the time required under the
                                           servicing agreement;

                                      o    if the seller is also the servicer, a
                                           Servicer Transfer Event occurs;

                                      o    if the seller is also the redraw
                                           facility provider, a breach of its
                                           obligations, undertakings or
                                           representations under the redraw
                                           facility if such breach will have a
                                           Material Adverse Effect; or

                                      o    the seller breaches any
                                           representation, warranty, covenant or
                                           undertaking in any transaction
                                           document which is not remedied within
                                           30 days of the earlier of the seller
                                           becoming aware of or receiving notice
                                           of the breach.

                                       101

TOTAL AVAILABLE FUNDS            means, for a collection period, the sum of
                                 Available Income, principal draws and the
                                 Liquidity Draws for that collection period.

TOTAL PAYMENTS                   means all amounts payable by the issuer trustee
                                 on a payment date[___, as described on page
                                 [__]].

TRUST EXPENSES                   see page [__].

TRUST INDENTURE ACT              means the Trust Indenture Act of 1939, as
                                 amended.

UNPAID BALANCE                   means the unpaid principal amount of the
                                 housing loan plus the unpaid amount of all
                                 finance charges, interest payments and other
                                 amounts accrued on or payable under or in
                                 connection with the housing loan or the related
                                 mortgage.

VOTING MORTGAGEES                see page [__]

                                       102

                       CRUSADE GLOBAL TRUST NO. [*] OF [*]

                            [CRUSADE TRUST(TM) LOGO]

          Until [*], all dealers that effect transactions in these securities, whether or not participating in this offering, may be required to deliver a prospectus. This is in addition to the dealer's obligation to deliver a prospectus when acting as an underwriter and with respect to unsold allotments or subscriptions.

                                     PART II
                     INFORMATION NOT REQUIRED IN PROSPECTUS

ITEM 14.          OTHER EXPENSES OF ISSUANCE AND DISTRIBUTION.*

         The following table sets forth the estimated expenses in connection with the issuance and distribution of the notes being registered under this registration statement, other than underwriting discounts and commissions:

SEC Registration Fee.............................................................................$     117.70
Printing and Engraving...........................................................................$        [ ]
Legal Fees and Expenses..........................................................................$        [ ]
Trustee Fees and Expenses........................................................................$        [ ]
Rating Agency Fees...............................................................................$        [ ]
Accounting Fees & Expenses.......................................................................$        [ ]
Miscellaneous....................................................................................$        [ ]
                                                                                                 ---------
         Total...................................................................................        $[ ]

* All amounts except the SEC Registration Fee are estimates of expenses incurred in connection with the issuance and distribution of the Notes.

ITEM 15.  INDEMNIFICATION OF DIRECTORS AND OFFICERS.

         Pursuant to Part 22 of the Articles of Association of the registrant:

         (a) Every person who is or has been a director, secretary or executive officer of the registrant and its related bodies corporate may, if the directors so determine, be indemnified, to the maximum extent permitted by law, out of the property of the registrant against any liabilities for costs and expenses incurred by that person:

                          (i) in defending any proceedings relating to that
                  person's position with the registrant, whether civil or
                  criminal, in which judgment is given in that person's favor or in which that person is acquitted or which are withdrawn
                  before judgment; or

                          (ii) in connection with any administrative proceeding
                  relating to that person's position with the registrant, except proceedings which give rise to civil or criminal proceedings against that person in which judgment is not given in that person's favor or in which that person is not acquitted or which arises out of conduct involving a lack of good faith; or

                          (iii) in connection with any application in relation
                  to any proceedings relating to that person's position with the registrant, whether civil or criminal, in which relief is
                  granted to that person under the Corporations Law by the
                  court.

         (b) Every person who is or has been a director, secretary or executive officer of the registrant and its related bodies corporate may, if the directors so determine, be indemnified, to the maximum extent permitted by law, out of the property of the registrant against any liability of another person (other than the registrant or its related bodies corporate) as such an officer unless the liability arises out of conduct involving a lack of good faith.

                                      II-1

ITEM 16.  EXHIBITS.

     1.1       Form of Underwriting Agreement.*
     3.1       Memorandum of Association of the Registrant. *
     3.2       Articles of Association of the Registrant.*
     4.1       Master Trust Deed. *
     4.2       Form of the Supplementary Terms Notice.*
     4.3       Form of Security Trust Deed.*
     4.4       Form of the Note Trust Deed.*
     4.5       Form of Agency Agreement.*
     5.1       Opinion of Mayer, Brown, Rowe & Maw LLP as to legality of the Notes.*
     8.1       Opinion of Mayer, Brown, Rowe & Maw LLP as to certain tax matters (included in Exhibit 5.1 hereof).*
     8.2       Opinion of Allens Arthur Robinson as to certain tax matters.*
    10.1       The Servicing Agreement.*
    10.2       Form of the Redraw Facility Agreement.*
    10.3       Form of the Basis Swap.*
    10.4       Form of the Fixed-Floating Rate Swap.*
    10.5       Form of the Currency Swap.*
    10.6       Form of Seller Loan Agreement.*
    10.7       The Custodian Agreement.*
    23.1       Consent of Mayer, Brown, Rowe & Maw LLP (included in Exhibit 5.1 hereof).*
    23.2       Consent of Allens Arthur Robinson (included in Exhibit 8.2 hereof).*
    24.1       Power of Attorney (included in Registration Statement).
    25.1       Statement of Eligibility of Note Trustee.*
    99.1       Opinion of Allens Arthur Robinson as to Enforceability of U.S. Judgments under Australian Law.*

* To be filed by amendment

ITEM 17.  UNDERTAKINGS.

(1) The undersigned registrant hereby undertakes to file, during any period in which offers or sales are being made, a post-effective amendment to this
Registration Statement:

                          (i) To include any prospectus required by section
                  10(a) (3) of the Securities Act of 1933;

                          (ii) To reflect in the prospectus any facts or events
                  arising after the effective date of the registration statement
                  (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental
                  change in the information set forth in the registration
                  statement. Notwithstanding the foregoing, any increase or
                  decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule
                  424(b) if, in the aggregate, the changes in volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the "Calculation of Registration
                  Fee" table in the effective registration statement;

                                      II-2

                          (iii) To include any material information with respect
                  to the plan of distribution not previously disclosed in the registration statement or any material change to such
                  information in the registration statement;

         provided, however, that paragraphs (1) (i) and (1) (ii) do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed with or furnished to the
Commission by the Co-Registrants pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934 that are incorporated by reference in the registration statement.

(2) The undersigned registrant hereby undertakes that, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3) The undersigned registrant hereby undertakes to remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(4) The undersigned registrant hereby undertakes that for purposes of determining any liability under the Securities Act of 1933, each filing of that
Co-Registrant's annual report pursuant to Section 13(a) or Section 15(d) of the
Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan's annual report pursuant to Section 15(d) of the
Securities Exchange Act of 1934) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(5) The undersigned registrant hereby undertakes that:

         (a) For purposes of determining any liability under the Securities Act of 1933, the information omitted from the form of prospectus filed as part of this registration statement in reliance upon Rule 430A and contained in a form of prospectus filed by the registrant pursuant to Rule 424(b) (1) or (4) or
497(h) under the Securities Act shall be deemed to be part of this registration statement as of the time it was declared effective.

         (b) For the purpose of determining any liability under the Securities
Act of 1933, each post effective amendment that contains a form of prospectus shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering hereof.

Insofar as indemnification for liabilities arising under the Securities Act of
1933 may be permitted to directors, officers and controlling persons of the
Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

                                      II-3

(6) If applicable, the undersigned registrant hereby undertakes to file an application for the purpose of determining the eligibility of the trustee to act under subsection (a) of Section 310 of the Trust Indenture Act of 1939, as
amended (the "Trust Indenture Act"), in accordance with the rules and regulations prescribed by the Commission under Section 305(b)(2) of the Trust
Indenture Act.

(7) The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the annual report pursuant to section 13(a) or section 15(d) of the Securities
Exchange Act of 1934 of a third party that is incorporated by reference in the registration statement in accordance with Item 1100(c)(1) of Regulation AB (17
CFR 229.1100(c)(1)) shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(8) The undersigned registrant hereby undertakes that, except as otherwise provided by Item 1105 of Regulation AB (17 CFR 229.1105), information provided in response to that Item pursuant to Rule 312 of Regulation S-T (17 CFR 232.312)
through the specified Internet address in the prospectus is deemed to be a part of the prospectus included in the registration statement. In addition, the undersigned registrant hereby undertakes to provide to any person without charge, upon request, a copy of the information provided in response to Item
1105 of Regulation AB pursuant to Rule 312 of Regulation S-T through the specified Internet address as of the date of the prospectus included in the registration statement if a subsequent update or change is made to the information.

                                      II-4

                                   SIGNATURES

         Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3, reasonably believes that the security rating requirement contained in Transaction Requirement B.5 of Form S-3 will be met by the time of the sale of securities hereunder, and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Sydney, Australia, on the 10th day of
October, 2005.

                                           Crusade Management Limited

                                           By:  /s/ Michael Bowan
                                                -------------------------
                                           Name:    Michael Bowan
                                           Title:   Secretary

                                      II-5

         Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the dates indicated.

SIGNATURE                                            TITLE                              DATE
---------                                            -----                              ----

/s/ Gregory Michael Bartlett                     Principal Executive Officer             October 10, 2005
--------------------------------------
  Gregory Michael Bartlett

/s/ Steven George McKerihan                      Principal Financial Officer             October 10, 2005
--------------------------------------
  Steven George McKerihan

/s/ Steven George McKerihan                      Principal Accounting Officer            October 10, 2005
--------------------------------------
  Steven George McKerihan

/s/ Gregory Michael Bartlett                     Director                                October 10, 2005
--------------------------------------
  Gregory Michael Bartlett

/s/ Steven George McKerihan                      Director                                October 10, 2005
--------------------------------------
  Steven George McKerihan

/s/ Paul Anthony Fegan                           Director                                October 10, 2005
-------------------------------------
  Paul Anthony Fegan

                                      II-6

                    SIGNATURE OF AGENT FOR SERVICE OF PROCESS

         Pursuant to the requirements of the Securities Act of 1933, the undersigned hereby certifies that it is the agent for service of process in the
United States of the Registrant with respect to this Registration Statement and signs this Registration Statement solely in such capacity.

                                   CT CORPORATION SYSTEM

                                   By:         /s/ Melissa Fox
                                               --------------------------------
                                   Name:       Melissa Fox, Assistant Secretary
                                   Address:    CT Corporation System
                                               111 Eighth Avenue
                                               13th Floor
                                               New York, New York 10011
                                               Telephone: (212) 590-9100

                                      II-7

                                POWER OF ATTORNEY

         KNOW ALL MEN BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints each of Michael H.S. Bowan, Angela Clark,
Jason Goitia, Marc Klyman and Terry Schiff, and any of them, as his true and lawful attorney-in-fact and agent, with full power of substitution and resubstitution, for and in his own name, place and stead, in any and all capacities, acting alone, to sign this Registration Statement and any and all amendments (including post-effective amendments) to this Registration Statement and any or all other documents in connection therewith, and to file the same, with all exhibits thereto, with the Securities and Exchange Commission, granting unto each said attorney-in-fact and agent authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as might or could be done in person, hereby ratifying and confirming all said attorney-in-fact and agent or any of them or any substitute or substitute for any of them, may lawfully do or cause to be done by virtue hereof.

               Signature                                    Title                                   Date
               ---------                                    -----                                   ----

/s/ Gregory Michael Bartlett             Principal Executive Officer                          October 10, 2005
----------------------------------------
Name:  Gregory Michael Bartlett          Crusade Management Limited

/s/ Steven George McKerihan              Principal Financial Officer                          October 10, 2005
----------------------------------------
Name:  Steven George McKerihan           Crusade Management Limited

/s/ Steven George McKerihan              Principal Accounting Officer                         October 10, 2005
----------------------------------------
Name:  Steven George McKerihan           Crusade Management Limited

/s/ Gregory Michael Bartlett             Director                                             October 10, 2005
----------------------------------------
Name:  Gregory Michael Bartlett          Crusade Management Limited

/s/ Steven George McKerihan              Director                                             October 10, 2005
----------------------------------------
Name:  Steven George McKerihan           Crusade Management Limited

/s/ Paul Anthony Fegan                   Director                                             October 10, 2005
----------------------------------------
Name:  Paul Anthony Fegan                Crusade Management Limited

                                      II-8

                                 EXHIBITS INDEX

                                                                                               SEQUENTIAL
EXHIBIT                                                                                            PAGE
    NO.                      DESCRIPTION OF EXHIBIT                                               NUMBER
    ---                      ----------------------                                               ------

         1.1      Form of Underwriting Agreement.*
         3.1      Memorandum of Association of the Registrant.*
         3.2      Articles of Association of the Registrant.*
         4.1      Master Trust Deed.*
         4.2      Form of the Supplementary Terms Notice.*
         4.3      Form of Security Trust Deed.*
         4.4      Form of the Note Trust Deed.*
         4.5      Form of Agency Agreement.
         5.1      Opinion of Mayer, Brown, Rowe & Maw LLP as to legality of the Notes.*
         8.1      Opinion of Mayer, Brown, Rowe & Maw LLP as to certain tax matters (included in Exhibit 5.1 hereof).*
         8.2      Opinion of Allens Arthur Robinson as to certain tax matters.*
         10.1     The Servicing Agreement.*
         10.2     Form of the Redraw Facility Agreement.*
         10.3     Form of the Basis Swap.*
         10.4     Form of the Fixed-Floating Rate Swap.*
         10.5     Form of the Currency Swap.*
         10.6     Form of Seller Loan Agreement.*
         10.7     The Custodian Agreement.*
         23.1     Consent of Mayer, Brown, Rowe & Maw LLP (included in Exhibit 5.1 hereof).*
         23.2     Consent of Allens Arthur Robinson (included in Exhibit 8.2 hereof).*
         24.1     Power of Attorney (included in Registration Statement).
         25.1     Statement of Eligibility of Note Trustee.*
         99.1     Opinion of Allens Arthur Robinson as to Enforceability of U.S. Judgments under Australian Law.*

* To be filed by amendment

                                      II-9